Filed pursuant to Rule 424(b)(3)
File No. 333-278966 and 333-264472

BLACKSTONE PRIVATE CREDIT FUND

SUPPLEMENT NO. 3 DATED NOVEMBER 19, 2024

TO THE PROSPECTUS DATED APRIL 26, 2024

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Blackstone Private Credit Fund (“we,” “our” or the “Fund”), dated April 26, 2024 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are:

•	to update the Prospectus; and

•	to include our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Updates to Prospectus

On November 7, 2024, the Board of the Fund approved the Adviser’s assignment of the Investment Advisory Agreement to Blackstone Private Credit Strategies LLC (the “New Adviser”) pursuant to Rule 2a-6 under the 1940 Act, effective January 1, 2025. The Board also approved the second amended and restated investment advisory agreement (the “Second A&R Investment Advisory Agreement”) to acknowledge such assignment. Accordingly, effective January 1, 2025, the New Adviser will become the Fund’s investment adviser pursuant to the Second A&R Investment Advisory Agreement. Further, on November 7, 2024, the Board approved a sub-advisory agreement (the “Sub-Advisory Agreement”) between the Fund, the New Adviser and Blackstone Credit BDC Advisors LLC (in such capacity, the “Sub-Adviser”). Accordingly, effective January 1, 2025, the Sub-Adviser will become the Fund’s investment sub-adviser pursuant to the Sub-Advisory Agreement. These changes are the result of a reorganization of certain subsidiaries of Blackstone Inc. and will not result in any change in the aggregate fees paid by the Fund. Further, the nature and level of services provided to the Fund will remain the same, as will the personnel that provide investment management services to the Fund on behalf of the New Adviser or the Sub-Adviser.

On November 7, 2024, the Board of the Fund approved the termination of the Administration Agreement, effective December 31, 2024, and a new administration agreement (the “New Administration Agreement”) between the Fund and Blackstone Private Credit Strategies LLC (in such capacity, the “New Administrator”), effective January 1, 2025. Accordingly, effective January 1, 2025, the New Administrator will become the Fund’s administrator pursuant to the New Administration Agreement. Further, on November 7, 2024, the Board approved a sub-administration agreement (the “New Sub-Administration Agreement”) between the New Administrator, on behalf of the Fund, and Blackstone Alternative Credit Advisors LP. Accordingly, effective January 1, 2025, Blackstone Alternative Credit Advisors LP will become one of the Fund’s sub-administrators pursuant to the New Sub-Administration Agreement. To acknowledge the change of the administrator, the Board also approved the assignment of the Sub-Administration Agreement with State Street Bank and Trust Company from Blackstone Alternative Credit Advisors LP to the New Administrator, effective January 1, 2025.

These changes will not result in any change in the aggregate fees paid by the Fund. Further, the nature and level of services provided to the Fund will remain the same, as will the personnel that provide administrative services to the Fund on behalf of the New Administrator or Blackstone Alternative Credit Advisors LP. Corresponding updates are hereby made throughout the Prospectus effective January 1, 2025.

Robert Zable is expected to depart Blackstone at the end of 2024, and all references to Robert Zable in the Prospectus will be deemed removed effective with his departure.

The following replaces the paragraph under “Kansas” in the “Suitability Standards” section of the Prospectus:

Kansas—The Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth.

The following replaces the paragraph under “Massachusetts” in the “Suitability Standards” section of the Prospectus:

Massachusetts—In addition to the suitability standards set forth above, Massachusetts residents may not invest more than 10% of their liquid net worth in us, non-traded real estate investment trusts and in other illiquid direct participation programs.

The following replaces the seventh bullet of the “What potential strengths does the Adviser offer?” section of the Prospectus Summary, the fourteenth paragraph under the “Investment Objectives and Strategies—Blackstone Credit & Insurance Strengths” section of the Prospectus and all similar disclosure in the Prospectus:

Strong Investment Track Record. Blackstone Credit & Insurance’s track record in private debt lending and investing in below investment grade credit dates back to the inception of Blackstone Credit & Insurance. Since 2005 through September 30, 2024, Blackstone Credit & Insurance has invested nearly $210 billion in capital in privately-originated transactions1. Specifically within the North America Direct Lending Strategy, Blackstone Credit & Insurance has invested nearly $120 billion2 in privately originated or privately negotiated first lien and unitranche transactions. Corresponding to this North America Direct Lending track record, Blackstone Credit &

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Includes invested and committed capital for privately originated and anchor investments across private credit strategies and vehicles since 2005, including Direct Lending, Sustainable Resources, Mezzanine, and Opportunistic. Excludes liquid credit strategy investments.

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As of September 30, 2024. The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower’s assets and/or equity) transactions in companies that were originated or anchored by certain Blackstone Credit & Insurance managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and Blackstone Credit & Insurance sub-advised BDCs, as well as certain other Blackstone Credit & Insurance managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of Blackstone Credit & Insurance, which may be sold to Blackstone Credit & Insurance managed funds or accounts in the future (the “North America Direct Lending track record”). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by Blackstone Credit & Insurance on a non-discretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to Blackstone Credit & Insurance’s initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where Blackstone Credit & Insurance’s invested capital (net of transactions fees) was under $25 million.

Insurance has an annualized loss rate of 0.07%.3 We believe maintaining this consistent strategy in the North America Direct Lending strategy across market cycles, with a specific emphasis on combining current yield, downside protection, and inflation protection, will generate compelling investment outcomes for the Adviser. Blackstone Credit & Insurance believes that the depth and breadth of its team provides it with a competitive advantage in sourcing product on a global basis, structuring transactions and actively managing investments in the portfolio.

The following replaces the paragraph under the “Who administers the Fund?” section of the Prospectus and all similar disclosure in the Prospectus:

A:

Blackstone Alternative Credit Advisors LP, our Administrator, provides, or oversees the performance of, administrative and compliance services. We reimburse the Administrator for its costs, expenses and the Fund’s allocable portion of compensation of the Administrator’s personnel and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement. See “Investment Advisory Agreement and Administration Agreement—Administration Agreement.”

The following replaces the second paragraph of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview and Investment Framework” section of the Prospectus and all similar disclosure in the Prospectus:

Under our Investment Advisory Agreement, we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of certain expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs.

The following replaces the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses” section of the Prospectus and all similar disclosure in the Prospectus:

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including,

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As of September 30, 2024. The annualized loss rate represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by Blackstone Credit & Insurance for the Sub-Advised Investments did, in certain cases, experience defaults and losses after Blackstone Credit & Insurance was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance is not necessarily indicative of future results, and there can be no assurance that Blackstone Credit & Insurance will achieve comparable results or that any entity or account managed by or advised by Blackstone Credit & Insurance will be able to implement its investment strategy or achieve its investment objectives.

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but not limited to (a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (b) our allocable portion of compensation and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals (including information technology professionals) at the Administrator that perform duties for us; and (iii) any internal audit group personnel of Blackstone or any of its affiliates; and (c) all other expenses of our operations, administrations and transactions.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

The following replaces the second item in the list included in the “Management of the Fund—Payment of Our Expenses Under the Investment Advisory and Administration Agreements” section of the Prospectus and all similar disclosure in the Prospectus:

2.

the Fund’s allocable portion of compensation and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of Blackstone or any of its affiliates, subject to the limitations described in “Investment Advisory Agreement and Administration Agreement—Administration Agreement.” Excluded from the allowable reimbursement shall be:

(i)	rent or depreciation, utilities, capital equipment, and other administrative items of the Administrator; and

(ii)

salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the Administrator. With respect to reimbursements under the Administration Agreement, the term “Controlling Person” shall mean a person, whatever his or her title, who performs functions for the Administrator similar to those of (a) the chairman or other member of a board of directors, (b) executive officers or (c) those holding 10% or more equity interest in the Administrator, or a person having the power to direct or cause the direction of the Administrator, whether through the ownership of voting securities, by contract or otherwise; and

The following replaces the “Investment Advisory Agreement and Administration Agreement—Administration Agreement” section of the Prospectus and all similar disclosure in the Prospectus:

Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC, preparing materials and coordinating meetings of our Board of Trustees, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. We will reimburse the Administrator for certain costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Such reimbursement will include the Fund’s allocable portion of compensation and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform

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duties for the Fund; and (iii) any internal audit group personnel of Blackstone or any of its affiliates, subject to the limitations described in Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party. The Administrator has utilized, and in the future will continue to utilize, a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation from the Administrator for its sub-administrative services under a sub-administration agreement.

The amount of the reimbursement payable to the Administrator will be the lesser of (1) the Administrator’s actual costs incurred in providing such services and (2) the amount that we estimate we would be required to pay alternative service providers for comparable services in the same geographic location. The Administrator will be required to allocate the cost of such services to us based on factors such as assets, revenues, time allocations and/or other reasonable metrics. Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment, and other administrative items of the Administrator; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the Administrator. With respect to reimbursements under the Administration Agreement, the term “Controlling Person” shall mean a person, whatever his or her title, who performs functions for the Administrator similar to those of (a) the chairman or other member of a board of directors, (b) executive officers or (c) those holding 10% or more equity interest in the Administrator, or a person having the power to direct or cause the direction of the Administrator, whether through the ownership of voting securities, by contract or otherwise.

The following replaces in its entirety the “Plan of Distribution” section of the Prospectus:

PLAN OF DISTRIBUTION

General

We are offering a maximum of $45,000,000,000 in Common Shares pursuant to this prospectus on a “best efforts” basis through Blackstone Securities Partners L.P., the Intermediary Manager, a registered broker-dealer affiliated with the Adviser. Because this is a “best efforts” offering, the Intermediary Manager must only use its best efforts to sell the Common Shares, which means that no underwriter, broker or other person will be obligated to purchase any Common Shares. The Intermediary Manager is headquartered at 345 Park Avenue, New York, NY 10154.

The Common Shares are being offered on a “best efforts” basis, which means generally that the Intermediary Manager is required to use only its best efforts to sell the Common Shares, and it has no firm commitment or obligation to purchase any of the Common Shares. The Fund intends that the Common Shares offered pursuant to this prospectus will not be listed on any national securities exchange, and neither the Intermediary Manager nor the participating brokers intend to act as market-makers with respect to our Common Shares. Because no public market is expected for the Common Shares, shareholders will likely have limited ability to sell their Common Shares until there is a liquidity event for the Fund.

We are offering to the public three classes of Common Shares: Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different ongoing shareholder servicing and/or distribution fees.

Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms

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at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, Blackstone, Blackstone Credit or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S or Class D shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s Common Shares may be exchanged into an equivalent NAV amount of Class I shares. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer Class I shares to other investment vehicles. The minimum initial investment for Class I shares is $1,000,000, unless waived by the Intermediary Manager. If you are eligible to purchase all three classes of Common Shares, then in most cases you should purchase Class I shares because participating brokers will not charge transaction or other fees, including upfront placement fees or brokerage commissions, on Class I shares and Class I shares have no shareholder servicing and/or distribution fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive shareholder services. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Common Shares you may be eligible to purchase. Neither the Intermediary Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.

The number of Common Shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the Common Shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the Common Shares that we have registered. Although we have registered a fixed dollar amount of our Common Shares, we intend effectively to conduct a continuous offering of an unlimited number of Common Shares over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In such a circumstance, the issuer may also choose to enlarge the continuous offering by including on such new registration statement a further amount of securities, in addition to any unsold securities covered by the earlier registration statement.

This offering must be registered in every state in which we offer or sell Common Shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling Common Shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Shares are sold at the then-current NAV per share, as described in “Determination of Net Asset Value.” Each class of Common Shares may have a different purchase price per share because shareholder servicing and/or distribution fees differ with respect to each class.

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Underwriting Compensation

We entered into an Intermediary Manager Agreement with the Intermediary Manager, pursuant to which the Intermediary Manager agreed to, among other things, manage our relationships with third-party brokers engaged by the Intermediary Manager to participate in the distribution of Common Shares, which we refer to as “participating brokers,” and financial advisors. The Intermediary Manager also coordinates our marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our Common Shares.

Upfront Sales Loads

Class S, Class D and Class I Shares. No upfront sales load will be paid with respect to Class S shares, Class D shares or Class I shares, however, if you buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Class I shares.

Shareholder Servicing and/or Distribution Fees—Class S and Class D

The following table shows the shareholder servicing and/or distribution fees we pay the Intermediary Manager with respect to the Class S, Class D and Class I on an annualized basis as a percentage of our NAV for such class. The shareholder servicing and/or distribution fees will be paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class I shares	—%

Subject to FINRA and other limitations on underwriting compensation described in “—Limitations on Underwriting Compensation” below, we will pay a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly.

The shareholder servicing and/or distribution fees will be paid monthly in arrears. The distribution and servicing expenses borne by the participating brokers may be different from and substantially less than the amount of shareholder servicing and/ or distribution fees charged. The Intermediary Manager will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. All or a portion of the shareholder servicing and/or distribution fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services. The Fund also may pay for these sub-transfer agency, sub-accounting and certain other administrative services outside of the shareholder servicing and/or distribution fees and its Distribution and Servicing Plan. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.

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Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager will waive the shareholder servicing and/or distribution fee that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

Other Compensation

We or the Adviser may also pay directly, or reimburse the Intermediary Manager if the Intermediary Manager pays on our behalf, any organization and offering expenses (other than any upfront selling commissions and shareholder servicing and/or distribution fees). The Adviser and its affiliates, out of their own resources and without additional cost to the Fund or its shareholders, may provide additional cash payments to certain financial intermediaries in connection with the sale and servicing of Common Shares.

Limitations on Underwriting Compensation

We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

In addition, consistent with the exemptive relief allowing us to offer multiple classes of shares, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. We may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares.

This offering is being made in compliance with FINRA Rule 2310. Under the rules of FINRA, all items of underwriting compensation, including any upfront selling commissions, Intermediary Manager fees, reimbursement fees for bona fide due diligence expenses, training and education expenses, non-transaction based compensation paid to registered persons associated with the Intermediary Manager in connection with the wholesaling of our offering and all other forms of underwriting compensation, will not exceed 10% of the gross offering proceeds (excluding shares purchased through our distribution reinvestment plan).

Term of the Intermediary Manager Agreement

Either party may terminate the Intermediary Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Intermediary Manager Agreement. Our obligations under the Intermediary Manager Agreement

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to pay the shareholder servicing and/or distribution fees with respect to the Class S and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above).

Indemnification

To the extent permitted by law and our Declaration of Trust, we will indemnify the participating brokers and the Intermediary Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

Supplemental Sales Material

In addition to this prospectus, we will use sales material in connection with the offering of Common Shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering and the past performance of the Adviser and its affiliates. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering Common Shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the Common Shares.

Share Distribution Channels and Special Discounts

We expect our Intermediary Manager to use multiple distribution channels to sell our Common Shares. These channels may charge different brokerage fees for purchases of our Common Shares. Our Intermediary Manager is expected to engage participating brokers in connection with the sale of the Common Shares of this offering in accordance with participating broker agreements.

Offering Restrictions

Notice to Non-U.S. Investors

The Common Shares described in this prospectus have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in this prospectus. To the extent you are a citizen of, or domiciled in, a country or jurisdiction outside of the United States, please consult with your advisors before purchasing or disposing of Common Shares.

Country-Specific Legends

Notice to Prospective Investors in the European Economic Area (“EEA”)

Following implementation of the EU Alternative Investment Fund Managers Directive (2011/61/EU) (“AIFMD” which shall include all similar, implementing or supplementary measures, laws and regulations in each member state of the EEA), (an “EEA Member State”), the offering or placement of Common Shares to or with investors domiciled or with a registered office in an EEA Member State (collectively, “European Investors”) may be restricted or prohibited under national law in that EEA Member State, or may be permitted only if the Adviser complies with certain procedural and substantive obligations, where applicable. The inclusion of an

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offering legend in respect of any EEA Member State does not imply that an offering or placement of Common Shares has been or will be made to or with European Investors; any such offering or placement will be made only where: (i) this is permitted under national law; and (ii) the Adviser, if applicable, complies with all relevant procedural and substantive obligations relating to the offering or placement of Common Shares.

This memorandum is only made available to a European Investor which qualifies as a “Professional Investor” under AIFMD. Accordingly, no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPS Regulation”) for offering or selling Common Shares in the Fund or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the Common Shares in the Fund or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

Notice to Prospective Investors in the United Kingdom

The Fund is an unregulated collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA 2000”). The Fund has not been authorized, or otherwise recognized or approved by the UK financial conduct authority (“FCA”) and, as an unregulated scheme, it accordingly cannot be promoted in the United Kingdom (“UK”) to the general public.

In the UK, the contents of this prospectus have not been approved by an authorized person within the meaning of Section 21 of FSMA 2000. Approval is required unless an exemption applies under Section 21 of FSMA 2000. Reliance on this prospectus for the purpose of engaging in any investment activity may expose an individual to a significant risk of losing all the property or other assets invested. This prospectus is exempt from the general restriction in Section 21 of FSMA 2000 on the communication of invitations or inducements to engage in investment activity on the grounds that it is communicated in the UK only to restricted categories of recipients, namely: (i) persons believed on reasonable grounds to fall within one of the categories of “investment professionals” as defined in article 19(5) of the FSMA 2000 (financial promotion) order 2005 (the “Promotion Order”); (ii) persons believed on reasonable grounds to be “High Net worth Companies, Unincorporated Associations, etc.” within the meaning of Article 49 of the Promotion Order; (iii) persons who are “Certified Sophisticated Investors” as described in Article 50 of the Promotion Order, namely persons who hold a current certificate and who have signed a statement in the form prescribed by the Promotion Order not more than twelve months prior to the date of this prospectus; (iv) persons to whom this prospectus may otherwise lawfully be provided in accordance with FSMA 2000, and the Promotion Order (as amended); and (v) if communicated by a firm authorized by the FCA, to persons who fall within the exemptions set out in rule 4.12.B.7 (5) of the FCA’s Conduct of Business Sourcebook. Any person who is in any doubt about the investment to which this prospectus relates should consult an authorized person specialized in advising on investments of the kind in question. Transmission of this prospectus to any other person in the UK is unauthorized and may contravene FSMA 2000.

Notice to Prospective Investors in Switzerland

The Fund has not been approved by the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 120 of the Swiss Collective Investment Schemes act of June 23, 2006 (“CISA”). Consequently, the Common Shares may not be distributed in or from Switzerland to non-qualified investors within the meaning of the CISA or otherwise in any manner that would constitute a public offering within the meaning of the Swiss Code of Obligations (“CO”). The Common Shares will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under the CISA, article 652a or 1156 CO or the listing rules of SIX or any other exchange or regulated trading facility in Switzerland and therefore does not constitute a prospectus within the meaning of the CISA, Article 652a or 1156 CO or the listing rules of SIX or any other exchange or regulated trading facility in Switzerland. The Common Shares may not be publicly offered (as such term is defined in the CO) in Switzerland and may only be distributed in or from Switzerland to qualified investors (as such term is defined by the CISA

10

and its implementing ordinance). Neither this prospectus nor any other offering or marketing material relating to the Fund or the Common Shares may be distributed to non-qualified investors within the meaning of the CISA in or from Switzerland or made available in Switzerland in any manner which would constitute a public offering within the meaning of the CO and all other applicable laws and regulations in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the Fund or the Common Shares have been or will be filed with, or approved by, any Swiss regulatory authority. The investor protection afforded to investors of shares in collective investment schemes under the CISA does not extend to acquirers of the Common Shares.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice.

The Fund or the issue of this prospectus has not been authorized by the Securities and Futures Commission in Hong Kong pursuant to the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”). The Common Shares have not been and will not be offered or sold in Hong Kong by means of any prospectus, other than (a) to “Professional Investors” as defined in the SFO and any rules made under that Ordinance; or (b) in other circumstances which do not constitute an offer or invitation to the public within the meaning of the SFO.

Notice to Prospective Investors in Singapore

The offer or invitation of the Common Shares of the Fund, which is the subject of this prospectus, does not relate to a collective investment scheme which is authorized under Section 286 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) or recognized under Section 287 of the SFA. The Fund is not authorized or recognized by the Monetary Authority of Singapore (the “MAS”), and the Common Shares are not allowed to be offered to the retail public.

This prospectus and any other document or material issued in connection with the offer or sale is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the content of prospectuses does not apply, and you should consider carefully whether the investment is suitable for you.

This prospectus has not been registered as a prospectus with the MAS, and, accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Common Shares may not be circulated or distributed, nor may the Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A(1)(c) of the SFA) (each an “Institutional Investor”) pursuant to Section 304 of the SFA, (ii) to a relevant person (which will include an “accredited investor”) as defined in Section 305 of the SFA or any person pursuant to an offer referred to in Section 305(2) of the SFA (each a “Relevant Investor”), or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Certain resale restrictions apply to the offer, and investors are advised to acquaint themselves with such restrictions. Subject to all other restrictions on transferability imposed by the Fund, recipients of this prospectus represent and warrant that where the Common Shares are initially acquired pursuant to an offer made in reliance on an exemption under:

a.	Section 304 of the SFA by an Institutional Investor, subsequent sales of the Common Shares will only be made to another Institutional Investor; and

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b.	Section 305 of the SFA by a Relevant Investor, subsequent sales of the Common Shares will only be made to an Institutional Investor or another Relevant Investor.

In addition, it should be noted that where the Common Shares are initially acquired in Singapore pursuant to an offer made in reliance on an exemption under Section 305 of the SFA by:

a.

a corporation referred to in Section 305A(2) of the SFA (a “Relevant Corporation”), the securities of the Relevant Corporation shall not be transferred within 6 months after the Relevant Corporation has acquired any Common Shares unless the transfer is in accordance with the conditions of Section 305A(2) of the SFA; and

b.

a trust referred to in Section 305A(3) of the SFA (a “Relevant Trust”), the rights and interest (howsoever described) of the beneficiaries thereof in the Relevant Trust shall not be transferred within 6 months after any Common Shares have been acquired for the Relevant Trust unless the transfer is in accordance with the conditions of Section 305A(3) of the SFA.

Investors should therefore ensure that their own transfer arrangements comply with the restrictions. Investors should seek legal advice to ensure compliance with the above arrangement.

The prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

By accepting receipt of this prospectus, a person in Singapore represents and warrants that he is entitled to receive such material in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein.

Notice to Prospective Investors in Israel

The offering under this prospectus does not constitute an “Offer to the Public” within the meaning of Section 15(a) of the Israeli Securities Law 5728-1968, and investors in the Common Shares will not be able to rely on the Israeli Securities Law in many matters related to or deriving from this material and/or their investment in the Fund. Accordingly, each Israeli purchaser of the Common Shares will be required to make certain representations and undertake that it is purchasing the Common Shares for investment purposes only, with no intention to sell or distribute them.

The Adviser is not registered nor intends to register as an investment adviser or an investment portfolio manager under the Israeli Regulation of Investment Advice and Investment Portfolio Management Law, 5755–1995 (the “Investment Law”). Furthermore, these Common Shares are not being offered by a licensed marketer of securities pursuant to the Investment Law. Therefore, all Israeli investors will be required to be “Qualified Clients” within the meaning of the Investment Law.

Notice to Prospective Investors in Mexico

The Common Shares have not and will not be registered in the National Registry of Securities maintained by the National Banking and Securities Commission, and may not be publicly offered in Mexico. This prospectus may not be publicly distributed in Mexico. The Common Shares may be offered as private offering in terms of Article 8 of the Securities Market Law.

Notice to Prospective Investors in Chile

This offer is subject to Norma de Caracter General No. 336 issued by the Superintendence of Securities and Insurance of Chile (“SVS”) and commenced on October 12, 2020. This offer is on Common Shares not registered

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in the Registry of Securities or in the Registry of Foreign Securities of the SVS, and therefore, it is not subject to the SVS oversight. The issuer is under no obligation to release information on the Common Shares in Chile. These Common Shares cannot be subject of a public offering if not previously registered in the pertinent registry of securities.

The offer of the securities mentioned in this prospectus is subject to General Rule No. 336 issued by the Financial Market Commission of Chile (Comisión para el Mercado Financiero or “CMF”). The subject matter of this offer are securities not registered in the Securities Registry (Registro de Valores) of the CMF, nor in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF; therefore, such securities are not subject to the supervision of the CMF. Since the securities are not registered in Chile, there is no obligation of the issuer to make publicly available information about the securities in Chile. The securities shall not be subject to public offering in Chile unless they are duly registered in the relevant securities registry of the CMF.

Esta oferta se realiza conforme a la Norma de Carácter General N° 336 de la Superintendencia de Valores y Seguros (“SVS”) y ha comenzado en la fecha de este 12 de octubre, 2020. Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores extranjeros que lleva la SVS y en consecuencia, estos valores no están sujetos a su fiscalización. No existe de parte del emisor obligación de entregar en Chile información pública respecto de estos valores. Estos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.

Notice to Prospective Investors in the People’s Republic of China

This prospectus and the related subscription agreement documents do not and are not intended to constitute a sale, an offer to sell or a solicitation of an offer to buy, directly or indirectly, any securities in the People’s Republic of China (for the purpose of this prospectus only, excluding Taiwan, the Special Administrative Region of Hong Kong and the Special Administrative Region of Macao, the “PRC”).

No marketing activities, advertisements or public inducements have been or will be carried out by the Fund or the Intermediary Manager to the general public within the PRC in relation to the Fund or its affiliates.

This prospectus is intended solely for the use of those qualified investors for the purpose of evaluating a possible investment by them in the Fund and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective managing directors, employees and consultants receiving this prospectus).

Unless otherwise required by the PRC Law or a relevant regulator, this prospectus has not been and will not be filed with or approved by the China Securities Regulatory Commission (CSRC) or any other regulatory authorities or agencies of the PRC pursuant to relevant securities-related or other laws and regulations and may not be offered or sold within the PRC through a public offering or in circumstances which require an examination or approval of or registration with any securities or other regulatory authorities or agencies in the PRC unless otherwise in accordance with the laws and regulations of the PRC.

Notice to Prospective Investors in Taiwan

The Common Shares are not registered in Taiwan and may not be sold, issued or offered in Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the interests in Taiwan.

The Fund offered herein has not been reviewed or approved by the competent authorities of Taiwan and is not subject to any Taiwan filing or reporting requirement. The Fund offered herein is only permitted to be recommended or introduced to or purchased by investors of an offshore banking unit of a bank (“OBU”) which investors reside outside Taiwan. Investors acquiring the Fund’s Common Shares through an OBU are not eligible

13

to use the financial consumer dispute resolution mechanism under the Taiwan Financial Consumer Protection Law. The Common Shares may be made available for purchase by OBUs acting as trustees on behalf of non-Taiwan customers of such OBU’s, but may not otherwise be offered or sold in Taiwan.

Notice to Prospective Investors in Argentina

This prospectus does not constitute an invitation to buy or a solicitation of an offer to sell securities or any other products or services in Argentina and Common Shares in the Fund are not and will not be offered or sold in Argentina, in compliance with Section No. 310 of the Argentine Criminal Code, except in circumstances that do not constitute a public offering or distribution under Argentinian laws and regulations. No application has been or will be made the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to publicly offer the Fund or the Common Shares thereof in Argentina. This prospectus is being supplied or made available only to those investors who have expressly requested them in Argentina or used in connection with an offer to sell or a solicitation of an offer to buy in Argentina except in circumstances that do not constitute a public offering or distribution under Argentinian laws and regulations. This prospectus is strictly confidential and may not be distributed to any legal or natural person or entity other than the intended recipients thereof.

Notice to Prospective Investors in the Cayman Islands

This is not an offer to the public in the Cayman Islands to subscribe for interests, and applications originating from the Cayman Islands will only be accepted from Cayman Islands exempted companies, Cayman Islands limited liability companies, trusts registered as exempted in the Cayman Islands, Cayman Islands exempted limited partnerships, or companies incorporated in other jurisdictions and registered as foreign companies in the Cayman Islands or limited partnerships formed in other jurisdictions and registered as foreign limited partnerships in the Cayman Islands.

The following replaces in its entirety the fourth paragraph in the “Distribution Reinvestment Plan” section of the Prospectus:

If a shareholder seeks to terminate its participation in the distribution reinvestment plan, notice of termination must be received by the Plan Administrator five business days in advance of the first calendar day of the next month in order for a shareholder’s termination to be effective for such month. Any transfer of Common Shares by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred Common Shares. If a participant elects to tender its Common Shares in full, any Common Shares issued to the participant under the distribution reinvestment plan subsequent to the expiration of the tender offer will be considered part of the participant’s request to tender its Common Shares in full, and such shareholder’s participation in the distribution reinvestment plan will be terminated as of the Valuation Date of the applicable tender offer. If a participant in the distribution reinvestment plan elects to tender a portion of its Common Shares, such shareholder will remain a participant in the distribution reinvestment plan with respect to such shareholder’s Common Shares that are not repurchased (even if they are Common Shares that such shareholder requested for repurchase). Any distributions to be paid to such shareholder on or after the Valuation Date will be paid in cash on the scheduled distribution payment date.

The following is added after the fourth paragraph in the “How to Subscribe” section of the Prospectus:

Investors are required to provide certain personal information to us in order to establish or maintain an account. If (i) an investor does not provide such information, (ii) we are unable to confirm any such information is true and correct including, without limitation, verification of your identity (or that of another person(s) authorized to act on your behalf), or (iii) we believe we have identified potential criminal activity, we reserve the right to take certain action, including not opening an account or closing the account and repurchasing the Common Shares under our share repurchase program or otherwise.

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The following replaces “Appendix A: Form of Subscription Agreement”:

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

NOT FOR EXECUTION

Subscription Agreement for Shares of Blackstone Private Credit Fund

1. Your Investment

A. Investment Information

Investment Amount $

B. Investment Method

☐	By mail: Please make checks payable to BLACKSTONE PRIVATE CREDIT FUND and attach to this agreement. *

☐	By wire: Please wire funds according to the instructions below.

Name: SS&C GIDS Agent for BLACKSTONE PRIVATE CREDIT FUND

Bank Name: State Street Bank and Trust Company

ABA: 011-000-028

DDA: 99000952

1 Lincoln Street

Boston MA 02111

☐	Broker / Financial advisor will make payment on your behalf

* Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers’ checks are not accepted.

C. Share Class Selection

☐ Share Class S	☐ Share Class D **	☐ Share Class I **
(The minimum investment is $2,500)	(The minimum investment is $2,500)	(The minimum investment is $1,000,000 (unless waived))

Select to purchase net of selling commission

** Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

2. Ownership Type (Select only one)

A.	Taxable Accounts

Brokerage Account Number

☐	Individual or Joint Tenant With Rights of Survivorship

Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)

☐	Tenants in Common

☐	Community Property

☐	Uniform Gift / Transfer to Minors

State of

Date of Birth

☐	Trust (Include Certification of Investment Powers Form or 1 and Last page of Trust Documents)

☐	C Corporation

☐	S Corporation

☐	Profit-Sharing Plan

☐	Non-profit Organization

☐	Limited Liability Corporation

☐	Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required)

B.	Non-Taxable Accounts

Custodian Account Number

☐	IRA (Custodian Signature Required)

☐	Roth IRA (Custodian Signature Required)

☐	SEP IRA (Custodian Signature Required)

☐	Rollover IRA (Custodian Signature Required)

☐	Inherited IRA

☐	Pension Plan (Include Certification of Investment Powers Form)

☐	Other

C.	Custodian Information (To Be Completed By Custodian)

Custodian Name

Custodian Tax ID #

Custodian Phone #

Custodian Stamp Here

15

D. Entity Name – Retirement Plan / Trust / Corporation / Partnership / Other

Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B

Entity Name	Tax ID Number	Date of Formation	Exemptions (See Form W-9 instructions at www.irs.gov)

Entity Address (Legal Address. Required)
Entity Type (Select one. Required)

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership		Exempt payee code (if any)

☐ Other	Jurisdiction (if Non-US)

(Attach a completed applicable Form W-8)

Exemption from FATCA reporting code (if any)

3. Investor Information

A.	Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)

Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address

First Name	(MI)	Last Name

Social Security Number / Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address		City	State	Zip Code

Email Address

If you are a non-US citizen, please specify your country of citizenship (required):

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. J)	Country of Citizenship

Please specify if you are a Blackstone employee/officer/director/affiliate (required):	☐ Blackstone Employee	☐ Blackstone Officer or Director

☐ Immediate Family Member of Blackstone Officer or Director	☐ Blackstone Affiliate	☐ Not Applicable

B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name	(MI)	Last Name

Social Security Number / Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address		City	State	Zip Code

Email Address

If you are a non-US citizen, please specify country of citizenship (required):

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017)	Country of Citizenship

Please specify if you are a Blackstone employee/officer/director/affiliate (required):	☐ Blackstone Employee	☐ Blackstone Officer or Director

☐ Immediate Family Member of Blackstone Officer or Director	☐ Blackstone Affiliate	☐ Not Applicable

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C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary date of birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

Custodian/Guardian for a minor Beneficiary (required), cannot be same as Investor or Co-Investor):

4. Contact Information (If different than provided in Section 3A)

Mailing Address	City	State	Zip Code

5. Select How You Want to Receive Your Distributions (Please Read Entire Section and Select Only One)

You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, VERMONT OR WASHINGTON.

☐ If you ARE a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. Please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

☐ If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.

ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.

A.	☐ Check mailed to street address in 3A (only available for non-custodial investors).

B.	☐ Check mailed to secondary address in 3B (only available for non-custodial investors).

C.	☐ Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK

D.	☐ Check mailed to Third Party Financial Institution (complete section below)

I authorize Blackstone Private Credit Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Blackstone Private Credit Fund in writing to cancel it. In the event that Blackstone Private Credit Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State	Zip Code

Your Bank’s ABA Routing Number		Your Bank Account Number

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6. Broker / Financial Advisor Information (Required information. All fields must be completed.)

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that the undersigned is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker		Financial Advisor Name

Advisor Mailing Address

City	State		Zip Code

Financial Advisor Number	Branch Number		Telephone Number

E-mail Address	Fax Number

Operations Contact Name	Operations Contact Email Address

Please note that unless previously agreed to in writing by Blackstone Private Credit Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, the undersigned has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

If you do not have another broker or other financial intermediary introducing you to Blackstone Private Credit Fund, then Blackstone Securities Partners L.P. (“BSP”) may be deemed to act as your broker of record in connection with any investment in Blackstone Private Credit Fund. BSP is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If BSP is your broker of record, then your shares will be held in your name on the books of Blackstone Private Credit Fund. BSP will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker or other financial intermediary.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker)	Date

7. Electronic Delivery Form (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Blackstone Private Credit Fund. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

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We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

I initial for consent to electronic delivery

Initials

E-mail Address

If blank, the email provided in Section 4 will be used.

8. Subscriber Signatures

Blackstone Private Credit Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish and/or maintain the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If (i) you do not provide the information, (ii) we are unable to confirm that this information is true and correct, including, without limitation, verification of your identity (or that of another person(s) authorized to act on your behalf), or (iii) we believe we have identified potential criminal activity, in each case, we reserve the right to take action as we deem appropriate which may include not opening your account or closing your account and repurchasing your shares under the share repurchase program or otherwise.

Please separately initial each of the representations below. A power of attorney to make representations on behalf of an investor can only be granted for fiduciary accounts; if applicable, by signing the Subscription Agreement you represent and warrant that you have the requisite authority. In order to induce Blackstone Private Credit Fund to accept this subscription, I hereby represent and warrant to you as follows:

8.a. Please Note: All Items in this section 8.a. must be read and initialed.

	Primary Investor Initials	Co-Investor Initials

(i) I have received the prospectus (as amended or supplemented) for Blackstone Private Credit Fund.
	Initials	Initials

(ii)  I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

	Initials	Initials

(iii)   In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”

	Initials	Initials

(iv)  I am (i) an entity that was formed for the purpose of purchasing shares, in which each individual that owns an interest in such entity meets the general suitability requirements described above OR (ii) I am an individual or entity not formed for such purpose.

	Initials	Initials
(v) I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
	Initials	Initials

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	Primary Investor Initials	Co-Investor Initials

(vi)  I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.

	Initials	Initials

(vii)   I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

	Initials	Initials
(viii) I acknowledge that Blackstone Private Credit Fund may enter into transactions with Blackstone affiliates that involve conflicts of interest as described in the prospectus.
	Initials	Initials

(ix)  I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at www.bcred.com as of the last day of each month within 20 business days of the last day of each month.

	Initials	Initials

(x)   I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Blackstone Private Credit Fund’s toll-free, automated telephone line, 844-702-1299.

	Initials	Initials

8.b. If you live in any of the following states, please complete Appendix A to Blackstone Private Credit Fund Subscription Agreement: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Puerto Rico, Tennessee, and Vermont

In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker or other financial intermediary introducing you to Blackstone Private Credit Fund, then BSP may be deemed to be acting as your broker of record in connection with any investment in Blackstone Private Credit Fund. For important information in this respect, see Section 6 above. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Blackstone Private Credit Fund. I acknowledge that the Broker / Financial Advisor (Broker / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting Blackstone Private Credit Fund Investor Relations at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for US investors):

Under penalties of perjury, I certify that:

(1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

20

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

9. Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Blackstone Private Credit Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Blackstone Private Credit Fund and the Broker in writing. The Broker may notify Blackstone Private Credit Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Blackstone Private Credit Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Blackstone Private Credit Fund.

Return the completed Subscription Agreement to:

Blackstone Private Credit Fund

PO Box 219270

Kansas City, MO 64121-9270

Street and Overnight Address (suite number MUST be included):

Blackstone Private Credit Fund

430 W. 7th Street, Suite 219270

Kansas City, MO 64105-1407

Blackstone Private Credit Fund Investor Relations: 844-702-1299

21

Appendix A

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor Initials	Co-Investor Initials
If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in Blackstone Private Credit Fund will only be sold to me if I have a liquid net worth of at least 10 times my investment in Blackstone Private Credit Fund and its affiliates.
	Initials	Initials
If I am a California resident, in addition to the suitability standards set forth above, I must have either (a) a liquid net worth of $70,000 and annual gross income of $70,000 or (b) a liquid net worth of $300,000. Additionally, I may not invest more than 10% of my liquid net worth in Blackstone Private Credit Fund. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.
	Initials	Initials
If I am an Idaho resident, I must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in Blackstone Private Credit Fund shall not exceed 10% of my liquid net worth.
	Initials	Initials
If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.
	Initials	Initials
If I am a Kansas resident, I understand that the Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth.
	Initials	Initials
If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in Blackstone Private Credit Fund or its affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.
	Initials	Initials
If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
	Initials	Initials
If I am a Massachusetts resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Blackstone Private Credit Fund, non-traded real estate investment trusts and in other illiquid direct participation programs.
	Initials	Initials
If I am a Missouri resident, in addition to the suitability standards set forth above, no more than 10% of my liquid net worth shall be invested in Blackstone Private Credit Fund.
	Initials	Initials

22

	Primary Investor Initials	Co-Investor Initials
If I am a Nebraska resident, I must have (i) either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000; and (ii) I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.
	Initials	Initials
If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Blackstone Private Credit Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2) I acknowledge that although Blackstone Credit BDC Advisors LLC (the “Adviser”), the investment adviser to Blackstone Private Credit Fund, will advance all organization and offering expenses of Blackstone Private Credit Fund, and may elect to pay certain of Blackstone Private Credit Fund’s expenses, Blackstone Private Credit Fund is obligated to reimburse the Adviser, and this will reduce the returns available to investors.
	Initials	Initials
If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and Blackstone Private Credit Fund may not accept, more than ten percent (10%) of my liquid net worth in shares of Blackstone Private Credit Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
	Initials	Initials
If I am a North Dakota resident, I have a net worth of at least ten times my investment in Blackstone Private Credit Fund.
	Initials	Initials
If I am an Ohio resident, it is unsuitable to invest more than 10% of my liquid net worth in Blackstone Private Credit Fund, affiliates of Blackstone Private Credit Fund and other non-traded business development companies. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities.
	Initials	Initials
If I am an Oklahoma resident, I may not invest more than 10% of my liquid net worth in Blackstone Private Credit Fund.
	Initials	Initials
If I am an Oregon resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Blackstone Private Credit Fund. Liquid net worth in Oregon is defined as net worth excluding the value of the investor’s home, home furnishings and automobile
	Initials	Initials
If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in Blackstone Private Credit Fund, its affiliates and other non-traded business development companies. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.
	Initials	Initials

23

	Primary Investor Initials	Co-Investor Initials
If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in Blackstone Private Credit Fund. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.
	Initials	Initials
If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am non-accredited Vermont investors, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2024

On November 13, 2024, we filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

24

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2024

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from      to

Commission File Number 814-01358

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its Charter)

Delaware	84-7071531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of Registrant’s common shares of beneficial interest (“Common Shares”), $0.01 par value per share, outstanding as of November 8, 2024 was 965,055,847, 477,270,942 and 21,759,000 of Class I, Class S and Class D common shares, respectively. Common shares outstanding exclude November 1, 2024 subscriptions since the issuance price is not yet finalized at this time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blackstone Private Credit Fund (together, with its consolidated subsidiaries, the “Company,” “we,” “us” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital and repurchase shares to execute our investment strategy;

•

general economic, logistical and political trends and other external factors, including inflation and recent supply chain disruptions and their impacts on our portfolio companies and on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	risks associated with the demand for liquidity under our share repurchase program and the continued approval of quarterly tender offers by the Board of Trustees (the “Board”);

•	actual and potential conflicts of interest with Blackstone Credit BDC Advisors LLC (the “Adviser”) or any of its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage, including the use of borrowed money to finance a portion of our investments and the availability of equity and debt capital on favorable terms or at all;

•	our business prospects and the prospects of our portfolio companies, including our and their ability to effectively respond to the macroeconomic effects from adverse public health developments;

•	the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;

•	the impact of future acquisitions and divestitures;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	general price and volume fluctuations in the stock market;

•	our ability to maintain our qualification as a regulated investment company and as a business development company (“BDC”);

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of any projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 as updated by the Company’s periodic filings with the United States Securities and Exchange Commission (the “SEC”). These projections and forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the SEC including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K.

Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WEBSITE DISCLOSURE

We use our website (www.bcred.com) as a channel of distribution of company information. The information we post through this channel may be deemed material. Accordingly, investors should monitor this channel, in addition to following our press releases and SEC filings. The contents of our website are not, however, a part of this Quarterly Report on Form 10-Q.

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (cost of $59,210,695 and $48,561,249 at September 30, 2024 and December 31, 2023, respectively)	$59,166,572	$48,242,813
Non-controlled/affiliated investments (cost of $558 and $558 at September 30, 2024 and December 31, 2023, respectively)	1,987	2,499
Controlled/affiliated investments (cost of $2,580,499 and $2,459,916 at September 30, 2024 and December 31, 2023, respectively)	2,494,703	2,498,599

Total investments at fair value (cost of $61,791,752 and $51,021,723 at September 30, 2024 and December 31, 2023, respectively)	61,663,262	50,743,911
Cash and cash equivalents (restricted cash of $901 and $938 at September 30, 2024 and December 31, 2023, respectively)	1,341,345	1,481,770
Interest receivable from non-controlled/non-affiliated investments	641,912	515,902
Interest receivable from controlled/affiliated investments	126	—
Dividend receivable from controlled/affiliated investments	94,023	98,607
Receivable from broker	150,669	266,573
Deferred financing costs	123,358	93,836
Deferred offering costs	1,556	1,032
Receivable for investments	602,953	101,460
Derivative assets at fair value (Note 6)	55,247	14,145

Total assets	$64,674,451	$53,317,236

LIABILITIES
Debt (net of unamortized debt issuance costs of $110,340 and $91,634 at September 30, 2024 and December 31, 2023, respectively)	$26,538,391	$23,179,861
Payable for investments	101,435	70,138
Management fees payable (Note 3)	112,634	87,272
Income based incentive fees payable (Note 3)	139,413	122,943
Interest payable	350,012	322,597
Derivative liabilities at fair value (Note 6)	69,280	165,541
Due to affiliates	23,724	23,577
Distribution payable (Note 9)	310,553	245,032
Payable for share repurchases (Note 9)	547,722	532,774
Accrued expenses and other liabilities	34,694	33,064

Total liabilities	$28,227,858	$24,782,799

Commitments and contingencies (Note 8)
NET ASSETS
Common Shares, $0.01 par value (1,429,358,181 and 1,123,896,870 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively)	14,294	11,239
Additional paid in capital	36,466,156	28,679,353
Distributable earnings (loss)	(33,857)	(156,155)

Total net assets	36,446,593	28,534,437

Total liabilities and net assets	$64,674,451	$53,317,236

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2024	December 31, 2023
NET ASSET VALUE PER SHARE
Class I Shares:
Net assets	$24,012,040	$18,649,595
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	941,701,780	734,579,940
Net asset value per share	$25.50	$25.39
Class S Shares:
Net assets	$11,892,013	$9,492,496
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	466,379,311	373,864,258
Net asset value per share	$25.50	$25.39
Class D Shares:
Net assets	$542,540	$392,346
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	21,277,090	15,452,672
Net asset value per share	$25.50	$25.39

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Operations

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$1,534,454	$1,309,957	$4,390,085	$3,816,351
Payment-in-kind interest income	86,045	60,593	273,235	152,815
Dividend income	442	158	487	158
Fee income	3,528	1,108	9,982	2,489
From non-controlled/affiliated investments:
Dividend income	—	9	13	16
From controlled/affiliated investments:
Interest income	846	144	2,327	144
Payment-in-kind interest income	7,634	839	8,343	1,101
Dividend income	64,207	84,119	224,441	226,900

Total investment income	1,697,156	1,456,927	4,908,913	4,199,974

Expenses:
Interest expense	452,804	444,235	1,349,019	1,319,057
Management fees (Note 3)	112,634	79,728	312,344	228,966
Income based incentive fees (Note 3)	139,413	113,721	398,969	323,979
Distribution and shareholder servicing fees
Class S	24,940	17,649	69,675	49,338
Class D	331	199	892	880
Professional fees	2,780	5,791	9,510	13,771
Board of Trustees’ fees	225	221	671	685
Administrative service expenses (Note 3)	1,408	1,741	5,149	5,095
Other general & administrative	3,889	5,403	12,501	14,776
Amortization of continuous offering costs	1,116	361	2,613	2,676

Total expenses before excise tax	739,540	669,049	2,161,343	1,959,223

Net investment income before excise tax	957,616	787,878	2,747,570	2,240,751

Excise tax expense	6,990	9,681	25,352	23,113

Net investment income after excise tax	950,626	778,197	2,722,218	2,217,638

Realized and unrealized gain (loss):
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(42,971)	346,721	158,127	484,558
Non-controlled/affiliated investments	(92)	(305)	(512)	(178)
Controlled/affiliated investments	(22,621)	26,866	(124,479)	77,980
Derivative instruments (Note 6)	(8,485)	7,661	9,438	(7,305)
Foreign currency and other transactions	(7,609)	3,562	2,555	(2,220)

Net change in unrealized appreciation (depreciation)	(81,778)	384,505	45,129	552,835

Net realized gain (loss):
Non-controlled/non-affiliated investments	(61,988)	(127,364)	(126,497)	(305,414)
Non-controlled/affiliated investments	—	—	—	213
Derivative instruments (Note 6)	(14,196)	2,704	(14,578)	5,010
Foreign currency and other transactions	7,941	(10,321)	11,989	(6,900)

Net realized gain (loss)	(68,243)	(134,981)	(129,086)	(307,091)

Net realized and change in unrealized gain (loss)	(150,021)	249,524	(83,957)	245,744

Net increase (decrease) in net assets resulting from operations	$800,605	$1,027,721	$2,638,261	$2,463,382

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Changes in Net Assets

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operations:
Net investment income after excise tax	$950,626	$778,197	$2,722,218	$2,217,638
Net change in unrealized appreciation (depreciation)	(81,778)	384,505	45,129	552,835
Net realized gain (loss)	(68,243)	(134,981)	(129,086)	(307,091)

Net increase (decrease) in net assets resulting from operations	800,605	1,027,721	2,638,261	2,463,382

Distributions to common shareholders:
Class I	(613,824)	(440,051)	(1,700,840)	(1,247,456)
Class S	(278,214)	(198,745)	(778,887)	(546,252)
Class D	(13,444)	(8,094)	(36,237)	(35,147)

Net decrease in net assets resulting from distributions	(905,482)	(646,890)	(2,515,964)	(1,828,855)

Share transactions:
Class I:
Proceeds from shares sold	1,817,606	1,320,655	5,618,350	2,782,476
Share transfers between classes	30,939	17,624	101,404	1,149,483
Distributions reinvested	285,248	202,132	787,774	557,869
Repurchased shares, net of early repurchase deduction	(436,427)	(409,713)	(1,225,023)	(2,230,246)

Net increase (decrease) from share transactions	1,697,366	1,130,698	5,282,505	2,259,582

Class S:
Proceeds from shares sold	733,227	708,441	2,402,991	1,601,265
Share transfers between classes	(30,977)	(13,077)	(102,323)	(55,217)
Distributions reinvested	138,243	89,644	380,424	245,606
Repurchased shares, net of early repurchase deduction	(107,743)	(82,448)	(322,351)	(345,554)

Net increase (decrease) from share transactions	732,750	702,560	2,358,741	1,446,100

Class D:
Proceeds from shares sold	36,765	143,591	158,603	215,875
Share transfers between classes	38	(4,547)	919	(1,094,266)
Distributions reinvested	2,429	891	6,032	16,596
Repurchased shares, net of early repurchase deduction	(4,002)	—	(16,941)	(13,816)

Net increase (decrease) from share transactions	35,230	139,935	148,613	(875,611)

Total increase (decrease) in net assets	2,360,469	2,354,024	7,912,156	3,464,598
Net assets, beginning of period	34,086,124	23,795,639	28,534,437	22,685,065

Net assets, end of period	$36,446,593	$26,149,663	$36,446,593	$26,149,663

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$2,638,261	$2,463,382
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Net change in unrealized (appreciation) depreciation on investments	(33,136)	(562,360)
Net change in unrealized (appreciation) depreciation on derivative instruments	(9,438)	7,305
Net change in unrealized (appreciation) depreciation on foreign currency and other transactions	(2,555)	2,220
Net realized (gain) loss on investments	126,497	305,201
Net realized (gain) loss on derivative instruments	14,578	(5,010)
Net realized (gain) loss on foreign currency and other transactions	(11,989)	6,900
Payment-in-kind interest capitalized	(286,773)	(161,247)
Net accretion of discount and amortization of premium	(153,853)	(124,982)
Amortization of deferred financing costs	29,581	23,205
Amortization of debt issuance costs and original issue discount on notes	24,199	20,587
Amortization of offering costs	2,613	2,676
Purchases of investments	(16,186,297)	(3,702,885)
Proceeds from sale of investments and principal repayments	5,730,397	4,743,706
Changes in operating assets and liabilities:
Interest receivable from non-controlled/non-affiliated investments	(126,010)	49,942
Interest receivable from controlled/affiliated investments	(126)	—
Dividend receivable from controlled/affiliated investments	4,584	(28,522)
Receivable from broker	115,904	(12,581)
Receivable for investments	(501,493)	411,392
Other assets	—	5,088
Payable for investments	31,297	(392,120)
Management fees payable	25,362	6,336
Income based incentive fees payable	16,470	19,604
Interest payable	27,415	31,409
Due to affiliates	147	(18,302)
Accrued expenses and other liabilities	1,630	(4,092)

Net cash provided by (used in) operating activities	(8,522,735)	3,086,852

Cash flows from financing activities:
Borrowings on debt	6,135,797	2,610,921
Repayments on debt	(3,040,077)	(6,085,397)
Deferred financing costs paid	(57,698)	(25,976)
Debt issuance costs paid	(4,525)	(13,278)
Deferred offering costs paid	(3,317)	(337)
Proceeds from issuance of common shares	8,179,944	4,599,616
Repurchased shares, net of early repurchase deduction paid	(1,549,969)	(3,258,629)
Dividends paid in cash	(1,277,857)	(980,992)

Net cash provided by (used in) financing activities	8,382,298	(3,154,072)

Net increase (decrease) in cash and cash equivalents	(140,437)	(67,220)
Effect of foreign exchange rate changes on cash and cash equivalents	12	(2,334)
Cash and cash equivalents, beginning of period	1,481,770	1,351,901

Cash and cash equivalents, end of period	$1,341,345	$1,282,347

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Supplemental information and non-cash activities:
Interest paid during the period	$1,513,206	$1,429,853
Distribution payable	310,553	226,180
Reinvestment of distributions during the period	1,174,230	820,071
Accrued but unpaid debt financing costs	175	—
Accrued but unpaid debt issuance costs	1,966	—
Accrued but unpaid offering costs	616	6
Share repurchases accrued but not yet paid	547,722	492,207
Excise taxes paid	26,402	5,968

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt
First Lien Debt—non-controlled/non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	(7)(10)	SOFR + 4.25%	9.57%		5/25/2021	5/25/2028	$50,078	$49,146	$35,125	0.10%
Atlas CC Acquisition Corp.	(4)(5)(7)(10)	SOFR + 4.00%	9.29%		5/25/2021	5/26/2026	5,596	5,459	714	0.00
Corfin Holdings, Inc.	(4)(10)	SOFR + 5.25%	10.61%		1/7/2021	12/31/2027	32,553	32,513	32,553	0.09
Frontgrade Technologies Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	10.10%		1/9/2023	1/9/2030	2,352	2,292	2,352	0.01
Loar Group Inc	(4)(6)(7)(11)	SOFR + 4.75%	9.60%		7/28/2022	5/10/2030	252,178	251,601	251,238	0.69
Loar Group Inc	(4)(5)(6)(11)	SOFR + 4.75%	9.60%		8/26/2024	5/10/2030	359,100	352,042	359,100	0.99
Magneto Components BuyCo, LLC	(4)(7)(10)	SOFR + 6.00%	10.60 (incl. 2.65 PIK)	% %	12/5/2023	12/5/2030	54,337	52,831	54,202	0.15
Maverick Acquisition, Inc.	(4)(11)	SOFR + 6.25%	10.85%		6/1/2021	6/1/2027	47,851	47,382	37,563	0.10
Peraton Corp.	(10)	SOFR + 3.75%	8.70%		2/1/2021	2/1/2028	14,361	14,382	13,851	0.04
TransDigm Inc	(6)(8)	SOFR + 2.50%	7.10%		11/28/2023	2/28/2031	7,980	8,004	7,958	0.02
Vertex Aerospace Services Corp.	(10)	SOFR + 2.75%	7.60%		12/6/2021	12/6/2030	11,702	11,661	11,709	0.03
West Star Aviation Acquisition, LLC	(4)(5)(11)	SOFR + 5.00%	9.60%		11/3/2023	3/1/2028	9,903	9,747	9,903	0.03
West Star Aviation Acquisition, LLC	(4)(10)	SOFR + 5.00%	9.60%		3/1/2022	3/1/2028	4,889	4,816	4,889	0.01

								841,876	821,157	2.26
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.26%		6/11/2021	6/11/2027	211,975	209,979	207,205	0.57
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.23%		12/21/2021	6/11/2027	51,581	51,073	50,420	0.14

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Air Freight & Logistics (continued)
Alliance Ground	(4)(9)	SOFR + 5.75%	11.26%	7/25/2022	6/11/2027		93,986	92,949	91,871	0.25
ENV Bidco AB	(4)(6)(7)(8)	E + 5.75%	9.10%	7/19/2022	7/19/2029	EUR	114,140	113,391	126,691	0.35
ENV Bidco AB	(4)(6)(10)	SOFR + 5.75%	10.35%	7/19/2022	7/19/2029		102,349	100,586	102,349	0.28
Livingston International, Inc.	(4)(6)(10)	SOFR + 5.50%	10.24%	8/13/2021	4/30/2027		101,042	100,684	98,768	0.27
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	11.50%	1/7/2021	12/9/2026		27,349	27,012	27,213	0.07
Mode Purchaser, Inc.	(4)(11)	SOFR +6.25%	11.50%	2/4/2022	2/5/2029		135,783	134,097	135,104	0.37
RoadOne Inc	(4)(5)(7)(11)	SOFR + 6.25%	11.10%	12/30/2022	12/30/2028		1,090	1,062	1,063	0.00
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	10.50%	12/13/2021	12/31/2028		270,834	267,569	249,844	0.69
SEKO Global Logistics Network, LLC	(4)(5)(11)(17)	E + 8.00%	11.38%	12/21/2021	12/30/2026	EUR	34,596	39,792	26,958	0.07
SEKO Global Logistics Network, LLC	(4)(5)(11)(17)	SOFR + 8.00%	12.95%	1/7/2021	12/30/2026		74,663	73,767	52,264	0.14
SEKO Global Logistics Network, LLC	(4)(5)(11)(17)	SOFR + 8.00%	12.95%	7/25/2022	12/30/2026		9,420	9,246	6,594	0.02
SEKO Global Logistics Network, LLC	(4)(5)(7)(11)	SOFR + 8.00%	12.95%	7/1/2024	12/30/2026		1,398	1,365	1,398	0.00
SEKO Global Logistics Network, LLC	(4)(5)(7)(11)(17)	SOFR + 8.00%	12.95%	1/7/2021	12/30/2026		6,920	6,863	4,270	0.01
The Kenan Advantage Group, Inc.	(8)	SOFR + 3.25%	8.10%	8/6/2024	1/25/2029		12,983	12,983	12,962	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Air Freight & Logistics (continued)
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 4.00%	8.87%		7/26/2021	7/26/2028		13,935	13,860	14,018	0.04

									1,256,278	1,208,992	3.31
Airlines
Air Canada	(6)(8)	SOFR + 2.50%	7.25%		3/21/2024	3/14/2031		6,308	6,293	6,331	0.02
Auto Components
Clarios Global LP	(6)(8)	SOFR + 2.50%	7.35%		7/16/2024	5/6/2030		3,491	3,491	3,497	0.01
Dellner Couplers Group AB	(5)(6)(8)	E + 5.50%	8.85%		6/20/2024	6/18/2029	EUR	23,500	24,907	26,192	0.07

									28,398	29,689	0.08
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	8.12%		3/31/2021	3/31/2028		44,424	43,867	44,398	0.12
Biotechnology
Grifols Worldwide Operations USA Inc	(8)	SOFR + 2.00%	7.40%		1/7/2021	11/15/2027		4,094	4,057	3,986	0.01
Broadline Retail
Peer USA, LLC	(6)(8)	SOFR + 3.00%	7.60%		6/26/2024	6/20/2031		7,000	7,021	7,031	0.02
Building Products
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 5.63%	10.72%		7/25/2022	8/1/2028		25,545	25,268	25,759	0.07
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 3.25%	8.45%		4/15/2021	4/12/2028		4,830	4,808	4,739	0.01
Engineered Stone Group Holdings III Ltd.	(4)(6)(8)	E + 5.75%	10.35 (incl. 6.53 PIK)	% %	11/22/2021	4/23/2028	EUR	31,114	33,896	29,959	0.08
Engineered Stone Group Holdings III Ltd.	(4)(6)(10)	SOFR + 5.75%	12.10 (incl. 7.54 PIK)	% %	11/22/2021	4/23/2028		64,832	63,826	56,080	0.15
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	10.95%		2/26/2021	2/26/2027		109,862	109,078	108,215	0.30
Great Day Improvements, LLC	(4)(7)(13)	SOFR + 5.50%	10.71%		6/13/2024	6/13/2030		36,237	35,436	35,394	0.10
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	10.60%		1/7/2021	2/25/2027		43,474	43,273	39,562	0.11
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	10.60%		4/20/2022	2/25/2027		187,540	186,384	170,661	0.47

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Building Products (continued)
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	10.60%		1/7/2021	2/25/2027		6,319	6,287	5,750	0.02
Kodiak BP, LLC	(10)	SOFR + 3.25%	8.21%		3/12/2021	3/12/2028		40,069	39,921	40,123	0.11
L&S Mechanical Acquisition, LLC	(4)(10)	SOFR + 6.25%	11.55%		9/1/2021	9/1/2027		109,203	108,153	109,203	0.30
L&S Mechanical Acquisition, LLC	(4)(5)(10)	SOFR + 6.25%	11.55%		8/19/2024	9/1/2027		11,009	10,797	11,009	0.03
LBM Acquisition, LLC	(10)	SOFR + 3.75%	8.97%		6/6/2024	5/31/2031		44,630	44,204	43,837	0.12
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	11.55%		4/19/2022	5/1/2026		146,952	146,245	145,482	0.40
Oscar Acquisitionco, LLC	(9)	SOFR + 4.25%	8.85%		4/29/2022	4/29/2029		2,985	2,996	2,952	0.01
Tamko Building Products, LLC	(8)	SOFR + 3.25%	8.17%		9/20/2023	9/20/2030		2,985	2,992	2,996	0.01
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	8.20%		11/3/2021	11/3/2028		25,016	24,869	24,913	0.07
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	11.25 (incl. 10.03 PIK)	% %	1/7/2021	12/29/2026		57,420	57,000	52,539	0.14

									945,433	909,173	2.50
Capital Markets
Apex Group Treasury, LLC	(6)(9)	SOFR + 3.75%	8.96%		7/27/2021	7/27/2028		15,024	15,004	15,062	0.04
Apex Group Treasury, LLC	(6)(9)	SOFR + 4.00%	9.08%		8/2/2024	7/27/2028		78,157	78,157	78,450	0.22
Aretec Group, Inc.	(6)(8)	SOFR + 4.00%	8.85%		5/29/2024	8/9/2030		853	853	837	0.00
FFML Holdco Ltd	(4)(6)(10)	B + 6.25%	11.53%		11/11/2022	11/30/2028	NZD	37,316	22,694	23,707	0.07
Focus Financial Partners LLC	(7)(8)	SOFR + 3.25%	8.10%		9/11/2024	9/11/2031		14,889	14,851	14,858	0.04
GTCR Everest Borrower, LLC	(6)(7)(8)	SOFR + 3.00%	7.60%		9/5/2024	9/5/2031		12,388	12,287	12,200	0.03
Osaic Holdings Inc	(8)	SOFR + 4.00%	8.85%		5/6/2024	8/17/2028		10,594	10,602	10,493	0.03
Resolute Investment Managers, Inc.	(5)(11)	SOFR + 6.50%	11.37%		12/29/2023	4/30/2027		3,894	3,848	3,604	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Building Products (continued)
Situs-AMC Holdings Corporation	(4)(11)	SOFR + 5.50%	10.20%	12/22/2021	12/22/2027	12,151	12,085	12,090	0.03
Superannuation And Investments US, LLC	(6)(9)	SOFR + 3.75%	8.71%	12/1/2021	12/1/2028	13,059	13,005	13,097	0.04
The Edelman Financial Engines Center, LLC	(8)	SOFR + 3.25%	8.10%	6/5/2024	4/7/2028	18,370	18,370	18,357	0.05

							201,756	202,755	0.56
Chemicals
Charter Next Generation Inc	(10)	SOFR + 3.25%	8.10%	1/30/2024	12/1/2027	1,990	2,003	1,992	0.01
DCG Acquisition Corp.	(4)(5)(7)(10)	SOFR +4.75%	9.60%	6/13/2024	6/13/2031	210,895	208,353	209,293	0.57
Derby Buyer, LLC	(6)(9)	SOFR + 3.50%	8.70%	5/14/2024	11/1/2030	6,468	6,506	6,486	0.02
Formulations Parent Corp.	(4)(7)(10)	SOFR + 5.75%	10.87%	11/15/2023	11/15/2030	21,321	20,888	21,073	0.06
Geon Performance Solutions, LLC	(10)	SOFR + 4.25%	9.12%	8/18/2021	8/18/2028	3,589	3,574	3,603	0.01
Hyperion Materials & Technologies, Inc.	(9)	SOFR + 4.50%	9.46%	8/30/2021	8/30/2028	7,925	7,915	7,392	0.02

							249,239	249,839	0.69
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	10.25%	8/18/2023	8/18/2028	43,524	43,067	43,765	0.12
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	8.70%	4/8/2021	5/12/2028	40,833	40,782	40,480	0.11
Anticimex, Inc.	(6)(9)	SOFR + 3.15%	8.48%	11/8/2021	11/16/2028	11,675	11,648	11,678	0.03
APX Group, Inc.	(6)(9)	SOFR + 2.75%	8.03%	7/9/2021	7/10/2028	17,256	17,234	17,279	0.05
Bazaarvoice, Inc.	(4)(7)(8)	SOFR + 5.25%	9.25%	5/7/2021	5/7/2028	405,472	405,472	405,472	1.11
CFS Brands, LLC	(4)(7)(11)	SOFR + 5.75%	10.60%	10/2/2023	10/2/2030	210,048	205,827	209,942	0.58
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	8.71%	3/31/2021	3/31/2028	22,535	22,557	22,514	0.06
Divisions Holding Corp.	(4)(10)	SOFR + 4.75%	9.71%	5/27/2021	5/27/2028	5,865	5,832	5,873	0.02
EAB Global, Inc.	(9)	SOFR + 3.25%	8.10%	8/16/2021	8/16/2028	13,374	13,354	13,342	0.04
Foundational Education Group, Inc.	(9)	SOFR + 3.75%	9.26%	8/31/2021	8/31/2028	8,891	8,842	8,614	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
FusionSite Midco, LLC	(4)(11)	SOFR + 5.75%	10.62%	11/17/2023	11/17/2029	45,126	44,258	45,126	0.12
FusionSite Midco, LLC	(4)(11)	SOFR + 5.75%	11.29%	11/17/2023	11/17/2029	19,516	19,140	19,516	0.05
FusionSite Midco, LLC	(4)(5)(7)(11)	SOFR + 5.75%	10.49%	9/25/2024	11/17/2029	2,978	2,026	1,945	0.01
Garda World Security Corp.	(6)(8)	SOFR + 3.50%	8.60%	8/6/2024	2/1/2029	20,967	20,967	20,991	0.06
Gatekeeper Systems Inc	(4)(10)	SOFR + 5.00%	10.06%	8/27/2024	8/28/2030	252,665	247,690	247,612	0.68
Gatekeeper Systems Inc	(4)(5)(7)(10)	SOFR + 5.00%	10.06%	8/27/2024	8/28/2030	6,159	5,188	5,172	0.01
GBT US III, LLC	(6)(8)	SOFR + 3.00%	8.28%	7/26/2024	7/25/2031	4,000	4,010	3,997	0.01
Gorilla Investor LLC	(4)(5)(10)	SOFR + 5.00%	9.60%	9/26/2024	9/30/2031	168,043	164,684	166,363	0.46
Iris Buyer, LLC	(4)(11)	SOFR + 6.25%	11.50%	10/2/2023	10/2/2030	54,679	53,390	54,679	0.15
Iris Buyer, LLC	(4)(5)(7)(11)	SOFR + 6.25%	10.85%	10/2/2023	10/2/2030	5,155	4,822	4,902	0.01
Java Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	10.79%	12/15/2021	12/15/2027	162,481	160,234	161,457	0.44
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	10.45%	11/9/2023	12/15/2027	54,083	53,114	54,083	0.15
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	11.17%	12/15/2021	12/15/2027	92,906	92,001	92,906	0.25
JSS Holdings, Inc.	(4)(10)	SOFR + 5.25%	10.10%	12/29/2021	12/17/2030	236,063	233,923	236,063	0.65
JSS Holdings, Inc.	(4)(10)	SOFR + 5.25%	10.10%	1/7/2021	12/17/2030	45,220	44,806	45,220	0.12
Knowledge Pro Buyer, Inc.	(4)(7)(10)	SOFR + 5.00%	9.95%	12/10/2021	12/10/2027	89,216	88,336	89,137	0.24
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	10.85%	10/19/2021	10/19/2028	46,601	46,062	41,941	0.12
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	10.90%	10/19/2021	10/19/2028	20,790	20,549	18,711	0.05
Onex Baltimore Buyer, Inc.	(4)(11)(18)	SOFR + 5.00%	9.85%	12/1/2021	12/1/2027	187,232	185,238	187,232	0.51
Onex Baltimore Buyer, Inc.	(4)(7)(11)(18)	SOFR + 5.00%	9.85%	12/1/2021	12/1/2027	219,692	216,704	218,457	0.60
Pearce Intermediate Holdings, Inc	(4)(12)	SOFR + 4.50%	9.52%	6/2/2021	6/2/2027	82,554	81,587	82,554	0.23
Pearce Intermediate Holdings, Inc	(4)(5)(7)(11)	SOFR + 4.50%	9.91%	6/29/2023	6/2/2027	814	787	787	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
Polyphase Elevator Holding Co.	(4)(5)(7)(11)	SOFR + 6.00%	10.70 (incl. 5.00 PIK)	% %	6/23/2021	6/23/2027	6,019	5,980	4,578	0.01
Polyphase Elevator Holding Co.	(4)(5)(11)	SOFR + 6.00%	10.70 (incl. 5.00 PIK)	% %	12/21/2021	6/23/2027	10,694	10,694	8,128	0.02
Prime Security Services Borrower, LLC	(8)	SOFR + 2.25%	7.45%		4/15/2024	10/13/2030	1,496	1,505	1,496	0.00
Pye-Barker Fire & Safety, LLC	(4)(5)(10)	SOFR + 4.50%	9.10%		5/24/2024	5/24/2031	4,461	4,461	4,461	0.01
Pye-Barker Fire & Safety, LLC	(4)(5)(10)	SOFR + 4.50%	9.10%		5/24/2024	5/24/2031	13,816	13,751	13,747	0.04
Safety Products/JHC Acquisition Corp	(7)(8)	SOFR + 4.50%	9.45%		1/7/2021	6/28/2026	50,567	50,447	50,606	0.14
The Hiller Companies, LLC	(4)(10)	SOFR + 5.00%	9.96%		6/20/2024	6/20/2030	75,563	74,843	74,808	0.21
The Hiller Companies, LLC	(4)(5)(7)(10)	SOFR + 5.00%	10.28%		6/20/2024	6/20/2030	4,335	4,080	4,089	0.01
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc.)	(9)	SOFR + 3.75%	8.71%		12/9/2021	12/8/2028	26,862	26,785	26,883	0.07
Vaco Holdings, Inc.	(10)	SOFR + 5.00%	9.95%		1/21/2022	1/21/2029	8,963	8,936	8,820	0.02
Veregy Consolidated, Inc.	(11)	SOFR + 6.00%	11.51%		1/7/2021	11/2/2027	20,000	20,024	19,983	0.05
Water Holdings Acquisition LLC	(4)(5)(7)(10)	SOFR + 5.00%	10.25%		7/31/2024	7/31/2031	185,476	183,497	183,436	0.50

								2,969,134	2,978,845	8.14
Construction & Engineering
ASP Endeavor Acquisition, LLC	(4)(5)(9)	SOFR + 6.50%	11.87%		5/3/2021	5/3/2027	30,600	30,336	30,600	0.08

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Construction & Engineering (continued)
Atlas Securitized Products Funding 2, L.P.	(4)(5)(7)(8)	SOFR + 1.50%	6.70%	3/28/2024	4/10/2026	134,503	130,697	134,503	0.37
Azuria Water Solutions Inc	(10)	SOFR + 3.75%	8.60%	7/23/2024	5/17/2028	34,522	34,522	34,706	0.10
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.75%	7.60%	1/25/2024	1/27/2031	7,963	7,884	7,970	0.02
Consor Intermediate II, LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.35%	5/10/2024	5/10/2031	48,883	48,100	48,357	0.13
COP Home Services TopCo IV, Inc.	(4)(7)(11)	SOFR + 6.00%	11.35%	6/9/2023	12/31/2027	209,500	205,980	209,077	0.57
Gannett Fleming Inc	(4)(5)(7)(10)	SOFR + 4.50%	9.67%	8/5/2024	8/5/2030	361,703	355,874	355,718	0.98
Groundworks, LLC	(8)	SOFR + 3.50%	8.60%	3/14/2024	3/14/2031	9,056	9,074	9,008	0.02
Groundworks, LLC	(7)(8)	SOFR + 3.50%	8.60%	3/14/2024	3/14/2031	267	165	258	0.00
Peak Utility Services Group, Inc.	(4)(11)	SOFR + 5.00%	10.41%	3/2/2021	3/2/2028	15,170	15,096	13,881	0.04
Peak Utility Services Group, Inc.	(4)(11)	SOFR + 5.00%	10.41%	3/2/2021	3/2/2028	2,023	2,016	1,851	0.01
Refficiency Holdings, LLC	(10)	SOFR + 3.50%	8.45%	10/28/2021	12/16/2027	11,258	11,212	11,318	0.03
Thermostat Purchaser III, Inc.	(4)(7)(10)	SOFR + 4.25%	8.85%	6/20/2024	8/31/2028	9,975	9,869	9,942	0.03

							860,825	867,189	2.38
Containers & Packaging
Anchor Packaging, LLC	(8)	SOFR + 3.75%	8.60%	5/7/2024	7/18/2029	1,995	2,000	2,005	0.01
Ascend Buyer, LLC	(4)(10)	SOFR + 5.75%	10.50%	10/18/2022	9/30/2028	11,328	11,100	11,328	0.03
Ascend Buyer, LLC	(4)(5)(7)(10)	SOFR + 5.75%	10.50%	9/30/2021	9/30/2027	2,587	2,509	2,587	0.01
Berlin Packaging, LLC	(8)	SOFR + 3.75%	8.95%	6/7/2024	6/7/2031	15,361	15,325	15,367	0.04
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	8.02%	4/13/2022	4/13/2029	13,989	13,737	13,933	0.04
Graham Packaging Co, Inc.	(8)	SOFR + 2.50%	7.35%	7/31/2024	8/4/2027	7,932	7,932	7,933	0.02
MAR Bidco S.à r.l.	(6)(9)	SOFR + 4.20%	9.29%	6/28/2021	7/6/2028	3,829	3,818	3,714	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Containers & Packaging
Pretium PKG Holdings, Inc.	(11)(18)	SOFR + 4.60%	9.85 (incl. 1.38 PIK)	% %	10/2/2023	10/2/2028	22,230	21,985	17,914	0.05
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.00%	9.30%		4/9/2024	9/15/2028	16,232	16,232	16,277	0.04
Ring Container Technologies Group, LLC	(9)	SOFR + 2.75%	7.60%		7/19/2024	8/12/2028	985	985	985	0.00
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	8.21%		3/3/2021	3/3/2028	13,663	13,598	13,419	0.04
Trident TPI Holdings, Inc.	(9)	SOFR + 4.00%	8.60%		4/1/2024	9/15/2028	21,739	21,739	21,798	0.06

								130,960	127,260	0.35
Distributors
BP Purchaser, LLC	(4)(5)(10)	SOFR + 5.50%	10.69%		12/10/2021	12/10/2028	7,820	7,726	7,096	0.02
BradyIFS Holdings, LLC	(4)(11)	SOFR + 6.00%	11.25%		10/31/2023	10/31/2029	202,799	199,365	202,799	0.56
BradyIFS Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.00%	11.06%		10/31/2023	10/31/2029	15,991	15,665	15,767	0.04
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.75%	10.70%		11/1/2021	11/2/2026	29,725	29,410	28,759	0.08
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 6.50%	11.98%		11/1/2022	6/23/2028	15,532	15,223	14,290	0.04
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 6.25%	11.53%		12/31/2021	6/23/2028	26,188	25,910	23,897	0.07
NDC Acquisition Corp.	(4)(7)(8)	SOFR + 5.50%	10.20%		3/9/2021	3/9/2027	21,713	21,432	21,713	0.06
PT Intermediate Holdings III, LLC	(4)(9)	SOFR + 5.00%	10.33 (incl. 1.75 PIK	% % )	4/9/2024	4/9/2030	167,958	167,577	167,958	0.46
PT Intermediate Holdings III, LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.35%		4/9/2024	4/9/2030	1,432	1,417	1,415	0.00
S&S Holdings, LLC	(9)	SOFR + 5.00%	10.06%		3/11/2021	3/11/2028	7,812	7,828	7,790	0.02
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	11.85%		1/7/2021	5/13/2026	82,044	81,646	80,813	0.22

								573,199	572,297	1.57

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Diversified Consumer Services
American Restoration Holdings, LLC	(4)(5)(11)	SOFR + 5.00%	10.28%	7/19/2024	7/24/2030		27,542	27,008	26,991	0.07
American Restoration Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	10.05%	7/19/2024	7/24/2030		5,571	5,232	5,221	0.01
American Restoration Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	10.28%	7/19/2024	7/24/2030		1,697	1,546	1,541	0.00
Ascend Learning, LLC	(9)	SOFR + 3.50%	8.45%	12/10/2021	12/11/2028		20,422	20,161	20,353	0.06
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.75%	10.70%	12/21/2021	4/28/2028		133,249	131,864	132,582	0.36
BPPH2 Limited	(4)(6)(8)	S + 6.87%	11.82%	3/16/2021	3/16/2028	GBP	40,700	55,517	54,414	0.15
BPPH2 Limited	(4)(5)(6)(8)	S + 6.25%	11.20%	6/17/2024	3/16/2028	GBP	8,269	10,349	11,055	0.03
BPPH2 Limited	(4)(5)(6)(10)	CA + 6.25%	10.78%	6/17/2024	3/16/2028	CAD	5,090	3,647	3,764	0.01
BPPH2 Limited	(4)(5)(6)(10)	SOFR + 6.25%	11.31%	6/17/2024	3/16/2028		2,645	2,583	2,645	0.01
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	10.88%	7/20/2021	7/20/2028		941,434	936,323	941,434	2.58
Caribou Bidco Ltd	(4)(5)(6)(7)(8)	S + 5.00%	9.95%	7/2/2024	2/1/2029	GBP	198,859	252,188	263,056	0.72
Cengage Learning, Inc.	(11)	SOFR + 4.25%	9.54%	3/22/2024	3/22/2031		8,458	8,498	8,486	0.02
Charger Debt Merger Sub, LLC	(4)(5)(10)	SOFR + 5.00%	10.25%	5/31/2024	5/31/2031		55,000	54,476	54,725	0.15
Charger Debt Merger Sub, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.75%	5/31/2024	5/31/2031		8,690	8,440	8,470	0.02
DTA Intermediate II Ltd.	(4)(12)	SOFR + 5.25%	9.89%	3/27/2024	3/27/2030		51,584	50,640	51,584	0.14
DTA Intermediate II Ltd.	(4)(5)(7)(11)	SOFR + 5.25%	10.56%	3/27/2024	3/27/2030		3,879	3,393	3,645	0.01
Element Materials Technology Group US Holdings Inc.	(6)(9)	SOFR + 3.75%	8.35%	6/24/2022	7/6/2029		7,403	7,347	7,431	0.02
Endeavor Schools Holdings, LLC	(4)(11)	SOFR + 6.25%	11.53%	7/18/2023	7/18/2029		47,060	46,120	46,001	0.13
Endeavor Schools Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.25%	11.54%	7/18/2023	7/18/2029		8,662	8,365	8,347	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Diversified Consumer Services (continued)
Essential Services Holding Corp	(4)(5)(7)(10)	SOFR + 5.00%	10.29%	6/17/2024	6/17/2031	69,595	68,772	68,736	0.19
Go Car Wash Management Corp.	(4)(11)	SOFR + 6.25%	11.20%	10/12/2021	12/31/2026	41,428	41,027	41,118	0.11
Go Car Wash Management Corp.	(4)(11)	SOFR + 6.25%	11.20%	10/12/2021	12/31/2026	47,897	47,346	47,538	0.13
Imagine Learning, LLC	(9)	SOFR + 3.50%	8.35%	2/1/2024	12/21/2029	64,874	64,585	64,919	0.18
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	10.45%	3/10/2022	3/12/2029	9,765	9,703	9,795	0.03
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.96%	11/20/2023	3/12/2029	27,294	26,721	27,376	0.08
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.75%	8.71%	12/15/2021	12/15/2028	17,606	17,522	17,614	0.05
Spring Education Group, Inc.	(8)	SOFR + 4.00%	8.60%	9/29/2023	9/29/2030	13,682	13,534	13,798	0.04
Sunshine Cadence Holdco, LLC	(4)(10)	SOFR + 5.00%	10.20%	5/1/2024	5/1/2031	200,000	198,120	198,000	0.54
Sunshine Cadence Holdco, LLC	(4)(5)(7)(10)	SOFR + 5.00%	10.16%	5/1/2024	5/1/2031	16,640	16,186	16,320	0.04
University Support Services, LLC	(9)	SOFR + 2.75%	7.60%	2/10/2022	2/10/2029	9,521	9,491	9,504	0.03

							2,146,704	2,166,463	5.93
Diversified REITs
Iron Mountain Information Management, LLC	(8)	SOFR + 2.00%	6.85%	12/28/2023	1/31/2031	5,970	5,991	5,944	0.02
Diversified Telecommunication Services
Point Broadband Acquisition, LLC	(4)(7)(11)	SOFR + 5.50%	10.43%	10/1/2021	10/1/2028	230,465	227,165	229,620	0.63
Zacapa, LLC	(6)(9)	SOFR + 4.00%	8.60%	3/22/2022	3/22/2029	7,464	7,460	7,488	0.02

							234,625	237,108	0.65

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Electric Utilities
Qualus Power Services Corp.	(4)(11)	SOFR + 5.25%	10.31%	3/26/2021	3/26/2027		61,209	60,670	60,903	0.17
Qualus Power Services Corp.	(4)(11)	SOFR + 5.25%	10.31%	7/27/2023	3/26/2027		54,130	53,215	53,860	0.15
Qualus Power Services Corp.	(4)(5)(7)(11)	SOFR + 5.25%	10.55%	5/9/2024	3/26/2027		3,167	2,670	2,667	0.01
Sabre Industries Inc	(9)	SOFR + 3.25%	8.20%	6/1/2021	6/1/2028		13,119	13,107	13,073	0.04

								129,662	130,503	0.37
Electrical Equipment
Emergency Power Holdings, LLC	(4)(7)(11)	SOFR + 4.75%	9.70%	8/17/2021	8/17/2030		194,843	192,512	194,405	0.53
IEM New Sub 2, LLC	(4)(7)(10)	SOFR + 4.75%	9.81%	8/8/2024	8/8/2030		327,813	322,460	322,325	0.88
Madison IAQ, LLC	(9)	SOFR + 2.75%	7.89%	6/21/2021	6/21/2028		39,700	39,430	39,715	0.11

								554,402	556,445	1.52
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.76%	1/7/2021	12/23/2026		25,060	24,872	23,117	0.06
Albireo Energy, LLC	(4)(5)(11)	SOFR + 6.00%	10.70%	1/7/2021	12/23/2026		7,522	7,487	6,939	0.02
Albireo Energy, LLC	(4)(5)(11)	SOFR + 6.00%	11.33%	1/7/2021	12/23/2026		1,929	1,921	1,780	0.00
Infinite Bidco, LLC	(9)	SOFR + 3.75%	9.26%	3/2/2021	3/2/2028		11,916	11,902	11,593	0.03
Modena Buyer, LLC	(8)	SOFR + 4.50%	9.10%	7/1/2024	7/1/2031		49,961	48,994	47,947	0.13
Phoenix 1 Buyer Corp.	(4)(7)(10)	SOFR + 5.50%	10.63%	11/20/2023	11/20/2030		42,921	42,471	42,921	0.12
Spectrum Safety Solutions Purchaser, LLC	(4)(5)(6)(9)	E + 5.00%	8.71%	7/1/2024	7/1/2030	EUR	8,660	9,300	9,496	0.03
Spectrum Safety Solutions Purchaser, LLC	(4)(5)(6)(9)	E + 5.00%	8.70%	7/1/2024	7/1/2031	EUR	64,338	68,095	70,544	0.19
Spectrum Safety Solutions Purchaser, LLC	(4)(6)(7)(9)	SOFR + 5.00%	9.60%	7/1/2024	7/1/2031		263,667	258,379	258,308	0.71

								473,421	472,645	1.29

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Energy Equipment & Services
ISQ Hawkeye Holdco, Inc.	(4)(5)(10)	SOFR + 4.75%	9.63%		8/20/2024	8/20/2031	8,834	8,667	8,834	0.02
ISQ Hawkeye Holdco, Inc.	(4)(5)(7)(10)	P + 3.75%	11.75%		8/20/2024	8/20/2030	73	49	65	0.00
LPW Group Holdings, Inc.	(4)(7)(11)	SOFR + 6.00%	11.20%		3/15/2024	3/15/2031	32,750	31,846	32,160	0.09

								40,562	41,059	0.11
Entertainment
CE Intermediate I, LLC	(9)	SOFR + 3.50%	8.76%		11/10/2021	11/10/2028	7,583	7,539	7,605	0.02
Renaissance Holdings Corp	(9)	SOFR + 4.25%	9.10%		2/9/2024	4/5/2030	2,517	2,522	2,519	0.01

								10,061	10,124	0.03
Financial Services
DM Intermediate Parent LLC	(4)(7)(10)	SOFR + 5.00%	9.60%		9/30/2024	9/30/2030	104,836	102,452	102,451	0.28
Mitchell International, Inc.	(9)	SOFR + 3.25%	8.10%		6/17/2024	6/17/2031	65,205	64,891	64,327	0.18
More Cowbell II, LLC	(4)(10)	SOFR + 5.00%	8.89%		9/1/2023	9/1/2030	19,841	19,422	19,841	0.05
More Cowbell II, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.44%		9/1/2023	9/1/2029	1,176	1,095	1,149	0.00
RFS Opco, LLC	(4)(9)	SOFR + 5.00%	9.60%		4/4/2024	4/4/2031	30,476	30,193	30,324	0.08
SelectQuote Inc.	(4)(6)(10)	SOFR + 9.50%	14.45 (incl. 3.00 PIK)	% %	2/29/2024	9/15/2025	265,576	265,501	239,018	0.66
Solera, LLC	(9)(18)	SOFR + 4.00%	9.51%		6/4/2021	6/2/2028	32,580	32,376	32,080	0.09

								515,930	489,190	1.34
Food Products
Snacking Investments US, LLC	(6)(11)	SOFR + 4.00%	8.86%		1/7/2021	12/18/2026	4,843	4,858	4,870	0.01
Ground Transportation
Channelside AcquisitionCo, Inc.	(4)(7)(10)	SOFR + 4.75%	10.00%		5/15/2024	5/15/2031	156,848	156,361	156,818	0.43
Channelside AcquisitionCo, Inc.	(4)(5)(7)(11)	SOFR + 4.75%	10.00%		5/15/2024	5/15/2029	5,002	4,902	5,002	0.01

								161,263	161,820	0.44

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Equipment & Supplies
AEC Parent Holdings Inc.	(9)	SOFR + 5.75%	10.50%		6/13/2022	6/13/2029		24,872	24,460	20,240	0.06
Auris Luxembourg III S.à r.l.	(6)(8)	SOFR + 4.25%	9.56%		9/27/2024	2/28/2029		8,878	8,878	8,892	0.02
Bamboo US BidCo, LLC	(4)(5)(7)(11)	SOFR + 6.75%	12.00 (incl. 3.38 PIK)	% %	9/29/2023	9/30/2030		32,962	31,948	32,925	0.09
Bamboo US BidCo, LLC	(4)(11)	E + 6.75%	10.39 (incl. 3.38 PIK)	% %	9/29/2023	9/30/2030	EUR	72,155	74,484	80,319	0.22
CPI Buyer, LLC	(4)(10)	SOFR + 5.50%	10.82%		11/1/2021	11/1/2028		168,996	167,138	165,193	0.45
CPI Buyer, LLC	(4)(5)(7)(10)	SOFR + 5.50%	10.82%		5/23/2024	11/1/2028		6,471	6,138	5,704	0.02
Egrotron Acquisition, LLC	(4)(10)	SOFR + 5.75%	10.70%		7/6/2022	7/6/2028		66,517	65,684	66,517	0.18
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	10.45%		9/13/2021	9/13/2027		192,055	190,156	187,253	0.51
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	10.70%		9/13/2021	9/13/2027		48,634	48,204	47,418	0.13
Natus Medical Incorporated	(4)(9)	SOFR + 5.50%	10.25%		7/21/2022	7/20/2029		49,125	46,755	48,143	0.13
Natus Medical Incorporated	(4)(5)(7)(9)	SOFR + 4.50%	9.45%		7/21/2022	7/21/2027		5,025	4,946	4,705	0.01
Sharp Services, LLC	(8)	SOFR + 3.75%	8.35%		4/3/2024	12/31/2028		7,684	7,696	7,693	0.02
Zeus, LLC	(4)(7)(10)	SOFR + 5.50%	10.10%		2/28/2024	2/28/2031		48,979	48,151	48,876	0.13

									724,638	723,878	1.97
Health Care Providers & Services
123Dentist, Inc.	(4)(6)(7)(10)	CA + 5.00%	9.24%		8/10/2022	8/10/2029	CAD	254,221	194,362	187,939	0.52
ACI Group Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	10.45%		8/2/2021	8/2/2027		9,667	9,464	9,237	0.03
ACI Group Holdings, Inc.	(4)(10)	SOFR + 5.50%	10.45%		7/7/2023	8/2/2028		133,389	131,218	130,721	0.36
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	11.66%		5/7/2021	5/7/2027		10,431	10,339	10,431	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.60%	5/7/2021	5/7/2027		8,581	8,515	8,581	0.02
ADCS Clinics Intermediate Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.25%	10.68%	5/7/2021	5/7/2026		334	310	334	0.00
ADCS Clinics Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.25%	11.66%	4/14/2022	5/7/2027		251	249	251	0.00
ADMI Corp.	(9)	SOFR + 3.75%	8.71%	6/30/2021	12/23/2027		8,265	8,242	8,107	0.02
Amerivet Partners Management, Inc.	(4)(7)(10)	SOFR + 5.25%	9.75%	2/25/2022	2/25/2028		21,053	20,587	21,053	0.06
Canadian Hospital Specialties Ltd.	(4)(6)(11)	CA + 4.50%	9.11%	4/15/2021	4/14/2028	CAD	14,707	11,666	10,712	0.03
Canadian Hospital Specialties Ltd.	(4)(6)(7)(10)	CA + 4.50%	9.11%	4/15/2021	4/15/2027	CAD	3,780	2,848	2,735	0.01
Caramel Bidco Limited	(4)(6)(8)	S + 6.00%	11.20%	2/11/2022	2/24/2029	GBP	60,000	78,733	72,596	0.20
Caramel Bidco Limited	(4)(5)(6)(8)	S + 6.00%	11.20%	2/24/2022	2/24/2029	GBP	2,265	3,024	2,741	0.01
Caramel Bidco Limited	(4)(6)(8)	E + 6.00%	9.77%	2/24/2022	2/24/2029	EUR	14,000	15,585	14,104	0.04
Caramel Bidco Limited	(4)(6)(8)	SOFR + 6.00%	11.31%	2/24/2022	2/24/2029		6,125	6,381	5,543	0.02
CCBlue Bidco, Inc.	(4)(10)	SOFR + 6.50%	11.21 PIK %	12/21/2021	12/21/2028		556,038	550,342	482,364	1.32
Compsych Investments Corp	(4)(5)(7)(10)	SOFR + 4.75%	9.35%	7/22/2024	7/22/2031		70,669	70,276	70,265	0.19
CSC Mkg Topco, LLC	(4)(10)	SOFR + 5.75%	10.70%	2/1/2022	2/1/2029		160,827	158,834	160,827	0.44
CSC Mkg Topco, LLC	(4)(10)	SOFR + 5.75%	11.05%	8/1/2022	2/1/2029		21,524	21,058	21,524	0.06
DCA Investment Holdings, LLC	(4)(5)(10)	SOFR + 6.41%	11.01%	3/12/2021	4/3/2028		25,209	25,097	25,020	0.07
DCA Investment Holdings, LLC	(4)(5)(10)	SOFR + 6.50%	11.10%	12/28/2022	4/3/2028		9,920	9,722	9,846	0.03
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	11.35%	1/7/2021	10/4/2026		28,587	28,587	28,587	0.08
Heartland Dental, LLC	(10)	SOFR + 4.50%	9.35%	5/30/2024	4/30/2028		9,950	9,996	9,796	0.03
Imagine 360 LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.81%	9/18/2024	9/30/2028		97,521	96,400	96,391	0.26

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Inception Fertility Ventures, LLC	(4)(7)(10)	SOFR + 5.50%	10.76%	4/29/2024	4/29/2030	262,560	262,295	261,890	0.72
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.00%	9.71%	5/26/2021	10/15/2026	270,090	267,916	255,235	0.70
Kwol Acquisition, Inc.	(4)(5)(10)	SOFR + 6.25%	11.51%	12/8/2023	12/6/2029	6,570	6,428	6,570	0.02
Kwol Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 6.25%	11.11%	12/8/2023	12/6/2029	112	93	112	0.00
MB2 Dental Solutions, LLC	(4)(10)	SOFR + 6.00%	10.85%	2/13/2024	2/13/2031	37,648	37,304	37,648	0.10
MB2 Dental Solutions, LLC	(4)(5)(7)(10)	SOFR + 6.00%	10.85%	2/13/2024	2/13/2031	2,141	2,054	2,089	0.01
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	10.85%	7/16/2021	7/16/2027	503,358	501,269	442,955	1.22
Odyssey Holding Company, LLC	(4)(11)(18)	SOFR + 5.75%	10.91%	1/7/2021	11/16/2026	50,082	49,958	50,082	0.14
Odyssey Holding Company, LLC	(4)(11)	SOFR + 5.75%	10.91%	1/7/2021	11/16/2026	4,211	4,211	4,211	0.01
Odyssey Holding Company, LLC	(4)(11)	SOFR + 5.75%	10.91%	1/7/2021	11/16/2026	9,357	9,357	9,357	0.03
Onex TSG Intermediate Corp.	(6)(10)	SOFR + 4.75%	9.71%	2/26/2021	2/28/2028	22,614	22,517	22,621	0.06
ONS MSO, LLC	(4)(5)(7)(11)	SOFR + 5.75%	10.60%	12/13/2023	7/8/2026	34,984	34,504	34,621	0.09
ONS MSO, LLC	(4)(5)(7)(11)	P + 5.25%	13.25%	12/13/2023	7/8/2026	2,250	2,178	2,250	0.01
ONS MSO, LLC	(4)(5)(11)	SOFR + 5.75%	10.60%	4/26/2024	7/8/2026	9,950	9,870	9,925	0.03
Plasma Buyer, LLC	(4)(7)(10)	SOFR + 5.75%	10.35%	5/12/2022	5/12/2029	91,920	90,625	86,043	0.24
Plasma Buyer, LLC	(4)(5)(7)(10)	SOFR + 5.75%	10.35%	5/12/2022	5/12/2028	8,101	7,927	7,161	0.02
PPV Intermediate Holdings, LLC	(4)(10)	SOFR + 5.75%	10.81%	8/31/2022	8/31/2029	126,609	124,910	126,609	0.35
PPV Intermediate Holdings, LLC	(4)(5)(7)(10)	SOFR + 6.00%	10.94%	9/6/2023	8/31/2029	3,106	2,767	2,982	0.01
PSKW Intermediate, LLC	(4)(11)	SOFR + 6.25%	11.20%	1/7/2021	3/9/2026	16,825	16,825	16,825	0.05
Smile Doctors, LLC	(4)(10)	SOFR + 5.90%	10.81%	6/9/2023	12/23/2028	519,423	512,905	509,034	1.40
Smile Doctors, LLC	(4)(5)(7)(10)	SOFR + 5.90%	10.81%	6/9/2023	12/23/2028	47,284	44,499	44,127	0.12
Snoopy Bidco, Inc.	(4)(10)	SOFR + 6.00%	11.28%	6/1/2021	6/1/2028	707,413	701,264	680,885	1.87

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
SpecialtyCare, Inc.	(4)(11)	SOFR + 5.75%	11.34%	6/18/2021	6/18/2028		67,237	66,164	65,892	0.18
SpecialtyCare, Inc.	(4)(5)(11)	SOFR + 5.75%	11.30%	6/18/2021	6/18/2028		583	578	571	0.00
SpecialtyCare, Inc.	(4)(5)(7)(8)	SOFR + 4.00%	9.32%	6/18/2021	6/18/2026		2,255	2,194	2,255	0.01
Stepping Stones Healthcare Services, LLC	(4)(10)	SOFR + 5.00%	9.60%	12/30/2021	1/2/2029		179,099	177,383	178,204	0.49
Stepping Stones Healthcare Services, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.60%	4/25/2024	1/2/2029		4,913	4,335	4,422	0.01
Surgery Centers Holdings, Inc.	(6)(8)	SOFR + 2.75%	7.67%	6/20/2024	12/19/2030		5,658	5,658	5,668	0.02
The Fertility Partners, Inc.	(4)(6)(7)(10)	CA + 5.75%	10.29%	3/16/2022	3/16/2028	CAD	136,068	105,036	95,221	0.26
The Fertility Partners, Inc.	(4)(6)(10)	SOFR + 5.75%	10.72%	3/16/2022	3/16/2028		45,693	45,084	43,408	0.12
The GI Alliance Management, LLC	(4)(11)	SOFR + 5.50%	10.45%	9/15/2022	9/15/2028		256,525	251,445	256,525	0.70
The GI Alliance Management, LLC	(4)(11)	SOFR + 5.50%	10.77%	1/22/2024	9/15/2028		28,444	28,193	28,444	0.08
The GI Alliance Management, LLC	(4)(11)	SOFR + 5.50%	10.71%	9/15/2022	9/15/2028		55,273	54,180	55,273	0.15
The GI Alliance Management, LLC	(4)(5)(7)(11)	SOFR + 5.50%	10.91%	3/7/2024	9/15/2028		15,802	14,630	15,802	0.04
UMP Holdings, LLC	(4)(10)	SOFR + 5.75%	11.04%	7/15/2022	7/15/2028		9,524	9,404	9,476	0.03
UMP Holdings, LLC	(4)(5)(10)	SOFR + 5.75%	11.00%	7/15/2022	7/15/2028		13,065	13,001	13,000	0.04
Unified Women’s Healthcare LP	(4)(9)	SOFR + 5.25%	10.10%	6/16/2022	6/18/2029		880,676	880,676	880,676	2.42
Unified Women’s Healthcare LP	(4)(5)(7)(9)	SOFR + 5.25%	10.36%	3/22/2024	6/18/2029		1,757	1,734	1,738	0.00
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 5.25%	10.47%	11/18/2021	11/20/2028		153,992	152,748	153,992	0.42
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 5.25%	10.69%	11/18/2021	11/20/2028		62,247	61,775	62,247	0.17
US Oral Surgery Management Holdco, LLC	(4)(5)(7)(10)	SOFR + 6.00%	11.12%	8/16/2023	11/20/2028		4,750	4,474	4,624	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
US Oral Surgery Management Holdco, LLC	(4)(5)(10)	SOFR + 6.50%	11.92%		12/5/2022	11/20/2028		2,682	2,682	2,682	0.01
Veonet GmbH	(6)(8)	S + 5.50%	10.45%		4/18/2024	3/14/2029	GBP	253,448	321,708	338,001	0.93
WHCG Purchaser III Inc	(4)(5)(7)(10)	SOFR + 6.50%	11.10 (incl. 5.55 PIK	% % )	8/2/2024	6/30/2029		45,297	45,297	45,297	0.12
WHCG Purchaser III Inc	(4)(5)(10)(17)	10.00%	10.00 PIK	%	8/2/2024	6/30/2030		36,317	14,654	14,654	0.04

									6,446,544	6,281,009	17.28
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 3.25%	8.10%		2/15/2022	2/15/2029		36,282	36,030	36,115	0.10
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	9.60%		5/25/2022	5/25/2029		384,626	379,521	384,626	1.06
Caerus US 1, Inc.	(4)(6)(7)(10)	SOFR + 5.00%	9.60%		5/25/2022	5/25/2029		25,968	25,405	25,640	0.07
Caerus US 1, Inc.	(4)(5)(6)(7)(12)	SOFR + 5.00%	9.96%		5/25/2022	5/25/2029		31,760	31,083	31,760	0.09
Caerus US 1, Inc.	(4)(5)(6)(7)(10)	SOFR + 5.00%	9.60%		10/28/2022	5/25/2029		15,980	15,853	15,855	0.04
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	9.60%		10/28/2022	5/25/2029		247,431	246,227	247,431	0.68
Caerus US 1, Inc.	(4)(6)(8)	SOFR + 5.00%	9.60%		3/27/2024	5/25/2029		69,996	69,996	69,996	0.19
Color Intermediate, LLC	(4)(10)	SOFR + 4.75%	9.45%		7/2/2024	10/1/2029		366,075	359,567	366,075	1.00
Continental Buyer Inc	(4)(5)(7)(10)	SOFR + 5.25%	9.50%		4/2/2024	4/2/2031		29,121	28,576	28,971	0.08
Cotiviti, Inc.	(8)	SOFR + 3.25%	8.45%		5/1/2024	5/1/2031		43,373	43,169	43,400	0.12
CT Technologies Intermediate Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	10.06%		8/30/2024	8/30/2031		160,631	158,906	158,883	0.44

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Technology (continued)
Edifecs, Inc.	(4)(10)	SOFR + 5.75%	10.35 (incl. 2.01 PIK)	% %	9/10/2021	9/21/2026	155,660	154,677	155,660	0.43
Edifecs, Inc.	(4)(10)	SOFR + 5.75%	10.42 (incl. 2.01 PIK)	% %	11/20/2023	11/20/2028	205,229	202,299	205,229	0.56
Edifecs, Inc.	(4)(11)	SOFR + 5.75%	10.35 (incl. 2.01 PIK)	% %	1/7/2021	9/21/2026	96,061	96,131	96,061	0.26
GI Ranger Intermediate, LLC	(4)(7)(10)	SOFR + 6.00%	10.75%		10/29/2021	10/29/2028	103,081	101,918	103,081	0.28
Healthcomp Holding Company, LLC	(4)(10)	SOFR + 6.25%	11.31 (incl. 3.00 PIK)	% %	11/8/2023	11/8/2029	183,599	182,073	182,681	0.50
Imprivata, Inc.	(9)	SOFR + 3.50%	8.75%		4/4/2024	12/1/2027	2,008	2,008	2,018	0.01
Kona Buyer, LLC	(4)(5)(7)(10)	SOFR + 4.50%	9.78%		7/23/2024	7/23/2031	215,636	212,983	212,909	0.58
Magic Bidco Inc	(4)(5)(6)(7)(10)	SOFR + 5.75%	10.41%		7/1/2024	7/1/2030	4,742	4,349	4,313	0.01
Magic Bidco Inc	(4)(5)(6)(10)	SOFR + 5.75%	10.35%		7/1/2024	7/1/2030	45,052	43,973	43,925	0.12
Neptune Holdings, Inc.	(4)(7)(10)	SOFR + 5.75%	10.35%		8/31/2023	8/31/2030	14,888	14,532	14,888	0.04
Netsmart Technologies Inc	(4)(5)(7)(10)	SOFR + 5.20%	10.05 (incl. 2.70 PIK)	% %	8/23/2024	8/23/2031	184,817	182,613	182,573	0.50
NMC Crimson Holdings, Inc.	(4)(10)	SOFR + 6.09%	11.56%		3/1/2021	3/1/2028	71,173	70,132	71,173	0.20
NMC Crimson Holdings, Inc.	(4)(10)	SOFR + 6.09%	11.35%		3/1/2021	3/1/2028	14,758	14,634	14,758	0.04
Project Ruby Ultimate Parent Corp.	(10)	SOFR + 3.25%	8.21%		3/10/2021	3/10/2028	9,111	9,087	9,108	0.02
Rocky MRA Acquisition Corp	(4)(9)	SOFR + 5.75%	11.17%		4/1/2022	4/1/2028	163,891	162,163	163,891	0.45
Vizient, Inc.	(9)	SOFR + 2.00%	6.85%		8/1/2024	8/1/2031	5,000	5,037	5,015	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Technology (continued)
Waystar Technologies, Inc.	(8)	SOFR + 2.75%	7.60%	6/27/2024	10/22/2029		6,513	6,513	6,525	0.02

								2,859,455	2,882,560	7.90
Hotels, Restaurants & Leisure
Alterra Mountain Company	(8)	SOFR + 3.25%	8.10%	4/1/2024	8/17/2028		9,131	9,131	9,164	0.03
Bally’s Corp	(6)(9)	SOFR + 3.25%	8.79%	10/1/2021	10/2/2028		9,553	9,522	9,120	0.03
Caesars Entertainment, Inc.	(6)(9)	SOFR + 2.75%	7.60%	2/6/2023	2/6/2030		2,864	2,884	2,869	0.01
Century Casinos, Inc.	(6)(10)	SOFR + 6.00%	11.30%	4/1/2022	4/2/2029		31,207	30,803	29,667	0.08
Fertitta Entertainment, LLC	(9)	SOFR + 3.75%	8.85%	1/27/2022	1/27/2029		13,358	13,353	13,336	0.04
IRB Holding Corp.	(10)	SOFR + 2.75%	7.70%	1/22/2024	12/15/2027		21,480	21,490	21,477	0.06
Mic Glen, LLC	(9)	SOFR + 3.50%	8.46%	7/21/2021	7/21/2028		12,758	12,747	12,787	0.04
New Red Finance, Inc.	(6)(8)	SOFR + 1.75%	6.60%	6/16/2024	9/12/2030		6,468	6,452	6,413	0.02
Scientific Games Holdings LP	(9)	SOFR + 3.00%	8.32%	6/11/2024	4/4/2029		14,778	14,784	14,708	0.04
Tacala Investment Corp.	(10)	SOFR + 4.00%	9.25%	9/26/2024	1/31/2031		2,999	3,010	3,007	0.01
Whatabrands, LLC	(9)	SOFR + 2.75%	7.60%	5/14/2024	8/3/2028		11,332	11,332	11,328	0.03

								135,508	133,876	0.39
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.50%	8.70%	7/30/2021	7/31/2028		32,473	32,382	32,471	0.09
Industrial Conglomerates
Bettcher Industries, Inc.	(9)	SOFR + 4.00%	8.60%	12/14/2021	12/14/2028		6,954	6,912	6,931	0.02
CEP V Investment 11 S.à r.l.	(4)(6)(7)(10)	SA + 6.52%	7.73%	5/6/2022	2/11/2028	CHF	47,449	47,838	55,507	0.15
CEP V Investment 11 S.à r.l.	(4)(6)(10)	E + 6.45%	9.84%	3/31/2023	2/23/2028	EUR	57,485	55,500	63,961	0.18
Engineered Machinery Holdings, Inc.	(10)	SOFR + 3.75%	8.62%	8/12/2021	5/19/2028		11,784	11,754	11,837	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Industrial Conglomerates (continued)
Excelitas Technologies Corp.	(4)(8)	E + 5.25%	8.60%	8/12/2022	8/13/2029	EUR	24,880	25,190	27,696	0.08
Excelitas Technologies Corp.	(4)(7)(10)	SOFR + 5.25%	9.85%	8/12/2022	8/13/2029		33,241	32,559	33,192	0.09

								179,753	199,124	0.55
Insurance
Alera Group, Inc.	(4)(10)	SOFR + 5.25%	10.10%	9/30/2021	10/2/2028		55,011	54,689	55,011	0.15
Alera Group, Inc.	(4)(5)(7)(11)	SOFR + 5.75%	10.60%	11/17/2023	10/2/2028		6,788	6,669	6,788	0.02
Alliant Holdings Intermediate LLC	(8)	SOFR + 3.00%	7.96%	9/12/2024	9/19/2031		3,663	3,663	3,646	0.01
Amerilife Holdings, LLC	(4)(10)	SOFR + 5.00%	9.70%	6/17/2024	8/31/2029		464,909	458,134	464,909	1.28
Amerilife Holdings, LLC	(4)(5)(7)(13)	SOFR + 5.00%	9.70%	6/17/2024	8/31/2029		36,439	35,444	36,043	0.10
AmWINS Group Inc	(10)	SOFR + 2.25%	7.21%	2/19/2021	2/19/2028		6,450	6,439	6,447	0.02
AssuredPartners, Inc.	(9)	SOFR + 3.50%	8.35%	2/16/2024	2/14/2031		25,545	25,515	25,549	0.07
Baldwin Risk Partners, LLC	(6)(8)	SOFR + 3.25%	8.10%	5/24/2024	5/26/2031		11,209	11,201	11,237	0.03
BroadStreet Partners, Inc.	(8)	SOFR + 3.25%	8.10%	6/14/2024	6/14/2031		13,965	14,006	13,925	0.04
CFC Underwriting, Ltd.	(4)(6)(7)(9)	SOFR + 4.95%	10.27%	1/25/2022	5/16/2029		138,161	135,672	137,889	0.38
Foundation Risk Partners Corp.	(4)(10)	SOFR + 5.25%	9.85%	10/29/2021	10/29/2030		27,991	27,698	27,991	0.08
Foundation Risk Partners Corp.	(4)(5)(7)(10)	SOFR + 5.25%	9.85%	11/17/2023	10/29/2030		24,761	24,094	24,157	0.07
Foundation Risk Partners Corp.	(4)(10)	SOFR + 5.25%	9.85%	4/14/2022	10/29/2030		38,794	38,428	38,794	0.11
Galway Borrower, LLC	(4)(10)	SOFR + 4.50%	9.10%	9/30/2021	9/29/2028		242,531	240,400	242,531	0.67
Galway Borrower, LLC	(4)(5)(7)(10)	SOFR + 4.50%	9.14%	9/30/2021	9/29/2028		5,340	5,111	5,340	0.01
Galway Borrower, LLC	(4)(5)(7)(10)	SOFR + 4.50%	9.14%	4/28/2023	9/29/2028		251	242	242	0.00
Gimlet Bidco GmbH	(4)(6)(8)	E + 5.75%	9.39%	4/15/2024	4/23/2031	EUR	110,003	114,435	120,613	0.33

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Insurance (continued)
Gimlet Bidco GmbH	(4)(6)(7)(8)	E + 5.75%	9.39%	4/15/2024	4/23/2031	EUR	8,148	7,850	8,322	0.02
Higginbotham Insurance Agency, Inc.	(4)(5)(6)(11)	SOFR + 4.50%	9.35%	7/3/2024	11/25/2028		90,424	90,338	90,424	0.25
High Street Buyer, Inc.	(4)(10)	SOFR + 5.25%	9.85%	4/16/2021	4/14/2028		96,505	95,577	96,505	0.26
High Street Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	10.45%	2/4/2022	4/14/2028		64,209	62,954	63,505	0.17
Hyperion Refinance S.à r.l.	(6)(9)	SOFR + 3.50%	8.35%	2/15/2024	2/15/2031		7,486	7,492	7,500	0.02
Integrity Marketing Acquisition LLC	(4)(7)(10)	SOFR + 5.00%	10.08%	8/27/2024	8/25/2028		255,187	253,202	255,090	0.70
OneDigital Borrower, LLC	(9)	SOFR + 3.25%	8.10%	7/2/2024	6/13/2031		9,975	9,963	9,909	0.03
Paisley Bidco Ltd	(4)(5)(6)(7)(8)	S + 5.25%	10.20%	4/17/2024	4/18/2031	GBP	12,094	14,876	15,920	0.04
Paisley Bidco Ltd	(4)(5)(6)(8)	E + 5.25%	8.89%	4/17/2024	4/18/2031	EUR	7,947	8,434	8,758	0.02
Patriot Growth Insurance Services, LLC.	(4)(10)	SOFR + 5.00%	9.75%	10/14/2021	10/16/2028		24,034	23,837	24,034	0.07
Patriot Growth Insurance Services, LLC.	(4)(5)(7)(10)	SOFR + 5.75%	10.35%	11/17/2023	10/16/2028		11,563	11,341	11,262	0.03
Patriot Growth Insurance Services, LLC.	(4)(5)(7)(10)	SOFR + 5.00%	9.95%	10/14/2021	10/16/2028		1,189	1,103	1,046	0.00
Riser Merger Sub, Inc.	(4)(5)(10)	S + 6.00%	10.95%	10/31/2023	10/31/2029	GBP	9,221	11,036	12,329	0.03
Riser Merger Sub, Inc.	(4)(10)	SOFR + 6.00%	10.60%	10/31/2023	10/31/2029		91,116	89,569	91,116	0.25
Riser Topco II LLC	(4)(5)(10)	S + 5.00%	9.95%	8/16/2024	10/31/2029	GBP	16,481	20,759	21,925	0.06
Riser Topco II LLC	(4)(5)(7)(10)	SOFR + 5.00%	10.02%	6/4/2024	10/31/2029		63,557	62,408	62,785	0.17
RSC Acquisition, Inc.	(4)(10)	SOFR + 4.75%	10.00%	11/12/2021	11/1/2029		59,946	59,928	59,871	0.16
RSC Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	10.00%	1/7/2021	11/1/2029		172,187	170,659	171,579	0.47
SG Acquisition, Inc.	(4)(7)(10)	SOFR + 4.75%	10.07%	4/3/2024	4/3/2030		216,037	214,139	216,037	0.59

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Insurance (continued)
Shelf Bidco Ltd	(4)(6)(10)(18)	SOFR + 6.19%	11.47%	12/3/2022	1/3/2030		131,049	128,076	131,049	0.36
Sparta UK Bidco Ltd	(4)(5)(6)(7)(8)	S + 6.00%	10.95%	9/4/2024	9/25/2031	GBP	31,208	41,032	40,889	0.11
Tennessee Bidco Limited	(4)(5)(6)(8)	E + 5.25%	8.93%	7/1/2024	7/1/2031	EUR	4,515	5,672	4,976	0.01
Tennessee Bidco Limited	(4)(6)(8)	S + 5.25%	10.20%	7/1/2024	7/1/2031	GBP	149,270	200,809	197,571	0.54
Tennessee Bidco Limited	(4)(5)(6)(7)(8)	S + 5.25%	10.20%	7/1/2024	7/1/2031	GBP	13,483	16,868	17,086	0.05
Tennessee Bidco Limited	(4)(6)(8)	SOFR + 5.25%	10.51%	7/1/2024	7/1/2031		585,611	569,778	579,755	1.59
TIH Insurance Holdings, LLC.	(8)	SOFR + 3.25%	7.85%	5/6/2024	3/24/2031		38,401	37,731	38,405	0.11
TIH Insurance Holdings, LLC.	(4)(5)(7)(8)	SOFR + 3.25%	7.85%	5/6/2024	5/6/2029		847	435	686	0.00
USI, Inc.	(8)	SOFR + 2.75%	7.35%	6/21/2024	11/22/2029		8,846	8,846	8,830	0.02
USI, Inc.	(8)	SOFR + 2.75%	7.35%	5/30/2024	9/29/2030		1,980	1,980	1,976	0.01
World Insurance Associates, LLC	(4)(11)	SOFR + 6.00%	10.60%	10/20/2023	4/3/2028		43,008	42,332	43,008	0.12
World Insurance Associates, LLC	(4)(5)(7)(11)	SOFR + 5.75%	11.00%	10/20/2023	4/3/2028		17,740	17,129	17,207	0.05

								3,487,993	3,530,467	9.68
Interactive Media & Services
Arches Buyer Inc	(9)	SOFR + 3.25%	8.20%	2/25/2021	12/6/2027		3,571	3,557	3,433	0.01
North Haven Ushc Acquisition Inc	(4)(5)(11)	SOFR + 5.00%	9.70%	8/28/2024	10/30/2027		12,533	12,351	12,345	0.03
North Haven Ushc Acquisition Inc	(4)(5)(11)	SOFR + 5.00%	10.38%	8/28/2024	10/30/2027		7,337	7,230	7,227	0.02
North Haven Ushc Acquisition Inc	(4)(5)(11)	SOFR + 5.00%	10.40%	8/28/2024	10/30/2027		3,121	3,076	3,075	0.01
North Haven Ushc Acquisition Inc	(4)(5)(7)(11)	SOFR + 5.00%	10.16%	8/28/2024	10/30/2027		4,509	4,256	4,248	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Interactive Media & Services (continued)
North Haven Ushc Acquisition Inc	(4)(5)(11)	SOFR + 5.00%	9.70%	8/28/2024	10/30/2027	3,631	3,579	3,577	0.01
North Haven Ushc Acquisition Inc	(4)(5)(11)	SOFR + 5.00%	10.38%	8/28/2024	10/30/2027	22,355	22,029	22,019	0.06
North Haven Ushc Acquisition Inc	(4)(5)(7)(11)	SOFR + 5.00%	9.74%	8/28/2024	10/30/2027	6,341	6,092	6,085	0.02
Project Boost Purchaser, LLC	(8)	SOFR + 3.50%	8.79%	7/16/2024	7/16/2031	6,862	6,850	6,867	0.02

							69,020	68,876	0.19
Internet & Direct Marketing Retail
Hoya Midco, LLC	(6)(9)	SOFR + 3.00%	7.85%	2/3/2022	2/3/2029	9,496	9,463	9,556	0.03
Identity Digital, Inc.	(4)(11)	SOFR + 5.25%	10.35%	1/7/2021	12/29/2027	502,357	501,335	502,357	1.38
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	10.84%	12/15/2021	12/15/2027	551,658	546,568	536,488	1.47

							1,057,366	1,048,401	2.88
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 3.50%	8.10%	8/2/2024	2/1/2031	2,524	2,521	2,531	0.01
AI Altius Luxembourg S.à r.l.	(4)(5)(8)	9.75%	9.75 PIK %	12/21/2021	12/21/2029	27,000	26,618	26,865	0.07
AI Altius US Bidco, Inc.	(4)(7)(10)	SOFR + 4.75%	10.03%	12/13/2021	12/21/2028	27,021	26,568	27,021	0.07
AI Altius US Bidco, Inc.	(4)(10)	SOFR + 4.75%	10.03%	5/21/2024	12/21/2028	218,247	216,142	218,247	0.60
Allium Buyer, LLC	(4)(7)(11)	SOFR + 5.00%	10.25%	5/2/2023	5/2/2030	1,584	1,540	1,584	0.00
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	8.85%	1/7/2021	10/16/2026	19,355	19,367	18,829	0.05
Fern Bidco Ltd	(4)(5)(6)(7)(8)	S + 5.25%	10.20%	7/1/2024	7/3/2031	GBP 40,356	49,796	52,336	0.14

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
IT Services (continued)
Infostretch Corporation	(4)(10)	SOFR + 5.75%	11.23%		4/1/2022	4/1/2028	178,883	176,797	165,914	0.46
Inovalon Holdings, Inc.	(4)(10)	SOFR + 6.25%	11.79 (incl. 2.75 PIK	% % )	11/24/2021	11/24/2028	1,003,353	989,564	1,003,353	2.75
Inovalon Holdings, Inc.	(4)(5)(10)	SOFR + 6.25%	11.46 (incl. 2.75 PIK	% % )	11/24/2021	11/24/2028	76,908	75,738	76,908	0.21
KEN Bidco Ltd	(4)(5)(6)(10)	S + 6.00%	11.07%		5/3/2024	8/3/2028	GBP 13,921	16,998	18,380	0.05
Monterey Financing, S.à r.l.	(4)(6)(8)	CI + 6.00%	9.32%		9/28/2022	9/28/2029	DKK 560,750	72,569	83,318	0.23
Monterey Financing, S.à r.l.	(4)(6)(9)	N + 6.00%	10.64%		9/28/2022	9/28/2029	NOK 599,094	54,804	56,486	0.15
Monterey Financing, S.à r.l.	(4)(6)(8)	ST + 6.00%	9.31%		9/28/2022	9/28/2029	SEK 243,186	21,344	23,826	0.07
Monterey Financing, S.à r.l.	(4)(6)(8)	E + 6.00%	9.38%		9/28/2022	9/28/2029	EUR 110,819	106,449	122,455	0.34
Newfold Digital Holdings Group Inc	(10)	SOFR + 3.50%	8.81%		2/10/2021	2/10/2028	44,255	44,061	39,241	0.11
Park Place Technologies, LLC	(4)(10)	SOFR + 5.25%	9.85%		3/25/2024	3/25/2031	546,804	542,318	544,070	1.49
Park Place Technologies, LLC	(4)(5)(7)(10)	SOFR + 5.25%	10.10%		3/25/2024	3/25/2031	10,271	9,289	9,522	0.03
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	11.11%		10/25/2021	10/25/2027	186,001	184,098	186,001	0.51
Red River Technology, LLC	(4)(11)	SOFR + 6.00%	10.95%		5/26/2021	5/26/2027	146,664	145,531	146,664	0.40
Redwood Services Group, LLC	(4)(10)	SOFR + 6.25%	10.96%		6/15/2022	6/15/2029	62,261	61,517	62,261	0.17
Redwood Services Group, LLC	(4)(5)(7)(10)	SOFR + 5.75%	10.46%		2/5/2024	6/29/2028	405	310	352	0.00
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	9.82 (incl. 2.50 PIK	% % )	10/14/2021	9/28/2028	EUR 16,952	19,257	18,635	0.05
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	9.35 (incl. 2.50 PIK	% % )	10/14/2021	8/3/2028	EUR 6,228	7,159	6,846	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
IT Services (continued)
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	11.43 (incl. 2.50 PIK	% % )	10/14/2021	10/16/2028	6,585	6,921	6,503	0.02
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	11.39 (incl. 2.50 PIK	% % )	10/14/2021	9/28/2028	13,231	13,013	13,065	0.04
Turing Holdco, Inc.	(4)(5)(6)(7)(10)	S + 6.00%	11.07%		5/3/2024	8/3/2028	GBP 23,404	28,576	30,899	0.08
Turing Holdco, Inc.	(4)(5)(6)(7)(10)	SOFR + 6.00%	11.16%		5/3/2024	8/3/2028	31,139	30,293	30,750	0.08
Virtusa Corp.	(10)	SOFR + 3.25%	8.10%		6/21/2024	2/15/2029	12,151	12,151	12,160	0.03

								2,961,309	3,005,022	8.23
Leisure Products
Motion Finco, LLC	(6)(8)	SOFR + 3.50%	8.10%		2/5/2024	11/12/2029	12,374	12,349	11,923	0.03
Life Sciences Tools & Services
Cambrex Corp.	(10)	SOFR + 3.50%	8.45%		1/29/2021	12/4/2026	4,518	4,525	4,498	0.01
Jupiter Bidco Limited	(4)(6)(7)(9)	E + 6.25%	9.60%		8/5/2022	8/27/2029	EUR 5,922	2,381	4,579	0.01
Jupiter Bidco Limited	(4)(6)(10)	SOFR + 6.25%	10.85%		8/5/2022	8/27/2029	88,177	86,325	70,101	0.19
LSCS Holdings, Inc.	(9)	SOFR +4.50%	9.46%		12/16/2021	12/16/2028	7,948	7,923	7,944	0.02
Packaging Coordinators Midco, Inc.	(10)	SOFR +3.25%	8.10%		5/28/2024	11/30/2027	1,857	1,857	1,859	0.01
PAREXEL International Inc/Wilmington	(9)	SOFR +3.00%	7.85%		7/25/2024	11/15/2028	1,898	1,898	1,901	0.01

								104,909	90,882	0.25
Machinery
Chart Industries, Inc.	(4)(6)(9)	SOFR + 2.50%	7.82%		7/2/2024	3/16/2030	5,328	5,328	5,324	0.01
LSF11 Trinity Bidco, Inc.	(4)(8)	SOFR + 3.50%	8.42%		6/20/2024	6/14/2030	1,063	1,063	1,066	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Machinery (continued)
MHE Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.00%	11.40%	7/21/2021	7/21/2027	5,600	5,539	5,600	0.02
MHE Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.50%	11.78%	12/20/2022	7/21/2027	229	226	229	0.00
MHE Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.25%	11.65%	8/30/2022	7/21/2027	228	225	228	0.00
Pro Mach Group, Inc.	(11)	SOFR + 3.50%	8.35%	9/3/2024	8/31/2028	6,912	6,912	6,943	0.02
SPX Flow, Inc.	(9)	SOFR + 3.50%	8.35%	6/6/2024	4/5/2029	6,901	6,901	6,918	0.02
TK Elevator U.S. Newco, Inc.	(6)(9)	SOFR + 3.50%	8.59%	3/14/2024	4/30/2030	17,539	17,498	17,593	0.05
Victory Buyer, LLC	(9)	SOFR + 3.75%	8.72%	11/19/2021	11/19/2028	22,460	22,399	21,716	0.06

							66,091	65,617	0.18
Marine
Armada Parent, Inc.	(4)(7)(10)	SOFR + 5.75%	10.91%	10/29/2021	10/29/2027	229,838	227,233	227,269	0.62
Kattegat Project Bidco AB	(4)(5)(6)(7)(8)	E + 6.00%	9.35%	3/20/2024	4/7/2031	EUR 51,768	54,667	56,605	0.16
Kattegat Project Bidco AB	(4)(5)(6)(8)	SOFR + 6.00%	10.60%	3/20/2024	4/7/2031	4,522	4,417	4,454	0.01

							286,317	288,328	0.79
Media
Bimini Group Purchaser Inc	(4)(5)(10)	SOFR + 5.25%	10.31%	4/26/2024	4/26/2031	207,645	205,697	206,607	0.57
Bimini Group Purchaser Inc	(4)(5)(7)(10)	SOFR + 5.25%	10.49%	4/26/2024	4/26/2031	8,555	8,006	8,070	0.02
Digital Media Solutions, LLC	(6)(10)(17)	SOFR + 11.00%	15.96% PIK	5/25/2021	5/25/2026	25,859	25,627	3,222	0.01
Digital Media Solutions, LLC	(4)(5)(6)(10)	SOFR + 8.00%	13.10% (incl. 7.00% PIK)	4/17/2024	2/25/2026	2,813	2,813	2,813	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/ non-affiliated (continued)
Media (continued)
Digital Media Solutions, LLC	(4)(5)(6)(7)(14)	SOFR + 8.00%	13.10 (incl. 7.00 PIK)	% %	9/13/2024	12/10/2024	1,723	1,511	1,628	0.00
Digital Media Solutions, LLC	(4)(6)(10)(17)	SOFR + 8.00%	12.79 (incl. 7.00 PIK)	% %	4/17/2024	5/25/2026	8,280	8,215	1,391	0.00
McGraw-Hill Education, Inc.	(9)	SOFR + 4.00%	8.60%		8/6/2024	8/6/2031	12,651	12,620	12,714	0.03
Radiate Holdco, LLC	(10)	SOFR + 3.25%	8.21%		11/1/2021	9/25/2026	28,263	28,238	24,323	0.07
Sunrise Financing Partnership	(6)(8)	SOFR + 2.93%	8.14%		4/20/2021	1/31/2029	5,000	4,945	4,982	0.01
Trader Corp.	(4)(6)(7)(10)	CA + 5.50%	9.80%		12/22/2022	12/22/2029	CAD 108,852	77,210	80,485	0.22
Trader Corp.	(4)(5)(6)(10)	CA + 5.50%	9.80%		6/20/2024	12/21/2029	CAD 44,093	31,952	32,603	0.09

								406,834	378,838	1.03
Metals & Mining
American Rock Salt Co LLC	(10)	SOFR + 4.00%	9.32%		6/11/2021	6/9/2028	9,317	9,311	7,701	0.02
American Rock Salt Co LLC	(5)(7)(14)	SOFR + 7.00%	12.08%		9/19/2024	6/9/2028	3,325	1,606	1,606	0.00
SCIH Salt Holdings, Inc.	(10)	SOFR + 3.50%	8.76%		4/29/2021	3/16/2027	13,247	13,205	13,261	0.04

								24,122	22,568	0.06
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance Inc	(4)(6)(10)	SOFR + 5.25%	10.37%		8/30/2024	8/15/2028	39,004	38,668	39,004	0.11

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Oil, Gas & Consumable Fuels (continued)
Freeport LNG Investments, LLLP	(9)	SOFR + 3.50%	9.04%	12/21/2021	12/21/2028		34,904	34,846	34,638	0.10
KKR Alberta Midstream Finance Inc.	(4)(6)(10)	SOFR + 5.25%	10.37%	8/30/2024	8/15/2028		21,218	21,034	21,218	0.06

								94,548	94,860	0.27
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.50%	10.70%	11/12/2021	11/12/2027		62,752	62,181	61,340	0.17
Profile Products, LLC	(4)(5)(7)(10)	P + 4.50%	12.50%	11/12/2021	11/12/2027		7,674	7,574	7,452	0.02
Profile Products, LLC	(4)(5)(7)(10)	P + 4.50%	12.50%	11/12/2021	11/12/2027		387	334	228	0.00

								70,089	69,020	0.19
Pharmaceuticals
Dechra Pharmaceuticals Holdings Ltd	(4)(5)(6)(7)(8)	E + 6.25%	9.89%	1/23/2024	1/24/2031	EUR	97,791	104,345	108,691	0.30
Dechra Pharmaceuticals Holdings Ltd	(4)(5)(6)(7)(10)	SOFR + 6.25%	11.39%	1/23/2024	1/24/2031		1,083	912	919	0.00
Doc Generici (Diocle S.p.A.)	(4)(5)(6)(7)(8)	E+ 5.50%	8.99%	10/11/2022	10/27/2028	EUR	60,136	58,351	66,867	0.18
Eden Acquisitionco Ltd	(4)(6)(7)(10)	SOFR + 6.25%	11.51%	11/2/2023	11/18/2030		108,046	105,599	107,944	0.30
Gusto Sing Bidco Pte Ltd	(4)(5)(6)(7)(10)	BB + 6.50%	10.96%	1/29/2024	10/30/2028	AUD	1,000	642	676	0.00
Padagis, LLC	(6)(9)	SOFR + 4.75%	10.33%	7/6/2021	7/6/2028		27,824	27,792	26,015	0.07
Rhea Parent, Inc.	(4)(10)	SOFR + 5.50%	10.25%	2/18/2022	2/18/2029		201,854	199,316	201,854	0.55

								496,957	512,966	1.40
Professional Services
ALKU, LLC	(4)(10)	SOFR + 6.25%	10.50%	5/23/2023	5/23/2029		54,992	53,952	54,992	0.15
ALKU, LLC	(4)(10)	SOFR + 5.50%	9.75%	2/21/2024	5/23/2029		4,975	4,887	4,950	0.01
Apex Companies, LLC	(4)(11)	SOFR + 5.50%	10.75%	1/31/2023	1/31/2028		1,605	1,576	1,581	0.00
Apex Companies, LLC	(4)(5)(11)	SOFR + 5.50%	10.56%	3/15/2024	3/15/2026		738	722	727	0.00
Apex Companies, LLC	(4)(5)(11)	SOFR + 5.50%	10.44%	1/31/2023	1/31/2028		368	361	362	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Professional Services (continued)
Apex Companies, LLC	(4)(5)(11)	SOFR +5.50%	10.56%	8/28/2024	1/31/2028	12,851	12,664	12,658	0.03
Apex Companies, LLC	(4)(5)(7)(11)	SOFR + 5.50%	10.56%	8/28/2024	1/31/2028	319	243	244	0.00
APFS Staffing Holdings, Inc.	(9)	SOFR + 4.00%	8.85%	12/29/2021	12/29/2028	6,100	6,077	5,970	0.02
Armor Holdco, Inc.	(4)(6)(9)	SOFR + 4.50%	10.01%	12/10/2021	12/11/2028	6,379	6,358	6,427	0.02
Artisan Acquisitionco Ltd	(4)(5)(6)(8)	SOFR + 5.00%	9.64%	9/23/2024	9/30/2031	392,805	384,952	384,949	1.06
Baker Tilly Advisory Group LP	(4)(5)(7)(10)	SOFR + 5.00%	9.85%	6/3/2024	6/3/2031	176,767	173,521	174,426	0.48
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	8.60%	12/30/2021	12/29/2028	11,601	11,514	11,637	0.03
CFGI Holdings, LLC	(4)(7)(10)	SOFR + 4.50%	9.35%	11/2/2021	11/2/2027	20,834	20,414	20,435	0.06
Chronicle Bidco, Inc.	(4)(5)(11)	SOFR + 6.25%	11.50%	5/19/2022	5/18/2029	2,884	2,884	2,884	0.01
Chronicle Bidco, Inc.	(4)(11)	SOFR + 6.25%	11.50%	5/19/2022	5/18/2029	41,869	41,615	41,869	0.11
Chronicle Bidco, Inc.	(4)(5)(7)(11)	SOFR + 6.25%	11.50%	3/26/2024	5/18/2029	731	596	591	0.00
Cisive Holdings Corp	(4)(7)(11)	SOFR + 5.75%	10.45%	12/8/2021	12/8/2028	33,688	33,564	33,093	0.09
Claims Automation Intermediate 2, LLC	(4)(10)	SOFR + 4.50%	8.89%	12/16/2021	12/16/2027	44,573	44,096	44,573	0.12
Claims Automation Intermediate 2, LLC	(4)(5)(7)(10)	SOFR + 4.50%	9.70%	12/16/2021	12/16/2027	34,175	33,626	33,148	0.09
Clearview Buyer, Inc.	(4)(7)(10)	SOFR + 5.35%	9.95%	8/26/2021	8/26/2027	118,875	117,639	118,875	0.33
CRCI Longhorn Holdings Inc	(4)(5)(10)	SOFR + 5.00%	9.85%	8/27/2024	8/27/2031	64,147	63,514	63,506	0.17
CRCI Longhorn Holdings Inc	(4)(5)(7)(10)	SOFR + 5.00%	9.85%	8/27/2024	8/27/2031	5,555	5,363	5,360	0.01
Cumming Group, Inc.	(4)(11)	SOFR + 5.25%	9.50%	5/26/2021	11/16/2027	196,540	194,664	196,540	0.54
Cumming Group, Inc.	(4)(7)(11)	SOFR + 5.25%	9.50%	11/18/2022	11/16/2027	25,294	24,626	25,150	0.07
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	8.35%	1/7/2021	4/9/2027	84,598	84,361	82,996	0.23
Eliassen Group, LLC	(4)(10)	SOFR + 5.75%	10.35%	4/14/2022	4/14/2028	67,215	66,632	66,207	0.18

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Professional Services (continued)
Emerald US, Inc.	(6)(8)	SOFR + 3.75%	8.62%		1/7/2021	7/12/2028	3,819	3,816	3,832	0.01
EP Purchaser, LLC	(9)	SOFR + 3.50%	8.37%		11/4/2021	11/6/2028	9,473	9,334	9,509	0.03
G&A Partners Holding Company II, LLC	(4)(9)	SOFR + 5.50%	10.52%		3/1/2024	3/1/2031	60,342	59,236	60,040	0.16
G&A Partners Holding Company II, LLC	(4)(5)(7)(9)	SOFR + 5.50%	10.52%		3/1/2024	3/1/2030	2,361	2,040	2,065	0.01
Genuine Financial Holdings, LLC	(8)	SOFR + 4.00%	8.85%		6/28/2024	9/27/2030	3,987	3,999	3,967	0.01
Guidehouse, Inc.	(4)(10)	SOFR + 5.75%	10.60 (incl. 2.00 PIK)	% %	10/15/2021	12/16/2030	1,238,581	1,229,372	1,238,581	3.40
IG Investments Holdings, LLC	(4)(7)(10)	SOFR + 6.00%	11.35%		9/22/2021	9/22/2028	440,466	434,921	440,466	1.21
IG Investments Holdings, LLC	(4)(5)(10)	SOFR + 6.00%	11.25%		4/8/2024	9/22/2028	4,233	4,196	4,233	0.01
Inmar, Inc.	(11)	SOFR + 5.50%	10.35%		6/21/2023	5/1/2026	29,346	28,780	29,437	0.08
Kwor Acquisition, Inc.	(4)(5)(11)	P + 4.25%	12.25%		6/22/2022	12/22/2028	1,389	1,377	1,156	0.00
Kwor Acquisition, Inc.	(4)(5)(11)	P + 4.25%	12.25%		12/22/2021	12/22/2027	12,195	12,097	10,152	0.03
Legacy Intermediate, LLC	(4)(10)	SOFR + 5.75%	10.96%		2/25/2022	2/25/2028	120,861	119,506	120,861	0.33

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Professional Services (continued)
Legacy Intermediate, LLC	(4)(9)	SOFR + 5.75%	11.13%	12/22/2023	2/25/2028		23,283	22,892	23,283	0.06
Lereta, LLC	(10)	SOFR + 5.25%	10.21%	7/30/2021	7/30/2028		28,933	28,775	23,581	0.06
Mantech International CP	(4)(7)(10)	SOFR + 5.00%	10.25%	4/12/2024	9/14/2029		901,369	887,627	900,170	2.47
Mercury Bidco Globe Limited	(4)(5)(6)(7)(8)	S + 6.25%	11.20%	1/18/2024	1/31/2031	GBP	80,581	100,347	107,430	0.29
Mercury Borrower, Inc.	(9)	SOFR + 3.50%	8.46%	8/2/2021	8/2/2028		40,937	40,856	40,988	0.11
Minotaur Acquisition, Inc.	(4)(5)(7)(11)	SOFR + 5.00%	9.85%	5/10/2024	5/10/2030		115,614	113,085	114,194	0.31
MPG Parent Holdings, LLC	(4)(11)	SOFR + 5.25%	9.85%	1/8/2024	1/8/2030		18,166	17,846	18,166	0.05
MPG Parent Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.25%	9.84%	1/8/2024	1/8/2030		1,781	1,687	1,781	0.00
Oxford Global Resources Inc	(4)(11)	SOFR + 6.00%	10.22%	8/17/2021	8/17/2027		93,117	92,224	93,117	0.26
Oxford Global Resources Inc	(4)(5)(7)(11)	SOFR + 6.00%	11.20%	8/17/2021	8/17/2027		8,750	8,599	8,750	0.02
Oxford Global Resources Inc	(4)(5)(9)	SOFR + 6.00%	11.39%	6/6/2024	8/17/2027		9,949	9,761	9,949	0.03
Pavion Corp.	(4)(6)(10)	SOFR + 5.75%	11.00%	10/30/2023	10/30/2030		117,394	115,356	117,394	0.32
Pavion Corp.	(4)(5)(6)(7)(10)	SOFR + 5.75%	11.03%	10/30/2023	10/30/2030		23,827	23,379	23,550	0.06
Petrus Buyer Inc	(4)(10)	SOFR + 5.25%	10.54%	10/17/2022	10/17/2029		35,630	34,860	35,630	0.10
Petrus Buyer Inc	(4)(5)(7)(10)	SOFR + 5.25%	10.31%	10/17/2022	10/17/2029		6,375	6,073	6,206	0.02
Polyconcept Investments B.V.	(10)	SOFR + 5.50%	10.10%	5/20/2022	5/18/2029		24,352	24,028	23,819	0.07
Sedgwick Claims Management Services, Inc.	(6)(8)	SOFR + 3.00%	8.25%	2/24/2023	7/31/2031		5,185	5,143	5,181	0.01
Soliant Lower Intermediate, LLC	(8)	SOFR + 3.75%	8.60%	7/18/2024	7/18/2031		50,286	46,964	50,411	0.14

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Professional Services (continued)
Soliant Lower Intermediate, LLC	(4)(5)(7)(8)	SOFR + 3.75%	8.61%	7/18/2024	7/18/2029	1,500	1,068	1,050	0.00
STV Group, Inc.	(4)(10)	SOFR + 5.00%	9.96%	3/20/2024	3/20/2031	58,543	57,461	58,250	0.16
STV Group, Inc.	(4)(5)(7)(10)	P + 4.00%	12.50%	3/20/2024	3/20/2030	1,681	1,311	1,454	0.00
Thevelia US, LLC	(6)(9)	SOFR + 3.25%	7.85%	7/29/2024	6/18/2029	33,861	33,861	33,959	0.09
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 5.25%	10.66%	6/29/2021	6/29/2028	24,735	24,528	24,735	0.07
Trinity Air Consultants Holdings Corp.	(4)(7)(10)	SOFR + 5.25%	10.61%	6/29/2021	6/29/2028	53,725	52,921	53,578	0.15
Trinity Partners Holdings, LLC	(4)(7)(11)	SOFR + 5.75%	10.90%	12/21/2021	12/21/2028	381,408	376,047	380,263	1.04
Victors CCC Buyer, LLC	(4)(7)(10)	SOFR + 4.75%	9.85%	6/1/2022	6/1/2029	143,692	141,393	143,382	0.39
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 5.50%	10.73%	11/9/2021	11/8/2028	717,044	708,148	704,495	1.93

							6,275,335	6,323,215	17.30
Real Estate Management & Development
Castle Management Borrower, LLC	(4)(11)	SOFR + 5.50%	10.10%	11/3/2023	11/3/2029	33,083	32,662	33,083	0.09
Castle Management Borrower, LLC	(4)(5)(7)(11)	SOFR + 5.50%	10.10%	11/3/2023	11/3/2029	417	346	417	0.00
Cushman & Wakefield US Borrower, LLC	(4)(6)(9)	SOFR + 3.00%	7.85%	6/18/2024	1/31/2030	7,461	7,461	7,471	0.02
Cushman & Wakefield US Borrower, LLC	(6)(9)	SOFR + 3.00%	7.85%	9/25/2024	1/31/2030	1,600	1,600	1,603	0.00
McCarthy & Stone PLC	(4)(5)(6)(8)	7.00%	7.00%	1/27/2021	2/2/2026	GBP 20,000	28,078	25,736	0.07

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Real Estate Management & Development (continued)
Neptune BidCo SAS	(4)(5)(6)(7)(8)	E+ 5.25%	8.89%	3/28/2024	4/1/2031	EUR 6,495	6,857	7,165	0.02
Progress Residential PM Holdings, LLC	(4)(10)	SOFR + 5.50%	10.25%	2/16/2021	8/8/2030	79,357	78,211	79,357	0.22
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 5.50%	10.25%	7/26/2022	8/8/2030	15,205	14,930	15,205	0.04

							170,145	170,037	0.46
Software
Aareon Holding GmbH	(4)(6)(10)	E + 6.00%	9.72%	8/8/2023	8/16/2030	EUR 38,317	40,683	42,652	0.12
Aareon Holding GmbH	(4)(6)(10)	E + 6.00%	9.72%	8/8/2023	8/19/2030	EUR 15,779	16,880	17,565	0.05
AI Titan Parent Inc	(4)(5)(7)(10)	SOFR + 4.75%	9.81%	8/29/2024	8/29/2031	110,274	108,941	108,924	0.30
Analytic Partners LP	(4)(7)(10)	SOFR + 5.00%	9.60%	4/4/2022	4/4/2028	21,304	21,017	21,304	0.06
Anaplan, Inc.	(4)(5)(10)	SOFR + 5.25%	9.85%	4/25/2024	6/21/2029	200	198	200	0.00
Anaplan, Inc.	(4)(7)(10)	SOFR + 5.25%	9.85%	6/21/2022	6/21/2029	537,534	529,690	537,534	1.47
Aptean Inc	(4)(10)	SOFR + 5.25%	10.10%	1/29/2024	1/29/2031	41,196	40,833	41,196	0.11
Aptean Inc	(4)(5)(7)(10)	SOFR + 5.25%	10.06%	1/29/2024	1/29/2031	102	46	76	0.00
Armstrong Bidco Limited	(4)(6)(8)	S + 5.25%	10.20%	6/2/2022	6/28/2029	GBP 478,945	573,578	621,116	1.70
AuditBoard Inc	(4)(7)(10)	SOFR + 4.75%	9.35%	7/12/2024	7/12/2031	80,730	79,613	79,577	0.22
Avalara Inc	(4)(7)(10)	SOFR + 6.25%	10.85%	10/19/2022	10/19/2028	23,077	22,649	23,077	0.06
Azurite Intermediate Holdings Inc.	(4)(7)(10)	SOFR + 6.50%	11.35%	3/19/2024	3/19/2031	46,170	45,329	45,708	0.13
Bayshore Intermediate #2 LP	(4)(5)(10)	SOFR + 6.25%	11.55% (incl. 2.88% PIK)	6/6/2024	10/1/2028	72,103	71,770	71,833	0.20
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 5.75%	10.86%	8/8/2022	8/8/2028	70,091	69,223	69,741	0.19

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 5.75%	10.71%	8/8/2022	8/8/2028		12,340	12,186	12,279	0.03
BlueCat Networks USA, Inc.	(4)(5)(10)	SOFR + 5.75%	10.87%	8/8/2022	8/8/2028		8,520	8,428	8,477	0.02
Bluefin Holding, LLC	(4)(7)(11)	SOFR + 7.25%	12.20%	9/12/2023	9/12/2029		45,513	44,482	45,263	0.12
Boxer Parent Company, Inc.	(8)	SOFR + 3.75%	9.01%	7/30/2024	7/30/2031		14,681	14,645	14,669	0.04
Brave Parent Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	10.25%	11/28/2023	11/28/2030		501,528	496,594	501,126	1.37
CDK Global Inc.	(8)	SOFR + 3.25%	7.85%	5/16/2024	7/6/2029		4,985	4,985	4,939	0.01
Cloud Software Group, Inc.	(9)	SOFR + 4.00%	8.60%	5/24/2024	3/30/2029		7,481	7,487	7,459	0.02
Cloud Software Group, Inc.	(9)	SOFR + 4.50%	9.10%	3/22/2024	3/21/2031		2,600	2,605	2,610	0.01
Cloudera, Inc.	(9)	SOFR + 3.75%	8.70%	10/8/2021	10/8/2028		35,162	34,872	34,326	0.09
Confine Visual Bidco	(4)(6)(8)	SOFR + 5.75%	10.58%	2/23/2022	2/23/2029		257,960	253,132	211,527	0.58
Confine Visual Bidco	(4)(6)(8)	SOFR + 5.75%	10.58%	3/11/2022	2/23/2029		6,159	6,039	5,050	0.01
Conga Corp.	(10)	SOFR + 3.50%	8.56%	8/8/2024	5/8/2028		11,509	11,509	11,565	0.03
Connatix Buyer, Inc.	(4)(10)	SOFR + 5.50%	10.53%	7/14/2021	7/14/2027		107,049	106,056	104,908	0.29
Connatix Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	10.42%	7/14/2021	7/14/2027		3,715	3,564	3,389	0.01
ConnectWise, LLC	(9)	SOFR + 3.50%	8.37%	9/30/2021	9/29/2028		28,103	28,052	28,117	0.08
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	8.71%	10/15/2021	10/16/2028		26,934	26,868	25,301	0.07
Cornerstone OnDemand, Inc.	(4)(11)	SOFR + 6.00%	11.10%	9/7/2023	10/16/2028		34,563	33,725	34,130	0.09
Coupa Software Inc.	(4)(6)(7)(10)	SOFR + 5.50%	10.75%	2/27/2023	2/27/2030		1,827	1,788	1,825	0.01
Crewline Buyer, Inc.	(4)(6)(7)(11)	SOFR + 6.75%	11.35%	11/8/2023	11/8/2030		118,659	115,804	117,349	0.32
Delta Topco, Inc.	(8)	SOFR + 3.50%	8.20%	5/1/2024	12/1/2029		74,786	74,612	74,760	0.21
Denali Bidco Ltd	(4)(5)(6)(7)(10)	S + 6.00%	10.95%	8/29/2023	8/29/2030	GBP	14,404	17,763	19,255	0.05
Denali Bidco Ltd	(4)(5)(6)(8)	E + 6.00%	9.35%	8/29/2023	8/29/2030	EUR	4,174	4,416	4,647	0.01
Denali Bidco Ltd	(4)(5)(6)(8)	E + 5.50%	8.85%	2/28/2024	8/29/2030	EUR	263	276	293	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Denali Bidco Ltd	(4)(5)(6)(9)	E + 6.00%	9.35%	2/28/2024	8/29/2030	EUR	5,845	6,206	6,507	0.02
Diligent Corp	(4)(7)(10)	SOFR + 5.00%	10.09%	4/30/2024	8/2/2030		173,460	171,697	171,626	0.47
Diligent Corp	(4)(10)	SOFR + 5.00%	10.09%	4/30/2024	8/2/2030		29,736	29,582	29,736	0.08
Discovery Education, Inc.	(4)(5)(10)	SOFR + 5.75%	10.91%	4/7/2022	4/9/2029		635,419	628,721	563,934	1.55
Discovery Education, Inc.	(4)(11)	SOFR + 5.75%	10.98%	10/3/2023	4/9/2029		65,604	64,961	58,224	0.16
DTI Holdco, Inc.	(10)	SOFR + 4.75%	9.60%	4/26/2022	4/26/2029		24,500	24,027	24,627	0.07
ECI Macola Max Holding, LLC	(6)(10)	SOFR + 3.75%	8.35%	9/20/2024	5/9/2030		10,628	10,628	10,671	0.03
Elements Finco Ltd	(4)(5)(6)(7)(8)	S + 5.00%	9.95%	3/27/2024	4/29/2031	GBP	67,590	83,697	89,484	0.25
Elements Finco Ltd	(4)(5)(6)(8)	SOFR + 4.75%	9.60%	3/27/2024	4/29/2031		21,157	20,923	20,999	0.06
Elements Finco Ltd	(4)(5)(6)(8)	SOFR + 4.75%	9.60%	4/30/2024	4/29/2031		17,609	17,511	17,477	0.05
Ellucian Holdings, Inc.	(9)	SOFR + 3.50%	8.45%	2/29/2024	10/9/2029		1,957	1,955	1,964	0.01
Epicor Software Corp.	(10)	SOFR + 3.25%	8.10%	5/30/2024	5/30/2031		4,564	4,549	4,573	0.01
Epicor Software Corp.	(7)(10)	SOFR + 3.25%	8.10%	5/30/2024	4/25/2031		309	308	310	0.00
Episerver, Inc.	(4)(11)	SOFR + 5.25%	9.85%	12/21/2021	4/9/2026		7,064	7,027	6,994	0.02
Episerver, Inc.	(4)(7)(11)	SOFR + 5.25%	10.00%	5/26/2021	4/9/2026		17,590	17,489	17,376	0.05
Everbridge Holdings, LLC	(4)(5)(6)(10)	SOFR + 5.00%	10.33%	7/2/2024	7/2/2031		34,815	34,647	34,641	0.10
Everbridge Holdings, LLC	(4)(5)(6)(7)(10)	SOFR + 5.00%	10.30%	7/2/2024	7/2/2031		3,412	3,366	3,364	0.01
Experity, Inc.	(4)(10)	SOFR + 5.50%	10.60% (incl. 3.25% PIK)	7/22/2021	2/24/2028		105,722	104,648	105,722	0.29
Experity, Inc.	(4)(7)(10)	SOFR + 5.50%	10.60% (incl. 3.25% PIK)	2/24/2022	2/24/2028		34,067	33,538	34,067	0.09
Flash Charm, Inc.	(10)	SOFR + 3.50%	8.75%	6/11/2024	3/2/2028		52,090	52,086	51,138	0.14

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Flexera Software, LLC	(10)	SOFR + 3.50%	8.46%	5/20/2024	3/3/2028	9,299	9,344	9,315	0.03
Gen Digital Inc	(6)(9)	SOFR + 1.75%	6.60%	6/5/2024	9/12/2029	5,020	5,020	5,010	0.01
Genesys Cloud Services Holdings II, LLC	(10)	SOFR + 3.75%	8.60%	9/26/2024	12/1/2027	5,770	5,770	5,789	0.02
Gigamon Inc.	(4)(11)	SOFR + 5.75%	11.19%	3/11/2022	3/9/2029	423,957	418,581	417,598	1.15
Gigamon Inc.	(4)(5)(7)(10)	SOFR + 5.75%	11.21%	3/11/2022	3/9/2029	20,619	20,472	20,233	0.06
GovernmentJobs.com, Inc.	(4)(7)(10)	SOFR + 5.00%	9.60%	7/15/2024	12/2/2028	287,035	284,017	286,428	0.79
Granicus Inc.	(4)(10)	SOFR + 5.75%	11.00% (incl. 2.25% PIK)	1/17/2024	1/17/2031	30,470	30,202	30,470	0.08
Granicus Inc.	(4)(5)(7)(10)	SOFR + 5.25%	10.10% (incl. 2.25% PIK)	1/17/2024	1/17/2031	8,211	8,128	8,122	0.02
Graphpad Software, LLC	(4)(10)	SOFR + 4.75%	9.35%	6/28/2024	6/28/2031	143,417	142,382	142,700	0.39
Graphpad Software, LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.35%	6/28/2024	6/28/2031	3,729	3,359	3,473	0.01
GS Acquisitionco Inc	(4)(5)(7)(10)	SOFR + 5.25%	10.54%	3/26/2024	5/25/2028	12,027	11,962	11,952	0.03
GS Acquisitionco Inc	(4)(5)(7)(11)	SOFR + 5.25%	9.85%	3/26/2024	5/25/2028	583	564	561	0.00
Homecare Software Solutions, LLC	(4)(5)(10)	SOFR + 5.00%	10.10%	6/14/2024	6/14/2031	76,735	76,000	75,968	0.21
Homecare Software Solutions, LLC	(4)(5)(10)	SOFR + 5.00%	10.10%	6/14/2024	6/14/2031	29,969	29,682	29,669	0.08
Homecare Software Solutions, LLC	(4)(5)(10)	SOFR + 5.25%	10.10%	9/26/2024	6/14/2031	35,450	35,096	35,095	0.10
HS Purchaser, LLC	(10)	SOFR + 4.00%	8.95%	6/23/2021	11/19/2026	35,928	35,929	34,356	0.09
Icefall Parent, Inc.	(4)(7)(11)	SOFR + 6.50%	11.35%	1/26/2024	1/25/2030	72,237	70,834	71,644	0.20
Idemia America Corp	(6)(10)	SOFR + 4.25%	8.85%	2/2/2024	9/30/2028	997	1,004	1,002	0.00
IGT Holding II AB	(4)(5)(6)(8)	SOFR + 6.50%	11.27% (incl. 6.50% PIK)	8/13/2024	8/27/2033	121,993	119,579	119,553	0.33
IGT Holding IV AB	(4)(5)(6)(8)	E + 5.25%	8.60% (incl. 2.13% PIK)	10/25/2022	3/31/2028	EUR14,538	15,634	16,061	0.04
ION Trading Finance Ltd.	(6)(8)	SOFR + 4.00%	9.02%	6/3/2024	4/1/2028	24,025	23,927	24,064	0.07

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
IQN Holding Corp	(4)(10)	SOFR + 5.25%	10.31%	5/2/2022	5/2/2029		46,024	45,736	46,024	0.13
IQN Holding Corp	(4)(5)(7)(10)	SOFR + 5.25%	10.31%	5/2/2022	5/2/2028		1,293	1,260	1,293	0.00
IRI Group Holdings Inc	(4)(10)	SOFR + 5.00%	9.85%	4/1/2024	12/1/2028		1,591,181	1,568,258	1,591,181	4.37
IRI Group Holdings Inc	(4)(5)(7)(10)	SOFR + 5.00%	9.85%	4/1/2024	12/1/2027		58,750	57,351	58,750	0.16
JS Parent Inc	(4)(5)(7)(10)	SOFR + 5.00%	10.25%	4/24/2024	4/24/2031		81,422	81,003	81,382	0.22
Kaseya, Inc.	(4)(10)	SOFR + 5.50%	10.75%	6/23/2022	6/25/2029		747,047	736,970	747,047	2.05
Kaseya, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	10.75%	6/23/2022	6/25/2029		11,426	10,985	11,095	0.03
Kaseya, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	10.10%	6/23/2022	6/25/2029		12,317	11,646	12,317	0.03
LD Lower Holdings, Inc.	(4)(11)	SOFR + 7.50%	12.20%	2/8/2021	8/9/2027		107,688	107,090	106,880	0.29
Lightbox Intermediate, LP	(4)(8)	SOFR + 5.00%	10.11%	6/1/2022	5/9/2026		37,145	36,767	35,566	0.10
Magenta Security Holdings LLC	(5)(11)	SOFR + 6.25%	11.37%	8/14/2024	7/27/2028		9,724	9,341	9,919	0.03
Magenta Security Holdings LLC	(5)(10)(18)	SOFR + 6.75%	12.13%	8/14/2024	7/27/2028		27,581	26,248	26,216	0.07
Magenta Security Holdings LLC	(5)(10)(17)(18)	SOFR + 7.00%	12.38% (incl. 5.50% PIK)	8/14/2024	7/27/2028		6,619	2,317	2,002	0.01
Magnesium BorrowerCo, Inc.	(4)(10)	S + 5.00%	9.95%	5/19/2022	5/18/2029	GBP	101,483	124,688	135,677	0.37
Magnesium BorrowerCo, Inc.	(4)(10)	SOFR + 5.00%	9.85%	5/19/2022	5/18/2029		1,048,417	1,030,677	1,048,417	2.88
Magnesium BorrowerCo, Inc.	(4)(5)(10)	SOFR + 5.00%	9.85%	3/21/2024	5/18/2029		29,338	29,014	29,338	0.08
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 3.75%	8.50%	7/30/2021	7/31/2028		76,147	75,520	70,055	0.19

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.25%	11.00%	6/9/2023	6/9/2030	62,212	60,694	62,212	0.17
Mandolin Technology Intermediate Holdings, Inc.	(4)(5)(7)(8)	SOFR + 3.75%	8.54%	7/30/2021	7/31/2026	8,149	8,110	7,298	0.02
Maverick Bidco Inc.	(10)	SOFR + 3.75%	9.15%	5/18/2021	5/18/2028	16,534	16,491	16,523	0.05
Maverick Bidco Inc.	(4)(5)(10)	SOFR + 5.00%	10.20%	5/26/2023	5/18/2028	69,511	67,673	69,338	0.19
Maverick Bidco Inc.	(4)(5)(7)(10)	SOFR + 4.75%	9.79%	8/16/2024	5/18/2028	15,368	14,965	15,028	0.04
McAfee Corp.	(6)(9)	SOFR + 3.25%	8.45%	5/31/2024	3/1/2029	29,722	29,476	29,654	0.08
Medallia, Inc.	(4)(10)	SOFR + 6.50%	10.85% (incl. 4.00% PIK)	10/28/2021	10/29/2028	857,065	847,973	814,212	2.23
Medallia, Inc.	(4)(7)(10)	SOFR + 6.50%	10.85% (incl. 4.00% PIK)	8/16/2022	10/29/2028	211,446	208,724	200,740	0.55
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.50%	9.85%	5/2/2022	5/2/2029	11,646	11,607	10,412	0.03
Monk Holding Co.	(4)(10)(18)	SOFR + 5.50%	10.20%	12/1/2021	12/1/2027	10,972	10,833	10,972	0.03
Monk Holding Co.	(4)(7)(10)	SOFR + 5.50%	10.20%	12/1/2021	12/1/2027	5,444	5,273	5,214	0.01
MRI Software, LLC	(4)(5)(11)	SOFR + 4.75%	9.35%	12/19/2023	2/10/2027	50,702	50,287	50,448	0.14
MRI Software, LLC	(4)(11)	SOFR + 4.75%	9.35%	1/7/2021	2/10/2027	183,587	182,476	180,833	0.50
MRI Software, LLC	(4)(5)(7)(11)	SOFR + 4.75%	9.35%	8/27/2024	2/10/2027	7,811	7,441	6,828	0.02
NAVEX TopCo, Inc.	(4)(7)(10)	SOFR + 5.50%	10.60%	11/9/2023	11/9/2030	100,143	98,251	100,143	0.27
Nintex Topco Limited	(4)(6)(8)	SOFR + 4.50%	9.26% (incl. 1.50% PIK)	11/12/2021	11/13/2028	677,565	669,674	643,686	1.77
Noble Midco 3 Ltd	(4)(5)(6)(7)(10)	SOFR + 5.00%	9.60%	6/10/2024	6/24/2031	39,181	38,708	38,909	0.11
Oranje Holdco Inc	(4)(5)(11)	SOFR + 7.25%	12.50%	4/19/2024	2/1/2029	5,000	4,906	5,000	0.01
Oranje Holdco Inc	(4)(7)(11)	SOFR + 7.50%	12.75%	2/1/2023	2/1/2029	66,000	64,659	66,000	0.18
PDI TA Holdings, Inc.	(4)(7)(10)	SOFR + 5.25%	10.50%	2/1/2024	2/3/2031	68,890	67,748	68,161	0.19
Perforce Software, Inc.	(9)	SOFR + 4.75%	9.60%	3/22/2024	3/25/2031	19,950	19,857	19,950	0.05
Perforce Software, Inc.	(8)	SOFR + 3.75%	8.70%	1/7/2021	7/1/2026	15,176	15,169	15,141	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.75%	9.00%	5/14/2024	10/28/2030		71,031	71,031	71,269	0.20
Project Leopard Holdings, Inc.	(9)	SOFR + 5.25%	10.60%	7/20/2022	7/20/2029		133,570	128,269	120,394	0.33
Project Leopard Holdings, Inc.	(4)(5)(7)(8)	SOFR + 4.25%	9.49%	7/20/2022	7/20/2027		9,006	9,015	6,526	0.02
Proofpoint, Inc.	(9)	SOFR + 3.00%	7.85%	5/28/2024	8/31/2028		6,938	6,938	6,943	0.02
Rally Buyer, Inc.	(4)(10)	SOFR + 5.75%	10.56% (incl. 1.75% PIK)	7/19/2022	7/19/2028		142,701	140,971	135,566	0.37
Rally Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	10.57%	7/19/2022	7/19/2028		11,535	11,309	10,647	0.03
RealPage, Inc.	(9)	SOFR + 3.00%	7.96%	4/22/2021	4/24/2028		1,955	1,951	1,900	0.01
Recorded Future Inc	(4)(10)	SOFR + 5.75%	10.60%	6/28/2024	6/28/2030		131,314	129,629	131,314	0.36
Recorded Future Inc	(4)(5)(7)(10)	SOFR + 5.75%	10.88%	6/28/2024	6/28/2030		7,952	7,494	7,474	0.02
Relativity ODA, LLC	(4)(7)(11)	SOFR + 4.50%	9.46%	5/12/2021	5/12/2029		37,640	37,587	37,520	0.10
Rocket Software, Inc.	(9)	SOFR + 4.75%	9.60%	10/5/2023	11/28/2028		42,977	42,454	43,073	0.12
S2P Acquisition Borrower, Inc.	(6)(8)	SOFR + 4.00%	9.16%	1/7/2021	8/14/2026		12,380	12,390	12,411	0.03
Sailpoint Technologies, Inc.	(4)(7)(10)	SOFR + 6.00%	11.10%	8/16/2022	8/16/2029		384,906	379,073	384,860	1.06
Scorpio BidCo SAS	(4)(5)(6)(7)(8)	E + 5.75%	9.60%	4/3/2024	4/30/2031	EUR	37,234	39,519	40,952	0.11
Skopima Consilio Parent, LLC	(9)	SOFR + 4.00%	8.96%	5/14/2021	5/12/2028		39,612	39,178	39,600	0.11
Solarwinds Holdings, Inc.	(6)(8)	SOFR + 2.75%	7.60%	7/24/2024	2/5/2030		2,978	2,974	2,983	0.01
Sovos Compliance, LLC	(9)	SOFR + 4.50%	9.46%	8/12/2021	8/11/2028		13,791	13,737	13,803	0.04
Spitfire Parent, Inc.	(4)(11)	E + 5.50%	8.88%	3/8/2021	3/11/2027	EUR	18,866	22,593	21,001	0.06
Spitfire Parent, Inc.	(4)(11)	SOFR + 5.50%	10.45%	3/9/2021	3/11/2027		117,026	116,271	117,026	0.32
Stamps.com, Inc.	(4)(5)(10)	SOFR + 5.75%	10.94%	12/14/2021	10/5/2028		9,870	9,754	9,697	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Stamps.com, Inc.	(4)(10)	SOFR + 5.75%	10.94%		10/5/2021	10/5/2028		839,170	829,554	824,484	2.26
Surf Holdings, LLC	(6)(8)	SOFR + 3.50%	8.53%		1/7/2021	3/5/2027		12,622	12,646	12,666	0.03
Tegra118 Wealth Solutions, Inc.	(8)	SOFR + 4.00%	9.13%		1/7/2021	2/18/2027		6,811	6,795	6,564	0.02
TravelPerk Inc	(4)(5)(6)(8)	11.50%	11.50	% PIK	5/2/2024	5/2/2029		43,984	41,286	41,785	0.11
Triple Lift, Inc.	(4)(10)	SOFR + 5.75%	10.71%		5/6/2021	5/5/2028		43,621	43,174	41,440	0.11
Triple Lift, Inc.	(4)(5)(7)(11)	SOFR + 5.75%	11.20%		5/6/2021	5/5/2028		5,480	5,333	4,677	0.01
Triple Lift, Inc.	(4)(10)	SOFR + 5.75%	10.56%		3/18/2022	5/5/2028		25,586	25,286	24,307	0.07
Varicent Parent Holdings Corp	(4)(5)(7)(10)	SOFR + 6.00%	10.60% (incl. 3.25% PIK)		8/23/2024	8/23/2031		68,826	67,544	67,511	0.19
Vision Solutions, Inc.	(10)	SOFR + 4.00%	9.51%		10/25/2021	4/24/2028		40,102	40,014	39,150	0.11
VS Buyer, LLC	(6)(7)(8)	SOFR + 3.25%	8.35%		4/4/2024	4/12/2031		6,318	5,420	5,362	0.01
WPEngine, Inc.	(4)(7)(10)	SOFR + 6.50%	11.62%		8/14/2023	8/14/2029		81,400	79,221	81,156	0.22
XPLOR T1, LLC	(4)(8)	SOFR + 4.25%	8.85%		6/24/2024	6/24/2031		35,000	34,832	35,175	0.10
Yellow Castle AB	(4)(6)(8)	ST + 4.75%	8.38% (incl. 2.59% PIK)		4/14/2022	7/9/2029	SEK	112,563	10,488	11,084	0.03
Yellow Castle AB	(4)(6)(8)	SA + 4.75%	5.96% (incl. 1.86% PIK)		4/14/2022	7/9/2029	CHF	10,674	10,773	12,612	0.03
Yellow Castle AB	(4)(5)(6)(10)	SA + 4.75%	5.96 (incl. 1.86 PIK)	% %	7/28/2022	7/9/2029	CHF	3,484	3,486	4,116	0.01
Yellow Castle AB	(4)(6)(8)	E + 4.75%	8.42 (incl. 2.60 PIK)	% %	4/14/2022	7/9/2029	EUR	31,713	31,678	35,301	0.10
Yellow Castle AB	(4)(5)(6)(7)(8)	E + 4.75%	8.42 (incl. 2.60 PIK)	% %	4/14/2022	7/9/2029	EUR	1,639	1,714	1,825	0.01
Yellow Castle AB	(4)(5)(6)(10)	S + 4.75%	9.95 (incl. 3.06 PIK)	% %	7/28/2022	7/9/2029	GBP	8,894	10,504	11,890	0.03
Zendesk Inc	(4)(7)(10)	SOFR + 5.00%	9.69%		7/23/2024	11/22/2028		936,617	916,681	933,497	2.56

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Zorro Bidco Ltd	(4)(5)(6)(7)(8)	S + 5.00%	9.95%	8/13/2024	8/13/2031	GBP	65,579	82,099	85,727	0.24

								15,531,921	15,501,413	42.54
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 6.04%	11.39%	1/7/2021	5/3/2026		36,866	36,635	36,866	0.10
EG America, LLC	(6)(8)	SOFR + 5.50%	10.44%	7/12/2023	2/7/2028		13,781	13,474	13,792	0.04
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.50%	8.35%	7/18/2024	5/4/2028		27,696	27,696	27,715	0.08
Metis Buyer, Inc.	(4)(5)(7)(8)	SOFR + 3.25%	8.36%	5/4/2021	5/4/2026		3,690	3,626	3,622	0.01
Runner Buyer, Inc.	(10)	SOFR + 5.50%	10.67%	10/21/2021	10/20/2028		76,050	75,092	38,514	0.11
StubHub Holdco Sub, LLC	(8)	SOFR + 4.75%	9.60%	3/15/2024	3/15/2030		11,239	11,230	11,248	0.03

								167,753	131,757	0.37
Technology Hardware, Storage & Peripherals
Lytx, Inc.	(4)(11)	SOFR + 5.00%	10.20%	6/13/2024	2/28/2028		75,139	75,190	75,139	0.21
Trading Companies & Distributors
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	8.71%	4/1/2021	3/31/2028		22,760	22,702	22,794	0.06
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	8.76%	1/29/2021	1/31/2028		14,652	14,463	14,298	0.04
Hillman Group Inc	(9)	SOFR + 2.25%	7.10%	7/14/2021	7/14/2028		3,977	3,984	3,980	0.01
Icebox Holdco III, Inc.	(9)	SOFR + 3.75%	8.62%	12/22/2021	12/22/2028		15,663	15,626	15,728	0.04
Park River Holdings, Inc.	(10)	SOFR + 3.25%	8.84%	1/7/2021	12/28/2027		45,781	45,460	45,128	0.12
Porcelain Acquisition Corp.	(4)(11)	SOFR + 6.00%	10.70%	4/30/2021	4/1/2027		81,276	80,406	76,805	0.21
Red Fox CD Acquisition Corp	(4)(11)	SOFR + 6.00%	10.60%	3/4/2024	3/4/2030		114,533	112,135	114,533	0.31

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Trading Companies & Distributors (continued)
Sunsource Borrower, LLC	(8)	SOFR + 4.00%	8.95%	3/25/2024	3/25/2031		2,985	2,992	2,969	0.01
White Cap Buyer, LLC	(8)	SOFR + 3.25%	8.10%	6/13/2024	10/19/2029		16,915	16,875	16,812	0.05
Windsor Holdings III LLC	(8)	SOFR +3.50%	8.46%	9/20/2024	8/1/2030		8,881	8,881	8,934	0.02

								323,524	321,981	0.87
Transportation Infrastructure
Capstone Acquisition Holdings Inc	(4)(7)(11)	SOFR + 4.50%	9.56%	8/29/2024	11/13/2029		96,131	95,585	96,131	0.26
Enstructure, LLC	(4)(9)(18)	SOFR + 5.00%	10.11%	6/10/2024	6/10/2029		142,519	141,196	142,519	0.39
Enstructure, LLC	(4)(5)(7)(9)	SOFR + 5.00%	10.11%	6/10/2024	6/10/2029		88,177	86,357	85,355	0.23
Frontline Road Safety, LLC	(4)(10)	SOFR + 5.75%	11.42%	5/3/2021	5/3/2027		180,328	178,787	180,328	0.49
Frontline Road Safety, LLC	(4)(10)	SOFR + 5.75%	11.42%	12/15/2023	5/3/2027		22,446	22,103	22,446	0.06
Frontline Road Safety, LLC	(4)(5)(7)(10)	SOFR + 5.75%	11.34%	12/15/2023	5/3/2027		17,947	17,630	17,666	0.05
Helix TS, LLC	(4)(10)	SOFR + 6.25%	11.65%	8/4/2021	8/4/2027		92,074	91,203	89,312	0.25
Helix TS, LLC	(4)(10)	SOFR + 6.25%	11.74%	8/4/2021	8/4/2027		61,726	61,360	59,874	0.16
Helix TS, LLC	(4)(10)	SOFR + 6.25%	11.09%	12/22/2023	8/4/2027		13,795	13,579	13,381	0.04
Helix TS, LLC	(4)(5)(10)	SOFR + 6.25%	11.00%	12/14/2022	8/4/2027		985	973	956	0.00
Italian Motorway Holdings S.à r.l	(4)(6)(8)	E + 5.25%	9.09%	4/28/2022	4/28/2029	EUR	236,429	244,330	263,180	0.72
Liquid Tech Solutions Holdings, LLC	(4)(10)	SOFR + 4.75%	9.71%	3/19/2021	3/20/2028		18,755	18,707	18,778	0.05
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.14%	4/19/2021	10/19/2027		76,046	75,200	73,764	0.20
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.06%	1/31/2022	10/19/2027		76,325	75,766	74,035	0.20
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.06%	4/19/2021	10/19/2027		54,780	54,704	53,136	0.15
Safety Borrower Holdings LP	(4)(11)	SOFR + 5.25%	10.21%	9/1/2021	9/1/2027		47,430	47,211	47,430	0.13
Safety Borrower Holdings LP	(4)(5)(7)(11)	P + 4.25%	12.25%	9/1/2021	9/1/2027		1,258	1,242	1,225	0.00
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.75%	10.91%	9/24/2021	9/24/2027		147,440	145,976	147,440	0.40
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.75%	11.13%	9/19/2023	9/24/2027		63,360	62,419	63,360	0.17

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Transportation Infrastructure (continued)
Sam Holding Co, Inc.	(4)(5)(11)	SOFR + 5.75%	11.08%	9/19/2023	9/24/2027	39,894	39,293	39,894	0.11
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.75%	11.17%	9/24/2021	9/24/2027	45,738	45,310	45,738	0.13
Sam Holding Co, Inc.	(4)(5)(7)(11)	P + 5.00%	13.50%	9/24/2021	3/24/2027	6,000	5,784	6,000	0.02
TRP Infrastructure Services, LLC	(4)(11)	SOFR + 5.50%	10.90%	7/9/2021	7/9/2027	71,663	70,989	68,081	0.19

							1,595,704	1,610,029	4.40
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	8.60%	1/7/2021	12/17/2027	20,975	20,963	20,973	0.06
CyrusOne Revolving Warehouse	(4)(5)(6)(7)(8)	SOFR + 3.00%	8.13%	7/12/2024	7/2/2029	38,333	37,045	38,335	0.11

							58,008	59,308	0.17

Total First Lien Debt—non-controlled/non-affiliated							56,109,579	55,938,678	153.40

First Lien Debt—controlled/affiliated
Chemicals
Pigments Services, Inc.	(4)(6)(11)(16)(17)	SOFR + 8.25%	13.27% PIK	4/14/2023	4/14/2029	18,387	15,191	8,072	0.02
Pigments Services, Inc.	(4)(6)(11)(16)	SOFR + 8.25%	13.27% PIK	4/14/2023	4/14/2029	10,960	10,960	10,960	0.03

							26,151	19,032	0.05
Insurance
CFCo, LLC (Benefytt Technologies, Inc.)	(4)(5)(8)(16)(17)(18)	0.00%	0.00%	9/11/2023	9/13/2038	86,098	12,571	0	0.00
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	(4)(5)(8)(16)(17)(18)	10.00%	10.00% PIK	9/11/2023	9/12/2033	49,530	49,530	12,194	0.03

							62,101	12,194	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—controlled/affiliated (continued)
Professional Services
Material Holdings, LLC	(4)(5)(10)(16)	SOFR + 6.00%	10.70% (incl. 8.02% PIK)	6/14/2024	8/19/2027	227,908	225,891	227,908	0.63
Material Holdings, LLC	(4)(5)(7)(10)(16)	SOFR + 6.00%	10.70% PIK	6/14/2024	8/19/2027	55,991	55,470	33,188	0.09

							281,361	261,096	0.72

Total First Lien Debt—controlled/affiliated							369,613	292,322	0.80

Total First Lien Debt							56,479,192	56,231,000	154.20

Second Lien Debt
Second Lien Debt—non-controlled/non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	(4)(10)	SOFR + 7.63%	12.94%	5/25/2021	5/25/2029	44,520	44,132	34,058	0.09
Peraton Corp.	(10)	SOFR + 7.75%	12.97%	5/6/2021	2/1/2029	53,259	52,824	50,146	0.14

							96,956	84,204	0.23
Air Freight & Logistics
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 7.00%	11.87%	7/26/2021	7/26/2029	33,000	32,710	32,285	0.09
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 6.75%	11.71%	3/31/2021	3/30/2029	29,464	29,381	27,789	0.08
OMNIA Partners, LLC	(4)(5)(8)	SOFR + 5.00%	10.28%	5/31/2024	5/31/2032	165,000	164,210	165,000	0.45

							193,591	192,789	0.53
Construction & Engineering
Thermostat Purchaser III, Inc.	(4)(10)	SOFR + 7.25%	12.96%.(incl. 0.50% PIK)	8/31/2021	8/31/2029	32,783	32,481	32,619	0.09

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	(4)(6)(8)	8.75%	8.75%	4/15/2021	4/15/2029	CAD	3,800	3,000	2,501	0.01
CD&R Artemis UK Bidco Ltd.	(4)(6)(8)	S + 7.50%	12.45%	8/19/2021	8/19/2029	GBP	65,340	87,873	86,701	0.24
CD&R Artemis UK Bidco Ltd.	(4)(6)(9)	SOFR + 7.35%	12.10%	12/31/2021	8/19/2029		15,000	14,760	14,700	0.04
CD&R Artemis UK Bidco Ltd.	(4)(5)(6)(9)	SOFR + 7.35%	12.10%	3/31/2022	8/19/2029		10,000	9,835	9,800	0.03
Jayhawk Buyer, LLC	(4)(11)	SOFR + 8.75%	14.10%	5/26/2021	10/15/2027		6,537	6,474	5,948	0.02

								121,942	119,650	0.34
Interactive Media & Services
Project Boost Purchaser, LLC	(5)(8)	SOFR + 5.25%	10.53%	7/16/2024	7/16/2032		44,853	44,634	45,003	0.12
IT Services
Dcert Buyer, Inc.	(8)	SOFR + 7.00%	11.85%	2/19/2021	2/19/2029		60,975	61,107	52,961	0.15
Inovalon Holdings, Inc.	(4)(10)	SOFR + 10.50%	16.01 PIK %	11/24/2021	11/24/2033		121,576	119,709	121,576	0.33

								180,816	174,537	0.48
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 6.50%	12.01%	9/1/2021	8/31/2029		45,977	45,412	40,919	0.11
LSCS Holdings, Inc.	(9)	SOFR + 8.00%	12.96%	12/16/2021	12/17/2029		40,000	39,608	38,500	0.11

								85,020	79,419	0.22
Machinery
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	11.96%	11/19/2021	11/19/2029		24,677	24,509	23,320	0.06
Media
Houghton Mifflin, LLC	(4)(9)	SOFR + 8.50%	13.35%	4/7/2022	4/8/2030		80,500	79,370	78,085	0.21
Professional Services
Celestial Saturn Parent, Inc.	(9)	SOFR + 6.50%	11.46%	6/4/2021	6/4/2029		67,488	67,093	66,026	0.18
Deerfield Dakota Holding, LLC	(10)	SOFR + 6.75%	11.62%	4/22/2021	4/7/2028		27,069	27,022	26,604	0.07
Sedgwick Claims Management Services, Inc.	(4)(5)(6)(8)	SOFR + 5.00%	10.25%	7/31/2024	7/31/2032		230,000	227,749	228,275	0.63
Thevelia US, LLC	(4)(6)(9)	SOFR + 6.00%	10.60%	6/17/2022	6/17/2030		182,046	178,149	182,046	0.50

								500,013	502,951	1.38
Software
Boxer Parent Company, Inc.	(5)(8)	SOFR + 5.75%	11.01%	7/30/2024	7/30/2032		45,494	45,381	44,850	0.12
Cloudera, Inc.	(9)	SOFR + 6.00%	10.95%	10/8/2021	10/8/2029		66,697	66,348	63,140	0.17
Delta Topco, Inc.	(8)	SOFR + 5.25%	9.95%	5/1/2024	12/1/2030		87,913	87,500	88,609	0.24
Flash Charm, Inc.	(8)	SOFR + 6.75%	12.15%	3/2/2021	3/2/2029		27,051	26,860	26,409	0.07

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Human Security, Inc.	(4)(11)	SOFR + 6.75%	11.60%	7/22/2022	7/22/2027	50,000	49,507	47,750	0.13
Human Security, Inc.	(4)(5)(11)	SOFR + 6.75%	12.00%	7/22/2022	7/22/2027	50,000	49,507	47,750	0.13
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.50%	11.25%	7/30/2021	7/30/2029	31,950	31,682	29,234	0.08
Maverick Bidco Inc.	(4)(5)(10)	SOFR + 8.00%	13.16%	12/19/2023	5/18/2029	628	617	619	0.00
Maverick Bidco Inc.	(5)(10)	SOFR + 6.75%	12.15%	5/18/2021	5/18/2029	18,000	17,954	17,639	0.05
Vision Solutions, Inc.	(5)(10)	SOFR + 7.25%	12.76%	4/23/2021	4/23/2029	41,439	41,257	39,030	0.11

							416,613	405,030	1.10
Trading Companies & Distributors
Icebox Holdco III, Inc.	(9)	SOFR + 6.75%	11.62%	12/22/2021	12/21/2029	14,000	13,908	14,158	0.04

Total Second Lien Debt—non-controlled/non-affiliated							1,822,563	1,784,050	4.89

Total Second Lien Debt							1,822,563	1,784,050	4.89

Unsecured Debt
Unsecured Debt—non-controlled/non-affiliated
Biotechnology
AbbVie Inc	(5)(6)(8)	4.80%	4.80%	9/10/2024	3/15/2029	1,000	1,032	1,029	0.00
Amgen Inc	(5)(6)(8)	5.15%	5.15%	9/10/2024	3/2/2028	1,000	1,030	1,030	0.00
Biogen Inc	(5)(6)(8)	2.25%	2.25%	9/10/2024	5/1/2030	1,000	896	893	0.00
Gilead Sciences Inc	(5)(6)(8)	1.65%	1.65%	9/10/2024	10/1/2030	1,000	866	864	0.00
Regeneron Pharmaceuticals Inc	(5)(6)(8)	1.75%	1.75%	9/10/2024	9/15/2030	1,000	869	864	0.00

							4,693	4,680	0.00
Health Care Equipment & Supplies
Abbott Laboratories	(5)(6)(8)	1.40%	1.40%	9/10/2024	6/30/2030	1,000	880	875	0.00
Alcon Finance Corp	(5)(6)(8)	2.60%	2.60%	9/10/2024	5/27/2030	1,000	915	913	0.00
Becton Dickinson & Co	(5)(6)(8)	5.08%	5.08%	9/10/2024	6/7/2029	1,000	1,035	1,034	0.00
Boston Scientific Corp	(5)(6)(8)	2.65%	2.65%	9/10/2024	6/1/2030	1,000	924	920	0.00

							3,754	3,742	0.00
Health Care Technology
Healthcomp Holding Company, LLC	(4)(5)(8)	13.75%	13.75% PIK	11/8/2023	11/8/2031	20,471	19,973	20,164	0.06
IT Services
PPT Holdings III, LLC	(4)(5)(8)	12.75%	12.75% PIK	3/25/2024	3/27/2034	8,285	8,101	8,244	0.02
Life Sciences Tools & Services
Thermo Fisher Scientific Inc.	(5)(6)(8)	5.00%	5.00%	9/10/2024	1/31/2029	1,000	1,038	1,037	0.00
Pharmaceuticals
Astrazeneca Finance LLC	(5)(6)(8)	4.85%	4.85%	9/10/2024	2/26/2029	1,000	1,033	1,032	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Unsecured Debt—non-controlled/non-affiliated (continued)
Pharmaceuticals (continued)
Bristol-Myers Squibb Co	(5)(6)(8)	4.90%	4.90%	9/10/2024	2/22/2029	1,000	1,035	1,034	0.00
Eli Lilly & Co	(5)(6)(8)	4.20%	4.20%	9/10/2024	8/14/2029	1,000	1,012	1,010	0.00
GlaxoSmithKline Capital PLC	(5)(6)(8)	3.38%	3.38%	9/10/2024	6/1/2029	1,000	974	972	0.00
Johnson & Johnson	(5)(6)(8)	4.80%	4.80%	9/10/2024	6/1/2029	1,000	1,044	1,041	0.00
Merck & Co Inc	(5)(6)(8)	4.30%	4.30%	9/10/2024	5/17/2030	1,000	1,017	1,015	0.00
Novartis Capital Corp	(5)(6)(8)	2.20%	2.20%	9/10/2024	8/14/2030	1,000	912	908	0.00
Novo Nordisk Finance Netherlands BV	(5)(6)(8)	3.13%	3.13%	9/10/2024	1/21/2029	1,000	1,119	1,136	0.00
Pfizer Inc	(5)(6)(8)	1.70%	1.70%	9/10/2024	5/28/2030	1,000	884	883	0.00
Roche Holdings Inc	(5)(6)(8)	4.20%	4.20%	9/10/2024	9/9/2029	1,000	1,009	1,005	0.00
Takeda Pharmaceutical Co Ltd	(5)(6)(8)	2.05%	2.05%	9/10/2024	3/31/2030	1,000	891	890	0.00
Teva Pharmaceutical Finance Netherlands III B.V.	(5)(6)(8)	3.15%	3.15%	9/10/2024	10/1/2026	1,000	959	962	0.00

							11,889	11,888	0.00

Total Unsecured Debt—non-controlled/non-affiliated							49,448	49,755	0.08

Total Unsecured Debt							49,448	49,755	0.08

Structured Finance Obligations—Debt Instruments
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated
Financial Services
522 Funding CLO 2020-6, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	11/9/2021	10/23/2034	3,000	3,000	2,884	0.01
Allegro CLO XIII Ltd	(4)(5)(6)(8)	SOFR + 6.87%	12.15%	5/25/2021	7/20/2034	2,500	2,451	2,496	0.01
Apidos CLO XXXIII	(4)(5)(6)(8)	SOFR + 6.61%	12.01%	9/14/2021	10/24/2034	5,000	4,961	5,015	0.01
Apidos CLO XXXVI	(4)(5)(6)(8)	SOFR + 6.21%	11.54%	7/28/2021	7/20/2034	8,500	8,500	8,547	0.02
Ares Loan Funding VI Ltd	(4)(5)(6)(8)	SOFR + 6.40%	11.72%	5/24/2024	7/10/2037	2,000	2,000	2,006	0.01
Ares LX CLO LTD	(4)(5)(6)(8)	SOFR + 6.51%	11.79%	5/6/2021	7/18/2034	5,000	4,978	4,950	0.01
Ares LXII CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.05%	11/18/2021	1/25/2034	9,000	9,000	9,020	0.02
Ares XXVII CLO, Ltd.	(4)(5)(6)(8)	SOFR + 7.01%	12.29%	9/23/2021	10/28/2034	5,000	4,961	5,024	0.01
Bain Capital Credit CLO 2020-4 Ltd	(4)(5)(6)(8)	SOFR + 7.98%	13.26%	10/11/2023	10/20/2036	5,500	5,347	5,718	0.02
Bain Capital Credit CLO 2024-3 Ltd	(4)(5)(6)(8)	SOFR + 6.25%	11.59%	5/16/2024	7/16/2037	2,500	2,500	2,544	0.01
Balboa Bay Loan Funding 2021-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.86%	12.14%	10/20/2021	1/20/2035	7,000	6,945	6,742	0.02
Balboa Bay Loan Funding 2024-1 Ltd	(4)(5)(6)(8)	SOFR + 6.25%	11.60%	5/17/2024	7/20/2037	2,300	2,300	2,329	0.01
Barings CLO Ltd 2018-II	(4)(5)(6)(8)	SOFR + 6.90%	12.00%	8/9/2024	7/15/2036	4,000	4,000	4,038	0.01
Barings Clo Ltd 2019-IV	(4)(5)(6)(8)	SOFR + 6.40%	11.70%	5/13/2024	7/15/2037	5,000	5,000	5,032	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
Barings CLO Ltd 2021-II	(4)(5)(6)(8)	SOFR + 6.51%	11.81%	7/14/2021	7/15/2034	6,000	6,000	5,925	0.02
Barings CLO Ltd 2021-III	(4)(5)(6)(8)	SOFR + 6.91%	12.19%	11/17/2021	1/18/2035	7,200	7,200	6,806	0.02
Barings Clo Ltd 2022-II	(4)(5)(6)(8)	SOFR + 6.90%	12.20%	7/2/2024	7/15/2039	5,000	5,000	5,020	0.01
Barings CLO Ltd 2023-IV	(4)(5)(6)(8)	SOFR + 7.59%	12.87%	12/6/2023	1/20/2037	3,000	2,972	3,133	0.01
Benefit Street Partners CLO XX	(4)(5)(6)(8)	SOFR + 7.01%	12.31%	8/9/2021	7/15/2034	6,500	6,500	6,536	0.02
Benefit Street Partners CLO XXVI Ltd	(4)(5)(6)(8)	SOFR + 6.00%	11.28%	7/3/2024	7/20/2037	3,000	3,000	2,985	0.01
Benefit Street Partners, LLC BSP 2020-21A	(4)(5)(6)(8)	SOFR + 6.96%	12.29%	8/25/2021	10/15/2034	3,000	2,976	3,011	0.01
BlueMountain CLO XXIX Ltd	(4)(5)(6)(8)	SOFR + 7.12%	12.41%	7/15/2021	7/25/2034	2,750	2,696	2,660	0.01
Broad River Ltd 2020-1	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	5/17/2021	7/20/2034	7,000	6,955	7,024	0.02
Carlyle US CLO 2018-4, Ltd.	(4)(5)(6)(8)	SOFR + 6.43%	11.44%	7/23/2024	10/17/2037	1,000	970	976	0.00
Carlyle US CLO 2018-4, Ltd.	(4)(5)(6)(8)	SOFR + 7.86%	12.87%	7/23/2024	10/17/2037	5,000	5,025	5,024	0.01
Carlyle US CLO 2020-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.51%	11.79%	7/14/2021	7/20/2034	11,500	11,500	11,530	0.03
Carlyle US CLO 2022-4 Ltd	(4)(5)(6)(8)	SOFR + 6.75%	12.03%	7/12/2024	7/25/2036	4,000	4,000	4,016	0.01
Carlyle US CLO 2023-5 Ltd	(4)(5)(6)(8)	SOFR + 7.90%	13.16%	11/10/2023	1/27/2036	7,000	6,869	7,297	0.02
Carval CLO V-C, LTD.	(4)(5)(6)(8)	SOFR + 7.01%	12.34%	11/24/2021	10/15/2034	8,000	7,937	8,028	0.02
Carval CLO VI-C, LTD.	(4)(5)(6)(8)	SOFR + 7.33%	12.61%	4/22/2022	4/21/2034	8,750	8,680	8,789	0.02
Carval Clo VIII-C Ltd	(4)(5)(6)(8)	SOFR + 7.60%	12.23%	9/13/2024	10/22/2037	2,000	2,000	2,010	0.01
Carval Clo X-C Ltd	(4)(5)(6)(8)	SOFR + 6.15%	11.43%	6/13/2024	7/20/2037	3,000	3,000	3,042	0.01
CarVal CLO XI C Ltd	(4)(5)(6)(8)	SOFR + 6.35%	11.02%	8/14/2024	10/20/2037	3,000	3,000	3,036	0.01
CBAM 2018-8 Ltd	(4)(5)(6)(8)	SOFR + 7.40%	12.75%	5/10/2024	7/15/2037	4,000	4,000	4,035	0.01
CBAM 2018-8 Ltd	(4)(5)(6)(8)	SOFR + 6.37%	11.72%	5/10/2024	7/15/2037	1,000	962	970	0.00
CIFC Funding 2019-III, Ltd.	(4)(5)(6)(8)	SOFR + 7.06%	12.39%	8/16/2021	10/16/2034	8,000	8,000	8,046	0.02
Dryden 112 CLO, Ltd.	(4)(5)(6)(8)	SOFR + 7.75%	12.87%	11/9/2023	11/15/2036	4,900	4,791	4,936	0.01
Dryden 78 CLO Ltd	(4)(5)(6)(8)	SOFR + 7.70%	12.99%	4/4/2024	4/17/2037	4,000	4,000	4,091	0.01
Dryden 78 CLO Ltd	(4)(5)(6)(8)	SOFR + 6.63%	11.92%	4/4/2024	4/17/2037	1,000	978	992	0.00
Dryden 95 CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.41%	11.54%	7/29/2021	8/20/2034	8,000	8,000	7,753	0.02
Eaton Vance CLO 2019-1 Ltd	(4)(5)(6)(8)	SOFR + 6.40%	11.74%	5/9/2024	7/15/2037	5,000	5,000	5,056	0.01
Elmwood CLO 22 Ltd	(4)(5)(6)(8)	SOFR + 6.50%	11.79%	2/8/2023	4/17/2036	3,500	3,466	3,370	0.01
Flatiron RR CLO 22, LLC	(4)(5)(6)(8)	SOFR + 6.46%	11.70%	9/27/2021	10/15/2034	5,000	5,000	5,030	0.01
Fort Washington CLO 2021-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.87%	12.15%	8/4/2021	10/20/2034	13,000	12,882	12,978	0.04
Galaxy 30 CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.95%	12.25%	2/25/2022	4/15/2035	3,000	2,976	3,011	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
Galaxy XXV CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.50%	11.78%	4/19/2024	4/25/2036	4,000	4,000	4,014	0.01
Galaxy 32 CLO Ltd	(4)(5)(6)(8)	SOFR + 7.33%	12.61%	9/22/2023	10/20/2036	2,140	2,120	2,186	0.01
Goldentree Loan Management US Clo 8 Ltd.	(4)(5)(6)(8)	SOFR + 6.41%	11.69%	8/4/2021	10/20/2034	7,400	7,406	7,419	0.02
Goldentree Loan Management US Clo 15 Ltd	(4)(5)(6)(8)	SOFR + 6.50%	11.78%	8/18/2023	10/20/2036	6,500	6,442	6,600	0.02
GoldenTree Loan Management US CLO 16 Ltd	(4)(5)(6)(8)	SOFR + 8.50%	13.78%	11/15/2023	1/20/2034	4,000	3,993	3,949	0.01
Goldentree Loan Management US Clo 18 Ltd	(4)(5)(6)(8)	SOFR + 8.50%	13.78%	10/20/2023	1/20/2037	5,000	4,934	5,018	0.01
Gulf Stream Meridian 5, Ltd.	(4)(5)(6)(8)	SOFR + 6.59%	11.89%	5/27/2021	7/15/2034	5,000	4,960	4,929	0.01
Gulf Stream Meridian 7, Ltd.	(4)(5)(6)(8)	SOFR + 6.85%	12.15%	2/18/2022	7/15/2035	5,000	4,959	4,961	0.01
Halseypoint Clo 5, Ltd.	(4)(5)(6)(8)	SOFR + 7.20%	12.27%	11/19/2021	1/30/2035	9,500	9,350	9,059	0.02
HPS Loan Management 15-2019 Ltd	(4)(5)(6)(8)	SOFR + 6.80%	12.08%	2/8/2022	1/22/2035	4,000	3,968	4,014	0.01
HPS Loan Management 2024-20 Ltd	(4)(5)(6)(8)	SOFR + 6.20%	11.54%	5/15/2024	7/25/2037	2,000	2,000	1,980	0.01
Invesco CLO 2022-3 Ltd	(4)(5)(6)(8)	SOFR + 6.75%	12.13%	9/30/2024	10/22/2037	1,500	1,485	1,485	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
Jamestown CLO XIV, Ltd.	(4)(5)(6)(8)	SOFR + 7.46%	12.74%	9/23/2021	10/20/2034	10,000	9,845	10,032	0.03
Jamestown CLO XV, Ltd.	(4)(5)(6)(8)	SOFR + 7.06%	12.39%	5/28/2024	7/15/2035	3,000	2,971	3,009	0.01
Magnetite XXXII Ltd	(4)(5)(6)(8)	SOFR + 6.90%	12.20%	3/7/2022	4/15/2035	5,000	5,000	5,033	0.01
MidOcean Credit CLO XIII Ltd	(4)(5)(6)(8)	SOFR + 7.80%	13.08%	11/16/2023	1/21/2037	9,500	9,143	9,687	0.03
MidOcean Credit CLO XIV Ltd	(4)(5)(6)(8)	SOFR + 6.56%	11.86%	2/15/2024	4/15/2037	1,500	1,460	1,506	0.00
MidOcean Credit CLO XIV Ltd	(4)(5)(6)(8)	SOFR + 7.40%	12.70%	2/15/2024	4/15/2037	3,500	3,500	3,538	0.01
Morgan Stanley Eaton Vance Clo 2021-1, Ltd.	(4)(5)(6)(8)	SOFR + 7.01%	12.25%	9/24/2021	10/20/2034	6,500	6,500	6,532	0.02
Morgan Stanley Eaton Vance CLO 2022-17A Ltd	(4)(5)(6)(8)	SOFR + 7.90%	13.18%	6/30/2022	7/20/2035	1,000	1,007	1,008	0.00
Neuberger Berman Loan Advisers CLO 38, Ltd.	(4)(5)(6)(8)	SOFR + 6.51%	11.79%	9/27/2021	10/20/2035	11,000	11,000	11,044	0.03
Northwoods Capital XI-B Ltd	(4)(5)(6)(8)	SOFR + 7.35%	12.63%	7/3/2024	7/19/2037	3,412	3,354	3,364	0.01
OCP CLO 2021-22, Ltd.	(4)(5)(6)(8)	SOFR + 6.86%	12.14%	10/15/2021	12/2/2034	9,000	8,904	9,066	0.02
OCP CLO 2020-18 Ltd	(4)(5)(6)(8)	SOFR + 6.25%	11.38%	7/30/2024	7/20/2037	1,000	1,000	1,009	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
Octagon 55, Ltd	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	7/1/2021	7/20/2034	11,000	10,896	10,885	0.03
Octagon Investment Partners 41, Ltd.	(4)(5)(6)(8)	SOFR + 7.39%	12.69%	9/24/2021	10/15/2033	2,500	2,491	2,460	0.01
Onex Credit Partners OCP 2020-19A	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	8/6/2021	10/20/2034	4,250	4,099	4,278	0.01
Palmer Square CLO 2015-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	11.89%	5/25/2021	5/21/2034	2,000	1,924	2,006	0.01
Palmer Square CLO 2019-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	11.88%	11/16/2021	11/14/2034	13,000	13,003	13,039	0.04
Palmer Square CLO 2022-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.35%	11.63%	1/24/2022	4/20/2035	2,500	2,500	2,515	0.01
Palmer Square CLO 2023-3 Ltd	(4)(5)(6)(8)	SOFR + 7.83%	13.11%	11/17/2023	1/20/2037	10,000	9,906	10,383	0.03
Parallel 2020-1 Ltd	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	6/14/2021	7/20/2034	3,500	3,437	3,460	0.01
Park Avenue Institutional Advisers CLO Ltd 2022-1	(4)(5)(6)(8)	SOFR + 7.29%	12.57%	2/11/2022	4/20/2035	6,000	5,855	5,982	0.02
Pikes Peak CLO 3	(4)(5)(6)(8)	SOFR + 6.87%	12.16%	8/13/2021	10/25/2034	3,000	3,010	3,021	0.01
Pikes Peak CLO 5	(4)(5)(6)(8)	SOFR + 6.90%	11.53%	9/19/2024	10/20/2037	1,000	1,000	1,005	0.00
Post CLO 2021-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.71%	12.01%	7/30/2021	10/15/2034	6,000	6,000	5,999	0.02
Post CLO 2022-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.75%	12.03%	2/15/2022	4/20/2035	5,000	4,981	4,992	0.01
Post CLO 2024-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.80%	12.11%	2/6/2024	4/20/2037	2,500	2,500	2,551	0.01
PPM CLO 4, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	9/29/2021	10/18/2034	6,775	6,775	6,351	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
PPM CLO 5, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.04%	9/17/2021	10/18/2034	4,800	4,800	4,560	0.01
Rad CLO 14, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	11/2/2021	1/15/2035	6,750	6,750	6,731	0.02
Rad CLO 16 Ltd	(4)(5)(6)(8)	SOFR + 6.50%	11.80%	5/3/2024	7/15/2037	5,000	5,000	5,024	0.01
Rad CLO 22 Ltd	(4)(5)(6)(8)	SOFR + 7.73%	13.01%	10/27/2023	1/20/2037	7,500	7,290	7,627	0.02
Rad CLO 25 Ltd	(4)(5)(6)(8)	SOFR + 6.00%	11.34%	5/16/2024	7/20/2037	3,000	3,000	3,028	0.01
Rad CLO 3 Ltd	(4)(5)(6)(8)	SOFR + 5.88%	11.19%	6/18/2024	7/15/2037	2,715	2,662	2,655	0.01
Rad CLO 3 Ltd	(4)(5)(6)(8)	SOFR + 7.00%	12.31%	6/18/2024	7/15/2037	2,715	2,715	2,696	0.01
Rockford Tower CLO 2021-3, Ltd.	(4)(5)(6)(8)	SOFR + 6.98%	12.25%	9/22/2021	10/20/2034	2,000	1,977	1,847	0.01
RR 19, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.06%	9/24/2021	10/15/2035	3,000	3,000	3,010	0.01
RR 20, Ltd.	(4)(5)(6)(8)	SOFR + 7.25%	12.55%	4/6/2022	7/15/2037	4,000	3,966	4,017	0.01
Sound Point CLO XXVII, Ltd.	(4)(5)(6)(8)	SOFR + 6.82%	12.11%	10/1/2021	10/25/2034	5,000	4,923	4,622	0.01
Symphony CLO 34-PS Ltd.	(4)(5)(6)(8)	SOFR + 8.15%	13.43%	7/13/2023	7/24/2036	4,000	3,927	4,127	0.01
Symphony CLO 44 Ltd	(4)(5)(6)(8)	SOFR + 6.15%	11.50%	5/20/2024	7/14/2037	2,500	2,500	2,528	0.01
Trestles Clo IV, Ltd.	(4)(5)(6)(8)	SOFR + 6.51%	11.84%	7/12/2021	7/21/2034	8,000	8,000	8,035	0.02
Trinitas CLO XVI Ltd	(4)(5)(6)(8)	SOFR + 7.26%	12.54%	6/14/2021	7/20/2034	5,000	4,832	4,763	0.01
Vibrant CLO IV-R Ltd	(4)(5)(6)(8)	SOFR + 7.90%	12.53%	9/19/2024	10/20/2037	1,000	970	1,005	0.00
Vibrant CLO XII Ltd.	(4)(5)(6)(8)	SOFR + 6.94%	12.22%	5/16/2024	4/20/2034	2,695	2,602	2,611	0.01
Vibrant CLO XIII, Ltd.	(4)(5)(6)(8)	SOFR + 7.32%	12.62%	4/21/2021	7/15/2034	6,250	6,204	6,274	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
Voya CLO 2019-4, Ltd.	(4)(5)(6)(8)	SOFR + 6.97%	12.27%	12/14/2021	1/15/2035	8,250	8,120	8,278	0.02
Voya CLO 2020-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.66%	11.94%	8/6/2021	7/19/2034	5,000	4,922	4,982	0.01

Total Structured Finance Obligations— Debt Instruments— non-controlled/non-affiliated							508,116	511,250	1.39

Total Structured Finance Obligations—Debt Instruments							508,116	511,250	1.39

Equity and other
Equity—non-controlled/non-affiliated
Aerospace & Defense
Loar Holdings Inc.- Common Equity	(6)			4/25/2024		910,404	12,614	67,907	0.19
Micross Topco, Inc. - Common Equity	(4)			3/28/2022		116	125	141	0.00

							12,739	68,048	0.19
Air Freight & Logistics
AGI Group Holdings LP - Class A-2 Common Units	(4)			6/11/2021		1,674	1,674	1,471	0.00
Mode Holdings, L.P. - Class A-2 Common Units	(4)			1/7/2021		1,076,923	1,077	1,314	0.00

							2,751	2,785	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Biotechnology
Moderna Inc - Common Stock	(6)			9/12/2024		12,613	983	843	0.00
Capital Markets
Resolute Investment Managers, Inc. - Common Equity	(4)			12/29/2023		48,476	1,212	103	0.00
Commercial Services & Supplies
GTCR Investors LP - Class A-1 Common Units	(4)			9/29/2023		893,584	894	933	0.00
Distributors
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, L.P.) - Class A Units	(4)			12/10/2021		3,308,320	3,308	728	0.00
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, L.P.) - Class C Preferred Units	(4)			7/12/2023		401,889	390	478	0.00

							3,698	1,206	0.00
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interest	(4)		11.50%	8/3/2021		29,194,330	28,735	40,672	0.11
DTA LP - Class A Common Units	(4)			3/25/2024		2,612,843	2,613	2,613	0.01

							31,348	43,285	0.12

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Common Units	(4)			10/1/2021		12,870	10,915	12,469	0.03
Point Broadband Holdings, LLC - Class B Common Units	(4)			10/1/2021		685,760	1,955	2,750	0.01
Point Broadband Holdings, LLC - Class Additional A Common Units	(4)			3/24/2022		2,766	2,346	2,680	0.01
Point Broadband Holdings, LLC - Class Additional B Common Units	(4)			3/24/2022		147,380	420	591	0.00

							15,636	18,490	0.05
Electronic Equipment, Instruments & Components
Spectrum Safety Solutions Purchaser, LLC - Common Equity	(4)(6)			7/1/2024		22,774,695	22,775	22,775	0.06
Financial Services
THL Fund IX Investors (Plymouth II), LP - LP Interest	(4)			8/31/2023		666,667	667	857	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units	(4)			9/10/2021		4,853	4,853	2,427	0.01
Health Care Providers & Services
AVE Holdings I Corp. - Series A-1 Preferred Shares	(4)		11.50%	2/25/2022		12,237,213	11,870	13,155	0.04
CD&R Artemis Holdco 2 Limited - Preferred Shares	(4)(6)		10.00%	8/19/2021		33,000,000	43,662	57,165	0.16
CD&R Ulysses Equity Holdings, L.P. - Common Shares	(4)(6)			8/19/2021		6,000,000	6,090	5,100	0.01
Jayhawk Holdings, LP - Class A-1 Common Units	(4)			5/26/2021		12,472	2,220	409	0.00
Jayhawk Holdings, LP—Class A-2 Common Units	(4)			5/26/2021		6,716	1,195	220	0.00
Maia Aggregator, L.P. - Class A Units	(4)			2/1/2022		19,700,000	19,700	15,563	0.04
NC Eve, L.P. - LP Interest	(4)(6)			2/22/2022		2,500,000	3,398	1,738	0.00
WHCG Purchaser, Inc. - Class A Common Units	(4)			8/2/2024		10,966,377	0	0	0.00

							88,135	93,350	0.25

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Health Care Technology
Azalea Parent Corp - Series A-1 Preferred Shares	(4)		12.75%	4/30/2024		91,500	89,213	96,075	0.26
Caerus Midco 2 S.à r.l. - Additional Vehicle Units	(4)(6)			10/28/2022		988,290	988	109	0.00
Caerus Midco 2 S.à r.l. - Vehicle Units	(4)(6)			5/25/2022		4,941,452	4,941	4,596	0.01
Healthcomp Holding Company, LLC - Preferred Interest	(4)		6.00%	11/8/2023		18,035	1,804	1,804	0.00

							96,946	102,584	0.27
Insurance
RSC Topco, Inc. - Preferred Shares	(4)		13.25%	8/14/2023		100	97	116	0.00
Shelf Holdco Ltd - Common Equity	(4)(6)			12/30/2022		1,300,000	1,300	4,875	0.01

							1,397	4,991	0.01
IT Services
NC Ocala Co-Invest Beta, L.P. - LP Interest	(4)			11/12/2021		25,687,196	25,687	30,311	0.08
Professional Services
OHCP V TC COI, LP. - LP Interest	(4)			6/29/2021		6,500,000	6,500	14,040	0.04
Tricor Horizon - LP Interest	(4)(6)			6/13/2022		14,396,424	14,519	15,260	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Professional Services (continued)
Trinity Air Consultants Holdings Corp - Common Units	(4)			6/12/2024		4,797	5	10	0.00
Victors CCC Topco, LP - Common Equity	(4)			6/1/2022		9,600,000	9,600	17,568	0.05

							30,624	46,878	0.13
Software
AI Titan Group Holdings, LP - Class A-2 Common Units	(4)			8/28/2024		1,103	1,103	1,103	0.00
Connatix Parent, LLC - Class L Common Units	(4)			7/14/2021		126,136	1,388	628	0.00
Descartes Holdings, Inc - Class A Common Stock	(4)			10/9/2023		937,585	4,060	413	0.00
Expedition Holdco, LLC - Common Units	(4)			2/24/2022		810,810	810	552	0.00
Knockout Intermediate Holdings I, Inc. - Perpetual Preferred Stock	(4)		11.75%	6/23/2022		49,020	47,795	68,015	0.19
Lobos Parent, Inc. - Series A Preferred Shares	(4)		10.50%	11/30/2021		45,090	43,963	57,490	0.16

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Software (continued)
Mandolin Technology Holdings, Inc. - Series A Preferred Shares	(4)		10.50%	7/30/2021		31,950,000	30,992	34,346	0.09
Mimecast Limited - LP Interest	(4)			5/3/2022		75,088,584	75,089	81,096	0.22
Mitratech Holdings, Inc. - Class A Preferred Shares	(4)		13.50%	12/19/2023		1,573	1,535	1,722	0.00
TPG IX Newark CI, L.P. - LP Interest	(4)(6)			10/26/2023		3,846,970	3,847	3,847	0.01
TravelPerk Inc - Warrants	(4)(6)			5/2/2024		244,818	2,101	2,159	0.01
Zoro - Common Equity	(4)			11/22/2022		1,195,880	11,959	11,959	0.03
Zoro - Series A Preferred Shares	(4)		12.50%	11/22/2022		44,535	42,976	56,782	0.16

							267,618	320,112	0.87
Transportation Infrastructure
Atlas Intermediate Holding, LLC - Preferred Interest	(4)		11.00%	5/24/2021		34,238,400	33,723	34,581	0.09
Enstructure, LLC - Class A-7 Common Units	(4)			9/27/2022		3,783,785	2,803	3,859	0.01
Enstructure, LLC - Class A-8 Common Units	(4)			3/1/2023		858,469	635	876	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Transportation Infrastructure (continued)
Frontline Road Safety Investments, LLC - Class A Common Units	(4)			4/30/2021		58,590	6,178	13,024	0.04
Ncp Helix Holdings, LLC. - Preferred Shares	(4)		8.00%	8/3/2021		1,485,282	1,116	1,384	0.00

							44,455	53,724	0.14

Total Equity—non-controlled/non-affiliated							652,418	813,702	2.18

Structured Finance Obligations—Equity Instruments—non-controlled/non-affiliated
Financial Services
Galaxy 34 Clo Ltd	(4)(6)	Estimated Yield:	16.18%	9/26/2024	10/20/2037	20,000,000	18,500	18,500	0.05
MidOcean Credit CLO XV Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	12.28%	5/10/2024	7/21/2037	5,000,000	3,550	3,734	0.01
New Mountain CLO 6 Ltd	(4)(6)	Estimated Yield:	15.01%	8/23/2024	10/15/2037	18,750,000	16,238	16,051	0.04
New Mountain CLO 6 Ltd	(4)(6)			8/23/2024	10/15/2037	1,875,000	0	0	0.00
RAD CLO 25 Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	12.90%	5/16/2024	7/20/2037	5,000,000	4,317	4,461	0.01
RAD CLO 26 Ltd	(4)(6)	Estimated Yield:	16.71%	8/7/2024	10/20/2037	7,180,000	6,156	6,173	0.02
Signal Peak CLO 11 Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	14.84%	6/5/2024	7/18/2037	5,000,000	4,450	4,595	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Equity Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
Sixth Street CLO XXI Ltd	(4)(6)	Estimated Yield:	15.28%	9/29/2022	10/15/2035	8,000,000	5,760	6,023	0.02
Vibrant CLO XVI, Ltd	(4)(6)	Estimated Yield:	17.95%	4/14/2023	4/15/2036	12,000,000	9,600	9,600	0.03

Total Structured Finance Obligations—Equity Instruments—non-controlled/non-affiliated							68,571	69,137	0.19

Total Equity and other—non-controlled/non-affiliated							720,989	882,839	2.37

Equity—non-controlled/affiliated
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)(6)(16)			11/1/2021		265,556	558	1,987	0.01

Total Equity—non-controlled/affiliated							558	1,987	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—controlled/affiliated (excluding Investments in Joint Ventures)
Chemicals
Pigments Holdings LP - LP Interest	(4)(6)(16)			4/14/2023		3,943	0	0	0.00
Financial Services
Specialty Lending Company, LLC - LLC Interest	(4)(6)(16)			10/19/2021		276,759,000	276,759	276,482	0.76
Insurance
CFCo, LLC (Benefytt Technologies, Inc.) - Class B Units	(4)(16)			9/28/2023		134,166,603	0	0	0.00
Professional Services
Material+ Holding Company, LLC - Class C Units	(4)(16)			6/14/2024		63,589	0	0	0.00
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)(6)(16)			1/7/2021		1,500,000	1,421	2,185	0.01

Total Equity—controlled/affiliated (excluding Investments in Joint Ventures)							278,180	278,667	0.77

Total Equity and other							999,727	1,163,493	3.15

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Investments in Joint Ventures
BCRED Emerald JV LP - LP Interest	(6)(16)			1/19/2022			1,815,000	1,795,374	4.93
BCRED Verdelite JV LP - LP Interest	(6)(16)			10/21/2022			117,706	128,340	0.35

Investments in Joint Ventures Total							1,932,706	1,923,714	5.28

Total Investments—non-controlled/non-affiliated							59,210,695	59,166,572	162.13
Total Investments—non-controlled/affiliated							558	1,987	0.01
Total Investments—controlled/affiliated (excluding Investments in Joint Ventures)							647,793	570,989	1.57
Total Investments—Investments in Joint Ventures							1,932,706	1,923,714	5.28

Total Investment Portfolio							61,791,752	61,663,262	168.99

Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund			4.87%				15,805	15,805	0.04
Other Cash and Cash Equivalents							1,325,540	1,325,540	3.64

Total Portfolio Investments, Cash and Cash Equivalents							$63,133,097	$63,004,607	172.67%

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of September 30, 2024, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”), Canadian Overnight Repo Rate Average (“CORRA” or “CA”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2024. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)

The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70.0% of the Company’s total assets. As of September 30, 2024, non-qualifying assets represented 23.5% of total assets as calculated in accordance with regulatory requirements.

(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
123Dentist, Inc.	Delayed Draw Term Loan	8/9/2026	$25,460	$—
123Dentist, Inc.	Delayed Draw Term Loan	8/9/2026	6,562	(31)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
ACI Group Holdings, Inc.	Revolver	8/2/2027	11,815	—
Accountor Group	Term Loan	9/18/2031	803	—
Accountor Group	Delayed Draw Term Loan	9/18/2031	299	—
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2026	3,567	—
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2028	39,500	—
AI Titan Parent Inc	Delayed Draw Term Loan	9/30/2026	22,055	—
AI Titan Parent Inc	Revolver	8/29/2031	13,784	(138)
Alera Group, Inc.	Delayed Draw Term Loan	11/17/2025	15,528	—
Allium Buyer LLC	Revolver	5/2/2029	249	—
American Restoration Holdings, LLC	Revolver	7/19/2030	6,079	—
American Restoration Holdings, LLC	Delayed Draw Term Loan	1/24/2025	2,630	—
American Restoration Holdings, LLC	Delayed Draw Term Loan	7/24/2026	21,227	(212)
American Rock Salt Co LLC	Delayed Draw Term Loan	9/16/2026	1,718	—
Amerilife Holdings LLC	Revolver	8/31/2028	48,715	—
Amerilife Holdings LLC	Delayed Draw Term Loan	6/17/2026	79,071	—
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	—
Analytic Partners LP	Revolver	4/4/2028	3,261	—
Anaplan, Inc.	Revolver	6/21/2028	47,983	—
Apex Companies, LLC	Delayed Draw Term Loan	8/28/2026	9,696	—
Aptean Inc	Revolver	1/30/2031	3,641	—
Aptean Inc	Delayed Draw Term Loan	1/30/2026	4,962	—
Armada Parent, Inc.	Revolver	10/29/2027	27,000	(270)
Arnhem BidCo GmbH	Term Loan	9/18/2031	253,111	—
Arnhem BidCo GmbH	Delayed Draw Term Loan	9/18/2031	57,525	—
Ascend Buyer, LLC	Revolver	9/30/2027	5,173	—
Atlas CC Acquisition Corp.	Revolver	5/26/2026	12,921	—
Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	(3,797)
Atlas Securitized Products Funding 2, L.P.	Revolver	4/10/2026	15,497	—
AuditBoard Inc	Delayed Draw Term Loan	7/12/2026	38,443	—
AuditBoard Inc	Revolver	7/12/2031	15,377	(154)
Avalara Inc	Revolver	10/19/2028	2,308	—
Azurite Intermediate Holdings Inc.	Delayed Draw Term Loan	3/30/2026	15,390	—
Azurite Intermediate Holdings Inc.	Revolver	3/19/2031	6,840	—
Baker Tilly Advisory Group LP	Revolver	6/3/2030	37,285	(373)
Baker Tilly Advisory Group LP	Delayed Draw Term Loan	6/3/2026	26,608	(200)
Bamboo US BidCo LLC	Delayed Draw Term Loan	3/31/2025	2,439	—
Bamboo US BidCo LLC	Revolver	9/28/2029	6,278	—
Bazaarvoice, Inc.	Revolver	5/7/2026	45,117	—
Bimini Group Purchaser Inc	Delayed Draw Term Loan	4/26/2026	76,993	(385)
Bimini Group Purchaser Inc	Revolver	4/26/2031	11,406	—
BlueCat Networks, Inc.	Term Loan	8/18/2028	55,827	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Bluefin Holding, LLC	Revolver	9/12/2029	4,487	(22)
BradyIFS Holdings, LLC	Delayed Draw Term Loan	10/31/2025	6,426	—
Brave Parent Holdings, Inc.	Delayed Draw Term Loan	5/28/2025	22,569	—
Brave Parent Holdings, Inc.	Revolver	11/29/2030	26,868	—
Caerus US 1, Inc.	Delayed Draw Term Loan	10/28/2024	32,788	—
Caerus US 1, Inc.	Revolver	5/25/2029	35,995	—
Caerus US 1, Inc.	Delayed Draw Term Loan	10/28/2024	20,176	—
Cambium Learning Group, Inc.	Revolver	7/20/2028	101,715	—
Canadian Hospital Specialties Ltd.	Revolver	4/15/2027	1,432	—
Capstone Acquisition Holdings Inc	Delayed Draw Term Loan	8/29/2026	8,261	—
Caribou Bidco Ltd	Delayed Draw Term Loan	7/9/2027	28,928	—
Castle Management Borrower, LLC	Revolver	11/3/2029	3,750	—
CEP V Investment 11 S.à r.l.	Delayed Draw Term Loan	9/1/2026	52,464	(556)
CFC Underwriting, Ltd.	Delayed Draw Term Loan	5/16/2029	20,232	(272)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	—
CFS Brands, LLC	Delayed Draw Term Loan	4/2/2025	10,595	(106)
CFS Brands, LLC	Revolver	10/2/2030	30,858	—
Channelside AcquisitionCo, Inc.	Delayed Draw Term Loan	4/28/2025	6,792	(20)
Channelside AcquisitionCo, Inc.	Delayed Draw Term Loan	4/28/2025	918	(9)
Channelside AcquisitionCo, Inc.	Revolver	5/15/2029	13,756	—
Charger Debt Merger Sub, LLC	Revolver	5/31/2030	7,000	(70)
Charger Debt Merger Sub, LLC	Delayed Draw Term Loan	5/31/2026	21,310	—
Chronicle Bidco, Inc.	Revolver	11/14/2025	4,331	—
Chronicle Bidco, Inc.	Delayed Draw Term Loan	3/26/2026	13,265	—
Cisive Holdings Corp	Revolver	12/8/2027	4,445	(89)
Claims Automation Intermediate 2, LLC	Delayed Draw Term Loan	12/16/2024	34,260	—
Clearview Buyer, Inc.	Revolver	2/26/2027	8,085	—
Compsych Investments Corp	Delayed Draw Term Loan	7/22/2027	20,230	(51)
Connatix Buyer, Inc.	Revolver	7/14/2027	12,579	—
Consor Intermediate II LLC	Delayed Draw Term Loan	5/10/2026	44,439	(222)
Consor Intermediate II LLC	Revolver	5/10/2031	11,850	(59)
Continental Buyer Inc	Revolver	4/2/2031	4,282	(64)
Continental Buyer Inc	Delayed Draw Term Loan	4/2/2026	11,420	(86)
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	19,964	(214)
COP Home Services TopCo IV, Inc.	Delayed Draw Term Loan	12/30/2027	13,936	(209)
Coupa Software Inc.	Delayed Draw Term Loan	8/27/2025	164	(2)
Coupa Software Inc.	Revolver	2/27/2029	126	—
CPI Buyer, LLC	Revolver	11/1/2026	28,928	(579)
CPI Buyer, LLC	Delayed Draw Term Loan	11/23/2025	8,588	—
CRCI Longhorn Holdings Inc	Revolver	8/27/2031	5,555	—
CRCI Longhorn Holdings Inc	Delayed Draw Term Loan	8/27/2026	16,678	(83)
Crewline Buyer, Inc.	Revolver	11/8/2030	12,790	(124)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/30/2026	5,636	—
CT Technologies Intermediate Holdings, Inc.	Revolver	8/30/2031	14,164	(142)
Cumming Group, Inc.	Revolver	11/16/2027	25,468	—
Cumming Group, Inc.	Delayed Draw Term Loan	5/21/2025	14,626	—
CyrusOne Revolving Warehouse	Revolver	7/2/2029	229,667	—
DCG Acquisition Corp.	Revolver	6/13/2031	36,470	(365)
DCG Acquisition Corp.	Delayed Draw Term Loan	6/13/2026	36,470	(182)
Dechra Pharmaceuticals Holdings Ltd	Delayed Draw Term Loan	1/24/2026	13,071	(163)
Dechra Pharmaceuticals Holdings Ltd	Delayed Draw Term Loan	1/24/2026	12,081	(165)
Denali Bidco Ltd	Delayed Draw Term Loan	4/17/2026	300	(3)
Digital Media Solutions, LLC	Delayed Draw Term Loan	12/10/2024	2,254	—
Diligent Corp	Delayed Draw Term Loan	4/26/2026	50,000	(375)
Diligent Corp	Revolver	8/4/2030	33,333	—
DM Intermediate Parent LLC	Revolver	9/30/2030	30,960	(464)
DM Intermediate Parent LLC	Delayed Draw Term Loan	9/30/2026	46,461	—
Doc Generici (Diocle S.p.A.)	Delayed Draw Term Loan	10/26/2024	5,367	(73)
DTA Intermediate II Ltd.	Delayed Draw Term Loan	3/27/2026	19,441	—
DTA Intermediate II Ltd.	Revolver	3/27/2030	12,961	—
DTI Holdco, Inc.	Revolver	4/26/2027	16,000	(1,459)
Elements Finco Ltd	Delayed Draw Term Loan	4/30/2027	37,680	(203)
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2025	43,758	(438)
Endeavor Schools Holdings LLC	Delayed Draw Term Loan	1/18/2025	12,377	—
Enstructure LLC	Delayed Draw Term Loan	6/10/2026	88,177	—
ENV Bidco AB	Delayed Draw Term Loan	7/28/2025	27,675	(364)
Epicor Software Corp.	Delayed Draw Term Loan	5/30/2031	226	—
Episerver, Inc.	Revolver	4/9/2026	3,833	(38)
Eden Acquisitionco Ltd	Delayed Draw Term Loan	11/17/2025	7,569	(102)
Essential Services Holding Corp	Delayed Draw Term Loan	6/17/2026	14,519	(73)
Essential Services Holding Corp	Revolver	6/17/2030	9,056	(91)
Everbridge Holdings, LLC	Delayed Draw Term Loan	7/2/2026	5,292	—
Everbridge Holdings, LLC	Revolver	7/2/2031	3,481	(17)
Excelitas Technologies Corp.	Revolver	8/14/2028	14,780	—
Excelitas Technologies Corp.	Delayed Draw Term Loan	5/1/2026	4,927	(49)
Experity, Inc.	Revolver	2/24/2028	13,452	—
Experity, Inc.	Delayed Draw Term Loan	9/13/2026	39,911	—
Fern Bidco Ltd	Delayed Draw Term Loan	7/3/2027	25,512	(540)
Fidelis Insurance Holdings Ltd	Term Loan	8/21/2031	938,360	—
Focus Financial Partners LLC	Delayed Draw Term Loan	9/11/2031	1,599	—
Formulations Parent Corp.	Revolver	11/15/2029	3,571	(36)
Foundation Risk Partners Corp.	Revolver	10/29/2029	16,269	(244)
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2025	2,255	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Foundation Risk Partners Corp.	Delayed Draw Term Loan	5/21/2026	17,972	(90)
Frontgrade Technologies Holdings, Inc.	Revolver	1/9/2028	516	—
Frontline Road Safety, LLC	Delayed Draw Term Loan	6/15/2025	4,489	—
FusionSite Midco, LLC	Delayed Draw Term Loan	9/30/2027	54,556	(546)
FusionSite Midco, LLC	Revolver	11/17/2029	7,366	(166)
FusionSite Midco, LLC	Delayed Draw Term Loan	9/25/2025	34,251	—
G&A Partners Holding Company II, LLC	Delayed Draw Term Loan	3/1/2026	23,934	—
G&A Partners Holding Company II, LLC	Revolver	3/1/2030	6,575	(33)
Galway Borrower, LLC	Revolver	9/30/2027	15,015	—
Galway Borrower, LLC	Delayed Draw Term Loan	2/7/2026	1,961	(10)
Galway Borrower, LLC	Delayed Draw Term Loan	7/25/2025	20	—
Gannett Fleming Inc	Revolver	8/5/2030	37,324	(560)
Gatekeeper Systems Inc	Delayed Draw Term Loan	8/27/2026	61,694	—
Gatekeeper Systems Inc	Revolver	8/28/2030	12,318	—
GI Ranger Intermediate, LLC	Revolver	10/29/2027	10,800	—
Gigamon Inc.	Revolver	3/11/2028	5,155	—
Gimlet Bidco GmbH	Delayed Draw Term Loan	4/23/2027	39,244	—
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	12/2/2024	60,893	—
GovernmentJobs.com, Inc.	Revolver	12/2/2027	38,416	(607)
Granicus Inc.	Delayed Draw Term Loan	8/2/2026	1,431	(7)
Granicus, Inc.	Revolver	1/17/2031	4,284	—
Graphpad Software LLC	Revolver	6/28/2031	13,945	(70)
Graphpad Software LLC	Delayed Draw Term Loan	6/28/2026	33,558	—
Great Day Improvements LLC	Revolver	6/13/2030	5,914	(118)
Groundworks LLC	Delayed Draw Term Loan	3/14/2026	1,404	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	3/26/2026	5,940	—
GS Acquisitionco, Inc.	Revolver	5/25/2028	3,917	—
GTCR Everest Borrower, LLC	Revolver	9/5/2029	3,125	(58)
Gusto Sing Bidco Pte Ltd	Delayed Draw Term Loan	10/28/2028	102	(3)
Hargreaves Lansdown	Term Loan	9/26/2031	110,792	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
High Street Buyer, Inc.	Delayed Draw Term Loan	2/4/2025	18,244	—
High Street Buyer, Inc.	Delayed Draw Term Loan	3/1/2026	44,077	(439)
Houghton Mifflin, LLC	Revolver	4/7/2027	18,750	(96)
Icefall Parent, Inc.	Revolver	1/17/2030	6,880	(52)
IEM New Sub 2, LLC	Delayed Draw Term Loan	8/8/2026	76,076	(571)
IG Investments Holdings, LLC	Revolver	9/22/2027	55,251	—
Imagine 360 LLC	Delayed Draw Term Loan	9/18/2026	13,684	(68)
Imagine 360 LLC	Revolver	9/30/2028	8,582	(86)
Inception Fertility Ventures LLC	Revolver	4/29/2030	12,329	(247)
Inception Fertility Ventures LLC	Delayed Draw Term Loan	4/29/2026	61,644	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/23/2026	19,372	(97)
Integrity Marketing Acquisition, LLC	Revolver	8/27/2028	2,183	—
Integrity Marketing Acquisition, LLC	Revolver	8/27/2026	653	—
IQN Holding Corp	Revolver	5/2/2028	4,249	—
IRI Group Holdings Inc	Revolver	12/1/2027	46,161	—
Iris Buyer, LLC	Revolver	10/2/2029	7,870	(216)
Iris Buyer, LLC	Delayed Draw Term Loan	4/2/2025	2,759	—
ISQ Hawkeye Holdco, Inc.	Revolver	8/17/2028	734	—
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/20/2026	1,595	(8)
Java Buyer, Inc.	Delayed Draw Term Loan	6/26/2026	50,996	—
Java Buyer, Inc.	Revolver	12/15/2027	12,142	(121)
Java Buyer, Inc.	Revolver	12/15/2027	24,284	(243)
JS Parent Inc	Revolver	4/24/2031	7,880	(39)
Jupiter Bidco Limited	Delayed Draw Term Loan	8/5/2029	41,392	(662)
Kaseya, Inc.	Delayed Draw Term Loan	6/25/2029	33,089	—
Kaseya, Inc.	Revolver	6/25/2029	36,559	—
Kattegat Project Bidco AB	Delayed Draw Term Loan	10/5/2026	12,225	(157)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	9,171	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/8/2025	8,737	—
Kona Buyer, LLC	Delayed Draw Term Loan	7/23/2025	63,422	—
Kona Buyer, LLC	Delayed Draw Term Loan	7/23/2026	63,422	(317)
Kona Buyer, LLC	Revolver	7/23/2031	25,369	(254)
Kwol Acquisition, Inc.	Revolver	12/6/2029	785	—
Loar Group, Inc.	Delayed Draw Term Loan	12/31/2024	100,000	—
LPW Group Holdings, Inc.	Revolver	3/15/2030	6,566	(98)
Magic Bidco Inc	Delayed Draw Term Loan	7/1/2026	17,784	—
Magic Bidco Inc	Revolver	7/1/2030	3,557	—
Magneto Components BuyCo, LLC	Revolver	12/5/2029	8,983	—
Magneto Components BuyCo, LLC	Delayed Draw Term Loan	6/5/2025	10,780	(135)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	2,651	—
Mantech International CP	Delayed Draw Term Loan	6/14/2025	133,060	(1,200)
Mantech International CP	Revolver	4/12/2030	111,612	—
Material Holdings, LLC	Revolver	8/17/2027	3,179	(374)
Maverick Bidco Inc.	Delayed Draw Term Loan	8/16/2026	52,632	—
MB2 Dental Solutions, LLC	Delayed Draw Term Loan	8/12/2025	8,029	(26)
MB2 Dental Solutions, LLC	Delayed Draw Term Loan	8/12/2025	11,241	—
MB2 Dental Solutions, LLC	Revolver	2/13/2031	2,241	—
Medline Borrower LP	Revolver	2/27/2026	17,850	(133)
Mercury Bidco Globe Limited	Delayed Draw Term Loan	1/31/2026	25,268	—
Metis Buyer, Inc.	Revolver	5/4/2026	5,310	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	804	—
Minotaur Acquisition, Inc.	Revolver	5/10/2030	9,910	(99)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Minotaur Acquisition, Inc.	Delayed Draw Term Loan	5/10/2025	16,516	(165)
Monk Holding Co.	Delayed Draw Term Loan	12/1/2024	17,311	—
More Cowbell II, LLC	Delayed Draw Term Loan	9/1/2025	2,244	(27)
More Cowbell II, LLC	Revolver	9/1/2029	1,655	—
MPG Parent Holdings, LLC	Delayed Draw Term Loan	1/8/2026	2,679	—
MPG Parent Holdings, LLC	Revolver	1/8/2030	2,232	—
MRI Software, LLC	Revolver	2/10/2026	25,354	(824)
MRI Software, LLC	Delayed Draw Term Loan	1/16/2027	23,940	—
Natus Medical Incorporated	Revolver	7/21/2027	1,225	—
NAVEX TopCo, Inc.	Revolver	11/9/2028	8,855	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	1/16/2025	21,446	—
NDC Acquisition Corp.	Revolver	3/9/2027	3,425	—
Neptune BidCo	Delayed Draw Term Loan	4/2/2031	2,051	—
Neptune Holdings, Inc.	Revolver	8/14/2030	2,000	—
Netsmart Technologies Inc	Delayed Draw Term Loan	8/23/2026	26,031	—
Netsmart Technologies Inc	Revolver	8/23/2031	26,555	(266)
Noble Midco 3 Ltd	Delayed Draw Term Loan	6/10/2027	9,042	(45)
Noble Midco 3 Ltd	Revolver	6/10/2030	6,028	(30)
North Haven Ushc Acquisition Inc	Revolver	10/30/2027	10,730	—
North Haven Ushc Acquisition Inc	Delayed Draw Term Loan	8/28/2026	25,764	—
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	1/21/2025	68,013	—
ONS MSO, LLC	Delayed Draw Term Loan	12/13/2025	36,836	—
ONS MSO, LLC	Revolver	7/8/2026	4,750	—
Oranje Holdco Inc	Revolver	2/1/2029	8,250	—
Orisha SAS	Term Loan	10/4/2031	78,678	—
Orisha SAS	Delayed Draw Term Loan	10/4/2031	5,737	—
Orisha SAS	Revolver	10/4/2031	30,261	—
Oxford Global Resources Inc	Revolver	8/17/2027	9,254	—
Paisley Bidco Ltd	Delayed Draw Term Loan	4/18/2027	10,906	(87)
Park Place Technologies, LLC	Delayed Draw Term Loan	9/1/2025	85,594	(428)
Park Place Technologies, LLC	Revolver	3/25/2030	53,924	—
Pavion Corp.	Delayed Draw Term Loan	10/30/2025	3,902	—
PDI TA Holdings, Inc.	Delayed Draw Term Loan	2/1/2026	15,993	(160)
PDI TA Holdings, Inc.	Revolver	2/3/2031	6,996	(52)
Pearce Services, LLC	Delayed Draw Term Loan	12/29/2024	949	—
Petrus Buyer Inc	Delayed Draw Term Loan	10/17/2025	4,929	—
Petrus Buyer Inc	Revolver	10/17/2029	5,163	—
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	5,945	—
PGIS Intermediate Holdings, LLC	Delayed Draw Term Loan	10/16/2028	15,112	—
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	8,349	—
Plasma Buyer, LLC	Revolver	5/12/2028	6,365	—
Plasma Buyer, LLC	Delayed Draw Term Loan	5/12/2029	1,359	—
Point Broadband Acquisition, LLC	Delayed Draw Term Loan	5/29/2026	67,596	(845)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Polyphase Elevator Holding Co.	Revolver	6/23/2027	374	—
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	9,910	—
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	9/6/2025	1,867	—
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/7/2026	19,691	(98)
Profile Products, LLC	Revolver	11/12/2027	2,212	—
Profile Products, LLC	Revolver	11/12/2027	6,700	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	11/8/2024	16,623	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	11/8/2024	2,915	—
Project Leopard Holdings, Inc.	Revolver	7/20/2027	8,769	—
PT Intermediate Holdings III LLC	Delayed Draw Term Loan	4/4/2026	12,013	—
Qualus Power Services Corp.	Delayed Draw Term Loan	5/9/2026	46,833	—
Rally Buyer, Inc.	Revolver	7/19/2028	6,211	—
Recorded Future Inc	Delayed Draw Term Loan	6/28/2026	24,673	—
Recorded Future Inc	Revolver	6/28/2030	15,241	(152)
Redwood Services Group, LLC	Delayed Draw Term Loan	8/15/2025	5,379	—
Relativity ODA, LLC	Revolver	5/12/2027	4,813	(120)
Riser Merger Sub, Inc.	Revolver	10/31/2029	16,200	—
Riser Merger Sub, Inc.	Delayed Draw Term Loan	10/31/2025	37,800	(378)
Riser Merger Sub, Inc.	Delayed Draw Term Loan	10/31/2025	15,233	—
RoadOne Inc	Revolver	12/30/2028	275	—
RSC Acquisition, Inc.	Revolver	11/1/2029	6,174	(108)
RSC Acquisition, Inc.	Delayed Draw Term Loan	10/30/2026	5,881	(7)
RSC Acquisition, Inc.	Delayed Draw Term Loan	11/1/2029	55,566	(278)
Safety Borrower Holdings LP	Revolver	9/1/2027	2,097	—
Safety Products/JHC Acquisition Corp	Delayed Draw Term Loan	6/28/2026	12,675	—
Sailpoint Technologies, Inc.	Revolver	8/16/2028	34,083	—
Sam Holding Co, Inc.	Revolver	3/24/2027	18,000	—
Scorpio BidCo SAS	Delayed Draw Term Loan	4/3/2026	7,858	(81)
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	2,207	—
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	498	—
SG Acquisition, Inc.	Revolver	4/3/2030	13,537	—
Skopima Consilio Parent LLC	Revolver	5/14/2026	6,300	(45)
Smile Doctors, LLC	Revolver	12/23/2027	51,955	(1,299)
Smile Doctors, LLC	Delayed Draw Term Loan	6/9/2025	76,573	—
Soliant Lower Intermediate, LLC	Revolver	7/18/2029	18,500	—
Sparta UK Bidco Ltd	Delayed Draw Term Loan	9/25/2028	19,292	—
SpecialtyCare, Inc.	Revolver	6/18/2026	3,680	—
Spectrum Safety Solutions Purchaser, LLC	Delayed Draw Term Loan	7/1/2026	69,467	(521)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Spectrum Safety Solutions Purchaser, LLC	Revolver	7/1/2030	58,815	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	24,314	(122)
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	4/24/2026	44,329	—
STV Group, Inc.	Delayed Draw Term Loan	3/20/2026	16,811	(168)
STV Group, Inc.	Revolver	3/20/2031	10,086	—
Sunshine Cadence Holdco, LLC	Delayed Draw Term Loan	5/1/2026	35,360	—
Sunshine Cadence Holdco, LLC	Revolver	5/1/2030	32,000	(320)
Tennessee Bidco Limited	Delayed Draw Term Loan	7/1/2026	159,961	—
The Fertility Partners, Inc.	Revolver	9/16/2027	8,152	(357)
The GI Alliance Management, LLC	Delayed Draw Term Loan	3/1/2026	102,475	—
The Hiller Companies LLC	Delayed Draw Term Loan	6/20/2026	17,397	—
The Hiller Companies LLC	Revolver	6/20/2030	13,713	(137)
Thermostat Purchaser III, Inc.	Revolver	8/31/2026	8,125	(51)
Trader Corp.	Term Loan	9/9/2026	100,150	—
Trader Corp.	Term Loan	9/9/2026	57,153	—
Trader Corp.	Second Lien Term Loan	8/14/2026	592,593	—
Trader Corp.	Revolver	9/9/2026	28,322	—
Trader Corp.	Revolver	12/22/2028	8,022	—
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	12/31/2024	15,079	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2028	13,269	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	6/20/2025	115,743	—
Triple Lift, Inc.	Revolver	5/6/2028	8,815	—
Truist Insurance Holdings LLC	Revolver	5/6/2029	19,048	—
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	47,204	—
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	31,353	—
Unified Women’s Healthcare LP	Revolver	6/18/2029	101,845	—
Unified Women’s Healthcare LP	Delayed Draw Term Loan	3/25/2026	3,243	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	15,496	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	12/31/2024	6,452	—
Varicent Parent Holdings Corp	Delayed Draw Term Loan	8/23/2026	18,545	—
Varicent Parent Holdings Corp	Revolver	8/23/2031	9,550	(143)
Victors CCC Buyer, LLC	Delayed Draw Term Loan	6/1/2029	31,095	—
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	—
VS Buyer, LLC	Revolver	4/12/2029	15,000	(975)
Water Holdings Acquisition LLC	Delayed Draw Term Loan	7/31/2026	37,122	(186)
West Monroe Partners, LLC	Revolver	11/9/2027	70,714	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
WHCG Purchaser III Inc	Delayed Draw Term Loan	6/30/2027	17,234	—
World Insurance Associates, LLC	Delayed Draw Term Loan	4/21/2025	35,593	—
World Insurance Associates, LLC	Revolver	4/3/2028	3,333	—
WPEngine, Inc.	Revolver	8/14/2029	8,140	(244)
Yellow Castle AB	Delayed Draw Term Loan	7/7/2029	11,621	—
Young & Associates, LLC	Term Loan	10/1/2031	43,861	—
Young & Associates, LLC	Delayed Draw Term Loan	10/1/2031	18,977	—
Young & Associates, LLC	Revolver	10/1/2031	9,054	—
Zellis Topco Ltd.	Term Loan	1/13/2026	21,107	—
Zendesk Inc	Delayed Draw Term Loan	11/22/2025	208,035	(3,121)
Zendesk Inc	Revolver	7/23/2030	97,650	—
Zeus, LLC	Revolver	2/8/2030	6,851	(34)
Zeus, LLC	Delayed Draw Term Loan	2/27/2026	9,135	(69)
Zorro Bidco Ltd	Delayed Draw Term Loan	8/13/2027	18,421	—

Total unfunded commitments			$9,564,958	$(34,016)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of September 30, 2024 was 0.50%.
(10)	The interest rate floor on these investments as of September 30, 2024 was 0.75%.
(11)	The interest rate floor on these investments as of September 30, 2024 was 1.00%.
(12)	The interest rate floor on these investments as of September 30, 2024 was 1.25%.
(13)	The interest rate floor on these investments as of September 30, 2024 was 1.50%.
(14)	The interest rate floor on these investments as of September 30, 2024 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

(16)

Under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”), the Company is deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of September 30, 2024, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair Value as of December 31, 2023	Gross Additions	Gross Reductions	Net change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair value as of September 30, 2024	Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	$2,499	$—	$—	$(512)	$—	$1,987	$13
Controlled/Affiliated Investments
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	49,530	—	—	(37,336)	—	12,194	—
CFCo, LLC (Benefytt Technologies, Inc.)	612	—	—	(612)	—	—	—
CFCo, LLC (Benefytt Technologies, Inc.) - Class B Units	—	—	—	—	—	—	—
Pigments Services, Inc.	9,412	—	(115)	(1,225)	—	8,072	—
Pigments Services, Inc.	9,908	1,120	(68)	—	—	10,960	1,084
Pigments Holdings LP - LP Interest	—	—	—	—	—	—	—
Material Holdings, LLC	—	225,891	—	2,017	—	227,908	7,710
Material Holdings, LLC	—	55,470	—	(22,282)	—	33,188	1,876
Material+ Holding Company, LLC - Class C Units	—	—	—	—	—	—	—
Specialty Lending Company, LLC - LLC Interest	265,631	39,285	(13,500)	(14,934)	—	276,482	—
BCRED Emerald JV LP - LP Interest	2,032,260	—	(187,500)	(49,386)	—	1,795,374	213,271
BCRED Verdelite JV LP - LP Interest	129,265	—	—	(925)	—	128,340	11,170
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	1,981	—	—	204	—	2,185	—

Total	$2,501,098	$321,766	$(201,183)	$(124,991)	$—	$2,496,690	$235,124

(17)	Loan was on non-accrual status as of September 30, 2024.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), including investments in joint ventures but excluding Loar Holdings Inc.—Common Equity and Moderna Inc—Common Stock, and may be deemed to be “restricted securities.” As of September 30, 2024, the aggregate fair value of these securities is $61,594.5 million or 168.80% of the Company’s net assets. The initial acquisition dates have been included for such securities.

ADDITIONAL INFORMATION

Foreign Currency Forward Contracts

Counterparty	Currency Purchased	Currency Sold	Settlement Date	Unrealized Appreciation (Depreciation)
Deutsche Bank AG	USD 11,063	CAD 15,000	12/18/2024	$(58)
Deutsche Bank AG	USD 14,751	CAD 20,000	12/17/2024	(77)
BNP PARIBAS US	USD 1,695	CAD 2,300	11/21/2024	(9)
Deutsche Bank AG	USD 11,737	CHF 9,820	12/18/2024	10
Goldman Sachs Bank USA	USD 83,534	DKK 557,791	12/18/2024	(183)
BNP PARIBAS US	USD 100,608	EUR 90,200	11/21/2024	(114)
Deutsche Bank AG	USD 170,802	EUR 153,000	12/18/2024	(230)
Deutsche Bank AG	USD 104,044	GBP 78,800	12/18/2024	(1,512)
BNP PARIBAS US	USD 53,582	GBP 40,900	11/21/2024	(1,211)
Goldman Sachs Bank USA	USD 53,108	NOK 562,273	12/18/2024	(275)
BNP PARIBAS US	USD 2,847	NOK 30,100	11/21/2024	(10)
Goldman Sachs Bank USA	USD 24,324	NZD 39,280	12/18/2024	(673)
Goldman Sachs Bank USA	USD 23,580	SEK 239,106	12/18/2024	(77)
Goldman Sachs Bank USA	USD 10,823	SEK 109,749	12/17/2024	(36)
BNP PARIBAS US	USD 1,874	SEK 19,100	11/21/2024	(13)

Total Foreign Currency Forward Contracts				$(4,468)

Interest Rate Swaps
Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Appreciation (Depreciation) (1)
Goldman Sachs Bank USA	November 2024 Notes	2.35%	SOFR +0.66%	11/22/2024	500,000	$(2,305)	$—	$11,451
Goldman Sachs Bank USA	January 2025 Notes	2.70%	SOFR +0.99%	1/15/2025	500,000	(4,323)	—	11,089
Goldman Sachs Bank USA	December 2026 Notes	2.63%	SOFR +0.26%	12/15/2026	625,000	(14,119)	—	10,605
Deutsche Bank	December 2026 Notes	2.63%	SOFR +0.26%	12/15/2026	625,000	(13,945)	—	10,550
Goldman Sachs Bank USA	March 2025 Notes	4.70%	SOFR +2.43%	3/24/2025	400,000	(4,011)	—	7,078

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Appreciation (Depreciation) (1)
Deutsche Bank	March 2025 Notes	4.70%	SOFR +2.43%	3/24/2025	500,000	(5,019)	—	8,855
Deutsche Bank	April 2026 UK Bonds	4.87%	SONIA +2.78%	4/14/2026	GBP 250,000	(9,437)	—	2,984
Sumitomo Mitsui Banking Corporation	May 2027 Notes	5.61%	SOFR +2.79%	5/3/2027	625,000	(9,094)	—	9,081
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR +2.93%	9/29/2025	600,000	1,041	—	2,882
Goldman Sachs Bank USA	October 2027 Notes	7.49%	SOFR +3.72%	10/11/2027	350,000	3,607	—	3,143
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR +2.97%	9/29/2025	200,000	262	—	1,022
Sumitomo Mitsui Banking Corporation	November 2028 Notes	7.30%	SOFR +3.06%	11/27/2028	500,000	17,000	—	3,318
Goldman Sachs Bank USA	January 2031 Notes	6.25%	SOFR +2.46%	1/25/2031	250,000	6,664	—	6,664
BNP Paribas US	January 2031 Notes	6.25%	SOFR +2.45%	1/25/2031	250,000	6,542	—	6,542
Deutsche Bank	July 2029 Notes	5.95%	SOFR +1.74%	7/16/2029	500,000	20,121	—	20,121
BNP Paribas US	September 2027 Notes	4.95%	SOFR +1.69%	9/26/2027	400,000	(1,306)	—	(1,306)
Sumitomo Mitsui Banking Corporation	April 2030 Notes	5.25%	SOFR +2.01%	4/1/2030	400,000	(1,243)	—	(1,243)

Total Interest Rate Swaps						$(9,565)	$—	$112,836

(1)	For interest rates swaps designated in qualifying hedge relationships, the change in fair value is recorded in Interest expense in the Condensed Consolidated Statements of Operations.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt
First Lien Debt—non-controlled/non-affiliated
Aerospace & Defense
Amentum Government Services Holdings, LLC	(8)	SOFR + 4.00%	9.47%	1/29/2027	$2,519	$2,521	$2,526	0.01%
Amentum Government Services Holdings, LLC	(9)	SOFR + 4.00%	9.36%	2/15/2029	12,101	12,057	12,129	0.04
Atlas CC Acquisition Corp.	(7)(10)	SOFR + 4.25%	9.90%	5/25/2028	50,466	49,307	45,735	0.16
Atlas CC Acquisition Corp.	(4)(7)(10)	SOFR + 4.00%	9.46%	5/25/2028	5,350	5,150	3,548	0.01
Corfin Holdings, Inc.	(4)(10)	SOFR + 6.00%	11.46%	12/27/2027	5,759	5,721	5,586	0.02
Corfin Holdings, Inc.	(4)(11)	SOFR + 6.00%	11.46%	12/27/2027	25,374	25,374	24,613	0.09
Corfin Holdings, Inc.	(4)(11)	SOFR + 6.00%	11.46%	2/5/2026	1,672	1,657	1,622	0.01
Frontgrade Technologies Holdings, Inc.	(4)(7)(10)	SOFR + 6.75%	12.10%	1/9/2030	2,370	2,300	2,370	0.01
Linquest Corp.	(4)(10)	SOFR + 5.75%	11.23%	7/28/2028	153,956	151,945	151,647	0.53
Loar Group, Inc.	(4)(11)	SOFR + 7.25%	12.71%	10/2/2024	142,825	141,839	142,825	0.50
Loar Group, Inc.	(4)(11)	SOFR + 7.25%	12.71%	10/16/2025	28,773	28,773	28,773	0.10
Loar Group, Inc.	(4)(7)(11)	SOFR + 7.25%	12.71%	4/1/2024	52,535	52,098	51,595	0.18
LSF11 Trinity Bidco, Inc.	(8)	SOFR + 4.00%	9.36%	6/14/2030	1,071	1,069	1,079	0.00
Magneto Components BuyCo, LLC	(4)(6)(7)(10)	SOFR + 6.00%	11.36%	12/5/2030	54,347	52,648	52,629	0.18
Maverick Acquisition, Inc.	(4)(11)	SOFR + 6.25%	11.60%	6/1/2027	48,220	47,615	35,683	0.13
Peraton Corp.	(10)	SOFR + 3.75%	9.21%	2/1/2028	13,470	13,494	13,521	0.05
Vertex Aerospace Services Corp.	(10)	SOFR + 3.25%	8.71%	12/6/2028	11,790	11,748	11,818	0.04
West Star Aviation Acquisition, LLC	(4)(10)	SOFR + 6.00%	11.35%	3/1/2028	14,914	14,633	14,616	0.05

						619,949	602,315	2.11
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.25%	6/11/2027	172,313	170,244	166,713	0.58
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.18%	6/11/2027	93,295	92,138	90,263	0.32
Alliance Ground	(4)(10)	SOFR + 5.75%	11.18%	6/11/2027	94,658	93,323	91,582	0.32
ENV Bidco AB	(4)(6)(7)(8)	E + 5.75%	9.68%	7/19/2029	EUR 114,140	113,610	121,716	0.43
ENV Bidco AB	(4)(6)(10)	SOFR + 5.75%	11.10%	7/19/2029	102,349	100,312	101,837	0.36
Livingston International, Inc.	(4)(6)(10)	SOFR + 5.50%	10.95%	4/30/2027	103,554	103,080	98,118	0.34
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	11.77%	12/9/2026	28,088	27,623	28,088	0.10
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	11.77%	2/5/2029	139,452	137,422	139,452	0.49
Redwood Services Group, LLC	(4)(7)(10)	SOFR + 6.25%	11.70%	6/15/2029	60,184	59,155	59,309	0.21
RoadOne Inc	(4)(5)(7)(11)	SOFR + 6.25%	11.72%	12/30/2028	1,098	1,062	1,075	0.00
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	11.25%	12/31/2028	272,911	269,041	257,901	0.90
SEKO Global Logistics Network, LLC	(4)(11)	E + 5.00%	8.89%	12/30/2026	EUR 34,773	39,915	37,620	0.13

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Air Freight & Logistics (continued)
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 5.00%	10.72%	12/30/2026	68,432	67,909	67,064	0.24
SEKO Global Logistics Network, LLC	(4)(7)(11)	P + 4.00%	12.50%	12/30/2026	3,195	3,156	2,962	0.01
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 5.00%	10.66%	12/30/2026	14,997	14,946	14,697	0.05
The Kenan Advantage Group, Inc.	(10)	SOFR + 3.86%	9.22%	3/24/2026	13,048	13,058	13,025	0.05
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 4.00%	9.61%	7/26/2028	14,041	13,947	13,800	0.05

						1,319,941	1,305,222	4.58
Airlines
Air Canada	(6)(10)	SOFR + 3.50%	9.14%	8/11/2028	12,626	12,616	12,681	0.04
Brown Group Holding, LLC	(9)	SOFR + 2.75%	8.21%	6/7/2028	7,459	7,439	7,476	0.03
United Airlines, Inc.	(6)(10)	SOFR + 3.75%	9.22%	4/21/2028	15,886	15,939	15,966	0.06

						35,994	36,123	0.13
Auto Components
Clarios Global LP	(6)(8)	SOFR + 3.75%	9.11%	5/6/2030	3,491	3,490	3,503	0.01
Metis Buyer, Inc.	(10)	SOFR + 4.00%	9.47%	5/4/2028	27,159	26,698	27,244	0.10
Metis Buyer, Inc.	(4)(7)(10)	SOFR + 3.25%	8.89%	5/4/2028	3,060	2,965	3,014	0.01

						33,153	33,761	0.12
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	8.86%	3/31/2028	44,769	44,081	44,433	0.16
Biotechnology
Grifols Worldwide Operations USA Inc	(8)	SOFR + 2.00%	7.54%	11/15/2027	997	988	999	0.00
Building Products
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 5.63%	10.99%	8/1/2028	25,736	25,402	26,063	0.09
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 3.25%	8.71%	4/12/2028	4,867	4,840	4,877	0.02
CP Atlas Buyer, Inc.	(9)	SOFR + 3.75%	9.21%	11/23/2027	35,708	35,646	35,221	0.12
Engineered Stone Group Holdings III Ltd.	(4)(6)(8)	E + 5.75%	9.68%	4/23/2028	EUR 28,739	31,206	27,205	0.10
Engineered Stone Group Holdings III Ltd.	(4)(6)(10)	SOFR + 5.75%	11.39%	4/23/2028	59,425	58,835	50,957	0.18
Fencing Supply Group Acquisition, LLC	(4)(7)(11)	SOFR + 6.00%	11.64%	2/26/2027	110,714	109,659	109,004	0.38
Great Day Improvements, LLC	(4)(10)	SOFR + 6.25%	11.72%	12/29/2027	179,780	177,387	179,780	0.63

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Building Products (continued)
Great Day Improvements, LLC	(4)(10)	SOFR + 6.25%	11.89%	12/29/2027	12,192	11,845	12,192	0.04
Jacuzzi Brands, LLC	(4)(11)	SOFR + 6.00%	11.35%	2/25/2025	43,474	43,317	39,236	0.14
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	11.35%	2/25/2027	187,540	186,022	169,254	0.59
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	11.35%	2/25/2025	6,319	6,296	5,703	0.02
Kodiak BP, LLC	(10)	SOFR + 3.25%	8.86%	3/12/2028	40,384	40,201	40,369	0.14
L&S Mechanical Acquisition, LLC	(4)(10)	SOFR + 6.25%	11.70%	9/1/2027	113,142	111,774	108,051	0.38
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	11.69%	4/7/2025	148,455	146,699	145,857	0.51
Mi Windows and Doors, LLC	(9)	SOFR + 3.50%	8.96%	12/18/2027	5,489	5,497	5,509	0.02
Oscar AcquisitionCo LLC	(9)	SOFR + 4.50%	9.95%	4/29/2029	3,469	3,362	3,441	0.01
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	8.71%	11/3/2028	25,209	25,030	25,182	0.09
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	12.00%	12/29/2026	56,265	55,700	56,265	0.20

						1,078,718	1,044,166	3.66
Capital Markets
Advisor Group Holdings, Inc.	(8)	SOFR + 4.50%	9.86%	8/17/2028	7,138	7,089	7,170	0.03
AllSpring Buyer, LLC	(6)(9)	SOFR + 3.25%	8.89%	11/1/2028	2,948	2,960	2,942	0.01
Apex Group Treasury, LLC	(6)(9)	SOFR + 3.75%	9.38%	7/27/2028	15,140	15,116	15,102	0.05
Apex Group Treasury, LLC	(4)(6)(9)	SOFR + 5.00%	10.40%	7/27/2028	78,749	77,229	78,650	0.28
Aretec Group, Inc.	(6)(8)	SOFR + 4.50%	9.96%	8/9/2030	862	852	862	0.00
Clipper Acquisitions Corp.	(8)	SOFR + 1.75%	7.21%	3/3/2028	1,990	1,983	1,986	0.01
FFML Holdco Ltd	(4)(6)(8)	B + 6.25%	11.92%	11/30/2028	NZD 38,495	23,322	23,909	0.08
Focus Financial Partners LLC	(9)	SOFR + 3.50%	8.86%	6/30/2028	6,983	6,940	7,009	0.02
Focus Financial Partners LLC	(9)	SOFR + 3.25%	8.61%	6/30/2028	1,985	1,969	1,992	0.01
Focus Financial Partners LLC	(9)	SOFR + 2.50%	7.86%	6/30/2028	1,990	1,990	1,993	0.01
Resolute Investment Managers, Inc.	(5)(11)	SOFR + 6.50%	11.85%	4/30/2027	3,923	3,864	2,540	0.01
Situs-AMC Holdings Corporation	(4)(11)	SOFR + 5.50%	10.95%	12/22/2027	12,151	12,070	12,029	0.04
Superannuation And Investments US, LLC	(6)(9)	SOFR + 3.75%	9.22%	12/1/2028	13,160	13,096	13,210	0.05
The Edelman Financial Engines Center, LLC	(10)	SOFR + 3.50%	8.97%	4/7/2028	18,463	18,431	18,512	0.06

						186,911	187,906	0.66

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Chemicals
DCG Acquisition Corp.	(8)	SOFR + 4.50%	9.96%	9/30/2026	4,899	4,906	4,878	0.02
Formulations Parent Corp.	(4)(6)(7)(10)	SOFR + 5.75%	11.13%	11/15/2030	21,429	20,938	20,966	0.07
Geon Performance Solutions, LLC	(10)	SOFR + 4.75%	10.36%	8/18/2028	3,615	3,597	3,620	0.01
Hyperion Materials & Technologies, Inc.	(9)	SOFR + 5.50%	10.96%	8/30/2028	13,573	13,544	13,402	0.05
Olympus Water US Holding Corp.	(9)	SOFR + 3.75%	9.36%	11/9/2028	5,513	5,503	5,509	0.02
Oxea Corporation	(6)(8)	SOFR + 3.50%	9.01%	10/14/2024	6	6	6	0.00

						48,494	48,381	0.17
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	10.39%	8/18/2028	29,328	29,001	29,413	0.10
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	9.21%	5/12/2028	41,148	41,086	41,042	0.14
Anticimex, Inc.	(6)(9)	SOFR + 3.15%	8.46%	11/16/2028	11,765	11,732	11,775	0.04
APX Group, Inc.	(6)(9)	SOFR + 3.25%	8.92%	7/10/2028	17,390	17,362	17,423	0.06
Bazaarvoice, Inc.	(4)(7)(8)	SOFR + 5.75%	11.18%	5/7/2028	384,143	384,143	384,143	1.35
Bazaarvoice, Inc.	(4)(8)	SOFR + 5.75%	11.15%	5/7/2028	24,390	24,390	24,390	0.09
CFS Brands, LLC	(4)(6)(7)(11)	SOFR + 6.00%	11.34%	10/2/2030	201,608	196,925	196,753	0.69
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 4.75%	10.11%	3/31/2028	8,068	8,006	8,068	0.03
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	9.22%	3/31/2028	29,707	29,737	29,511	0.10
Divisions Holding Corp.	(4)(10)	SOFR + 4.75%	10.22%	5/27/2028	9,701	9,635	9,653	0.03
EAB Global, Inc.	(9)	SOFR + 3.50%	8.97%	8/16/2028	4,900	4,884	4,900	0.02
Foundational Education Group, Inc.	(4)(9)	SOFR + 4.25%	9.89%	8/31/2028	8,960	8,900	8,781	0.03
FusionSite Midco, LLC	(4)(7)(11)	SOFR + 5.75%	11.36%	11/17/2029	45,467	44,358	44,335	0.16
FusionSite Midco, LLC	(4)(7)(11)	SOFR + 5.75%	11.39%	11/17/2024	4,125	3,892	3,905	0.01
Garda World Security Corp.	(6)(8)	SOFR + 4.25%	9.72%	10/30/2026	12,000	12,021	12,037	0.04
Garda World Security Corp.	(6)(8)	SOFR + 4.25%	9.62%	2/1/2029	9,097	9,031	9,123	0.03
Iris Buyer, LLC	(4)(7)(11)	SOFR + 6.25%	11.60%	10/2/2030	56,234	54,446	54,378	0.19
Java Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.23%	12/15/2027	196,505	193,795	195,707	0.69
Java Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.12%	11/9/2029	12,109	11,462	11,658	0.04
JSS Holdings, Inc.	(4)(10)	SOFR + 6.00%	11.47%	12/17/2030	283,439	280,505	283,439	0.99
Knowledge Pro Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.21%	12/10/2027	53,167	52,182	52,934	0.19
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.35%	10.73%	10/19/2028	46,961	46,317	46,492	0.16
KPSKY Acquisition, Inc.	(4)(10)	SOFR + 5.25%	10.76%	10/19/2028	20,949	20,589	20,740	0.07
MaxGen Energy Services Corporation	(4)(7)(11)	SOFR + 5.50%	10.96%	6/2/2027	84,023	82,739	82,749	0.29
Onex Baltimore Buyer, Inc.	(4)(10)(18)	SOFR + 6.00%	10.96%	12/1/2027	187,232	184,765	187,232	0.66
Onex Baltimore Buyer, Inc.	(4)(7)(10)	SOFR + 5.50%	10.96%	12/1/2027	127,747	125,485	126,333	0.44
Polyphase Elevator Holding Co.	(4)(7)(11)	SOFR + 5.50%	10.95%	6/23/2027	16,227	16,177	11,703	0.04
Recycle & Resource US, LLC	(6)(9)	SOFR + 3.50%	9.11%	7/14/2028	5,115	5,089	4,818	0.02
Revspring, Inc.	(8)	SOFR + 4.00%	9.61%	10/11/2025	15,125	15,070	15,074	0.05
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc)	(9)	SOFR + 3.75%	9.22%	12/8/2028	27,069	26,978	27,069	0.09

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
USIC Holdings, Inc.	(10)	SOFR + 3.50%	9.11%	5/12/2028	24,438	24,360	24,291	0.09
Vaco Holdings, Inc.	(10)	SOFR + 5.00%	10.43%	1/21/2029	9,032	9,000	8,936	0.03
Veregy Consolidated, Inc.	(11)	SOFR + 6.00%	11.64%	11/2/2027	20,137	20,168	18,224	0.06

						2,004,230	2,007,029	7.02
Construction & Engineering
Aegion Corporation	(10)	SOFR + 4.75%	10.39%	5/17/2028	15,986	15,965	16,019	0.06
ASP Endeavor Acquisition, LLC	(4)(9)	SOFR + 6.50%	12.13%	5/3/2027	35,100	34,710	32,116	0.11
Brookfield WEC Holdings, Inc.	(9)	SOFR + 3.75%	9.11%	8/1/2025	2,963	2,902	2,976	0.01
COP Home Services TopCo IV, Inc.	(4)(7)(11)	SOFR + 6.00%	11.48%	12/31/2027	211,094	206,716	210,672	0.74
Peak Utility Services Group, Inc.	(4)(11)	SOFR + 5.00%	10.54%	3/2/2028	23,146	23,013	22,798	0.08
Refficiency Holdings, LLC	(10)	SOFR + 3.50%	8.96%	12/16/2027	11,345	11,287	11,375	0.04
Thermostat Purchaser III, Inc.	(4)(7)(10)	SOFR + 4.50%	10.04%	8/31/2028	41,364	40,659	40,927	0.14
Tutor Perini Corp.	(6)(11)	SOFR + 4.75%	10.22%	8/18/2027	2,592	2,609	2,539	0.01

						337,861	339,422	1.19
Construction Materials
White Cap Buyer, LLC	(9)	SOFR + 3.75%	9.11%	10/19/2027	17,001	17,041	17,058	0.06
Containers & Packaging
Ascend Buyer, LLC	(4)(10)	SOFR + 6.25%	11.90%	10/2/2028	11,415	11,142	11,244	0.04
Ascend Buyer, LLC	(4)(7)(10)	SOFR + 6.25%	11.71%	10/2/2028	2,587	2,490	2,496	0.01
Berlin Packaging, LLC	(9)	SOFR + 3.75%	9.21%	3/11/2028	15,439	15,424	15,475	0.05
Charter NEX US, Inc.	(10)	SOFR + 3.75%	9.22%	12/1/2027	18,108	18,141	18,213	0.06
Graham Packaging Co, Inc.	(10)	SOFR + 3.00%	8.47%	8/4/2027	8,923	8,911	8,946	0.03
MAR Bidco Sarl	(6)(9)	SOFR + 3.95%	9.50%	7/6/2028	3,859	3,846	3,672	0.01
Novolex, Inc.	(9)	SOFR + 4.18%	9.63%	4/13/2029	16,942	16,610	17,037	0.06
Pretium PKG Holdings, Inc.	(11)	SOFR + 4.60%	9.99%	10/2/2028	21,969	21,677	17,300	0.06
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.50%	9.89%	9/15/2028	16,355	16,153	16,406	0.06
Ring Container Technologies Group, LLC	(9)	SOFR + 3.50%	8.97%	8/12/2028	992	989	996	0.00
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	8.72%	3/3/2028	7,108	7,073	7,077	0.02
Trident TPI Holdings, Inc.	(9)	SOFR + 4.00%	9.61%	9/15/2028	15,977	15,939	15,954	0.06
Trident TPI Holdings, Inc.	(9)	SOFR + 5.25%	10.60%	9/15/2028	6,071	5,950	6,100	0.02

						144,345	140,916	0.48

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Distributors
BP Purchaser, LLC	(4)(10)	SOFR + 5.50%	11.14%	12/10/2028	7,880	7,768	7,565	0.03
BradyIFS Holdings, LLC	(4)(7)(11)	SOFR + 6.00%	11.38%	10/31/2029	204,331	200,024	199,899	0.70
BradyIFS Holdings, LLC	(4)(7)(11)	SOFR + 6.00%	11.37%	10/31/2025	5,517	5,245	5,292	0.02
Bution Holdco 2, Inc.	(4)(11)	SOFR + 6.25%	11.73%	10/17/2025	5,611	5,568	5,611	0.02
Dana Kepner Company, LLC	(4)(11)	SOFR + 6.00%	11.52%	12/29/2026	80,382	79,308	80,382	0.28
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.50%	10.96%	11/2/2026	29,955	29,522	29,206	0.10
Marcone Yellowstone Buyer, Inc.	(4)(7)(10)	SOFR + 6.50%	12.00%	6/23/2028	15,652	15,141	14,583	0.05
Marcone Yellowstone Buyer, Inc.	(4)(7)(10)	SOFR + 6.25%	11.77%	6/23/2028	25,870	25,533	24,286	0.09
NDC Acquisition Corp.	(4)(11)	SOFR + 5.50%	10.95%	3/9/2027	21,881	21,562	21,662	0.08
NDC Acquisition Corp.	(4)(7)(11)	SOFR + 5.50%	10.98%	3/9/2027	514	464	480	0.00
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	11.98%	5/13/2026	9,159	8,930	8,976	0.03
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	11.98%	11/13/2024	73,531	73,037	72,060	0.25
Unified Door & Hardware Group, LLC	(4)(11)	SOFR + 5.75%	11.20%	6/30/2025	64,202	63,538	62,918	0.22

						535,640	532,920	1.87
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 3.50%	8.96%	12/11/2028	20,580	20,268	20,259	0.07
BPPH2 Limited	(4)(6)(8)	S + 6.75%	11.56%	3/2/2028	GBP 40,700	55,369	51,489	0.18
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	11.02%	7/20/2028	948,713	942,546	948,713	3.32
Colibri Group, LLC	(10)	SOFR + 5.00%	10.58%	3/12/2029	9,846	9,773	9,859	0.03
EM Bidco Limited	(6)(9)	SOFR + 4.25%	9.70%	7/6/2029	7,460	7,393	7,413	0.03
Endeavor Schools Holdings LLC	(4)(11)	SOFR + 6.25%	11.65%	7/18/2029	47,455	46,359	46,743	0.16
Endeavor Schools Holdings LLC	(4)(7)(11)	SOFR + 6.25%	11.64%	7/18/2029	8,728	8,383	8,451	0.03
Go Car Wash Management Corp.	(4)(7)(11)	SOFR + 6.25%	11.71%	12/31/2026	90,012	87,502	86,807	0.30
Groundworks, LLC	(4)(7)(11)	SOFR + 6.50%	11.90%	3/14/2030	823	801	821	0.00
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	10.38%	3/12/2029	27,500	26,825	27,534	0.10
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.75%	9.22%	12/15/2028	15,736	15,639	15,652	0.05
Spring Education Group, Inc.	(8)	SOFR + 4.50%	9.85%	9/29/2030	13,785	13,618	13,842	0.05
Sunshine Cadence Holdco, LLC	(8)	SOFR + 4.25%	9.86%	3/23/2027	39,192	37,130	38,041	0.13
Sunshine Cadence Holdco, LLC	(4)(7)(10)	SOFR + 6.50%	11.88%	3/23/2027	200	196	200	0.00
Sunshine Cadence Holdco, LLC	(4)(10)	SOFR + 6.50%	11.93%	3/23/2027	700	685	700	0.00
TruGreen Limited Partnership	(10)	SOFR + 4.00%	9.46%	11/2/2027	1,213	1,218	1,174	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Diversified Consumer Services (continued)
University Support Services, LLC	(9)	SOFR + 3.25%	8.71%	2/10/2029	9,835	9,798	9,848	0.03
Weld North Education, LLC	(9)	SOFR + 3.75%	9.22%	12/21/2027	15,200	15,160	15,221	0.05

						1,298,663	1,302,767	4.53
Diversified Financial Services
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.21%	4/28/2028	127,768	126,258	125,851	0.44
Comet Acquisition, Inc.	(9)	SOFR + 4.25%	9.79%	10/24/2025	15,670	15,548	15,661	0.05
Lereta, LLC	(10)	SOFR + 5.25%	10.72%	7/30/2028	29,157	28,966	22,378	0.08
Mitchell International, Inc.	(9)	SOFR + 3.75%	9.40%	10/15/2028	66,371	65,829	66,438	0.23
More Cowbell II, LLC	(4)(7)(10)	SOFR + 6.00%	11.73%	9/1/2030	19,991	19,489	19,664	0.07
More Cowbell II, LLC	(4)(7)(10)	SOFR + 6.00%	11.73%	9/1/2029	523	456	480	0.00
Polaris Newco, LLC	(9)	SOFR + 4.00%	9.47%	6/2/2028	32,832	32,582	32,434	0.11
Sedgwick Claims Management Services, Inc.	(6)(8)	SOFR + 3.75%	9.11%	2/24/2028	5,211	5,168	5,234	0.02
SelectQuote, Inc.	(4)(5)(10)	SOFR + 9.50%	14.96% (incl. 3.00% PIK)	11/5/2024	271,178	270,968	244,060	0.86

						565,264	532,200	1.86
Diversified Telecommunication Services
Numericable US, LLC	(6)(8)	SOFR + 5.50%	10.89%	8/15/2028	22,638	22,402	20,402	0.07
Point Broadband Acquisition, LLC	(4)(11)	SOFR + 6.00%	11.51%	10/1/2028	158,727	156,034	158,727	0.56
Point Broadband Acquisition, LLC	(4)(11)	SOFR + 6.00%	11.46%	10/1/2028	72,371	71,188	72,371	0.25
Zacapa, LLC	(6)(9)	SOFR + 4.00%	9.35%	3/22/2029	6,021	6,012	6,018	0.02

						255,636	257,518	0.90
Electric Utilities
Qualus Power Services Corp.	(4)(11)	SOFR + 4.75%	10.24%	3/26/2027	50,476	49,831	48,709	0.17
Qualus Power Services Corp.	(4)(7)(11)	SOFR + 5.75%	11.14%	3/26/2027	48,823	47,802	48,020	0.17
Tiger Acquisition, LLC	(4)(6)(9)	SOFR + 3.25%	8.71%	6/1/2028	1,995	1,980	1,989	0.01

						99,613	98,718	0.35
Electrical Equipment
Emergency Power Holdings, LLC	(4)(7)(11)	SOFR + 5.50%	10.95%	8/17/2028	197,781	194,890	197,288	0.69
Madison IAQ, LLC	(9)	SOFR + 3.25%	8.72%	6/21/2028	40,033	39,705	39,965	0.14
Shoals Holdings, LLC	(4)(11)	SOFR + 5.75%	11.28%	11/25/2026	8,292	8,189	8,292	0.03

						242,784	245,545	0.86

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.46%	12/23/2026	25,255	25,002	22,856	0.08
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.49%	12/23/2026	1,944	1,933	1,759	0.01
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.52%	12/23/2026	7,580	7,534	6,860	0.02
CPI Intermediate Holdings Inc	(4)(7)(10)	SOFR + 5.50%	10.87%	10/8/2029	462,089	453,107	452,887	1.59
Infinite Bidco, LLC	(9)	SOFR + 3.75%	9.39%	3/2/2028	12,007	11,990	11,737	0.04
Phoenix 1 Buyer Corp.	(4)(7)(8)	SOFR + 5.50%	10.87%	11/20/2030	43,137	42,628	42,622	0.15
Presidio, Inc.	(8)	SOFR + 3.50%	8.98%	1/22/2027	2,175	2,177	2,182	0.01

						544,371	540,903	1.90
Energy Equipment & Services
Abaco Energy Technologies, LLC	(4)(13)	SOFR + 7.00%	12.46%	10/4/2024	3,871	3,811	3,871	0.01
ISQ Hawkeye Holdco, Inc.	(4)(5)(7)(10)	SOFR + 6.00%	11.38%	8/17/2029	8,447	8,257	8,417	0.03
Tetra Technologies, Inc.	(4)(6)(11)	SOFR + 6.25%	11.71%	9/10/2025	22,793	22,345	22,793	0.08

						34,413	35,081	0.12
Entertainment
CE Intermediate I, LLC	(9)	SOFR + 3.50%	9.02%	11/10/2028	7,642	7,588	7,584	0.03
Food Products
Quantum Bidco, Ltd.	(4)(6)(8)	S + 5.50%	11.05%	1/29/2028	GBP 12,500	16,680	14,977	0.05
Snacking Investments US, LLC	(6)(11)	SOFR + 4.00%	9.36%	12/18/2026	4,881	4,901	4,888	0.02

						21,581	19,865	0.07
Ground Transportation
Quality Distribution LLC	(4)(7)(11)	SOFR + 6.75%	12.11%	6/30/2028	680	542	278	0.00
Quality Distribution LLC	(4)(11)	SOFR + 6.38%	11.83%	7/1/2028	6,874	6,742	6,874	0.02

						7,284	7,152	0.02
Health Care Equipment & Supplies
Advancing Eyecare Center, Inc.	(4)(9)	SOFR + 5.75%	11.25%	6/13/2029	25,064	24,582	24,187	0.08
Auris Luxembourg III Sarl	(6)(8)	SOFR + 3.75%	9.62%	2/27/2026	9,975	9,968	9,873	0.03
Bamboo US BidCo LLC	(4)(6)(7)(11)	SOFR + 6.00%	11.38%	9/30/2030	30,457	29,333	29,567	0.10
Bamboo US BidCo LLC	(4)(6)(11)	E + 6.00%	9.95%	9/30/2030	EUR 70,854	72,851	76,460	0.27
CPI Buyer, LLC	(4)(7)(10)	SOFR + 5.50%	11.15%	11/1/2028	170,345	167,802	164,619	0.58
Egrotron Acquisition, LLC	(4)(10)	SOFR + 5.75%	11.21%	7/6/2028	67,027	66,019	66,859	0.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Equipment & Supplies (continued)
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	11.00%	9/13/2028	193,545	191,144	190,642	0.67
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	11.02%	9/13/2028	49,005	48,461	48,270	0.17
Natus Medical Incorporated	(4)(9)	SOFR + 5.50%	11.00%	7/20/2029	49,500	46,738	46,035	0.16
Natus Medical Incorporated	(4)(7)(9)	SOFR + 4.75%	10.21%	7/21/2027	3,463	3,363	2,830	0.01
Resonetics, LLC	(10)	SOFR + 4.00%	9.65%	4/28/2028	65,960	65,274	66,097	0.23
Sunshine Luxembourg VII S.à r.l, LLC	(6)(10)	SOFR + 3.50%	8.95%	10/1/2026	13,765	13,791	13,855	0.05

						739,326	739,294	2.58
Health Care Providers & Services
123Dentist, Inc.	(4)(6)(7)(10)	C + 5.50%	10.94%	8/10/2029	CAD 230,300	176,283	172,167	0.60
ACI Group Holdings, Inc.	(4)(7)(10)	SOFR + 5.50%	10.96%	8/2/2027	3,222	2,966	3,007	0.01
ACI Group Holdings, Inc.	(4)(7)(10)	SOFR + 5.50%	10.96%	8/2/2028	112,069	110,053	110,685	0.39
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	11.79%	5/7/2027	11,846	11,714	11,846	0.04
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.25%	11.53%	5/7/2027	8,647	8,525	8,569	0.03
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	11.75%	5/7/2027	252	251	250	0.00
ADMI Corp.	(9)	SOFR + 3.75%	9.22%	12/23/2027	39,949	39,803	38,077	0.13
Amerivet Partners Management, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	11.00%	2/25/2028	26,213	25,545	26,213	0.09
AMGH Holding Corp.	(11)	SOFR + 4.25%	9.89%	3/14/2025	11,494	11,501	9,061	0.03
Canadian Hospital Specialties Ltd.	(4)(6)(11)	C + 4.50%	9.93%	4/14/2028	CAD 14,821	11,739	13,890	0.05
Canadian Hospital Specialties Ltd.	(4)(6)(10)	C + 4.50%	9.93%	4/15/2027	CAD 5,400	4,273	4,024	0.01
Caramel Bidco Limited	(4)(6)(8)	S + 6.00%	11.19%	2/24/2029	GBP 62,265	81,504	74,207	0.26
Caramel Bidco Limited	(4)(6)(8)	E + 6.00%	10.03%	2/24/2029	EUR 14,000	15,575	14,451	0.05
Caramel Bidco Limited	(4)(6)(8)	SOFR + 6.00%	11.32%	2/24/2029	6,125	6,424	5,727	0.02
CCBlue Bidco, Inc.	(4)(10)	SOFR + 6.25%	11.70% (incl. 2.75% PIK)	12/21/2028	508,348	501,641	432,096	1.51
Covenant Surgical Partners, Inc.	(8)	SOFR + 4.00%	9.38%	7/1/2026	2,926	2,902	2,291	0.01
DCA Investment Holdings, LLC	(4)(10)	SOFR + 6.41%	11.75%	4/3/2028	25,410	25,273	25,220	0.09

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
DCA Investment Holdings, LLC	(4)(10)	SOFR + 6.50%	11.85%	4/3/2028	9,996	9,753	9,946	0.03
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	11.55%	10/4/2026	28,810	28,810	28,666	0.10
Global Medical Response, Inc.	(11)	SOFR + 4.25%	9.93%	10/2/2025	33,941	33,983	26,757	0.09
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.00%	10.45%	10/15/2026	272,236	269,237	259,986	0.91
Kwol Acquisition, Inc.	(4)(6)(7)(10)	SOFR + 6.25%	11.43%	12/6/2029	6,872	6,687	6,685	0.02
Medical Knowledge Group, LLC	(4)(10)	SOFR + 5.75%	11.21%	2/1/2029	162,061	159,705	160,035	0.56
Medical Knowledge Group, LLC	(4)(10)	SOFR + 5.75%	11.19%	2/1/2029	21,690	21,138	21,418	0.08
Midwest Physician Administrative Services, LLC	(10)	SOFR + 3.25%	8.86%	3/12/2028	18,987	18,932	17,278	0.06
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	10.96%	7/16/2027	482,571	480,045	448,791	1.57
Odyssey Holding Company, LLC	(4)(11)	SOFR + 5.75%	11.13%	11/16/2025	59,439	59,232	59,439	0.21
Odyssey Holding Company, LLC	(4)(11)	SOFR + 5.75%	11.14%	11/16/2025	4,211	4,211	4,211	0.01
Onex TSG Intermediate Corp.	(6)(10)	SOFR + 4.75%	10.39%	2/28/2028	22,789	22,670	22,547	0.08
ONS MSO, LLC	(4)(6)(7)(11)	SOFR + 5.75%	11.10%	7/8/2026	7,714	7,132	7,116	0.02
ONS MSO, LLC	(4)(6)(7)(11)	SOFR + 6.25%	11.69%	7/8/2026	808	705	703	0.00
Pathway Vet Alliance, LLC	(8)	SOFR + 3.75%	9.22%	3/31/2027	30,387	30,234	26,868	0.09
Pediatric Associates Holding Co., LLC	(9)	SOFR + 3.25%	8.72%	12/29/2028	6,389	6,357	6,198	0.02
Phoenix Guarantor, Inc.	(8)	SOFR + 3.50%	8.97%	3/5/2026	7,784	7,784	7,795	0.03
Plasma Buyer, LLC	(4)(7)(10)	SOFR + 5.75%	11.10%	5/12/2029	90,576	88,919	85,130	0.30
Plasma Buyer, LLC	(4)(7)(10)	SOFR + 5.75%	11.10%	5/12/2028	4,822	4,612	3,990	0.01
PPV Intermediate Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	11.14%	8/31/2029	126,926	124,779	125,875	0.44
PSKW Intermediate, LLC	(4)(11)	SOFR + 6.25%	11.71%	3/9/2026	14,156	14,156	14,156	0.05
Radnet, Inc.	(6)(10)	SOFR + 3.00%	8.36%	4/21/2028	4,610	4,595	4,630	0.02
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.90%	11.30%	12/23/2028	486,546	477,890	474,954	1.66
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.90%	11.29%	12/23/2028	36,822	35,375	34,787	0.12
Snoopy Bidco, Inc.	(4)(7)(10)	SOFR + 6.75%	12.65% (incl. 12.65% PIK)	6/1/2028	643,738	636,468	620,439	2.17
SpecialtyCare, Inc.	(4)(7)(11)	SOFR + 5.75%	11.41%	6/18/2028	68,478	67,108	65,852	0.23
SpecialtyCare, Inc.	(4)(7)(8)	SOFR + 4.00%	9.46%	6/18/2028	831	743	623	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Stepping Stones Healthcare Services, LLC	(4)(7)(10)	SOFR + 5.75%	11.20%	1/2/2029	165,094	162,739	158,429	0.56
Surgery Centers Holdings, Inc.	(6)(10)	SOFR + 3.50%	8.86%	12/19/2030	5,687	5,630	5,717	0.02
The Fertility Partners, Inc.	(4)(6)(10)	C + 5.75%	11.24%	3/16/2028	CAD 137,263	106,359	97,893	0.34
The Fertility Partners, Inc.	(4)(6)(7)(10)	C + 5.75%	11.25%	9/16/2027	CAD 8,688	6,678	6,079	0.02
The Fertility Partners, Inc.	(4)(6)(10)	SOFR + 5.75%	11.36%	3/16/2028	46,138	45,580	43,601	0.15
The GI Alliance Management, LLC	(4)(11)	SOFR + 6.25%	11.78%	9/15/2028	314,182	306,781	314,182	1.10
TTF Holdings, LLC	(4)(10)	SOFR + 4.00%	9.47%	3/31/2028	4,007	3,990	4,012	0.01
UMP Holdings, LLC	(4)(10)	SOFR + 5.75%	11.15%	7/15/2028	9,597	9,452	9,357	0.03
UMP Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	11.13%	7/15/2028	13,158	13,058	12,791	0.04
Unified Physician Management, LLC	(4)(7)(9)	SOFR + 5.25%	10.61%	6/18/2029	887,415	887,415	887,415	3.11
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 6.00%	11.47%	11/18/2027	127,120	125,744	124,260	0.44
US Oral Surgery Management Holdco, LLC	(4)(7)(11)	SOFR + 6.00%	11.45%	11/18/2027	54,865	54,002	53,229	0.19
Veonet GmbH	(6)(8)	S + 5.25%	10.44%	3/14/2029	GBP 202,759	258,483	254,326	0.89
WHCG Purchaser III, Inc.	(4)(10)	SOFR + 5.75%	11.36%	6/22/2028	102,900	101,648	62,769	0.22
WHCG Purchaser III, Inc.	(4)(7)(10)	SOFR + 5.75%	11.36%	6/22/2026	12,455	12,331	7,585	0.03

						5,757,122	5,538,301	19.35
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 3.25%	8.61%	2/15/2029	36,560	36,261	36,450	0.13
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.50%	10.85%	5/25/2029	387,570	381,595	383,694	1.34
Caerus US 1, Inc.	(4)(6)(7)(10)	SOFR + 5.75%	11.10%	5/25/2029	123,999	121,798	123,999	0.43
Caerus US 1, Inc.	(4)(6)(7)(10)	SOFR + 5.75%	11.21%	5/25/2029	31,729	30,924	31,070	0.11
Color Intermediate LLC	(4)(10)	SOFR + 5.50%	10.95%	10/4/2029	368,831	361,184	368,831	1.29
Datix Bidco, Ltd.	(4)(8)	SOFR + 4.50%	9.94%	4/28/2025	24,000	23,887	23,880	0.08
Edifecs, Inc.	(4)(10)	SOFR + 5.75%	11.10%	9/21/2026	154,196	152,838	154,196	0.54
Edifecs, Inc.	(4)(10)	SOFR + 5.75%	11.10%	11/20/2028	204,436	200,955	204,436	0.72
Edifecs, Inc.	(4)(11)	SOFR + 5.75%	11.10%	9/21/2026	95,271	95,367	95,271	0.33
GI Ranger Intermediate, LLC	(4)(7)(10)	SOFR + 5.75%	11.25%	10/29/2028	97,179	95,759	97,179	0.34
GI Ranger Intermediate, LLC	(4)(7)(10)	SOFR + 5.75%	11.25%	10/29/2027	6,480	6,342	6,480	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Technology (continued)
Healthcomp Holding Company, LLC	(4)(10)	SOFR + 5.75%	11.12%	11/8/2029	180,353	178,594	178,549	0.63
Imprivata, Inc.	(9)	SOFR + 3.75%	9.22%	12/1/2027	2,023	2,026	2,033	0.01
Neptune Holdings, Inc.	(4)(7)(11)	SOFR + 6.00%	11.50%	8/31/2030	15,000	14,595	14,660	0.05
Netsmart Technologies, Inc.	(10)	SOFR + 3.75%	9.22%	10/1/2027	12,970	13,013	13,012	0.05
NMC Crimson Holdings, Inc.	(4)(10)	SOFR + 6.09%	11.64%	3/1/2028	71,173	69,903	71,173	0.25
NMC Crimson Holdings, Inc.	(4)(7)(10)	SOFR + 6.09%	11.63%	3/1/2028	14,758	14,408	14,315	0.05
Project Ruby Ultimate Parent Corp.	(10)	SOFR + 3.25%	8.72%	3/10/2028	4,681	4,664	4,686	0.02
RPBLS Midco, LLC	(4)(10)	SOFR + 5.75%	11.25%	4/1/2028	130,730	128,866	130,730	0.46
RPBLS Midco, LLC	(4)(9)	SOFR + 5.75%	11.25%	4/1/2028	34,637	34,383	34,637	0.12
Verscend Holding Corp.	(8)	SOFR + 4.00%	9.47%	8/27/2025	30,170	30,198	30,308	0.11
Waystar Technologies, Inc.	(8)	SOFR + 4.00%	9.47%	10/22/2026	12,289	12,300	12,350	0.04

						2,009,860	2,031,939	7.12
Hotels, Restaurants & Leisure
Alterra Mountain Company	(9)	SOFR + 3.50%	8.97%	8/17/2028	$6,178	$6,186	6,194	0.02
Century Casinos, Inc.	(6)(10)	SOFR + 6.00%	11.44%	4/2/2029	31,450	30,974	30,672	0.11
Fertitta Entertainment, LLC	(9)	SOFR + 4.00%	9.36%	1/27/2029	13,460	13,455	13,483	0.05
Flynn Restaurant Group LP	(9)	SOFR + 4.25%	9.72%	12/1/2028	7,567	7,519	7,614	0.03
IRB Holding Corp.	(10)	SOFR + 3.00%	8.46%	12/15/2027	18,588	18,581	18,641	0.07
Mic Glen, LLC	(9)	SOFR + 3.25%	8.72%	7/21/2028	12,941	12,927	12,949	0.05
New Red Finance, Inc.	(8)	SOFR + 2.25%	7.61%	9/12/2030	2,000	2,000	2,003	0.01
Scientific Games Holdings LP	(9)	SOFR + 3.25%	8.66%	4/4/2029	12,309	12,284	12,329	0.04
Tacala Investment Corp.	(10)	SOFR + 4.00%	9.47%	2/5/2027	17,847	17,872	17,942	0.06
Twin River Worldwide Holdings, Inc.	(6)(9)	SOFR + 3.25%	8.93%	10/2/2028	9,627	9,588	9,150	0.03
Whatabrands LLC	(9)	SOFR + 3.00%	8.47%	8/3/2028	9,438	9,385	9,466	0.03

						140,771	140,443	0.50
Household Durables
AI Aqua Merger Sub, Inc.	(6)(9)	SOFR + 3.75%	9.09%	7/31/2028	32,645	32,535	32,711	0.11
Industrial Conglomerates
Bettcher Industries, Inc.	(9)	SOFR + 4.00%	9.36%	12/14/2028	7,008	6,958	6,984	0.02
CEP V Investment 11 Sarl	(4)(6)(10)	SA + 6.52%	8.23%	2/11/2028	CHF 47,449	47,573	56,416	0.20

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Industrial Conglomerates (continued)
CEP V Investment 11 Sarl	(4)(6)(10)	E + 6.45%	10.38%	2/23/2028	EUR 54,899	51,713	60,606	0.21
Engineered Machinery Holdings, Inc.	(10)	SOFR + 3.50%	9.11%	5/19/2028	11,875	11,838	11,825	0.04
Excelitas Technologies Corp.	(4)(8)	E + 5.75%	9.74%	8/13/2029	EUR 25,070	25,324	27,192	0.10
Excelitas Technologies Corp.	(4)(10)	SOFR + 5.75%	11.23%	8/13/2029	161,975	159,543	159,140	0.56
Excelitas Technologies Corp.	(4)(7)(10)	SOFR + 5.75%	11.22%	8/13/2029	14,288	13,965	14,095	0.05
Excelitas Technologies Corp.	(4)(7)(10)	SOFR + 5.75%	11.20%	8/12/2028	9,065	8,838	8,807	0.03
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	9.22%	3/31/2028	22,941	22,869	22,986	0.08
SPX Flow, Inc.	(9)	SOFR + 4.50%	9.96%	4/5/2029	8,580	8,293	8,620	0.03
Vertical US Newco, Inc.	(6)(9)	SOFR + 3.50%	9.38%	7/30/2027	17,708	17,752	17,770	0.06
Victory Buyer, LLC	(9)	SOFR + 3.75%	9.39%	11/19/2028	22,632	22,559	21,557	0.08

						397,225	415,998	1.46
Insurance
Alera Group, Inc.	(4)(7)(10)	SOFR + 6.00%	11.46%	10/2/2028	63,312	62,765	63,201	0.22
Alliant Holdings Intermediate, LLC	(9)	SOFR + 3.50%	8.86%	11/6/2030	3,681	3,679	3,702	0.01
Amerilife Holdings LLC	(4)(7)(10)	SOFR + 5.75%	11.14%	8/31/2029	370,013	362,338	368,393	1.29
AssuredPartners, Inc.	(9)	SOFR + 3.50%	8.97%	2/12/2027	17,414	17,310	17,479	0.06
Baldwin Risk Partners, LLC	(6)(9)	SOFR + 3.50%	8.97%	10/14/2027	9,794	9,771	9,810	0.03
CFC Underwriting, Ltd.	(4)(6)(7)(9)	SOFR + 5.00%	10.32%	5/16/2029	138,161	135,265	138,452	0.49
Foundation Risk Partners Corp.	(4)(7)(10)	SOFR + 6.00%	11.45%	10/29/2028	27,710	27,043	27,296	0.10
Foundation Risk Partners Corp.	(4)(7)(10)	SOFR + 6.00%	11.45%	10/30/2028	30,911	30,549	30,851	0.11
Galway Borrower, LLC	(4)(7)(10)	SOFR + 5.25%	10.70%	9/29/2028	222,060	219,118	218,443	0.77
High Street Buyer, Inc.	(4)(10)	SOFR + 5.75%	11.25%	4/14/2028	90,547	89,403	90,547	0.32
High Street Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.25%	4/16/2028	45,142	44,164	44,682	0.16
Howden Group Holdings Limited	(10)	SOFR + 3.25%	8.75%	11/12/2027	13,358	13,308	13,404	0.05
Integrity Marketing Acquisition, LLC	(4)(10)	SOFR + 6.05%	11.54%	8/27/2025	79,956	79,393	79,156	0.28
Integrity Marketing Acquisition, LLC	(4)(10)	SOFR + 6.02%	11.41%	8/27/2025	96,836	95,607	95,868	0.34
Integrity Marketing Acquisition, LLC	(4)(7)(10)	SOFR + 6.00%	11.39%	8/27/2025	4,101	4,008	4,036	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Insurance (continued)
Integrity Marketing Acquisition, LLC	(4)(7)(10)	SOFR + 6.02%	11.51%	8/27/2026	71,988	71,395	71,267	0.25
Integrity Marketing Acquisition, LLC	(4)(10)	SOFR + 6.03%	11.52%	8/27/2025	2,316	2,296	2,293	0.01
NFP Corp.	(8)	SOFR + 3.25%	8.72%	2/15/2027	13,456	13,405	13,541	0.05
PGIS Intermediate Holdings, LLC	(4)(10)	SOFR + 5.50%	10.93%	10/16/2028	24,220	23,984	23,856	0.08
PGIS Intermediate Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	11.10%	10/16/2028	1,868	1,506	1,459	0.01
Riser Merger Sub, Inc.	(4)(10)	S + 6.00%	11.19%	10/31/2029	GBP 9,291	11,090	11,606	0.04
Riser Merger Sub, Inc.	(4)(7)(10)	SOFR + 6.00%	11.35%	10/31/2029	91,805	89,332	89,267	0.31
RSC Acquisition, Inc.	(4)(5)(10)	SOFR + 5.50%	11.03%	11/1/2029	53,668	53,588	53,668	0.19
RSC Acquisition, Inc.	(4)(5)(10)	SOFR + 5.50%	11.03%	10/30/2026	76,575	75,865	76,575	0.27
RSC Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 6.00%	11.35%	10/30/2026	3,127	2,479	2,882	0.01
RSC Acquisition, Inc.	(4)(5)(10)	SOFR + 6.00%	11.58%	11/1/2029	7,017	6,955	6,982	0.02
SG Acquisition, Inc.	(4)(9)	SOFR + 5.50%	10.98%	1/27/2027	93,540	93,330	92,371	0.32
Shelf Bidco Ltd	(4)(6)(10)(18)	SOFR + 6.34%	11.72%	1/3/2030	132,047	128,629	131,386	0.46
Tennessee Bidco Limited	(4)(6)(8)	E + 7.00%	10.97% (incl. 2.50% PIK)	8/3/2028	EUR 5,493	6,962	6,019	0.02
Tennessee Bidco Limited	(4)(6)(7)(8)	S + 7.28%	12.21% (incl. 2.50% PIK)	7/9/2028	GBP 124,060	150,959	151,745	0.53
Tennessee Bidco Limited	(4)(6)(8)	SOFR + 7.10%	12.53% (incl. 2.50% PIK)	7/9/2028	168,565	165,308	167,301	0.59
Tennessee Bidco Limited	(4)(6)(8)	SOFR + 7.10%	12.43% (incl. 2.50% PIK)	8/3/2028	57,880	58,606	57,446	0.20
Tennessee Bidco Limited	(4)(6)(8)	SOFR + 6.35%	11.75% (incl. 2.50% PIK)	8/3/2028	129,641	128,520	125,103	0.44
USI, Inc.	(9)	SOFR + 3.00%	8.35%	11/22/2029	8,912	8,835	8,941	0.03
USI, Inc.	(9)	SOFR + 3.25%	8.60%	9/29/2030	1,995	2,000	2,001	0.01
World Insurance Associates, LLC	(4)(7)(11)	SOFR + 6.00%	11.42%	4/3/2028	43,333	41,932	41,867	0.15

						2,330,697	2,342,896	8.23
Interactive Media & Services
Ancestry.com Operations, Inc	(9)	SOFR + 3.25%	8.71%	12/6/2027	3,609	3,591	3,540	0.01
MH Sub I, LLC	(11)	SOFR + 3.75%	9.22%	9/13/2024	4,497	4,501	4,512	0.02
Project Boost Purchaser, LLC	(9)	SOFR + 3.50%	8.97%	5/30/2026	4,887	4,849	4,897	0.02

						12,941	12,949	0.05

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Internet & Direct Marketing Retail
Donuts, Inc.	(4)(11)	SOFR + 6.00%	11.59%	12/29/2026	233,388	232,117	233,388	0.82
Donuts, Inc.	(4)(11)	SOFR + 6.00%	11.59%	12/29/2027	272,949	272,949	272,949	0.96
Hoya Midco, LLC	(6)(9)	SOFR + 3.25%	8.63%	2/3/2029	9,544	9,506	9,559	0.03
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	11.28%	12/15/2027	555,828	549,490	519,699	1.82

						1,064,062	1,035,595	3.63
IT Services
Ahead DB Holdings, LLC	(5)(10)	SOFR + 3.75%	9.20%	10/18/2027	2,543	2,552	2,538	0.01
AI Altius Bidco, Inc.	(4)(5)(8)	9.75%	9.75% PIK	12/21/2029	25,725	25,274	25,596	0.09
AI Altius Bidco, Inc.	(4)(10)	SOFR + 5.18%	10.43%	12/21/2028	143,602	141,712	143,602	0.50
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	9.36%	10/16/2026	19,507	19,523	19,375	0.07
Endurance International Group Holdings, Inc.	(10)	SOFR + 3.50%	9.42%	2/10/2028	44,598	44,352	43,811	0.15
Infostretch Corporation	(4)(10)	SOFR + 5.75%	11.25%	4/1/2028	180,255	177,702	161,328	0.57
Inovalon Holdings, Inc.	(4)(7)(10)	SOFR + 6.25%	11.72% (incl. 2.75% PIK)	11/24/2028	988,404	971,243	984,689	3.45
Monterey Financing, S.A.R.L	(4)(6)(8)	CI + 6.00%	9.89%	9/28/2029	DKK 560,750	72,350	82,418	0.29
Monterey Financing, S.A.R.L	(4)(6)(9)	N+ 6.00%	10.71%	9/28/2029	NOK 599,094	54,653	58,524	0.21
Monterey Financing, S.A.R.L	(4)(6)(8)	ST + 6.00%	10.04%	9/28/2029	SEK 243,186	21,282	23,930	0.08
Monterey Financing, S.A.R.L	(4)(6)(8)	E + 6.00%	9.93%	9/28/2029	EUR 76,519	72,893	83,840	0.29
Monterey Financing, S.A.R.L	(4)(6)(7)(8)	E + 6.00%	9.97%	9/28/2029	EUR 34,300	32,395	38,932	0.14
Park Place Technologies, LLC	(11)	SOFR + 5.00%	10.46%	11/10/2027	788	790	787	0.00
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	11.23%	10/25/2027	187,387	185,004	185,982	0.65
Red River Technology, LLC	(4)(11)	SOFR + 6.00%	11.54%	5/26/2027	147,798	146,333	147,798	0.52
S&P Global Engineering Solutions	(4)(7)(11)	SOFR + 7.00%	12.38%	5/2/2030	1,596	1,546	1,596	0.01
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	10.12% (incl. 2.50% PIK)	9/28/2028	EUR 16,739	18,971	18,248	0.06
Turing Holdco, Inc.	(4)(6)(7)(8)	E + 6.00%	9.97% (incl. 2.50% PIK)	8/3/2028	EUR 6,202	7,187	6,540	0.02
Turing Holdco, Inc.	(4)(6)(7)(8)	SOFR + 6.00%	11.40% (incl. 2.50% PIK)	10/16/2028	6,461	6,861	5,988	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
IT Services (continued)
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	11.40% (incl. 2.50% PIK)	9/28/2028	12,982	12,723	12,820	0.04
Virtusa Corp.	(10)	SOFR + 3.75%	9.22%	2/11/2028	8,827	8,837	8,859	0.03
Virtusa Corp.	(10)	SOFR + 3.75%	9.21%	2/15/2029	3,419	3,395	3,429	0.01

						2,027,578	2,060,630	7.21
Leisure Products
Motion Finco, LLC	(6)(8)	SOFR + 3.25%	8.86%	11/12/2026	3,686	3,626	3,694	0.01
Life Sciences Tools & Services
Cambrex Corp.	(10)	SOFR + 3.50%	8.96%	12/4/2026	4,509	4,519	4,429	0.02
Curia Global, Inc.	(10)	SOFR + 3.75%	9.23%	8/30/2026	23,182	23,201	20,929	0.07
Jupiter Bidco Limited	(4)(6)(7)(9)	E + 6.25%	10.09%	8/27/2029	EUR 5,922	2,293	5,777	0.02
Jupiter Bidco Limited	(4)(6)(10)	SOFR + 6.25%	11.61%	8/27/2029	88,177	86,040	77,375	0.27
LSCS Holdings, Inc.	(9)	SOFR + 4.50%	9.97%	12/16/2028	8,009	7,980	7,907	0.03
Maravai Intermediate Holdings, LLC	(6)(9)	SOFR + 3.00%	8.40%	10/19/2027	1,939	1,939	1,898	0.01
Packaging Coordinators Midco, Inc.	(10)	SOFR + 3.50%	9.11%	11/30/2027	1,862	1,862	1,865	0.01
Phoenix Newco, Inc.	(9)	SOFR + 3.25%	8.72%	11/15/2028	1,990	1,990	2,004	0.01

						129,824	122,184	0.44
Machinery
Chart Industries, Inc.	(6)(9)	SOFR + 3.25%	8.69%	3/16/2030	5,467	5,454	5,485	0.02
MHE Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.00%	11.53%	7/21/2027	7,678	7,575	7,678	0.03
MHE Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	11.78%	7/21/2027	747	733	747	0.00
Pro Mach Group, Inc.	(11)	SOFR + 4.00%	9.47%	8/31/2028	6,929	6,872	6,958	0.02

						20,634	20,868	0.07
Marine
Armada Parent, Inc.	(4)(7)(10)	SOFR + 5.75%	11.24%	10/29/2027	231,709	228,338	229,010	0.80
Media
Clear Channel Outdoor Holdings, Inc.	(6)(8)	SOFR + 3.50%	9.14%	8/21/2026	370	360	367	0.00
Digital Media Solutions, LLC	(6)(10)	SOFR + 11.00%	16.61% PIK	5/25/2026	32,355	32,003	17,795	0.06
McGraw-Hill Education, Inc.	(9)	SOFR + 4.75%	10.22%	7/28/2028	18,314	18,191	18,320	0.06
Radiate Holdco, LLC	(10)	SOFR + 3.25%	8.72%	9/25/2026	46,988	46,910	37,847	0.13
Trader Corp.	(4)(6)(7)(10)	C + 6.75%	12.19%	12/22/2029	CAD 109,681	78,693	82,941	0.29
Univision Communications, Inc.	(10)	SOFR + 3.25%	8.72%	3/15/2026	12,000	12,005	12,038	0.04
UPC Financing Partnership	(6)(8)	SOFR + 3.00%	8.48%	1/31/2029	5,000	4,935	4,991	0.02

						193,097	174,299	0.60

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Metals & Mining
American Rock Salt Company, LLC	(10)	SOFR + 4.00%	9.47%	6/9/2028	9,390	9,381	8,902	0.03
SCIH Salt Holdings, Inc.	(10)	SOFR + 4.00%	9.47%	3/16/2027	13,373	13,316	13,411	0.05

						22,697	22,313	0.08
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance, Inc.	(4)(6)(10)	SOFR + 6.25%	11.63%	8/15/2028	26,332	25,887	26,332	0.09
Freeport LNG Investments, LLLP	(9)	SOFR + 3.50%	9.18%	12/21/2028	35,174	35,105	35,209	0.12
KKR Alberta Midsteam Finance Inc	(4)(6)(10)	SOFR + 6.25%	11.63%	8/15/2028	14,325	14,083	14,325	0.05

						75,075	75,866	0.26
Paper & Forest Products
Profile Products, LLC	(4)(7)(10)	SOFR + 5.50%	10.95%	11/12/2027	40,275	39,671	38,427	0.13
Profile Products, LLC	(4)(10)	SOFR + 5.50%	10.99%	11/12/2027	23,347	23,046	22,588	0.08

						62,717	61,015	0.21
Pharmaceuticals
Doc Generici (Diocle S.p.A.)	(4)(5)(6)(7)(8)	E + 6.50%	10.42%	10/27/2028	EUR 60,136	58,199	66,856	0.23
Ergomed Plc	(4)(6)(7)(10)	SOFR + 6.25%	11.60%	11/18/2030	108,046	105,299	105,453	0.37
Padagis, LLC	(6)(9)	SOFR + 4.75%	10.43%	7/6/2028	29,371	29,338	28,453	0.10
Rhea Parent, Inc.	(4)(10)	SOFR + 5.50%	11.00%	2/18/2029	203,413	200,418	203,413	0.71
Sharp Midco, LLC	(4)(9)	SOFR +4.00%	9.45%	12/31/2028	5,229	5,220	5,249	0.02

						398,474	409,424	1.43
Professional Services
ALKU, LLC	(4)(10)	SOFR + 6.25%	11.61%	5/23/2029	55,406	54,188	55,267	0.19
Apex Companies, LLC	(4)(7)(11)	SOFR + 6.25%	11.63%	1/31/2028	1,605	1,566	1,600	0.01
APFS Staffing Holdings Inc	(9)	SOFR + 4.00%	9.36%	12/29/2028	5,231	5,200	5,202	0.02
Aqgen Island Holdings, Inc.	(9)	SOFR + 3.50%	8.97%	8/2/2028	41,249	41,150	41,218	0.14
Armor Holdco, Inc.	(6)(9)	SOFR + 4.50%	9.93%	12/11/2028	3,564	3,538	3,581	0.01
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	9.11%	12/29/2028	11,690	11,587	11,682	0.04
CFGI Holdings, LLC	(4)(7)(10)	SOFR + 5.00%	10.46%	11/2/2027	21,007	20,483	20,608	0.07
Chronicle Bidco, Inc.	(4)(7)(11)	SOFR + 6.75%	12.13%	5/18/2029	46,615	46,302	46,615	0.16
Claims Automation Intermediate 2, LLC	(4)(7)(10)	SOFR + 4.75%	10.25%	12/16/2027	44,906	43,862	44,221	0.15
Clearview Buyer, Inc.	(4)(7)(10)	SOFR + 5.35%	10.70%	8/26/2027	148,983	146,871	145,511	0.51
Cumming Group, Inc.	(4)(7)(11)	SOFR + 5.75%	11.11%	5/26/2027	198,056	195,516	194,702	0.68
Cumming Group, Inc.	(4)(7)(11)	SOFR + 5.75%	11.11%	11/16/2027	20,832	20,373	20,375	0.07
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	9.10%	4/9/2027	85,260	84,950	84,621	0.30
Eliassen Group, LLC	(4)(10)	SOFR + 5.50%	10.85%	4/14/2028	63,182	62,503	62,234	0.22
Eliassen Group, LLC	(4)(7)(10)	SOFR + 5.50%	10.88%	4/14/2028	4,547	4,441	4,330	0.02
Emerald US, Inc.	(6)(8)	SOFR + 3.75%	9.36%	7/12/2028	3,849	3,846	3,855	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Professional Services (continued)
EP Purchaser LLC	(9)	SOFR + 3.50%	9.11%	11/6/2028	9,546	9,380	9,483	0.03
Galaxy US Opco, Inc.	(6)(9)	SOFR + 4.75%	10.13%	4/29/2029	12,202	11,970	10,128	0.04
Guidehouse, Inc.	(4)(10)	SOFR + 5.75%	11.11% (incl. 2.00% PIK)	10/16/2028	1,225,688	1,216,563	1,211,899	4.25
HIG Orca Acquisition Holdings, Inc.	(4)(7)(11)	SOFR + 6.00%	11.54%	8/17/2027	93,837	92,591	93,837	0.33
HIG Orca Acquisition Holdings, Inc.	(4)(7)(11)	SOFR + 6.00%	11.50%	8/17/2027	8,817	8,651	8,631	0.03
IG Investments Holdings, LLC	(4)(7)(10)	SOFR + 6.00%	11.48%	9/22/2028	443,872	437,420	441,428	1.55
Inmar, Inc.	(11)	SOFR + 5.50%	10.85%	5/1/2026	29,752	28,904	29,454	0.10
Kaufman Hall & Associates, LLC	(4)(10)	SOFR + 5.25%	10.71%	12/14/2028	96,326	94,963	96,326	0.34
Kwor Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	10.71%	12/22/2028	1,399	1,349	1,322	0.00
Kwor Acquisition, Inc.	(4)(5)(7)(11)	P + 4.25%	12.75%	12/22/2027	5,244	5,123	5,061	0.02
Legacy Intermediate, LLC	(4)(10)	SOFR + 5.75%	11.29%	2/25/2028	121,794	120,199	121,794	0.43
Mantech International CP	(4)(7)(10)	SOFR + 5.75%	11.13%	9/14/2029	770,570	756,273	769,459	2.70
Mantech International CP	(4)(7)(10)	SOFR + 5.75%	11.16%	9/14/2029	65,335	63,281	64,129	0.22
Material Holdings, LLC	(4)(7)(10)	SOFR + 6.00%	11.45%	8/19/2027	264,534	261,334	242,761	0.85
Minotaur Acquisition, Inc.	(8)	SOFR + 4.75%	10.21%	3/27/2026	178,128	175,080	178,398	0.63
Pavion Corp.	(4)(6)(7)(10)	SOFR + 5.75%	11.14%	10/30/2030	124,277	121,343	121,261	0.42
Petrus Buyer Inc	(4)(7)(10)	SOFR + 6.50%	11.99%	10/17/2029	35,901	34,742	35,732	0.13
Polyconcept Investments B.V.	(10)	SOFR + 5.50%	10.85%	5/18/2029	24,538	24,159	24,365	0.09
Sherlock Buyer Corp.	(4)(7)(10)	SOFR + 5.75%	11.20%	12/8/2028	6,422	6,194	6,093	0.02
Thevelia US, LLC	(6)(9)	SOFR + 4.00%	9.50%	6/18/2029	34,120	32,931	34,191	0.12
Trinity Air Consultants Holdings Corp.	(4)(7)(10)	SOFR + 5.75%	11.29%	6/29/2027	19,719	19,341	19,719	0.07
Trinity Air Consultants Holdings Corp.	(4)(7)(10)	SOFR + 5.75%	11.03%	6/29/2027	44,895	44,178	44,228	0.15
Trinity Partners Holdings, LLC	(4)(7)(10)	SOFR + 5.50%	11.03%	12/21/2028	384,363	378,006	383,206	1.34
Victors CCC Buyer, LLC	(4)(7)(10)	SOFR + 5.75%	11.21%	6/1/2029	144,795	142,110	144,484	0.51
West Monroe Partners, LLC	(4)(10)	SOFR + 5.25%	10.72%	11/8/2028	722,016	712,339	703,966	2.47
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 5.25%	10.72%	11/8/2027	14,143	13,186	13,789	0.05

						5,557,986	5,560,766	19.49

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Real Estate Management & Development
Castle Management Borrower, LLC	(4)(7)(11)	SOFR + 5.50%	10.84%	11/3/2029	33,333	32,604	32,771	0.11
Cushman & Wakefield US Borrower LLC	(6)(9)	SOFR + 3.25%	8.71%	1/31/2030	3,980	3,937	3,958	0.01
McCarthy & Stone PLC	(4)(5)(6)(8)	7.00%	7.00%	2/2/2026	GBP 20,000	28,057	23,517	0.08
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 5.50%	10.96%	2/16/2028	79,357	78,219	79,357	0.28
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 5.50%	10.96%	7/25/2029	15,205	14,923	15,205	0.05

						157,740	154,808	0.53
Software
Aareon Holding GmbH	(4)(6)(10)	E + 6.25%	10.14%	8/16/2030	EUR 38,317	40,571	41,984	0.15
Aareon Holding GmbH	(4)(6)(10)	E + 6.25%	10.15%	8/19/2030	EUR 9,579	10,163	10,496	0.04
Analytic Partners LP	(4)(7)(10)	SOFR + 5.50%	10.97%	4/4/2028	21,469	21,164	21,469	0.08
Anaplan, Inc.	(4)(7)(10)	SOFR + 6.50%	11.85%	6/21/2029	537,534	528,418	534,606	1.87
Apttus Corp.	(10)	SOFR + 4.00%	9.47%	5/8/2028	11,598	11,589	11,643	0.04
Armstrong Bidco Limited	(4)(6)(8)	S + 5.25%	10.44%	6/28/2029	GBP 314,735	375,944	383,124	1.34
Armstrong Bidco Limited	(4)(6)(8)	S + 5.25%	10.44%	6/28/2029	GBP 164,210	196,265	199,891	0.70
Avalara Inc	(4)(7)(10)	SOFR + 7.25%	12.60%	10/19/2028	23,077	22,573	22,950	0.08
Beeline, LLC	(4)(7)(10)	SOFR + 5.25%	10.64%	5/2/2029	46,364	45,968	46,340	0.16
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 6.00%	11.38% (incl. 2.00% PIK)	8/8/2028	69,612	68,566	68,220	0.24
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 6.00%	11.42% (incl. 2.00% PIK)	8/8/2028	12,249	12,063	12,004	0.04
BlueCat Networks USA, Inc.	(4)(7)(10)	SOFR + 6.00%	11.35% (incl. 2.00% PIK)	8/8/2028	2,312	2,202	2,191	0.01
Bluefin Holding, LLC	(4)(5)(6)(7)(11)	SOFR + 7.25%	12.72%	9/12/2029	45,513	44,326	44,763	0.16
Boxer Parent Company, Inc.	(8)	SOFR + 4.25%	9.61%	12/29/2028	14,755	14,608	14,882	0.05
Brave Parent Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	10.36%	11/28/2030	498,512	492,895	492,819	1.73
CDK Global Inc.	(9)	SOFR + 4.00%	9.35%	7/6/2029	2,985	2,975	3,005	0.01
Circana Group, L.P.	(4)(10)	SOFR + 5.75%	11.21%	12/1/2028	682,039	671,261	682,039	2.39

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Circana Group, L.P.	(4)(10)	SOFR + 6.25%	11.61 (incl. 2.75 PIK	% % )	12/1/2028	902,832	886,323	902,832	3.16
Circana Group, L.P.	(4)(7)(10)	SOFR + 5.75%	11.11%		12/1/2027	18,884	17,154	18,884	0.07
Cloudera, Inc.	(9)	SOFR + 3.75%	9.21%		10/8/2028	36,683	36,315	36,431	0.13
Community Brands ParentCo, LLC	(4)(7)(10)	SOFR + 5.50%	10.96%		2/24/2028	15,092	14,721	14,930	0.05
Confine Visual Bidco	(4)(6)(7)(10)	SOFR + 6.50%	11.81 (incl. 3.00 PIK	% % )	2/23/2029	262,761	256,401	226,518	0.79
Connatix Buyer, Inc.	(4)(7)(10)	SOFR + 5.50%	11.14%		7/14/2027	107,900	106,437	97,654	0.34
ConnectWise, LLC	(9)	SOFR + 3.50%	9.11%		9/29/2028	28,325	28,262	28,325	0.10
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	9.22%		10/16/2028	27,142	27,062	26,327	0.09
Coupa Software Inc.	(4)(6)(7)(10)	SOFR + 7.50%	12.86%		2/27/2030	1,836	1,791	1,819	0.01
Crewline Buyer, Inc.	(4)(6)(7)(11)	SOFR + 6.75%	12.10%		11/8/2030	118,659	115,453	115,384	0.40
Delta Topco, Inc.	(10)	SOFR + 3.75%	9.12%		12/1/2027	34,708	34,678	34,734	0.12
Denali Bidco Ltd	(4)(5)(6)(7)(10)	S + 6.00%	11.19%		8/29/2030	GBP 14,404	17,638	18,080	0.06
Denali Bidco Ltd	(4)(5)(6)(8)	E + 6.00%	9.84%		8/29/2030	EUR 4,174	4,404	4,539	0.02
Diligent Corporation	(4)(11)	SOFR + 5.75%	11.28%		8/4/2025	87,525	87,076	87,525	0.31
Discovery Education, Inc.	(4)(7)(10)	SOFR + 5.75%	11.23%		4/9/2029	587,329	579,453	561,734	1.97
Discovery Education, Inc.	(4)(11)	SOFR + 5.75%	11.14%		10/3/2030	66,101	65,372	63,457	0.22
DTI Holdco, Inc.	(7)(10)	SOFR + 4.75%	10.13%		4/26/2029	24,688	24,132	24,290	0.09
ECI Macola Max Holding, LLC	(6)(10)	SOFR + 3.75%	9.36%		11/9/2027	11,888	11,906	11,907	0.04
Epicor Software Corp.	(10)	SOFR + 3.25%	8.72%		7/30/2027	5,922	5,942	5,950	0.02
Episerver, Inc.	(4)(7)(11)	SOFR + 5.25%	10.75%		4/9/2026	24,846	24,637	23,699	0.08
Experity, Inc.	(4)(7)(10)	SOFR + 5.75%	11.20%		2/24/2028	133,688	131,759	132,217	0.46
Forterro UK Ltd.	(4)(6)(8)	ST + 4.75%	8.82%		7/9/2029	SEK 112,563	10,459	11,104	0.04
Forterro UK Ltd.	(4)(6)(9)	SA + 4.75%	6.45%		7/9/2029	CHF 10,674	10,740	12,628	0.04
Forterro UK Ltd.	(4)(6)(10)	SA + 4.75%	6.45%		7/9/2029	CHF 3,484	3,471	4,121	0.01
Forterro UK Ltd.	(4)(6)(8)	E + 4.75%	8.73%		7/9/2029	EUR 31,713	31,585	34,834	0.12
Forterro UK Ltd.	(4)(6)(7)(8)	E + 4.75%	8.68%		7/9/2029	EUR 1,639	1,679	2,939	0.01
Forterro UK Ltd.	(4)(6)(10)	S + 4.75%	9.94%		7/9/2029	GBP 8,894	10,473	11,280	0.04
GI Consilio Parent, LLC	(7)(9)	SOFR + 4.00%	9.47%		5/12/2028	39,959	39,379	39,834	0.14
GI Consilio Parent, LLC	(4)(7)(8)	S + 3.75%	8.94%		5/14/2026	GBP 663	811	828	0.00
Gigamon Inc.	(4)(7)(10)	SOFR + 5.75%	11.30%		3/9/2029	432,291	425,702	431,146	1.51
GovernmentJobs.com, Inc.	(4)(7)(10)	SOFR + 5.50%	10.96%		12/1/2028	150,905	148,686	150,509	0.53
GraphPAD Software, LLC	(4)(7)(11)	P + 5.00%	13.50%		4/27/2027	1,416	1,393	1,374	0.00
GraphPAD Software, LLC	(4)(11)	SOFR + 5.50%	11.22%		4/27/2027	2,623	2,608	2,623	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
GraphPAD Software, LLC	(4)(11)	SOFR + 5.50%	11.13%		4/27/2027	8,571	8,519	8,571	0.03
GraphPAD Software, LLC	(4)(11)	SOFR + 5.50%	11.19%		4/27/2027	17,063	16,921	17,063	0.06
Greeneden U.S. Holdings II, LLC	(10)	SOFR + 4.00%	9.47%		12/1/2027	5,817	5,838	5,846	0.02
HS Purchaser, LLC	(10)	SOFR + 4.00%	9.48%		11/19/2026	39,608	39,601	37,642	0.13
Idera, Inc.	(10)	SOFR + 3.75%	9.28%		3/2/2028	52,100	51,999	51,937	0.18
ION Trading Finance Ltd.	(6)(8)	SOFR + 4.75%	10.20%		4/3/2028	27,741	27,760	27,808	0.10
Kaseya, Inc.	(4)(7)(10)	SOFR + 6.00%	11.38 (incl. 2.50 PIK	% % )	6/25/2029	742,241	730,174	741,796	2.60
Kaseya, Inc.	(4)(7)(10)	SOFR + .50%	10.86 (incl. 2.50 PIK	% % )	6/25/2029	12,317	11,539	12,317	0.04
LD Lower Holdings, Inc.	(4)(11)	SOFR + 6.50%	11.95%		2/8/2026	116,578	115,577	115,413	0.40
Lightbox Intermediate, LP	(4)(8)	SOFR + 5.00%	10.61%		5/9/2026	37,432	36,873	35,841	0.13
Magnesium BorrowerCo, Inc.	(4)(10)	S + .5.75%	10.94%		5/18/2029	GBP 102,118	125,117	130,165	0.46
Magnesium BorrowerCo, Inc.	(4)(7)(10)	SOFR + 5.75%	11.21%		5/18/2029	958,047	937,534	955,569	3.35
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 3.75%	9.25%		7/31/2028	76,734	75,978	70,979	0.25
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.25%	11.75%		6/9/2030	62,685	60,952	62,685	0.22
Mandolin Technology Intermediate Holdings, Inc.	(4)(7)(8)	SOFR + 3.75%	9.25%		7/31/2026	2,553	2,497	1,743	0.01
Medallia, Inc.	(4)(10)	SOFR + 6.00%	11.45 (incl. 4.00 PIK	% % )	10/29/2028	831,310	820,545	814,684	2.86
Medallia, Inc.	(4)(10)	SOFR + 6.50%	11.95 (incl. 4.00 PIK	% % )	10/29/2028	205,092	201,869	200,990	0.70
Mitnick Purchaser, Inc.	(9)	SOFR + 4.50%	9.98%		5/2/2029	11,735	11,690	11,137	0.04
Mitratech Holdings, Inc.	(5)(10)	SOFR + 3.75%	9.28%		5/18/2028	16,661	16,609	16,481	0.06
Mitratech Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	10.47%		5/18/2028	62,720	60,817	61,320	0.21
Monk Holding Co.	(4)(10)(18)	SOFR + 5.70%	10.96%		12/1/2027	11,062	10,888	11,062	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Monk Holding Co.	(4)(7)(10)	SOFR + 5.50%	10.96%	12/1/2027	3,561	3,350	3,259	0.01
MRI Software, LLC	(7)(11)	SOFR + 5.50%	10.95%	2/10/2027	48,299	48,018	47,157	0.17
NAVEX TopCo, Inc.	(4)(7)(10)	SOFR + 5.75%	11.11%	11/9/2030	100,646	98,503	98,456	0.35
Neogames Connect SARL	(4)(6)(8)	E + 6.25%	10.18%	5/30/2028	EUR 100,400	102,345	110,837	0.39
Nintex Topco Limited	(4)(6)(10)	SOFR + 6.00%	11.50%	11/13/2028	674,642	665,247	647,657	2.27
NortonLifeLock, Inc.	(6)(9)	SOFR + 2.00%	7.46%	9/12/2029	6,399	6,372	6,416	0.02
Oranje Holdco Inc	(4)(7)(11)	SOFR + 7.75%	13.13%	2/1/2029	66,000	64,427	66,000	0.23
Perforce Software, Inc.	(8)	SOFR + 3.75%	9.21%	7/1/2026	15,296	15,285	15,181	0.05
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 4.75%	10.11%	10/28/2030	71,388	69,994	71,916	0.25
Project Leopard Holdings, Inc.	(9)	SOFR + 5.25%	10.73%	7/20/2029	139,590	133,184	126,911	0.44
Project Leopard Holdings, Inc.	(4)(7)(8)	SOFR + 4.25%	9.63%	7/20/2029	4,385	4,396	2,044	0.01
Proofpoint, Inc.	(9)	SOFR + 3.25%	8.72%	8/31/2028	895	892	897	0.00
Quest Software US Holdings, Inc.	(6)(9)	SOFR + 4.25%	9.78%	2/1/2029	27,602	27,415	21,223	0.07
Rally Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.12%	7/19/2028	135,721	133,565	133,095	0.47
Rally Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.11%	7/19/2028	7,098	6,828	6,743	0.02
RealPage, Inc.	(9)	SOFR + 3.00%	8.47%	4/24/2028	1,970	1,965	1,959	0.01
Relativity ODA, LLC	(4)(7)(11)	SOFR + 6.50%	11.96%	5/12/2027	875	806	788	0.00
Rocket Software, Inc.	(9)	SOFR + 4.75%	10.11%	11/28/2028	43,303	42,680	42,626	0.15
S2P Acquisition Borrower, Inc.	(6)(8)	SOFR + 4.00%	9.46%	8/14/2026	12,969	12,983	13,013	0.05
Sailpoint Technologies, Inc.	(4)(7)(10)	SOFR + 6.00%	11.36%	8/16/2029	384,906	378,197	384,906	1.35
Solarwinds Holdings, Inc.	(8)	SOFR + 3.75%	9.11%	2/5/2027	2,978	2,959	2,988	0.01
Sophia, LP	(9)	SOFR + 3.50%	8.96%	10/7/2027	1,975	1,966	1,981	0.01
Sovos Compliance, LLC	(9)	SOFR + 4.50%	9.97%	8/11/2028	4,878	4,889	4,829	0.02
Spitfire Parent, Inc.	(4)(11)	E + 5.50%	9.34%	3/11/2027	EUR 19,013	22,716	20,989	0.07
Spitfire Parent, Inc.	(4)(11)	SOFR + 5.50%	10.96%	3/11/2027	117,930	116,934	117,930	0.41
Stamps.com, Inc.	(4)(10)	SOFR + 5.75%	11.23%	10/5/2028	855,596	843,953	834,206	2.92
Surf Holdings, LLC	(6)(8)	SOFR + 3.50%	8.97%	3/5/2027	3,202	3,206	3,213	0.01
Symphony Technology Group	(6)(10)	SOFR + 5.00%	10.64%	7/27/2028	65,396	64,930	46,799	0.16
Symphony Technology Group	(6)(9)	SOFR + 3.75%	9.19%	3/1/2029	29,872	29,662	29,828	0.10
Tegra118 Wealth Solutions, Inc.	(8)	SOFR + 4.00%	9.37%	2/18/2027	6,864	6,842	6,557	0.02
The Ultimate Software Group, Inc.	(9)	SOFR + 3.25%	8.76%	5/4/2026	12,404	12,398	12,454	0.04
Triple Lift, Inc.	(4)(10)	SOFR + 5.75%	11.27%	5/5/2028	69,655	68,746	67,217	0.24
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.75%	11.31%	5/5/2028	5,480	5,302	4,980	0.02
Vision Solutions, Inc.	(10)	SOFR + 4.00%	9.64%	4/24/2028	36,657	36,567	36,438	0.13

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
VS Buyer LLC	(6)(8)	SOFR + 3.25%	8.71%		2/28/2027	3,479	3,458	3,492	0.01
WPEngine, Inc.	(4)(7)(10)	SOFR + 6.50%	11.87%		8/14/2029	81,400	78,885	79,528	0.28
Zendesk Inc	(4)(7)(10)	SOFR + 6.25%	11.61 (incl. 3.25 PIK	% % )	11/30/2028	936,617	912,909	931,544	3.26

							13,127,524	13,129,988	45.98
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 6.18%	11.49%		5/3/2026	36,866	36,526	36,866	0.13
EG America, LLC	(6)(8)	SOFR + 5.50%	11.24%		2/7/2028	22,893	22,269	22,550	0.08
Runner Buyer, Inc.	(10)	SOFR + 5.50%	11.00%		10/20/2028	76,635	75,493	60,670	0.21

							134,288	120,086	0.42
Technology Hardware, Storage & Peripherals
Lytx, Inc.	(4)(11)	SOFR + 6.75%	12.21%		2/28/2028	45,893	45,954	45,893	0.16
Trading Companies & Distributors
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	8.89%		1/31/2028	14,756	14,518	14,733	0.05
Icebox Holdco III, Inc.	(9)	SOFR + 3.50%	9.11%		12/22/2028	15,784	15,738	15,701	0.06
LBM Acquisition, LLC	(10)	SOFR + 3.75%	9.21%		12/17/2027	44,973	44,853	44,545	0.16
Park River Holdings, Inc.	(10)	SOFR + 3.25%	8.91%		12/28/2027	46,152	45,753	45,160	0.16
Porcelain Acquisition Corp.	(4)(11)	SOFR + 6.00%	11.49%		4/1/2027	81,905	80,421	78,400	0.27
Specialty Building Products Holdings, LLC	(9)	SOFR + 3.75%	9.21%		10/15/2028	19,759	19,703	19,759	0.07
SRS Distribution, Inc.	(9)	SOFR + 3.50%	8.96%		6/2/2028	7,968	7,932	7,980	0.03
SRS Distribution, Inc.	(9)	SOFR + 3.50%	8.97%		6/2/2028	18,424	18,378	18,478	0.06
Windsor Holdings III, LLC	(6)(8)	SOFR + 4.50%	9.84%		8/1/2030	8,948	8,875	9,026	0.03

							256,171	253,782	0.89
Transportation Infrastructure
Capstone Logistics, LLC	(4)(11)	SOFR + 4.75%	10.21%		11/12/2027	22,005	22,052	22,005	0.08
Enstructure LLC	(4)(9)(18)	SOFR + 6.35%	10.96%		5/25/2029	98,715	96,803	98,715	0.35
Frontline Road Safety, LLC	(4)(7)(10)	SOFR + 5.75%	11.55%		5/3/2027	181,893	179,611	178,884	0.63
Frontline Road Safety, LLC	(4)(10)	SOFR + 5.75%	11.39%		5/3/2027	22,446	22,003	22,109	0.08
Helix TS, LLC	(4)(10)	SOFR + 6.25%	11.78%		8/4/2027	168,791	166,935	165,415	0.58
Helix TS, LLC	(4)(10)	SOFR + 6.25%	11.75%		8/4/2027	993	977	973	0.00
Italian Motorway Holdings S.à.r.l	(4)(6)(8)	E + 5.25%	9.35%		4/28/2029	EUR 236,429	243,641	259,048	0.91
Liquid Tech Solutions Holdings, LLC	(10)	SOFR + 4.75%	10.22%		3/20/2028	18,900	18,841	18,648	0.07

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Transportation Infrastructure (continued)
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.22%		10/19/2027	61,741	61,019	59,425	0.21
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.29%		1/31/2029	76,822	76,088	73,942	0.26
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.26%		10/19/2027	55,206	55,109	53,136	0.19
Safety Borrower Holdings LP	(4)(11)	SOFR + 5.25%	10.90%		9/1/2027	45,283	45,032	45,283	0.16
Safety Borrower Holdings LP	(4)(7)(11)	P + 4.25%	12.75%		9/1/2027	2,517	2,496	2,483	0.01
Sam Holding Co, Inc.	(4)(7)(11)	SOFR + 6.00%	11.49%		9/24/2027	151,380	148,847	148,819	0.52
Sam Holding Co, Inc.	(4)(11)	SOFR + 6.00%	11.57%		9/24/2027	63,840	62,654	63,042	0.22
Sam Holding Co, Inc.	(4)(11)	SOFR + 6.00%	11.50%		9/24/2027	46,091	45,550	45,515	0.16
TRP Infrastructure Services, LLC	(4)(11)	SOFR + 5.50%	11.03%		7/9/2027	72,218	71,371	64,274	0.23

							1,319,029	1,321,716	4.66
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	9.35%		12/17/2027	20,128	20,112	20,099	0.07

Total First Lien Debt—non-controlled/non-affiliated							45,749,946	45,464,551	159.19

First Lien Debt—controlled/affiliated (excluding Investments in Joint Ventures)
Chemicals
Pigments Services, Inc.	(4)(6)(11)(16)(17)	SOFR + 8.35%	13.71%		4/14/2030	18,526	15,306	9,412	0.03
Pigments Services, Inc.	(4)(6)(11)(16)	SOFR + 8.35%	13.71	% PIK	4/14/2030	9,908	9,908	9,908	0.03

							25,214	19,320	0.06
Insurance
CFCo LLC (Benefytt Technologies, Inc.)	(4)(8)(16)(17)(18)	0.00%	0.00%		9/13/2038	86,098	12,571	612	0.00
Daylight Beta Parent LLC (Benefytt Technologies, Inc.)	(4)(8)(16)	10.00%	10.00	% PIK	9/12/2033	49,530	49,530	49,530	0.17

							62,101	50,142	0.17

Total First Lien Debt—controlled/affiliated (excluding Investments in Joint Ventures)							87,315	69,462	0.23

Total First Lien Debt							45,837,261	45,534,013	159.42

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt
Second Lien Debt—non-controlled/non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	(4)(10)	SOFR + 7.63%	13.27%	5/25/2029	44,520	44,069	40,513	0.14
Peraton Corp.	(10)	SOFR + 7.75%	13.22%	2/1/2029	53,259	52,749	53,117	0.19

						96,818	93,630	0.33
Air Freight & Logistics
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 7.00%	12.61%	7/26/2029	33,000	32,664	28,380	0.10
Capital Markets
Apex Group Treasury, LLC	(4)(6)(9)	SOFR + 6.75%	12.36%	7/27/2029	8,531	8,471	8,446	0.03
Apex Group Treasury, LLC	(4)(6)(9)	SOFR + 6.75%	12.39%	7/27/2029	19,622	19,704	19,426	0.07
The Edelman Financial Engines Center, LLC	(8)	SOFR + 6.75%	12.22%	7/20/2026	14,000	13,926	14,026	0.05

						42,101	41,898	0.15
Chemicals
Pearls Netherlands Bidco	(4)(6)(9)	SOFR + 7.25%	12.63%	2/25/2030	42,453	41,554	42,028	0.15
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 6.75%	12.22%	3/30/2029	29,464	29,367	26,714	0.09
USIC Holdings, Inc.	(10)	SOFR + 6.50%	12.11%	5/14/2029	8,594	8,548	7,998	0.03

						37,915	34,712	0.12
Construction & Engineering
Thermostat Purchaser III, Inc.	(4)(10)	SOFR + 7.25%	12.79%	8/31/2029	32,725	32,377	32,725	0.11
Diversified Consumer Services
Pre-Paid Legal Services, Inc.	(9)	SOFR + 7.00%	12.47%	12/14/2029	25,000	24,813	22,875	0.08
Health Care Equipment & Supplies
Confluent Medical Technologies, Inc.	(4)(9)	SOFR + 6.50%	12.00%	2/16/2030	52,500	51,696	52,500	0.18

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	(4)(6)(8)	8.75%	8.75%	4/15/2029	CAD 3,800	2,995	2,552	0.01
CD&R Artemis UK Bidco Ltd.	(4)(6)(8)	S + 7.50%	12.76%	8/19/2029	GBP 65,340	87,677	82,245	0.29
CD&R Artemis UK Bidco Ltd.	(4)(5)(6)(9)	SOFR + 7.25%	12.76%	8/19/2029	15,000	14,723	14,625	0.05
CD&R Artemis UK Bidco Ltd.	(4)(5)(6)(9)	SOFR + 7.35%	12.70%	8/19/2029	10,000	9,809	9,750	0.03
Jayhawk Buyer, LLC	(4)(11)	SOFR + 8.75%	14.23%	10/15/2027	6,537	6,459	6,242	0.02

						121,663	115,414	0.40
Health Care Technology
Imprivata, Inc.	(9)	SOFR + 6.25%	11.60%	12/1/2028	44,118	43,791	42,353	0.15
Hotels, Restaurants & Leisure
Mic Glen, LLC	(9)	SOFR + 6.75%	12.21%	7/30/2029	16,000	15,963	15,600	0.05
Industrial Conglomerates
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	12.64%	11/1/2029	24,677	24,492	23,011	0.08
IT Services
Dcert Buyer, Inc.	(8)	SOFR + 7.00%	12.36%	2/19/2029	60,975	61,129	55,792	0.20
Inovalon Holdings, Inc.	(4)(10)	SOFR + 10.50%	15.97 PIK %	11/24/2033	110,643	108,623	110,643	0.39

						169,752	166,435	0.59
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 6.50%	12.14%	8/31/2029	45,977	45,325	38,391	0.13
LSCS Holdings, Inc.	(9)	SOFR + 8.00%	13.47%	12/17/2029	40,000	39,551	35,600	0.12
Phoenix Newco, Inc.	(4)(6)(9)	SOFR + 6.50%	11.97%	11/15/2029	52,153	51,362	52,153	0.18

						136,238	126,144	0.43
Media
Houghton Mifflin, LLC	(7)(9)	SOFR + 8.50%	13.86%	4/8/2030	80,500	78,940	77,151	0.27
Pharmaceuticals
Sharp Midco, LLC	(4)(9)	SOFR + 7.35%	12.70%	12/31/2029	31,500	30,910	31,500	0.11

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt—non-controlled/non-affiliated (continued)
Professional Services
Aqgen Island Holdings, Inc.	(6)(9)	SOFR + 6.50%	12.18%	8/2/2029	19,508	19,372	18,838	0.07
Celestial Saturn Parent, Inc.	(9)	SOFR + 6.50%	11.97%	6/4/2029	111,188	110,582	100,140	0.35
Deerfield Dakota Holding, LLC	(10)	SOFR + 6.75%	12.36%	4/7/2028	27,069	27,012	26,020	0.09
Thevelia US, LLC	(4)(6)(9)	SOFR + 6.75%	12.25%	6/17/2030	182,046	177,637	181,591	0.64

						334,603	326,589	1.15
Software
Cloudera, Inc.	(9)	SOFR + 6.00%	11.46%	10/8/2029	66,697	66,295	64,251	0.23
Cornerstone OnDemand, Inc.	(4)(9)	SOFR + 6.00%	11.36%	10/15/2029	34,825	33,834	33,780	0.12
HS Purchaser, LLC	(10)	SOFR + 6.75%	12.35%	11/19/2027	66,000	66,085	54,234	0.19
Human Security, Inc.	(4)(11)	SOFR + 6.75%	12.11%	7/22/2027	50,000	49,376	48,875	0.17
Human Security, Inc.	(4)(5)(11)	SOFR + 6.75%	12.11%	7/22/2027	50,000	49,376	48,875	0.17
Idera, Inc.	(10)	SOFR + 6.75%	12.28%	3/2/2029	30,331	30,258	29,705	0.10
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.50%	12.00%	7/30/2029	31,950	31,640	29,874	0.10
Mitratech Holdings, Inc.	(4)(5)(10)	SOFR + 8.00%	13.36%	5/18/2029	438	430	425	0.00
Mitratech Holdings, Inc.	(4)(5)(10)	SOFR + 6.75%	12.28%	5/18/2029	18,000	17,948	16,695	0.06
Proofpoint, Inc.	(9)	SOFR + 6.25%	11.72%	8/31/2029	63,274	63,129	64,065	0.22
Symphony Technology Group	(6)(10)	SOFR + 8.25%	13.89%	7/27/2029	41,983	41,668	16,793	0.06
Vision Solutions, Inc.	(10)	SOFR + 7.25%	12.89%	4/23/2029	46,426	46,318	42,761	0.15

						496,357	450,333	1.57
Trading Companies & Distributors
Icebox Holdco III, Inc.	(9)	SOFR + 6.75%	12.36%	12/21/2029	14,000	13,894	12,810	0.04

Total Second Lien Debt—non-controlled/non-affiliated						1,826,541	1,736,088	6.06

Total Second Lien Debt						1,826,541	1,736,088	6.06

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Unsecured Debt- non-controlled/non-affiliated
Health Care Technology
Healthcomp Holding Company, LLC	(4)(8)	13.75%	13.75	% PIK	11/8/2031	18,733	18,182	18,171	0.06

Total Unsecured Debt—non-controlled/non-affiliated							18,182	18,171	0.06

Structured Finance Obligations
Structured Finance Obligations—non-controlled/non-affiliated
Diversified Financial Services
522 Funding CLO 2020-6, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.17%		10/23/2034	3,000	3,000	2,842	0.01
AIMCO CLO Series 2015-A	(5)(6)(8)	SOFR + 6.86%	12.53%		10/17/2034	7,450	7,450	7,269	0.03
Allegro CLO XI Ltd.	(4)(5)(6)(8)	SOFR + 7.26%	12.66%		1/19/2033	3,895	3,863	3,894	0.01
Apidos CLO XXXIII	(5)(6)(8)	SOFR + 6.61%	12.01%		10/24/2034	5,000	4,959	4,889	0.02
Apidos CLO XXXVI	(4)(5)(6)(8)	SOFR + 6.21%	11.37%		7/20/2034	8,500	8,500	8,357	0.03
Ares LXI CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.51%	11.67%		10/20/2034	7,750	7,750	7,518	0.03
Ares LXII CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.14%		1/25/2034	9,000	9,000	8,637	0.03
Ares XXVII CLO, Ltd.	(5)(6)(8)	SOFR + 7.01%	12.43%		10/28/2034	5,000	4,958	4,855	0.02
Bain Capital Credit CLO 2020-4 Ltd	(4)(5)(6)(8)	SOFR + 7.98%	13.40%		10/20/2036	5,500	5,338	5,516	0.02
Balboa Bay Loan Funding 2021-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.86%	12.28%		1/20/2035	7,000	6,941	6,537	0.02
Barings CLO Ltd 2021-II	(4)(5)(6)(8)	SOFR + 6.51%	12.17%		7/15/2034	6,000	6,000	5,815	0.02
Barings CLO Ltd 2021-III	(4)(5)(6)(8)	SOFR + 6.91%	12.31%		1/18/2035	7,200	7,200	6,676	0.02
Barings CLO Ltd 2023-IV	(4)(5)(6)(8)	SOFR + 7.59%	12.91%		1/20/2037	3,000	2,970	2,970	0.01
Benefit Street Partners CLO XX	(4)(5)(6)(8)	SOFR + 7.01%	12.67%		7/15/2034	6,500	6,500	6,488	0.02
Benefit Street Partners LLC BSP 2020-21A	(4)(5)(6)(8)	SOFR + 6.96%	12.62%		10/15/2034	3,000	2,974	2,979	0.01
BlueMountain CLO XXIX Ltd	(4)(5)(6)(8)	SOFR + 7.12%	12.50%		7/25/2034	2,750	2,692	2,611	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—non-controlled/non-affiliated (continued)
Diversified Financial Services (continued)
Broad River Ltd 2020-1	(4)(5)(6)(8)	SOFR + 6.76%	12.18%	7/20/2034	7,000	6,952	6,950	0.02
Carlyle US CLO 2020-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.51%	11.93%	7/20/2034	7,000	7,000	6,901	0.02
Carlyle US CLO 2023-5 Ltd	(4)(5)(6)(8)	SOFR + 7.90%	13.27%	1/27/2036	7,000	6,860	6,929	0.02
Carval CLO V-C, LTD.	(4)(5)(6)(8)	SOFR +7.01%	12.67%	10/15/2034	8,000	7,933	7,889	0.03
Carval CLO VI-C, LTD.	(4)(5)(6)(8)	SOFR + 7.33%	12.74%	4/21/2034	8,750	8,674	8,706	0.03
CIFC Funding 2019-III, Ltd.	(4)(5)(6)(8)	SOFR + 7.06%	12.72%	10/16/2034	8,000	8,000	8,004	0.03
CIFC Funding 2022-V, Ltd.	(4)(5)(6)(8)	SOFR + 7.55%	12.94%	7/16/2033	10,000	9,913	10,050	0.04
Dryden 112 CLO, Ltd.	(4)(5)(6)(8)	SOFR + 7.75%	13.13%	11/15/2036	4,900	4,784	4,883	0.02
Dryden 95 CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.41%	11.78%	8/20/2034	8,000	8,000	7,500	0.03
Eaton Vance CLO 2019-1 Ltd	(4)(5)(6)(8)	SOFR + 6.76%	12.16%	4/15/2031	3,750	3,754	3,713	0.01
Elmwood CLO 16, Ltd.	(4)(5)(6)(8)	SOFR + 7.22%	12.64%	4/20/2034	6,000	5,948	6,032	0.02
Elmwood CLO III, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.16%	10/20/2034	3,500	3,500	3,501	0.01
Elmwood CLO VI, Ltd.	(5)(6)(8)	SOFR + 6.76%	12.16%	10/20/2034	4,000	4,000	4,002	0.01
Flatiron RR CLO 22, LLC	(5)(6)(8)	SOFR + 6.46%	11.85%	10/15/2034	5,000	5,000	4,952	0.02
Fort Washington CLO 2021-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.87%	12.29%	10/20/2034	12,000	11,901	11,892	0.04
Galaxy 30 CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.95%	12.34%	4/15/2035	3,000	2,974	2,998	0.01
Galaxy XXV CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.21%	11.59%	10/25/2031	4,000	3,954	3,881	0.01
Galaxy 32 CLO Ltd	(4)(5)(6)(8)	SOFR + 7.33%	12.70%	10/20/2036	2,140	2,119	2,138	0.01
Goldentree Loan Management US Clo 12 Ltd.	(4)(5)(6)(8)	SOFR + 7.25%	12.67%	4/20/2034	6,500	6,447	6,481	0.02
Goldentree Loan Management US Clo 8 Ltd.	(4)(5)(6)(8)	SOFR + 6.41%	11.83%	10/20/2034	6,200	6,200	6,079	0.02
Goldentree Loan Management US Clo 15 Ltd	(4)(5)(6)(8)	SOFR + 6.50%	11.84%	10/20/2036	6,500	6,439	6,466	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—non-controlled/non-affiliated (continued)
Diversified Financial Services (continued)
Gulf Stream Meridian 5, Ltd.	(4)(5)(6)(8)	SOFR + 6.59%	11.99%	7/15/2034	3,500	3,489	3,422	0.01
Gulf Stream Meridian 7, Ltd.	(4)(5)(6)(8)	SOFR + 6.85%	12.24%	7/15/2035	5,000	4,957	4,877	0.02
Gulf Stream Meridian GSM 2021-IIIA, Ltd.	(4)(5)(6)(8)	SOFR + 7.01%	12.41%	4/15/2034	1,000	962	999	0.00
Halseypoint Clo 5, Ltd.	(4)(5)(6)(8)	SOFR + 7.20%	12.60%	1/30/2035	9,500	9,339	8,968	0.03
HPS Loan Management 15-2019 Ltd	(4)(5)(6)(8)	SOFR + 6.80%	12.10%	1/22/2035	4,000	3,966	3,829	0.01
Jamestown CLO XIV, Ltd.	(5)(6)(8)	SOFR + 7.46%	12.88%	10/20/2034	10,000	9,833	9,935	0.03
Kayne CLO III, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.16%	4/15/2032	5,000	5,007	4,909	0.02
Magnetite XXXII Ltd	(4)(5)(6)(8)	SOFR + 6.90%	12.29%	4/15/2035	5,000	5,000	5,010	0.02
MidOcean Credit CLO XIII Ltd	(4)(5)(6)(8)	SOFR + 7.80%	13.17%	1/21/2037	9,500	9,120	9,337	0.03
Morgan Stanley Eaton Vance Clo 2021-1, Ltd.	(5)(6)(8)	SOFR + 7.01%	12.40%	10/20/2034	6,500	6,500	6,328	0.02
Morgan Stanley Eaton Vance CLO 2022-17A Ltd	(4)(5)(6)(8)	SOFR + 7.90%	13.32%	7/20/2035	1,000	1,007	1,006	0.00
Neuberger Berman Loan Advisers CLO 38, Ltd.	(5)(6)(8)	SOFR + 6.51%	11.93%	10/20/2035	11,000	11,000	10,838	0.04
OCP CLO 2021-22, Ltd.	(4)(5)(6)(8)	SOFR + 6.86%	12.28%	12/2/2034	9,000	8,897	8,820	0.03
Octagon 55, Ltd	(4)(5)(6)(8)	SOFR + 6.76%	12.18%	7/20/2034	11,000	10,888	10,333	0.04
Octagon Investment Partners 41, Ltd.	(5)(6)(8)	SOFR + 7.39%	12.79%	10/15/2033	2,500	2,490	2,380	0.01
Onex Credit Partners OCP 2020-19A	(4)(5)(6)(8)	SOFR + 6.76%	12.18%	10/20/2034	4,250	4,088	4,157	0.01
Palmer Square CLO 2015-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.13%	5/21/2034	2,000	1,918	1,982	0.01
Palmer Square CLO 2019-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.14%	11/14/2034	12,000	12,000	11,853	0.04
Palmer Square CLO 2022-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.35%	11.77%	4/20/2035	2,500	2,500	2,472	0.01
Palmer Square CLO 2023-3 Ltd	(4)(5)(6)(8)	SOFR + 7.83%	13.21%	1/20/2037	10,000	9,900	9,984	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—non-controlled/non-affiliated (continued)
Diversified Financial Services (continued)
Park Avenue Institutional Advisers CLO Ltd 2022-1	(4)(5)(6)(8)	SOFR + 7.29%	12.71%	4/20/2035	6,000	5,845	5,932	0.02
Post CLO 2021-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.71%	12.11%	10/15/2034	6,000	6,000	5,825	0.02
Post CLO 2022-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.75%	12.17%	4/20/2035	5,000	4,979	4,766	0.02
PPM CLO 2, Ltd.	(4)(5)(6)(8)	SOFR + 6.81%	12.21%	4/16/2032	2,250	2,253	2,107	0.01
PPM CLO 4, Ltd.	(5)(6)(8)	SOFR + 6.76%	12.16%	10/18/2034	6,775	6,775	6,282	0.02
PPM CLO 5, Ltd.	(5)(6)(8)	SOFR + 6.76%	12.18%	10/18/2034	4,800	4,800	4,453	0.02
Rad CLO 14, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.42%	1/15/2035	6,750	6,750	6,700	0.02
Rad CLO 22 Ltd	(4)(5)(6)(8)	SOFR + 7.73%	13.10%	1/20/2037	7,500	7,277	7,511	0.03
Rockford Tower CLO 2021-3, Ltd.	(5)(6)(8)	SOFR + 6.98%	12.37%	10/20/2034	2,000	1,975	1,786	0.01
RR 19, Ltd.	(5)(6)(8)	SOFR + 6.76%	12.42%	10/15/2035	3,000	3,000	2,995	0.01
RR 20, Ltd.	(4)(5)(6)(8)	SOFR + 7.25%	12.64%	7/15/2037	4,000	3,964	4,010	0.01
Signal Peak 7, Ltd.	(4)(5)(6)(8)	SOFR + 7.15%	12.54%	4/30/2032	3,875	3,847	3,822	0.01
Sound Point CLO XXVII, Ltd.	(4)(5)(6)(8)	SOFR + 6.82%	12.20%	10/25/2034	5,000	4,917	4,309	0.02
Symphony CLO 34-PS Ltd.	(4)(5)(6)(8)	SOFR + 8.15%	13.55%	7/24/2036	4,000	3,923	4,039	0.01
Symphony CLO 30 Ltd	(4)(5)(6)(8)	SOFR + 8.39%	13.80%	4/20/2035	3,500	3,536	3,524	0.01
Trestles Clo IV, Ltd.	(4)(5)(6)(8)	SOFR +6.51%	11.92%	7/21/2034	8,000	8,000	7,792	0.03
Vibrant CLO XII, Ltd.	(4)(5)(6)(8)	SOFR + 7.37%	12.79%	1/20/2034	2,875	2,853	2,819	0.01
Vibrant CLO XIII, Ltd.	(4)(5)(6)(8)	SOFR + 7.32%	12.72%	7/15/2034	6,250	6,199	6,139	0.02
Voya CLO 2019-4, Ltd.	(4)(5)(6)(8)	SOFR + 6.97%	12.36%	1/15/2035	8,250	8,111	7,907	0.03
Voya CLO 2020-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.66%	12.06%	7/19/2034	5,000	4,916	4,906	0.02

Total Structured Finance Obligations—non-controlled/non-affiliated						443,228	436,863	1.51

Total Structured Finance Obligations						443,228	436,863	1.51

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity
Equity—non-controlled/non-affiliated
Aerospace & Defense
Loar Acquisition 13, LLC - Common Units	(4)				2,890,586	4,336	9,394	0.03
Micross Topco, Inc.	(4)				116	125	115	0.00

						4,461	9,509	0.03
Air Freight & Logistics
AGI Group Holdings LP - A2 Units	(4)				1,674	1,674	941	0.00
Mode Holdings, L.P. - Class A-2 Common Units	(4)				1,076,923	1,077	1,928	0.01

						2,751	2,869	0.01
Capital Markets
Resolute Investment Managers, Inc.	(4)				48,476	1,212	1,212	0.00
Commercial Services & Supplies
GTCR Investors LP - A-1 Units	(4)				893,584	894	894	0.00
Distributors
Box Co-Invest Blocker, LLC - Class A Units	(4)				3,308,320	3,308	1,687	0.01
Box Co-Invest Blocker, LLC - Class C Units	(4)				401,889	390	434	0.00

						3,698	2,121	0.01
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests	(4)		11.50%		29,194,330	28,735	37,228	0.13
Diversified Financial Services
THL Fund IX Investors (Plymouth II), LP	(4)				666,667	667	667	0.00
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Units	(4)				12,870	10,915	13,091	0.05
Point Broadband Holdings, LLC - Class B Units	(4)				685,760	1,955	4,628	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Diversified Telecommunication Services (continued)
Point Broadband Holdings, LLC - Class Additional A Units	(4)				147,380	420	995	0.00
Point Broadband Holdings, LLC - Class Additional B Units	(4)				2,766	2,346	2,813	0.01

						15,636	21,527	0.08
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units	(4)				4,853	4,853	2,718	0.01
Health Care Providers & Services
AVE Holdings I Corp.	(4)				12,237,213	11,870	11,656	0.04
CD&R Artemis Holdco 2 Limited - Preferred Shares	(4)(6)				33,000,000	43,662	51,343	0.18
CD&R Ulysses Equity Holdings, L.P. - Common Shares	(4)(6)				6,000,000	6,090	5,040	0.02
Jayhawk Holdings, LP - A-1 Common Units	(4)				12,472	2,220	975	0.00
Jayhawk Holdings, LP - A-2 Common Units	(4)				6,716	1,195	525	0.00
Maia Aggregator, L.P. - Class A Units	(4)				19,700,000	19,700	16,548	0.06
NC Eve, L.P. - LP Interest	(4)(6)				2,500,000	3,398	2,135	0.01

						88,135	88,222	0.31

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Health Care Technology
Caerus Midco 2 S.À. R.L - Additional Vehicle Units	(4)(6)				988,290	988	109	0.00
Caerus Midco 2 S.À. R.L - Vehicle Units	(4)(6)				4,941,452	4,941	4,596	0.02
Healthcomp Holding Company, LLC - Preferred Interest	(4)				18,035	1,804	1,804	0.01

						7,733	6,509	0.03
Insurance
Shelf Holdco Ltd Common Equity	(4)(6)				1,300,000	1,300	2,275	0.01
RSC Topco, Inc.- Preferred Shares	(4)				100	97	102	0.00

						1,397	2,377	0.01
IT Services
NC Ocala Co-Invest Beta, L.P. - LP Interest	(4)				25,687,196	25,687	27,485	0.10
Professional Services
OHCP V TC COI, LP. - LP Interest	(4)				6,500,000	6,500	11,245	0.04
Tricor Horizon, LP	(4)(6)				14,273,892	14,396	14,274	0.05
Victors CCC Topco, LP	(4)				9,600,000	9,600	15,168	0.05

						30,496	40,687	0.14
Software
Connatix Parent, LLC - Class L Common Units	(4)				126,136	1,388	352	0.00
Descartes Holdings, Inc - Class A Units	(4)				937,585	4,060	1,941	0.01
Expedition Holdco, LLC	(4)				810,810	810	459	0.00
Knockout Intermediated Holdings I, Inc.	(4)				49,020	47,795	60,785	0.21
Lobos Parent, Inc. - Series A Preferred Shares	(4)		10.50%		45,090	43,963	53,094	0.19

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Software (continued)
Mandolin Technology Holdings, Inc. - Series A Preferred Shares	(4)				31,950,000	30,992	32,110	0.11
Mimecast Limited	(4)				73,213,759	73,214	75,732	0.27
Mitratech Holdings, Inc. - Class A Preferred Shares	(4)				1,573	1,535	1,525	0.01
TPG IX Newark CI, L.P.- LP Interests	(4)(6)				3,846,970	3,847	3,847	0.01
Zoro Common Equity	(4)				1,195,880	11,959	11,959	0.04
Zoro Series A Preferred Shares	(4)		12.50%		44,535	42,976	50,102	0.18

						262,539	291,906	1.03
Transportation Infrastructure
Atlas Intermediate Holding LLC - Preferred Interest	(4)				34,238,400	33,725	36,977	0.13
Enstructure LLC	(4)				4,642,254	3,440	4,593	0.02
Frontline Road Safety Investments, LLC - Class A Common Units	(4)				58,590	6,178	8,035	0.03
Ncp Helix Holdings, LLC. - Preferred Shares	(4)				1,485,282	1,115	1,604	0.01

						44,458	51,209	0.19

Total Equity—non-controlled/non-affiliated						523,352	587,140	2.08

Equity—non-controlled/affiliated
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)(6)(16)				265,556	558	2,499	0.01

Total Equity—non-controlled/affiliated						558	2,499	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—controlled/affiliated (excluding Investments in Joint Ventures)
Chemicals
Pigments LP Int	(4)(6)(16)				3,943	—	—	0.00
Diversified Financial Services
Specialty Lending Company LLC - LLC Interest	(4)(6)(16)				250,974,000	250,974	265,631	0.93
Insurance
CFCo LLC (Benefytt Technologies, Inc.) - Class B Units	(4)(16)				134,166,603	—	—	0.00
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)(6)(16)				1,500,000	1,421	1,981	0.01

Total Equity—controlled/affiliated (excluding Investments in Joint Ventures)						252,395	267,612	0.94

Total Equity						776,305	857,251	3.03

Investment in Joint Venture
BCRED Emerald JV	(6)(16)					2,002,500	2,032,260	7.12
BCRED Verdelite JV	(6)(16)					117,706	129,265	0.45

Total Investments in Joint Ventures Total						2,120,206	2,161,525	7.57

Total Investments—non-controlled/non-affiliated						48,561,249	48,242,813	168.90
Total Investments—non-controlled/affiliated						558	2,499	0.01
Total Investments—controlled/affiliated (excluding Investments in Joint Ventures)						339,710	337,074	1.17
Total Investments—Investments in Joint Ventures						2,120,206	2,161,525	7.57

Total Investment Portfolio						51,021,723	50,743,911	177.65

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund						158,725	158,725	0.56
Other Cash and Cash Equivalents						1,323,045	1,323,045	4.64

Total Portfolio Investments, Cash and Cash Equivalents						$52,503,493	$52,225,681	182.85%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of December 31, 2023, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), and New Zealand Dollars (NZD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2023. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

(6)

The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70.0% of the Company’s total assets. As of December 31, 2023, non-qualifying assets represented 21.2% of total assets as calculated in accordance with regulatory requirements.

(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
123Dentist, Inc.	Delayed Draw Term Loan	8/10/2029	$25,961	$—
ACI Group Holdings, Inc.	Delayed Draw Term Loan	8/2/2024	26,305	—
ACI Group Holdings, Inc.	Revolver	8/2/2027	18,259	—
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2026	3,902	(78)
Alera Group, Inc.	Delayed Draw Term Loan	11/17/2025	22,342	(112)
Amerilife Holdings LLC	Delayed Draw Term Loan	8/31/2029	12,965	—
Amerilife Holdings LLC	Revolver	8/31/2028	48,715	—
Amerilife Holdings LLC	Delayed Draw Term Loan	10/20/2026	85,238	(852)
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	—
Analytic Partners LP	Revolver	4/4/2028	3,261	—
Anaplan, Inc.	Revolver	6/21/2028	47,983	(240)
Apex Companies, LLC	Delayed Draw Term Loan	1/31/2028	369	(5)
Armada Parent, Inc.	Delayed Draw Term Loan	2/15/2024	11,250	—
Armada Parent, Inc.	Revolver	10/29/2027	27,000	(270)
Ascend Buyer, LLC	Revolver	9/30/2027	5,173	—
Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	(1,401)
Atlas CC Acquisition Corp.	Revolver	5/26/2026	13,168	—
Avalara Inc	Revolver	10/19/2028	2,308	(12)
Bamboo US BidCo LLC	Revolver	9/28/2029	6,278	(141)
Bamboo US BidCo LLC	Delayed Draw Term Loan	9/30/2030	4,385	—
Bazaarvoice, Inc.	Revolver	5/7/2026	45,117	—
Beeline, LLC	Delayed Draw Term Loan	5/2/2029	4,821	(24)
Beeline, LLC	Revolver	5/2/2028	5,543	—
BlueCat Networks USA, Inc.	Delayed Draw Term Loan	8/8/2028	9,862	—
Bluefin Holding, LLC	Revolver	9/12/2029	4,487	(67)
BradyIFS Holdings, LLC	Delayed Draw Term Loan	10/31/2025	16,984	—
BradyIFS Holdings, LLC	Revolver	10/31/2029	17,309	(346)
Brave Parent Holdings, Inc.	Delayed Draw Term Loan	5/28/2025	56,649	(425)
Brave Parent Holdings, Inc.	Revolver	11/28/2030	28,325	(283)
Caerus US 1, Inc.	Delayed Draw Term Loan	5/25/2029	6,973	—
Caerus US 1, Inc.	Delayed Draw Term Loan	5/25/2029	32,788	—
Caerus US 1, Inc.	Revolver	5/25/2029	12,613	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Cambium Learning Group, Inc.	Revolver	7/20/2028	101,715	—
Castle Management Borrower, LLC	Revolver	11/3/2029	4,167	(63)
CFC Underwriting, Ltd.	Delayed Draw Term Loan	5/16/2029	20,232	—
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)
CFS Brands, LLC	Revolver	10/2/2030	30,858	(617)
CFS Brands, LLC	Delayed Draw Term Loan	10/2/2030	20,572	—
Chronicle Bidco, Inc.	Revolver	11/14/2025	2,815	—
Circana Group, L.P.	Revolver	12/1/2027	86,026	—
Claims Automation Intermediate 2, LLC	Delayed Draw Term Loan	12/16/2027	68,521	(685)
Clearview Buyer, Inc.	Delayed Draw Term Loan	8/26/2024	33,015	—
Clearview Buyer, Inc.	Revolver	2/26/2027	8,085	(162)
Community Brands ParentCo, LLC	Delayed Draw Term Loan	2/24/2024	10,809	(108)
Community Brands ParentCo, LLC	Revolver	2/24/2028	6,330	(16)
Confine Visual Bidco	Delayed Draw Term Loan	3/11/2024	49,522	—
Connatix Buyer, Inc.	Revolver	7/14/2027	16,294	(1,344)
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	19,964	(214)
COP Home Services TopCo IV, Inc.	Delayed Draw Term Loan	12/30/2027	13,936	(209)
Coupa Software Inc.	Delayed Draw Term Loan	8/27/2024	164	(2)
Coupa Software Inc.	Revolver	2/27/2029	126	(1)
CPI Buyer, LLC	Revolver	11/1/2026	28,928	(579)
CPI Intermediate Holdings Inc	Delayed Draw Term Loan	10/8/2029	111,547	(1,115)
Crewline Buyer, Inc.	Revolver	11/8/2030	12,790	(309)
Cumming Group, Inc.	Revolver	11/16/2027	25,468	(382)
Cumming Group, Inc.	Delayed Draw Term Loan	5/21/2025	19,245	(144)
Denali Bidco Ltd	Delayed Draw Term Loan	8/29/2030	6,300	(5)
Discovery Education, Inc.	Revolver	4/9/2029	52,540	(2,102)
Doc Generici (Diocle S.p.A.)	Delayed Draw Term Loan	10/26/2024	5,288	—
DTI Holdco, Inc.	Revolver	4/26/2027	10,000	(173)
Eliassen Group, LLC	Delayed Draw Term Loan	4/14/2028	9,961	—
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2024	49,368	(494)
Endeavor Schools Holdings LLC	Delayed Draw Term Loan	7/18/2029	12,377	—
ENV Bidco AB	Delayed Draw Term Loan	7/19/2029	26,639	(3,659)
Episerver, Inc.	Revolver	4/9/2026	3,833	(153)
Ergomed Plc	Delayed Draw Term Loan	11/17/2025	7,569	—
Excelitas Technologies Corp.	Delayed Draw Term Loan	8/13/2029	4,927	—
Excelitas Technologies Corp.	Revolver	8/14/2028	5,715	—
Experity, Inc.	Revolver	2/24/2028	13,452	(135)
Fencing Supply Group Acquisition, LLC	Delayed Draw Term Loan	2/29/2024	3,945	(49)
Fencing Supply Group Acquisition, LLC	Delayed Draw Term Loan	2/26/2027	3,381	—
Formulations Parent Corp.	Revolver	11/15/2029	3,571	(66)
Forterro UK Ltd.	Delayed Draw Term Loan	7/7/2029	11,621	—
Foundation Risk Partners Corp.	Revolver	10/29/2027	9,529	(143)
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2028	3,958	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2025	27,063	(271)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Freya Bidco Limited	Term Loan	10/31/2030	1,056	—
Freya Bidco Limited	Delayed Draw Term Loan	10/31/2030	12,907	—
Freya Bidco Limited	Term Loan	10/31/2030	105,258	—
Freya Bidco Limited	Delayed Draw Term Loan	10/31/2030	12,921	—
Frontgrade Technologies Holdings, Inc.	Revolver	1/9/2028	516	—
Frontline Road Safety, LLC	Delayed Draw Term Loan	6/15/2025	22,446	(281)
FusionSite Midco, LLC	Delayed Draw Term Loan	11/17/2024	15,400	—
FusionSite Midco, LLC	Revolver	11/17/2029	4,884	(110)
Galway Borrower, LLC	Revolver	9/30/2027	19,017	(285)
GI Consilio Parent, LLC	Revolver	5/14/2026	4,629	(51)
GI Consilio Parent, LLC	Revolver	5/14/2026	844	—
GI Ranger Intermediate, LLC	Delayed Draw Term Loan	10/30/2028	27,360	—
GI Ranger Intermediate, LLC	Revolver	10/29/2027	4,320	—
Gigamon Inc.	Revolver	3/11/2028	25,774	(64)
Go Car Wash Management Corp.	Delayed Draw Term Loan	12/31/2026	84,833	(954)
GovernmentJobs.com, Inc.	Revolver	12/2/2027	19,764	(395)
GraphPAD Software, LLC	Revolver	4/27/2027	1,416	—
Groundworks, LLC	Delayed Draw Term Loan	9/13/2025	37	—
Groundworks, LLC	Revolver	3/14/2029	42	(1)
HIG Orca Acquisition Holdings, Inc.	Delayed Draw Term Loan	8/17/2027	9,724	—
HIG Orca Acquisition Holdings, Inc.	Revolver	8/17/2027	9,254	—
High Street Buyer, Inc.	Delayed Draw Term Loan	4/16/2028	37,586	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
Houghton Mifflin, LLC	Revolver	4/7/2027	18,750	(129)
Icefall Parent Inc	Term Loan	1/25/2030	70,792	—
Icefall Parent Inc	Revolver	1/25/2030	6,742	—
IG Investments Holdings, LLC	Revolver	9/22/2027	44,828	(224)
Inova Pharmaceutical	Term Loan	10/30/2028	661	—
Inova Pharmaceutical	Delayed Draw Term Loan	10/30/2028	102	—
Inovalon Holdings, Inc.	Delayed Draw Term Loan	6/24/2024	99,544	(1,244)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	4,325	—
Integrity Marketing Acquisition, LLC	Revolver	8/27/2026	350	(2)
Integrity Marketing Acquisition, LLC	Revolver	8/27/2025	303	(3)
Iris Buyer, LLC	Delayed Draw Term Loan	10/2/2030	6,812	—
Iris Buyer, LLC	Revolver	10/2/2029	7,870	(216)
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/17/2029	453	—
ISQ Hawkeye Holdco, Inc.	Revolver	8/17/2028	806	—
Java Buyer, Inc.	Delayed Draw Term Loan	4/1/2024	30,676	—
Java Buyer, Inc.	Delayed Draw Term Loan	11/9/2025	42,170	—
Jupiter Bidco Limited	Delayed Draw Term Loan	8/5/2029	41,392	—
Kaseya, Inc.	Delayed Draw Term Loan	6/25/2029	41,761	—
Kaseya, Inc.	Revolver	6/25/2029	36,559	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/8/2025	25,388	—
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	6,824	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Kwol Acquisition, Inc.	Revolver	12/6/2029	628	—
Kwor Acquisition, Inc.	Delayed Draw Term Loan	12/22/2027	3,735	—
Kwor Acquisition, Inc.	Revolver	12/22/2027	6,951	—
Loar Group, Inc.	Delayed Draw Term Loan	4/1/2024	47,000	—
Magnesium BorrowerCo, Inc.	Delayed Draw Term Loan	5/18/2029	99,913	(2,478)
Magneto Components BuyCo, LLC	Revolver	12/5/2029	8,983	(225)
Magneto Components BuyCo, LLC	Delayed Draw Term Loan	6/5/2025	10,780	—
Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	8,247	—
Mantech International CP	Delayed Draw Term Loan	9/14/2029	120,596	—
Mantech International CP	Revolver	9/14/2028	111,118	(1,111)
Marcone Yellowstone Buyer, Inc.	Delayed Draw Term Loan	6/23/2028	5,722	(286)
Marcone Yellowstone Buyer, Inc.	Delayed Draw Term Loan	6/23/2028	520	—
Material Holdings, LLC	Revolver	8/17/2027	7,630	—
Medline Borrower LP	Revolver	2/27/2026	17,850	(37)
Mercury Bidco Globe Limited	Term Loan	1/31/2031	100,402	—
Mercury Bidco Globe Limited	Delayed Draw Term Loan	1/31/2026	25,389	—
Metis Buyer, Inc.	Revolver	5/4/2026	5,940	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	804	—
Mitratech Holdings, Inc.	Delayed Draw Term Loan	11/26/2024	7,280	—
Monk Holding Co.	Delayed Draw Term Loan	12/1/2024	19,234	—
Monterey Financing, S.A.R.L	Delayed Draw Term Loan	9/19/2029	19,804	—
More Cowbell II, LLC	Delayed Draw Term Loan	9/1/2030	2,244	(27)
More Cowbell II, LLC	Revolver	9/1/2029	2,308	—
MPG Parent Holdings LLC	Term Loan	1/8/2030	17,938	—
MPG Parent Holdings LLC	Revolver	1/8/2030	2,188	—
MPG Parent Holdings LLC	Delayed Draw Term Loan	1/8/2026	4,464	—
MRI Software, LLC	Revolver	2/10/2026	673	(13)
MRI Software, LLC	Revolver	2/10/2027	1,677	(3)
MRI Software, LLC	Delayed Draw Term Loan	2/10/2027	37,034	(185)
MRI Software, LLC	Delayed Draw Term Loan	2/10/2027	3,703	(37)
Natus Medical Incorporated	Revolver	7/21/2027	2,788	—
NAVEX TopCo, Inc.	Revolver	11/9/2028	8,855	(177)
Navigator Acquiror, Inc.	Delayed Draw Term Loan	1/16/2025	45,956	—
NDC Acquisition Corp.	Revolver	3/9/2027	2,911	—
Neptune Holdings, Inc.	Revolver	8/14/2030	2,000	(40)
NMC Crimson Holdings, Inc.	Delayed Draw Term Loan	1/1/2024	2,617	—
NortonLifeLock, Inc.	Revolver	9/12/2029	3,375	(28)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	5/27/2024	10,781	—
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	1/21/2025	70,001	—
ONS MSO, LLC	Delayed Draw Term Loan	12/13/2025	64,286	—
ONS MSO, LLC	Revolver	7/8/2026	6,192	—
Oranje Holdco Inc	Revolver	2/1/2029	8,250	—
Pavion Corp.	Revolver	10/30/2030	12,586	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Pavion Corp.	Delayed Draw Term Loan	10/30/2025	27,871	(279)
Pearce Services, LLC	Delayed Draw Term Loan	6/2/2027	949	—
Petrus Buyer Inc	Delayed Draw Term Loan	10/17/2029	11,304	(170)
Petrus Buyer Inc	Revolver	10/17/2029	5,163	—
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	7,135	(143)
PGIS Intermediate Holdings, LLC	Delayed Draw Term Loan	10/16/2028	24,823	—
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	8,349	(83)
Plasma Buyer, LLC	Delayed Draw Term Loan	5/12/2029	23,780	(238)
Plasma Buyer, LLC	Revolver	5/12/2028	9,644	—
Polyphase Elevator Holding Co.	Revolver	6/23/2027	374	—
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	9,910	(74)
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/31/2029	4,979	(25)
Profile Products, LLC	Revolver	11/12/2027	9,886	(321)
Profile Products, LLC	Revolver	11/12/2027	6,700	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	4/26/2024	16,623	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	7/25/2029	2,915	—
Project Leopard Holdings, Inc.	Revolver	7/20/2027	13,391	—
Pye-Barker Fire & Safety LLC	Delayed Draw Term Loan	11/26/2027	18,278	(183)
Quality Distribution LLC	Delayed Draw Term Loan	10/3/2024	25	—
Quality Distribution LLC	Revolver	4/3/2028	94	(3)
Quality Distribution LLC	Revolver	7/1/2026	9,000	(405)
Quality Distribution LLC	Delayed Draw Term Loan	10/24/2025	1,390	(7)
Qualus Power Services Corp.	Delayed Draw Term Loan	1/26/2025	5,694	—
Rally Buyer, Inc.	Delayed Draw Term Loan	7/19/2028	12,089	—
Rally Buyer, Inc.	Revolver	7/19/2028	10,647	—
Redwood Services Group, LLC	Delayed Draw Term Loan	6/15/2029	38	—
Redwood Services Group, LLC	Delayed Draw Term Loan	6/15/2029	6	—
Redwood Services Group, LLC	Delayed Draw Term Loan	6/15/2029	2,454	—
Relativity ODA, LLC	Revolver	5/12/2027	4,937	(74)
Riser Merger Sub, Inc.	Revolver	10/31/2029	16,200	(324)
Riser Merger Sub, Inc.	Delayed Draw Term Loan	10/31/2025	37,800	(378)
RoadOne Inc	Delayed Draw Term Loan	12/30/2028	163	—
RoadOne Inc	Revolver	12/30/2028	275	—
RSC Acquisition, Inc.	Delayed Draw Term Loan	10/30/2026	45,989	—
S&P Global Engineering Solutions	Revolver	5/2/2029	249	—
Safety Borrower Holdings LP	Revolver	9/1/2027	839	—
Sailpoint Technologies, Inc.	Revolver	8/16/2028	34,083	—
Sam Holding Co, Inc.	Revolver	3/24/2027	24,000	(300)
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/24/2027	37,200	—
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	8,422	—
Sherlock Buyer Corp.	Delayed Draw Term Loan	12/8/2028	11,177	(112)
Sherlock Buyer Corp.	Revolver	12/8/2027	4,445	(89)
Smile Doctors, LLC	Revolver	12/23/2027	51,955	(1,299)
Smile Doctors, LLC	Delayed Draw Term Loan	12/23/2028	124,106	(1,862)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Snoopy Bidco, Inc.	Delayed Draw Term Loan	5/6/2024	51,214	(768)
SpecialtyCare, Inc.	Delayed Draw Term Loan	6/19/2028	6,544	—
SpecialtyCare, Inc.	Revolver	6/18/2026	5,104	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	1/2/2024	9,922	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	22,501	(788)
Sunshine Cadence Holdco, LLC	Delayed Draw Term Loan	3/23/2027	100	—
Tennessee Bidco Limited	Delayed Draw Term Loan	6/22/2024	228,925	(5,202)
The Fertility Partners, Inc.	Revolver	9/16/2027	806	—
Thermostat Purchaser III, Inc.	Revolver	8/31/2026	8,125	(128)
Trader Corp.	Revolver	12/22/2028	6,899	—
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/29/2027	21,738	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2027	12,780	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	6/20/2025	115,743	(1,157)
Triple Lift, Inc.	Revolver	5/6/2028	8,815	—
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	47,203	—
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	31,353	—
UMP Holdings, LLC	Delayed Draw Term Loan	7/15/2028	3,852	—
Unified Physician Management, LLC	Revolver	6/18/2029	101,845	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	12,932	(291)
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	12/31/2024	10,500	—
Victors CCC Buyer, LLC	Delayed Draw Term Loan	6/1/2029	31,095	—
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	—
West Monroe Partners, LLC	Revolver	11/9/2027	56,571	—
WHCG Purchaser III, Inc.	Revolver	6/22/2026	31	—
World Insurance Associates, LLC	Delayed Draw Term Loan	4/3/2028	53,333	(533)
World Insurance Associates, LLC	Revolver	4/3/2028	3,333	(67)
WPEngine, Inc.	Revolver	8/14/2029	8,140	(244)
Zendesk Inc	Delayed Draw Term Loan	11/22/2028	208,035	(3,121)
Zendesk Inc	Revolver	11/3/2028	97,650	(1,953)
Zeus Company, LLC	Term Loan	2/28/2031	48,365	—
Zeus Company, LLC	Revolver	2/28/2030	6,749	—
Zeus Company, LLC	Delayed Draw Term Loan	2/28/2026	9,067	—

Total unfunded commitments			$5,370,824	$(47,166)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2023 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2023 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2023 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2023 was 1.25%.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

(13)	The interest rate floor on these investments as of December 31, 2023 was 1.50%.
(14)	The interest rate floor on these investments as of December 31, 2023 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)

Under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”), the Company is deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of December 31, 2023, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair Value as of December 31, 2022	Gross Additions	Gross Reductions	Net change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair value as of December 31, 2023	Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP	$2,813	$—	$(374)	$(153)	$213	$2,499	$16
Controlled/Affiliated Investments
Daylight Beta Parent LLC (Benefytt Technologies, Inc.)	—	49,530	—	—	—	49,530	1,486
CFCo LLC (Benefytt Technologies, Inc.)	—	12,715	—	(12,103)	—	612	—
CFCo LLC (Benefytt Technologies, Inc.)	—	—	—	—	—	—	—
Pigments Services, Inc.	—	15,344	—	(5,932)	—	9,412	—
Pigments Services, Inc.	—	9,908	—	—	—	9,908	934
Pigments Services, Inc.	—	—	—	—	—	—	—
Specialty Lending Company LLC	172,330	79,074	—	14,227	—	265,631	7,641
BCRED Emerald JV LP	2,072,717	—	(112,500)	72,043	—	2,032,260	291,248
BCRED Verdelite JV LP	115,677	—	—	13,588	—	129,265	18,646
GSO DL Co-Invest CI LP	1,881	—	—	100	—	1,981	—

Total	$2,365,418	$166,571	$(112,874)	$81,770	$213	$2,501,098	$319,971

(17)	Loan was on non-accrual status as of December 31, 2023.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

ADDITIONAL INFORMATION

Foreign Currency Forward Contracts

Counterparty	Currency Purchased	Currency Sold	Settlement Date	Change in Unrealized Appreciation (Depreciation)
Deutsche Bank AG	USD 14,718	CAD 20,000	3/13/2024	$(443)
Deutsche Bank AG	USD 11,064	CAD 15,000	3/14/2024	(307)
Deutsche Bank AG	USD 9,190	CHF 8,000	3/14/2024	(397)
Goldman Sachs Bank USA	USD 79,492	DKK 546,731	3/14/2024	(1,925)
Deutsche Bank AG	USD 86,514	EUR 80,000	3/14/2024	(2,221)
Deutsche Bank AG	USD 100,490	GBP 80,000	3/14/2024	(1,467)
Goldman Sachs Bank USA	USD 53,367	NOK 584,117	3/14/2024	(4,409)
Goldman Sachs Bank USA	USD 23,358	NZD 38,100	3/14/2024	(795)
Goldman Sachs Bank USA	USD 10,538	SEK 109,749	3/13/2024	(410)
Goldman Sachs Bank USA	USD 22,768	SEK 237,106	3/14/2024	(885)

Total Foreign Currency Forward Contracts				$(13,259)

Interest Rate Swaps

Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Appreciation (Depreciation) (1)
Goldman Sachs Bank USA	June 2024 Notes	2.56%	SOFR + 0.93%	6/21/2024	$435,000	$(7,201)	$—	$11,724
Goldman Sachs Bank USA	September 2024 Notes	1.75%	SOFR + 0.08%	9/15/2024	365,000	(8,535)	—	8,964
Goldman Sachs Bank USA	November 2024 Notes	2.35%	SOFR + 0.66%	11/22/2024	500,000	(13,756)	—	11,606
Goldman Sachs Bank USA	January 2025 Notes	2.70%	SOFR + 0.99%	1/15/2025	500,000	(15,412)	—	11,177
Goldman Sachs Bank USA	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(24,724)	—	9,933
Deutsche Bank	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(24,496)	—	9,856
Goldman Sachs Bank USA	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	400,000	(11,089)	—	6,889
Deutsche Bank	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	500,000	(13,873)	—	8,621
Deutsche Bank	April 2026 UK Bonds	4.87%	SONIA + 2.78%	4/14/2026	GBP 250,000	(12,420)	—	7,521
Sumitomo Mitsui Banking Corporation	May 2027 Notes	5.61%	SOFR + 2.79%	5/3/2027	625,000	(18,175)	—	7,960
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR + 2.93%	9/29/2025	600,000	(1,841)	—	324

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Appreciation (Depreciation) (1)
Goldman Sachs Bank USA	October 2027 Notes	7.49%	SOFR + 3.72%	10/11/2027	350,000	463	—	1,881
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR + 2.97%	9/29/2025	200,000	(760)	—	36
Sumitomo Mitsui Banking Corporation	November 2028 Notes	7.30%	SOFR + 3.06%	11/27/2028	500,000	13,682	—	13,682

Total Interest Rate Swaps						$(138,137)	$—	$110,174

(1)	For interest rates swaps designated in qualifying hedge relationships, the change in fair value is recorded in Interest expense in the Consolidated Statements of Operations.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands, except share amounts, per share data, percentages and as otherwise noted)

Note 1. Organization

Blackstone Private Credit Fund (together with its consolidated subsidiaries “BCRED” or the “Company”), is a Delaware statutory trust formed on February 11, 2020, and structured as an externally managed, non-diversified, closed-end management investment company. The Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). In addition, the Company has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”), under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).

The Company is externally managed by Blackstone Credit BDC Advisors LLC (the “Adviser”) an affiliate of Blackstone Alternative Credit Advisors LP (the “Administrator” and, collectively with its affiliates in the credit, asset-based finance and insurance asset management business unit of Blackstone Inc. (“Blackstone”), “Blackstone Credit & Insurance,” or “BXCI”). The Administrator provides certain administrative and other services necessary for the Company to operate pursuant to an administration agreement (the “Administration Agreement”). References herein to information about Blackstone Credit & Insurance from December 31, 2023 or prior refers solely to the Adviser and Blackstone Alternative Credit Advisors LP, collectively with their credit-focused affiliates within Blackstone Credit & Insurance.

The Company was formed to invest primarily in originated loans and other securities, including broadly syndicated loans, of U.S. private companies. The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal circumstances, the Company will invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). Under normal circumstances, the Company expects that the majority of its portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which the Company may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). To a lesser extent, the Company may also invest in publicly traded securities of large corporate issuers (“Opportunistic Credit”). The Company expects that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for the Company’s share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

The Company offers on a continuous basis up to $45.0 billion of common shares of beneficial interest (“Common Shares”) pursuant to an offering registered with the Securities and Exchange Commission (“SEC”). The Company offers to sell any combination of three classes of Common Shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The initial purchase price for the Common Shares was $25.00 per share. Thereafter, the purchase price per share for each class of Common Shares equals the net asset value (“NAV”) per share, as of the effective date of the monthly share purchase date. Blackstone Securities Partners L.P. (the “Intermediary Manager”) will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in the offering. The Company also engages in private offerings of its Common Shares.

Note 2. Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”). As an investment company, the Company applies the accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”) issued by the Financial Accounting Standards Board (“FASB”).

The interim condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Article 6 and Article 10 of Regulation S-X. Accordingly, certain disclosures accompanying the annual consolidated financial statements prepared in accordance with GAAP are omitted. In the opinion of management, all adjustments considered necessary for the fair presentation of the condensed consolidated financial statements for the interim period presented have been included. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2024.

All intercompany balances and transactions have been eliminated.

Certain prior period information has been reclassified to conform to the current period presentation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements. Such amounts could differ from those estimates and such differences could be material. Assumptions and estimates regarding the valuation of investments involve a higher degree of judgment and complexity and these assumptions and estimates may be significant to the condensed consolidated financial statements. Actual results may ultimately differ from those estimates.

Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company.

As of September 30, 2024, the Company’s consolidated subsidiaries were BCRED Bard Peak Funding LLC (“Bard Peak Funding”), BCRED Bear Peak Funding LLC (“Bear Peak Funding”), BCRED Bison Peak Funding LLC (“Bison Peak Funding”), BCRED Blanca Peak Funding LLC (“Blanca Peak Funding”), BCRED Borah Peak Funding LLC (“Borah Peak Funding”), BCRED Bushnell Peak Funding LLC (“Bushnell Peak Funding”), BCRED Castle Peak Funding LLC (“Castle Peak Funding”), BCRED Denali Peak Funding LLC (“Denali Peak Funding”), BCRED Gannett Peak Funding LLC, BCRED Granite Peak Funding LLC (“Granite Peak Funding”), BCRED Haydon Peak Funding LLC (“Haydon Peak Funding”), BCRED Jacque Peak Funding LLC, BCRED Maroon Peak Funding LLC (“Maroon Peak Funding”), BCRED Meridian Peak Funding LLC (“Meridian Peak Funding”), BCRED Middle Peak Funding LLC (“Middle Peak Funding”), BCRED Monarch Peak Funding LLC (“Monarch Peak Funding”), BCRED Naomi Peak Funding LLC (“Naomi Peak Funding”), BCRED Phoenix Peak Funding LLC (“Phoenix Peak Funding”), BCRED Summit Peak Funding LLC (“Summit Peak Funding”), BCRED Twin Peaks LLC (“Twin Peaks”), BCRED Windom Peak Funding LLC (“Windom Peak Funding”), BCRED BSL WH 2022-1 LLC (“2022-1 BSL WH”), BCRED Investments LLC, BCRED X Holdings LLC, BCRED BSL CLO 2021-1 Ltd., BCRED BSL CLO 2021-1, LLC, BCRED BSL CLO 2021-2, Ltd., BCRED BSL CLO 2021-2, LLC, BCRED BSL CLO 2022-1 Ltd., BCRED BSL

CLO 2022-1 LLC, BCRED MML CLO 2021-1 LLC, BCRED MML CLO 2022-1 LLC, BCRED MML CLO 2022-2 LLC, BCRED CLO 2023-1 Depositor LLC (“2023-1 Depositor”), BCRED CLO 2023-1 LLC, BCRED CLO 2024-1 Depositor LLC (“2024-1 Depositor”), BCRED CLO 2024-1 LLC, BCRED Associates GP (Lux) S.à r.l, BCRED Direct Lending I (Lux) SCSp, BCRED C-1 LLC, BCRED C-2 Funding LLC and BCRED C-3 Funding LLC.

The Company does not consolidate its equity investment in Specialty Lending Company LLC (“SLC”). For further description of the Company’s investment in SLC, see “Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

The Company does not consolidate its investments in the BCRED Emerald JV LP (“Emerald JV”) or BCRED Verdelite JV LP (“Verdelite JV”) joint ventures. For further description of the Company’s joint ventures, see “Note 11. Joint Ventures.”

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of demand deposits and highly liquid investments, such as money market funds, with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value. The Company deposits its cash and cash equivalents with financial institutions and, at times, may exceed the Federal Deposit Insurance Corporation insured limit.

Restricted cash and cash equivalents and restricted foreign currencies include amounts that are collected and are held by trustees who have been appointed as custodians of the assets securing certain of the Company’s financing transactions. Restricted cash and cash equivalents and restricted foreign currencies are held by the trustees for payment of interest expense and principal on the outstanding borrowings or reinvestment into new assets.

Investments

Investment transactions are recorded on a trade date basis.

Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries, and is recorded within Net realized gain (loss) on the Condensed Consolidated Statements of Operations.

The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period, and is recorded within Net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations.

Valuation of Investments

The Company is required to report its investments, including those for which current market values are not readily available, at fair value.

The Company values its investments in accordance with ASC 820, Fair Value Measurements (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date, and Rule 2a-5 under the 1940 Act.

Under ASC 820, fair value is based on observable market prices or parameters or derived from such prices or parameters when such quotations are readily available. In accordance with Rule 2a-5 under the 1940 Act, fair value means the value of a portfolio investment for which market quotations are not readily available. A market quotation is “readily available” only when it is a quoted price (unadjusted) in active markets for identical instruments that a fund can access at the measurement date, provided that such a quotation is not considered to be readily available if it is not reliable.

Where prices or inputs are not available or, in the judgment of the Board, with assistance of the Adviser, the Audit Committee and independent valuation firm(s), determine to be not reliable, valuation techniques based on the facts and circumstances of the particular investment will be utilized. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. In the absence of observable, reliable market prices, the Company values its investments using various valuation methodologies applied on a consistent basis.

An enterprise value (“EV”) analysis is generally performed to determine the value of equity investments, control debt investments and non-control debt investments that are credit-impaired, and to determine if debt investments are credit-impaired. The Adviser will generally utilize approaches including the market approach, the income approach or both approaches, as appropriate, when calculating EV. The primary method for determining EV for non-control investments, and control investments without reliable projections, uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) or another key financial metric (e.g., such as revenues, cash flows or net income) (“Performance Multiple”). Performance Multiples are typically determined based upon a review of publicly traded comparable companies and market comparable transactions, if any. The second method for determining EV (and primary method for control investments with reliable projections) uses a discounted cash flow analysis whereby future expected cash flows and the anticipated terminal value of the portfolio company are discounted to determine a present value using estimated discount rates. The income approach is generally used when the Adviser has visibility into the long term projected cash flows of a portfolio company.

If debt investments are credit-impaired, which occurs when there is insufficient coverage under the enterprise value analysis through the respective investment’s position in the capital structure, the Adviser generally uses the enterprise value “waterfall” approach or a recovery method (if a liquidation or restructuring is deemed likely) to determine fair value. For debt investments that are not determined to be credit-impaired, the Adviser generally uses a market interest rate yield analysis to determine fair value. To determine fair value using a yield analysis, the expected cash flows are projected based on the contractual terms of the debt security and discounted back to the measurement date based on a market yield. A market yield is determined based upon an assessment of current and expected market yields for similar investments and risk profiles. The Company considers the current contractual interest rate, the maturity and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the enterprise value of the portfolio company. As debt investments held by the Company are substantially illiquid with no active transaction market, the Company depends on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable. The fair value of loans with call protection is generally capped at par plus applicable prepayment premium in effect at the measurement date.

ASC 820 prioritizes the use of observable market prices derived from such prices. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities. The three levels of the fair value hierarchy are as follows:

•

Level 1: Inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

•

Level 2: Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The types of financial instruments in this category include less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities and certain over-the-counter derivatives where the fair value is based on observable inputs.

•

Level 3: Inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include debt and equity investments in privately held entities, collateralized loan obligations (“CLOs”) and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Board’s assessment, with the assistance of the Adviser, the Audit Committee and independent valuation firm(s), of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. Transfers between levels, if any, are recognized at the beginning of the quarter in which the transfer occurs.

The Company evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Company subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period, and these differences could be material. Additionally, the fair value of the Company’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the Company has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates.”

Receivables/Payables From Investments Sold/Purchased

Receivables/payables from investments sold/purchased consist of amounts receivable to or payable by the Company for transactions that have not settled at the reporting date.

Derivative Instruments

The Company recognizes all derivative instruments as assets or liabilities at fair value in its Condensed Consolidated Statements of Assets and Liabilities as Derivative assets at fair value and Derivative liabilities at fair value, respectively.

In the normal course of business, the Company has commitments and risks resulting from its investment transactions, which may include those involving derivative instruments. Derivative instruments are measured in terms of the notional contract amount and derive their value based upon one or more underlying instruments. While the notional amount gives some indication of the Company’s derivative activity, it generally is not exchanged, but is only used as the basis on which interest and other payments are exchanged. Derivative instruments are subject to various risks similar to non-derivative instruments including market, credit, liquidity, and operational risks. The Company manages these risks on an aggregate basis as part of its risk management process.

From time to time, the Company may enter into forward currency contracts which is an obligation between two parties to purchase or sell a specific currency for an agreed-upon price at a future date. The Company utilizes forward currency contracts to economically hedge the currency exposure associated with certain foreign-denominated debt issued by the Company. The use of forward currency contracts does not eliminate fluctuations in the price of the underlying debt the Company has, but establishes a rate of exchange in advance. Fluctuations in the value of these contracts are measured by the difference in the exchange rates on the contract date and reporting date and are recorded as net change in unrealized appreciation (depreciation). The fair value of the foreign currency forwards are included as Derivative assets at fair value or Derivative liabilities at fair value on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Changes in the fair value of the foreign currency forwards are presented in Net realized gains (losses) and Net change in unrealized appreciation (depreciation) in the Condensed Consolidated Statements of Operations. Additionally, the Company uses interest rate swaps to mitigate interest rate risk associated with the Company’s fixed rate liabilities. The fair value of the interest rate swaps are included as a Derivative assets at fair value or Derivative liabilities at fair value on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Changes in fair value of interest rate swaps entered into by the Company and not designated as hedging instruments are presented in Net realized gains (losses) and Net change in unrealized appreciation (depreciation) in the Condensed Consolidated Statements of Operations.

The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship, and therefore the change in fair value of the hedging instrument and hedged item are recorded in Interest expense and recognized as components of Interest expense in the Condensed Consolidated Statements of Operations. The change in fair value of the interest rate swap is offset by a change in the carrying value of the fixed rate debt.

The Company has elected to not offset derivative assets and derivative liabilities in its Condensed Consolidated Statements of Assets and Liabilities including for the cash collateral, that may be received or paid as part of collateral arrangements, even when an enforceable master netting agreement is in place that provides the Company, in the event of counterparty default, the right to liquidate collateral and the right to offset a counterparty’s rights and obligations.

Foreign Currency Transactions

Amounts denominated in foreign currencies are translated into U.S. dollars on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars based upon currency exchange rates effective on the last business day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into U.S. dollars based upon currency exchange rates prevailing on the transaction dates.

The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations in foreign currency and other transactions in the Condensed Consolidated Statements of Operations, if any.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

Revenue Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period. For the three and nine months ended September 30, 2024, the Company recorded $3.9 million and $37.7 million, respectively, in non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts, etc.). For the three and nine months ended September 30, 2023, the Company recorded $1.6 million and $8.1 million, respectively, in non-recurring interest income.

PIK Income

The Company has loans in its portfolio that contain Payment-in-kind (“PIK”) provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in Payment-in-kind interest income in the Condensed Consolidated Statements of Operations. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through Payment-in-kind interest income. To satisfy the Company’s annual RIC distribution requirements, this non-cash source of income must be included in determining the amounts to be paid out to shareholders in the form of dividends, even though the Company has not yet collected cash.

Dividend Income

Dividend income on preferred equity securities and on the Company’s equity interests in its joint ventures are recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication and other miscellaneous fees as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

For further information regarding the non-accrual status of investments refer to “Note 4. Investments.”

Organization Expenses and Offering Expenses

Costs associated with the organization of the Company are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

Costs associated with the offering of the Company’s shares are capitalized as Deferred offering costs in the Condensed Consolidated Statements of Assets and Liabilities and amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s continuous offering.

Deferred Financing Costs and Debt Issuance Costs

Deferred financing and debt issuance costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. These expenses are deferred and amortized into interest expense over the life of the related debt instrument. Deferred financing costs related to revolving credit facilities are presented separately as an asset on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Debt issuance costs related to any issuance of installment debt or notes are presented net against the outstanding debt balance of the related security.

Income Taxes

The Company has elected to be treated as a BDC under the 1940 Act. The Company also has elected to be treated as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the condensed consolidated financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its condensed consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for taxation as a RIC, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on certain undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (iii) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

Allocation of Income, Expenses, Gains and Losses

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions

Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of the Company’s tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” (“ASU 2023-07”). ASU 2023-07 enhances the disclosures required for reportable segments on an annual and interim basis. ASU 2023-07 is effective on a retrospective basis for annual periods beginning after December 15, 2023, for interim periods within fiscal years beginning after December 15, 2024, and early adoption is permitted. The Company does not expect the adoption of ASU 2023-07 to have a material impact on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” (“ASU 2023-09”). ASU 2023-09 requires additional disaggregated disclosures on the entity’s effective tax rate reconciliation and additional details on income taxes paid. ASU 2023-09 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2024 and early adoption is permitted. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its consolidated financial statements.

Note 3. Fees, Expenses, Agreements and Related Party Transactions

Investment Advisory Agreement

On October 5, 2020, the Company entered into an investment advisory agreement with the Adviser (the “Investment Advisory Agreement”), pursuant to which the Adviser manages the Company on a day-to-day basis. The Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring its investments and portfolio companies on an ongoing basis.

On August 2, 2022, the Company and the Adviser entered into an amended and restated investment advisory agreement (the “Amended and Restated Investment Advisory Agreement”), which was approved by the Board, including a majority of the trustees who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) (the “Independent Trustees”). The Amended and Restated Investment Advisory Agreement altered the Investment Advisory Agreement by removing certain “sunset” provisions that previously stated that certain requirements of the North American Securities Administrators Association (“NASAA”) Omnibus Guidelines would no longer apply if the Company’s shares become “covered securities” within the meaning of Section 18 of the Securities Act of 1933, as amended, and amending certain undertakings provisions, including to clarify compliance with NASAA Omnibus Guidelines. No other changes were made to the Investment Advisory Agreement.

The Investment Advisory Agreement was effective for an initial two-year term and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Investment Advisory Agreement, without payment of any penalty, upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations. The Investment Advisory Agreement was renewed and approved by the Board, including a majority of the Independent Trustees, on May 1, 2024, for a one-year period ending on May 31, 2025.

The Company pays the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the shareholders. Substantial additional fees and expenses may also be charged by the Administrator to the Company, which is an affiliate of the Adviser.

Base Management Fees

The management fee is payable monthly and is settled and paid quarterly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory Agreement, net assets means the Company’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. The management fee calculation will be prorated for any partial months, including the first calendar month in which the Company commenced operations.

For the three and nine months ended September 30, 2024, base management fees were $112.6 million and $312.3 million, respectively. For the three and nine months ended September 30, 2023, base management fees were $79.7 million and $229.0 million, respectively. As of September 30, 2024 and December 31, 2023, $112.6 million and $87.3 million, respectively, was payable to the Adviser relating to management fees.

Incentive Fees

The incentive fees consist of two components that are determined independently of each other, with the result that one component may be payable even if the other is not. One component is based on income and the other component is based on capital gains, each as described below.

(i) Income based incentive fees

The first part of the Company’s incentive fee is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus operating expenses accrued for the quarter (including the management fee, expenses payable under an administration agreement entered into between the Company and the Administrator (“Administration Agreement”), and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns. Shareholders may be charged a fee on an income amount that is higher than the income they may ultimately receive.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

The Company pays its Adviser an income based incentive fee quarterly in arrears with respect to the Company’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

•

100% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). The Company refers to this portion of the Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” This “catch-up” is meant to provide the Adviser with approximately 12.5% of Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

•	12.5% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized).

These calculations are prorated for any period of less than three months, including the first quarter the Company commenced operations, and are adjusted for any share issuances or repurchases during the relevant quarter.

(ii) Capital gains incentive fees

The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

For the three and nine months ended September 30, 2024, the Company accrued income based incentive fees of $139.4 million and $399.0 million, respectively. For the three and nine months ended September 30, 2023, the Company accrued income based incentive fees of $113.7 million and $324.0 million, respectively. As of September 30, 2024 and December 31, 2023, there was $139.4 million and $122.9 million, respectively, payable to the Adviser for the income based incentive fees.

For the three and nine months ended September 30, 2024 and 2023, the Company accrued no capital gains incentive fees.

Administration Agreement

On October 5, 2020, the Company entered into the Administration Agreement with the Administrator. Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of the Company’s other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of the Company’s Board, managing the payment of expenses, the payment of receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Company will reimburse the

Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Such reimbursement will include the Company’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals (including information technology professionals) at the Administrator that perform duties for the Company; and (iii) any internal audit group personnel of Blackstone or any of its affiliates, subject to the limitations described in Investment Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed for the Company by such affiliate or third party. The Administrator hired a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

Unless earlier terminated as described below, the Administration Agreement was effective for an initial two-year term and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The Administration Agreement was most recently renewed and approved by the Board, including a majority of the independent trustees, on May 1, 2024, for a one-year period.

For the three and nine months ended September 30, 2024, the Company incurred $1.4 million and $5.1 million, respectively, in expenses under the Administration Agreement, which were recorded in Administrative service expenses in the Company’s Condensed Consolidated Statements of Operations. For the three and nine months ended September 30, 2023, the Company incurred $1.7 million and $5.1 million, respectively, in expenses under the Administration Agreement, which were recorded in Administrative service expenses in the Company’s Condensed Consolidated Statements of Operations.

As of September 30, 2024 and December 31, 2023, $2.5 million and $2.3 million, respectively, was unpaid and included in Due to affiliates in the Condensed Consolidated Statements of Assets and Liabilities.

Sub-Administration Agreement

On October 5, 2020, the Administrator entered into a sub-administration agreement (the “Sub-Administration Agreement”) with State Street Bank and Trust Company. The sub-administrator will receive compensation for its sub-administrative services under the Sub-Administration Agreement.

Intermediary Manager Agreement

On October 5, 2020, the Company entered into an intermediary manager agreement (the “Intermediary Manager Agreement”) with Blackstone Securities Partners L.P. (the “Intermediary Manager”), an affiliate of the Adviser. Pursuant to the Intermediary Manager Agreement, no upfront transaction fee will be paid with respect to Class I shares, Class S shares or Class D shares, however, if shareholders purchase Class S shares or Class D shares through certain financial intermediaries, they may directly charge shareholders transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares. Under the terms of the Intermediary Manager Agreement, the Intermediary Manager will serve as the intermediary manager for the Company’s public offering of its Common Shares. The Intermediary Manager will be entitled to receive shareholder servicing and/or distribution fees monthly in arrears at an annual rate of 0.85% and 0.25% of the value of the Company’s net assets attributable to

Class S and Class D shares, respectively, as of the beginning of the first calendar day of the month. No shareholder servicing and/or distribution fees will be paid with respect to Class I shares. The shareholder servicing and/or distribution fees will be payable to the Intermediary Manager, but the Intermediary Manager anticipates that all or a portion of the shareholder servicing fees and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers.

The Company will cease paying the shareholder servicing and/or distribution fees on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of the offering on which, in the aggregate, underwriting compensation from all sources in connection with the offering, including the shareholder servicing and/or distribution fees and other underwriting compensation, is equal to 10% of the gross proceeds from the primary offering. In addition, consistent with the exemptive relief allowing the Company to offer multiple classes of shares, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), the Company will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. The Company may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares.

The Intermediary Manager is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”).

The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons,” as defined in the 1940 Act, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or the Intermediary Manager Agreement or by vote a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Distribution and Servicing Plan

On October 5, 2020, the Board approved a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Company pays the Intermediary Manager with respect to Class I, Class S and Class D shares on an annualized basis as a percentage of the Company’s NAV for such class.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class I shares	—
Class S shares	0.85%
Class D shares	0.25%

The shareholder servicing and/or distribution fees is paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation.

The Intermediary Manager will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding the Company, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

For the three and nine months ended September 30, 2024, the Company accrued distribution and shareholder servicing fees of $24.9 million and $69.7 million, respectively, which were attributable to Class S shares. For the three and nine months ended September 30, 2024, the Company accrued distribution and shareholder servicing fees of $0.3 million and $0.9 million, respectively, which were attributable to Class D shares.

For the three and nine months ended September 30, 2023, the Company accrued distribution and shareholder servicing fees of $17.6 million and $49.3 million, respectively, which were attributable to Class S shares. For the three and nine months ended September 30, 2023, the Company accrued distribution and shareholder servicing fees of $0.2 million and $0.9 million, respectively, which were attributable to Class D shares.

Expense Support and Conditional Reimbursement Agreement

On October 5, 2020, the Company entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain Company expenses on the Company’s behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company to the Adviser are referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

For the three and nine months ended September 30, 2024 and 2023, the Adviser made no Expense Payments and there were no Reimbursement Payments made to the Adviser.

Controlled/Affiliated Portfolio Companies

Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying condensed consolidated financial statements, including the Condensed Consolidated Schedule of Investments.

On October 11, 2021, a wholly-owned subsidiary of the Company and a third-party investor entered into a limited liability company agreement with SLC. SLC is a specialty finance company focused on investing in consumer credit and is led by a management team with deep expertise in the consumer finance industry. The investment in SLC allows the Company to gain exposure to a different asset class than its core investing focus of senior secured lending to U.S. private companies. As of September 30, 2024 and December 31, 2023, a wholly-owned subsidiary of the Company had committed $315.0 million and $315.0 million, respectively. As of September 30, 2024 and December 31, 2023, $38.2 million and $64.0 million of capital remained uncalled from the Company, respectively. The Company does not consolidate its equity interest in SLC.

In addition, the Company has made investments in joint ventures that have been considered controlled/affiliated companies, including Emerald JV and Verdelite JV. From time to time, the Company may purchase investments from or sell investments to the Emerald JV and Verdelite JV. For further description of the Emerald JV and Verdelite JV, see “Note 11. Joint Ventures.”

Note 4. Investments

The composition of the Company’s investment portfolio at cost and fair value was as follows:

	September 30, 2024			December 31, 2023
	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First lien debt	$56,479,192	$56,231,000	91.2%	$45,837,261	$45,534,013	89.7%
Second lien debt	1,822,563	1,784,050	2.9	1,826,541	1,736,088	3.4
Unsecured debt	49,448	49,755	0.1	18,182	18,171	0.0

	September 30, 2024			December 31, 2023
	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
Structured finance obligations - debt instruments	508,116	511,250	0.8	443,228	436,863	0.9
Investments in joint ventures	1,932,706	1,923,714	3.1	2,120,206	2,161,525	4.3
Equity and other (1)(2)	999,727	1,163,493	1.9	776,305	857,251	1.7

Total	$61,791,752	$61,663,262	100.0%	$51,021,723	$50,743,911	100.0%

(1)	Includes equity investment in SLC.
(2)	“Other” includes subordinated notes representing the equity of third party managed collateralized loan obligations (“CLO”) vehicles.

The industry composition of investments at fair value was as follows:

	September 30, 2024	December 31, 2023
Aerospace & Defense	1.6%	1.4%
Air Freight & Logistics	2.0	2.6
Airlines (2)	0.0	0.1
Auto Components	—	0.1
Beverages	0.1	0.1
Biotechnology (2)(3)	0.0	0.0
Broadline Retail (2)	0.0	—
Building Products	1.5	2.1
Capital Markets	0.3	0.5
Chemicals	0.5	0.2
Commercial Services & Supplies	5.1	4.0
Construction Materials	—	0.1
Construction & Engineering	1.5	0.7
Containers & Packaging	0.2	0.3
Distributors	0.9	1.1
Diversified Consumer Services	3.6	2.7
Diversified REITs (2)	0.0	—
Diversified Telecommunication Services	0.4	0.5
Electrical Equipment	0.9	0.5
Electronic Equipment, Instruments & Components	0.8	1.1
Electric Utilities	0.2	0.2
Energy Equipment & Services	0.1	0.1
Entertainment (2)(3)	0.0	0.0
Financial Services (1)	2.2	2.4
Food Products (2)(3)	0.0	0.0
Ground Transportation (3)	0.3	0.0
Health Care Equipment & Supplies	1.2	1.6
Health Care Providers & Services	10.5	11.3
Health Care Technology	4.9	4.1
Hotels, Restaurants & Leisure	0.2	0.3
Household Durables	0.1	0.1
Industrial Conglomerates	0.3	0.9
Insurance	5.8	4.7
Interactive Media & Services (3)	0.2	0.0

	September 30, 2024	December 31, 2023
Internet & Direct Marketing Retail	1.7	2.0
Investments in Joint Ventures	3.1	4.3
IT Services	5.2	4.4
Leisure Products (2)(3)	0.0	0.0
Life Sciences Tools & Services	0.3	0.5
Machinery (3)	0.1	0.0
Marine	0.5	0.5
Media	0.7	0.5
Metals & Mining (2)(3)	0.0	0.0
Oil, Gas & Consumable Fuels	0.2	0.1
Paper & Forest Products	0.1	0.1
Pharmaceuticals	0.9	0.9
Professional Services	11.6	11.7
Real Estate Management & Development	0.3	0.3
Software	26.3	27.3
Specialty Retail	0.2	0.2
Technology Hardware, Storage & Peripherals	0.1	0.1
Trading Companies & Distributors	0.5	0.5
Transportation Infrastructure	2.7	2.7
Wireless Telecommunication Services	0.1	0.1

Total	100.0%	100.0%

(1)	Includes equity investment in SLC.
(2)	Amount rounds to less than 0.1% as of September 30, 2024.
(3)	Amount rounds to less than 0.1% as of December 31, 2023.

The geographic composition of investments at cost and fair value was as follows:

	September 30, 2024
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$54,076,241	$53,856,415	87.3%	147.8%
Europe	6,377,626	6,476,244	10.5	17.8
Canada	726,487	711,653	1.2	2.0
Bermuda/Cayman Islands	553,311	559,719	0.9	1.5
Australia/New Zealand and other	22,693	23,706	0.0	0.1
Asia	35,394	35,525	0.1	0.1

Total	$61,791,752	$61,663,262	100.0%	169.3%

	December 31, 2023
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$45,398,837	$45,129,324	88.9%	158.2%
Europe	4,489,832	4,500,069	8.9	15.8
Canada	669,615	657,164	1.3	2.3
Bermuda/Cayman Islands	440,117	433,445	0.9	1.5
Australia/New Zealand	23,322	23,909	0.0	0.1

Total	$51,021,723	$50,743,911	100.0%	177.9%

As of September 30, 2024 and December 31, 2023, six borrowers (across eleven loans) and two borrowers (across three loans) in the portfolio were on non-accrual status, respectively.

As of September 30, 2024 and December 31, 2023, on a fair value basis, 99.7% and 99.9%, respectively, of performing debt investments bore interest at a floating rate and 0.3% and 0.1%, respectively, of performing debt investments bore interest at a fixed rate.

Note 5. Fair Value Measurements

The following tables present the fair value hierarchy of financial instruments:

	September 30, 2024
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$4,004,268	$52,226,732	$56,231,000
Second lien debt	—	633,149	1,150,901	1,784,050
Unsecured debt	—	21,347	28,408	49,755
Structured finance obligations - debt instruments	—	—	511,250	511,250
Equity and other (1)(3)	68,750	—	1,094,743	1,163,493

Total	$68,750	$4,658,764	$55,012,034	$59,739,548

Investments Measured at NAV (2)	—	—	—	1,923,714

Total investments	$68,750	$4,658,764	$55,012,034	$61,663,262

	December 31, 2023
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$4,197,276	$41,336,737	$45,534,013
Second lien debt	—	809,223	926,865	1,736,088
Unsecured debt	—	—	18,171	18,171
Structured finance obligations	—	70,964	365,899	436,863
Equity (1)	—	—	857,251	857,251

Total	$—	$5,077,463	$43,504,923	$48,582,386

Investments Measured at NAV (2)	—	—	—	2,161,525

Total investments	$—	$5,077,463	$43,504,923	$50,743,911

(1)	Includes equity investment in SLC.
(2)

Includes investments in the Emerald JV and Verdelite JV (refer to Note 11). Certain investments that are measured at fair value using the NAV practical expedient have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Condensed Consolidated Statements of Assets and Liabilities.

(3)	“Other” includes subordinated notes representing the equity of third party managed collateralized loan obligations (“CLO”) vehicles.

Within Investments at fair value, substantially all Equity investments are illiquid and privately negotiated in nature and are subject to contractual sale constraints or other restrictions pursuant to their respective governing or similar agreements. Approximately $150.5 million of such Equity investments have a sale constraint or other restriction that will lapse after a predetermined date; the weighted average remaining duration of such restrictions is 0.7 years. For information regarding restrictions on Investment in joint ventures, see “Note 11. Joint Ventures.”

The following tables present changes in the fair value of financial instruments for which Level 3 inputs were used to determine the fair value:

	Three Months Ended September 30, 2024
	First Lien Debt	Second Lien Debt	Unsecured Debt	Structured Finance Obligations - Debt Instruments	Equity and other (2)	Total Investments
Fair value, beginning of period	$46,789,164	$1,003,200	$27,365	$454,837	$976,265	$49,250,831
Purchases of investments	6,324,151	232,544	955	37,625	82,354	6,677,629
Proceeds from principal repayments and sales of investments	(1,006,389)	(28,153)	—	(28,075)	—	(1,062,617)
Accretion of discount/(amortization of premium)	41,669	601	23	91	—	42,384
Net realized gain (loss)	(36,338)	—	—	106	—	(36,232)
Net change in unrealized appreciation (depreciation)	55,978	(728)	65	(2,167)	35,882	89,030
Transfers into Level 3 (1)	141,486	—	—	48,833	242	190,561
Transfers out of Level 3 (1)	(82,989)	(56,563)	—	—	—	(139,552)

Fair value, end of period	$52,226,732	$1,150,901	$28,408	$511,250	$1,094,743	$55,012,034

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2024 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$16,718	$(748)	$66	$(1,844)	$35,881	$50,073

	Nine Months Ended September 30, 2024
	First Lien Debt	Second Lien Debt	Unsecured Debt	Structured Finance Obligations - Debt Instruments	Equity and other (2)	Total Investments
Fair value, beginning of period	$41,336,737	$926,865	$18,171	$365,899	$857,251	$43,504,923
Purchases of investments	13,552,109	418,647	9,830	139,930	223,325	14,343,841
Proceeds from principal repayments and sales of investments	(3,239,764)	(256,257)	—	(75,595)	(13,500)	(3,585,116)
Accretion of discount/(amortization of premium)	138,810	4,815	63	435	—	144,123
Net realized gain (loss)	(35,518)	16	—	117	—	(35,385)
Net change in unrealized appreciation (depreciation)	41,257	(3,770)	344	9,500	27,667	74,998
Transfers into Level 3 (1)	468,879	77,280	—	70,964	—	617,123
Transfers out of Level 3 (1)	(35,778)	(16,695)	—	—	—	(52,473)

Fair value, end of period	$52,226,732	$1,150,901	$28,408	$511,250	$1,094,743	$55,012,034

	Nine Months Ended September 30, 2024
	First Lien Debt	Second Lien Debt	Unsecured Debt	Structured Finance Obligations - Debt Instruments	Equity and other (2)	Total Investments
Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2024 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$31,266	$(1,614)	$334	$8,342	$32,725	$71,053

(1)	For the three and nine months ended September 30, 2024, transfers into or out of Level 3 were primarily due to decreased or increased price transparency.
(2)	“Other” includes subordinated notes representing the equity of third party managed collateralized loan obligations (“CLO”) vehicles.

	Three Months Ended September 30, 2023
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments
Fair value, beginning of period	$37,923,857	$1,091,126	$303,838	$782,527	$40,101,348
Purchases of investments	1,780,577	38,382	13,606	2,170	1,834,735
Proceeds from principal repayments and sales of investments	(749,646)	(35,588)	(9,400)	—	(794,634)
Accretion of discount/(amortization of premium)	37,541	804	54	—	38,399
Net realized gain (loss)	(63,957)	32	(289)	—	(64,214)
Net change in unrealized appreciation (depreciation)	86,716	11,774	13,659	22,380	134,529
Transfers into Level 3 (1)	44,592	22,750	—	—	67,342
Transfers out of Level 3 (1)	(160,904)	(70,438)	—	—	(231,342)

Fair value, end of period	$38,898,776	$1,058,842	$321,468	$807,077	$41,086,163

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2023 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$22,180	$7,189	$13,377	$22,381	$65,127

	Nine Months Ended September 30, 2023
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments
Fair value, beginning of period	$37,543,544	$1,152,723	$293,335	$757,379	$39,746,981
Purchases of investments	3,285,859	52,416	13,606	2,581	3,354,462
Proceeds from principal repayments and sales of investments	(1,824,434)	(35,588)	(9,400)	(827)	(1,870,249)
Accretion of discount/(amortization of premium)	110,256	2,273	159	—	112,688

	Nine Months Ended September 30, 2023
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments
Net realized gain (loss)	(80,718)	59	(289)	666	(80,282)
Net change in unrealized appreciation (depreciation)	(29,960)	18,584	24,057	47,278	59,959
Transfers into Level 3 (1)	187,985	22,859	—	—	210,844
Transfers out of Level 3 (1)	(293,756)	(154,484)	—	—	(448,240)

Fair value, end of period	$38,898,776	$1,058,842	$321,468	$807,077	$41,086,163

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2023 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$(70,835)	$14,924	$23,091	$47,277	$14,457

(1)	For the three and nine months ended September 30, 2023, transfers into or out of Level 3 were primarily due to decreased or increased price transparency.

The following tables present quantitative information about the significant unobservable inputs of the Company’s Level 3 financial instruments. These tables are not intended to be all-inclusive but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	September 30, 2024
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$50,813,287	Yield Analysis	Discount rate	4.62%	18.65%	9.15%
	661,042	Market Quotations	Broker quoted price	73.64	100.75	99.00
	469,125	Asset Recoverability	Market Multiple	4.75x	11.25x	8.81x
	244,945	Market Approach	Performance Multiple	4.00x	10.70x	10.54x
	38,333	Transaction Price	N/A

	52,226,732
Investments in second lien debt	1,150,901	Yield Analysis	Discount Rate	7.98%	18.20%	10.65%
Investments in unsecured debt	28,408	Yield Analysis	Discount Rate	12.77%	13.95%	13.61%
Investments in structured finance obligations - debt instruments	511,250	Market quotations	Broker quoted price	92.36	104.42	99.89
Investments in equity and other (2)	243,674	Market approach	Performance Multiple	6.55x	31.50x	20.35x
	29,397	Option Pricing Model	Expected Volatility	32.00%	56.00%	39.05%
	69,240	Market quotations	Broker quoted price	2.13	92.50	85.74

	September 30, 2024
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
	475,950	Yield Analysis	Discount Rate	8.74%	19.27%	13.08%
	276,482	Asset Recoverability	N/A	100.00%	100.00%	100.00%

	1,094,743

Total	$55,012,034

(1)	Weighted averages are calculated based on fair value of investments.
(2)	“Other” includes subordinated notes representing the equity of third party managed collateralized loan obligations (“CLO”) vehicles.

	December 31, 2023
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$40,753,427	Yield Analysis	Discount rate	5.77%	30.89%	10.05%
	493,636	Market quotations	Broker quoted price	86.83	100.38	98.02
	89,674	Asset Recoverability	Market Multiple	4.75x	10.50x	9.26x

	41,336,737
Investments in second lien debt	910,170	Yield Analysis	Discount Rate	10.07%	15.31%	11.56%
	16,695	Market quotations	Broker quoted price	92.75	92.75	92.75

	926,865
Investments in unsecured debt	18,171	Yield Analysis	Discount Rate	14.90%	14.90%	14.90%
Investments in structured finance	365,899	Market quotations	Broker quoted price	86.18	100.97	97.97
Investments in equity	227,117	Market approach	Performance Multiple	6.40x	30.00x	21.27x
	60,558	Option Pricing Model	Volatility	32.00%	55.00%	43.75%
	302,733	Yield Analysis	Discount Rate	9.93%	17.92%	13.18%
	265,631	Asset Recoverability	N/A	100.00%	100.00%	100.00%
	1,212	Market quotations	Broker quoted price	25.00	25.00	25.00

	857,251

Total	$43,504,923

(1)	Weighted averages are calculated based on fair value of investments.

The significant unobservable input used in the yield analysis is the discount rate based on comparable market yields. Significant increases in discount rates would result in a significantly lower fair value measurement. The significant unobservable input used for market quotations are broker quoted prices provided by independent pricing services. The significant unobservable input used under the market approach is the Performance Multiple. The significant unobservable input used under the asset recoverability approach is the market multiple. Significant decreases in quoted prices, Performance Multiples, or market multiples would result in a significantly lower fair value measurement. The significant input used in the option pricing model is expected volatility. Significant increases or decreases in expected volatility could result in a significantly higher or significantly lower fair market value measurement, respectively.

Financial Instruments Not Carried at Fair Value

Debt

The following table presents the fair value measurements of the Company’s debt obligations as of September 30, 2024 and December 31, 2023 had they been accounted for at fair value:

	September 30, 2024	December 31, 2023
	Fair Value	Fair Value
Bard Peak Funding Facility	$1,226,089	$242,243
Castle Peak Funding Facility	1,179,916	1,121,681
Summit Peak Funding Facility	1,365,655	286,046
Denali Peak Funding Facility	562,800	562,800
Bushnell Peak Funding Facility	300,300	465,300
Granite Peak Funding Facility	493,554	563,600
Middle Peak Funding Facility	750,000	600,950
Bison Peak Funding Facility	557,200	703,200
Blanca Peak Funding Facility	1,375,090	1,375,090
Windom Peak Funding Facility	974,695	967,477
Monarch Peak Funding Facility	700,000	1,400,400
Borah Peak Funding Facility	—	130,000
Naomi Peak Funding Facility	—	385,000
Meridian Peak Funding Facility	246,000	246,000
Haydon Peak Funding Facility	—	49,000
Bear Peak Funding Facility	230,211	360,531
Revolving Credit Facility	2,642,839	1,131,025
June 2024 Notes	—	427,693
June 2026 Notes	383,040	379,251
May 2027 Notes	627,500	618,319
October 2027 Notes	362,145	368,331
September 2024 Notes	—	354,580
December 2026 Notes	1,182,375	1,137,187
November 2026 Eurobonds	532,197	501,901
November 2024 Notes	497,600	485,177
March 2027 Notes	953,200	921,525
January 2025 Notes	496,250	483,120
January 2029 Notes	619,125	597,773
March 2025 Notes	897,840	885,149
April 2026 UK Bonds	328,890	306,018
September 2025 Notes	815,280	814,554
November 2028 Notes	532,350	520,940

	September 30, 2024	December 31, 2023
	Fair Value	Fair Value
January 2031 Notes	513,550	—
July 2029 Notes	509,400	—
September 2027 Notes	397,160	—
April 2030 Notes	394,200	—
2021-1 BSL Notes	663,000	663,000
MML 2021-1 Debt	690,000	690,000
MML 2022-1 Debt	759,000	756,862
2022-1 BSL Debt	420,000	420,000
2021-2 Notes	505,800	505,800
MML 2022-2 Debt	300,483	300,273
2023-1 Notes	307,588	304,970
2024-1 Notes	244,195	—
Short-Term Borrowings	—	28,546

Total	$26,536,517	$23,061,312

The following table presents the categorization of the Company’s debt obligations as of September 30, 2024 and December 31, 2023 had they been accounted for at fair value within the hierarchy:

	September 30, 2024	December 31, 2023
Level 1	$—	$—
Level 2	—	—
Level 3	26,536,517	23,061,312

Total debt	$26,536,517	$23,061,312

Other Assets and Liabilities

As of September 30, 2024 and December 31, 2023, the carrying amounts of the Company’s other assets and liabilities, other than investments at fair value and debt obligations listed above, approximate fair value due to their short maturities. These financial instruments would be categorized as Level 3 within the fair value hierarchy.

Note 6. Derivatives

The Company enters into derivative financial instruments in the normal course of business to achieve certain risk management objectives, including managing its interest rate and foreign currency risk exposures.

The fair value of foreign currency and interest rate derivative contracts are included within Derivative assets at fair value and Derivative liabilities at fair value, respectively, in the Condensed Consolidated Statements of Assets and Liabilities.

The following tables present the aggregate notional amount and fair value hierarchy of the Company’s derivative financial instruments as of September 30, 2024 and December 31, 2023:

	September 30, 2024
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Foreign currency forward contract	$—	$10	$—	$10	$11,737
Interest rate swaps	—	55,237	—	55,237	2,650,000

Total Derivative assets at fair value	$—	$55,247	$—	$55,247	$2,661,737

Cash collateral received				$—

Derivative Liabilities
Foreign currency forward contract	$—	$(4,478)	$—	$(4,478)	$656,635
Interest rate swaps	—	(64,802)	—	(64,802)	4,909,238

Total Derivative liabilities at fair value	$—	$(69,280)	$—	$(69,280)	$5,565,873

Cash collateral posted				$150,669

	December 31, 2023
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Interest rate swaps	$—	$14,145	$—	$14,145	$850,000

Total Derivative assets at fair value	$—	$14,145	$—	$14,145	$850,000

Cash collateral received				$—

Derivative Liabilities
Foreign currency forward contract	$—	$(13,259)	$—	$(13,259)	$411,499
Interest rate swaps	—	(152,282)	—	(152,282)	5,693,663

Total Derivative liabilities at fair value	$—	$(165,541)	$—	$(165,541)	$6,105,162

Cash collateral posted				$266,573

In the tables above:

•	The fair value of derivative assets and derivative liabilities is presented on a gross basis.

•	The notional amount represents the absolute value amount of all outstanding derivative contracts.

•	All foreign currency derivatives are not designated in hedge relationships.

•	All interest rate swaps are designated in fair value hedge relationships.

•

The Company has not applied counterparty netting or collateral netting; as such, the amounts of cash collateral received and posted are not offset against the derivative assets and derivative liabilities in the Condensed Consolidated Statements of Assets and Liabilities.

The table below presents the impact to the Condensed Consolidated Statements of Operations from derivative assets and derivative liabilities not designated in a qualifying hedge accounting relationship for the three and nine month periods ended September 30, 2024 and September 30, 2023, respectively. The net change in unrealized gains and losses on the derivative assets and derivative liabilities not designated in a qualifying hedge accounting relationship are included within Net change in unrealized appreciation (depreciation) on derivative instruments in the Condensed Consolidated Statements of Operations. The net realized gains and losses on the derivative assets and derivative liabilities not designated in a qualifying hedge accounting relationship are included within Net realized gain (loss) on derivative instruments in the Condensed Consolidated Statements of Operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Unrealized appreciation (depreciation)
Foreign currency forward contract	$(8,485)	$7,661	$9,438	$(7,305)

Net change in unrealized appreciation (depreciation)	$(8,485)	$7,661	$9,438	$(7,305)

Realized gain (loss)
Foreign currency forward contract	$(14,196)	$2,704	$(14,578)	$5,010

Net realized gain (loss)	$(14,196)	$2,704	$(14,578)	$5,010

Hedging

The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship.

The table below presents the impact to the Condensed Consolidated Statements of Operations from derivative assets and liabilities designated in a qualifying hedge accounting relationship for the three and nine month periods ended September 30, 2024 and September 30, 2023, respectively.

For derivative instruments designated in qualifying hedge relationships, the change in fair value of the hedging instrument and hedged item are recorded in Interest expense and recognized as components of Interest expense in the Condensed Consolidated Statements of Operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Interest rate swaps	$152,881	$2,953	$128,572	$(21,013)
Hedged items	(150,919)	(2,662)	(127,602)	20,574

The table below presents the carrying value of unsecured borrowings as of September 30, 2024 and December 31, 2023 that are designated in a qualifying hedging relationship and the related cumulative hedging adjustment (increase/(decrease)) from current and prior hedging relationships included in such carrying values:

	September 30, 2024		December 31, 2023
Description	Carrying Value	Cumulative Hedging Adjustments	Carrying Value	Cumulative Hedging Adjustments
Unsecured notes	$7,476,691	$(8,730)	$6,356,700	$(136,332)

Note 7. Borrowings

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. On August 26, 2020, the Company’s sole initial shareholder approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. As of September 30, 2024 and December 31, 2023, the Company’s asset coverage was 236.7% and 221.9%, respectively.

SPV Financing Facilities

The following wholly-owned subsidiaries of the Company have entered into secured financing facilities as of September 30, 2024, as described below: Bard Peak Funding, Castle Peak Funding, Summit Peak Funding, Denali Peak Funding, Bushnell Peak Funding, Granite Peak Funding, Middle Peak Funding, Bison Peak Funding, Blanca Peak Funding, Windom Peak Funding, Monarch Peak Funding, Naomi Peak Funding, Meridian Peak Funding, Haydon Peak Funding, Bear Peak Funding and Phoenix Peak Funding, which are collectively referred to as the “SPVs,” and such secured financing facilities described below are collectively referred to as the “SPV Financing Facilities.”

The obligations of each SPV to the lenders under the applicable SPV Financing Facility are secured by a first priority security interest in all of the applicable SPV’s portfolio investments and cash. The obligations of each SPV under the applicable SPV Financing Facility are non-recourse to the Company, and the Company’s exposure to the credit facility is limited to the value of its investment in the applicable SPV.

In connection with the SPV Financing Facilities, the applicable SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. Each SPV Financing Facility contains customary events of default for similar financing transactions, including if a change of control of the applicable SPV occurs. Upon the occurrence and during the continuation of an event of default, the lenders under the applicable SPV Financing Facility may declare the outstanding advances and all other obligations under the applicable SPV Financing Facility immediately due and payable. The occurrence of an event of default triggers a requirement that the applicable SPV obtain the consent of the lenders under the applicable SPV Financing Facility prior to entering into any sale or disposition with respect to portfolio investments.

As of September 30, 2024, and December 31, 2023, the Company was in compliance with all covenants and other requirements of each of the SPV Financing Facilities.

Bard Peak Funding Facility

On March 15, 2021, Bard Peak Funding entered into a senior secured revolving credit facility (the “Bard Peak Funding Facility”) with BNP Paribas (“BNPP”). BNPP serves as administrative agent, Wells Fargo Bank, National Association (“Wells Fargo”), serves as collateral agent, and the Company serves as servicer under the Bard Peak Funding Facility.

Advances under the Bard Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which in the case of dollar advances until June 30, 2023, was three-month LIBOR and from June 30, 2023 until May 14, 2024, was three month term SOFR plus a 0.26% spread adjustment, and from and after May 15, 2024, is one month term SOFR), plus an applicable margin of 1.55% to 2.15% per annum depending on the nature of the advances being requested under the credit facility, subject to a floor of 1.85%. From May 15, 2024 until October 7, 2024, the applicable margin on all outstanding advances is 2.15% per annum. From October 8, 2024 until May 15, 2027, the applicable margin on all outstanding advances is 2.00% per annum. From and after May 15, 2027, the applicable margin on all outstanding advances will be 2.50% per annum. Until June 15, 2024, Bard Peak Funding paid a commitment fee of 0.90% per annum if the unused facility amount was greater than 50% or 0.35% per annum if the unused facility amount was less than or equal to 50% and greater than 25%, based on the average daily unused amount of the financing commitments. From and after June 15, 2024, Bard Peak Funding pays a commitment fee ranging from 0.70% to 2.15% per annum based on the daily unused amount of the financing commitments to the extent in excess of 25%, in addition to certain other fees as agreed between Bard Peak Funding and BNPP.

Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Bard Peak Funding and to make advances under delayed draw term loans and revolving loans where Bard Peak Funding is a lender.

The period during which Bard Peak Funding may make borrowings under the Bard Peak Funding Facility expires on May 15, 2027, and the Bard Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by May 15, 2029.

On October 8, 2024, the Bard Peak Funding Facility was amended. For further detail on the amendment, see “Note 12. Subsequent Events.”

Castle Peak Funding Facility

On January 8, 2021, Castle Peak Funding entered into a senior secured revolving credit facility (the “Castle Peak Funding Facility”) with Citibank, N.A. (“Citi”). Citi serves as administrative agent, Wilmington Trust, National Association (“Wilmington Trust”), serves as collateral agent, custodian and collateral administrator and the Company serves as collateral manager under the Castle Peak Funding Facility.

As of December 31, 2023, advances under the Castle Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.70% to 2.20% per annum depending on the nature of the advances being requested. Effective January 4, 2024, advances under the Castle Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.85% to 2.35% per annum depending on the nature of the advances being requested. Effective September 25, 2024, advances under the Castle Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.60% to 2.50% per annum depending on the nature of the advances being requested. After January 4, 2026, the applicable margin on outstanding advances will be increased by 1.00% per annum. Prior to September 25, 2024, Castle Peak Funding paid a commitment fee of 1.85% per annum if the unused facility amount is greater than 30% or 0.50% per annum if the unused facility amount is less than or equal to 30% and greater than 10%, based on the average daily unused amount of the financing commitments. Effective September 25, 2024, Castle Peak Funding pays a commitment fee of 1.90% per annum if the unused facility amount is greater than 35%, 0.90% per annum if the unused facility amount is less than or equal to 35% and greater than 15%, 0.25% per annum if the unused facility amount is less than or equal to 15% and greater than 5%, and 0.0% per annum if the unused facility amount is less than or equal to 5%, in each case based on the average daily unused amount of the financing commitments until January 4, 2026, in addition to certain other fees as agreed between Castle Peak Funding and Citi.

Proceeds from borrowings under the Castle Peak Funding Facility may be used to fund portfolio investments by Castle Peak Funding and to make advances under revolving loans or delayed draw term loans where Castle Peak Funding is a lender.

The period during which Castle Peak Funding may make borrowings under the Castle Peak Funding Facility expires on January 5, 2026, and the Castle Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by January 5, 2028.

Summit Peak Funding Facility

On March 3, 2021, Summit Peak Funding entered into a senior secured revolving credit facility (“Summit Peak Funding Facility”) with Société Générale (“SG”). SG serves as agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator and the Company serves as servicer under the Summit Peak Funding Facility.

As of December 31, 2023, advances under the Summit Peak Funding Facility bore interest at a blended per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term

SOFR rate for dollar advances) plus an applicable margin of 1.50% to 2.30% per annum depending on the nature of the advances being requested with such blended rate subject to a floor of 2.00% per annum for certain foreign currency advances and 2.15% per annum for U.S. dollar advances. Effective March 12, 2024, advances under the Summit Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is three-month term SOFR rate for dollar advances) plus an applicable margin of 2.20% per annum. Summit Peak Funding pays a commitment fee of 0.40% per annum if the unused facility amount is greater than 25% based on the average daily unused amount of the financing commitments. Effective September 13, 2024, Summit Peak Funding will pay a commitment fee ranging from 0.25% per annum to 1.25% per annum based on the daily unused amount of the financing commitments, which fee may increase from and after March 12, 2025, to a rate equal to 2.20% per annum on unused amounts below a minimum percentage of the financing commitments. Summit Peak Funding also pays an administrative agency fee to SG, in addition to certain other fees as agreed between Summit Peak Funding and SG.

Proceeds from borrowings under the Summit Peak Funding Facility may be used to fund portfolio investments by Summit Peak Funding and to make advances under revolving loans or delayed draw term loans where Summit Peak Funding is a lender.

The period during which Summit Peak Funding may make borrowings under the Summit Peak Funding Facility expires on March 12, 2027, and the Summit Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by March 12, 2029.

Denali Peak Funding Facility

Denali Peak Funding is party to a senior secured revolving credit facility (the “Denali Peak Funding Facility”), dated as of October 11, 2018, with Deutsche Bank AG, New York Branch (“DB”). DB serves as agent, U.S. Bank serves as collateral agent and collateral custodian and Twin Peaks serves as servicer under the Denali Peak Funding Facility.

Prior to April 4, 2023, advances under the Denali Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which was three-month LIBOR for dollar advances), plus the applicable margin of 1.95% per annum. As of April 4, 2023, advances under the Denali Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR plus, prior to September 26, 2024, a spread adjustment of 0.15% per annum), plus the applicable margin of 1.95% per annum. After September 30, 2026, the applicable margin on outstanding advances will increase by 0.10% per annum. Denali Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate equal to the applicable margin described above. In addition, prior to September 26, 2024, Denali Peak Funding paid an unused commitment fee of 0.25% per annum on the unused facility amount in excess of such minimum utilization amount. Effective December 26, 2024, Denali Peak Funding pays an unused commitment fee of 0.25% per annum on the unused facility amount in excess of such minimum utilization amount, plus, from and after March 26, 2025, an additional unused commitment fee of 0.25% on the unused facility amount in excess of such minimum utilization percentage if advances outstanding are below the minimum utilization percentage. Denali Peak Funding also pays an administrative agency fee to DB, in addition to certain other fees, each as agreed between Denali Peak Funding and DB.

Proceeds from borrowings under the Denali Peak Funding Facility may be used to fund portfolio investments by Denali Peak Funding and to make advances under revolving loans where Denali Peak Funding is a lender.

The period during which Denali Peak Funding may make borrowings under the Denali Peak Funding Facility expires on September 30, 2026, and the Denali Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by October 2, 2028.

Bushnell Peak Funding Facility

On May 12, 2021, Bushnell Peak Funding entered into a senior secured revolving credit facility (the “Bushnell Peak Funding Facility”) with Bank of America, N.A. (“Bank of America”). Bank of America serves as administrative agent, Wells Fargo serves as collateral administrator and the Company serves as investment adviser under the Bushnell Peak Funding Facility.

Prior to April 25, 2023, advances under the Bushnell Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which was the daily floating LIBOR rate for dollar advances) plus an applicable margin of 1.50% to 1.75% per annum depending on the nature of the advances being requested. From April 25, 2023 until December 5, 2024, advances under the Bushnell Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the one-month term SOFR rate for dollar advances) plus an applicable margin of 1.60% to 1.85% per annum depending on the nature of the advances being requested. From and after December 6, 2024, the applicable margin for advances will increase to 2.10% to 2.45% per annum depending on the nature of the advances being requested. Bushnell Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 1.60% per annum. Bushnell Peak Funding also pays an unused fee of 0.50% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount, in addition to certain other fees agreed between Bushnell Peak Funding and Bank of America.

Proceeds from borrowings under the Bushnell Peak Funding Facility may be used to fund portfolio investments by Bushnell Peak Funding and to make advances under revolving loans or delayed draw term loans where Bushnell Peak Funding Facility is a lender.

The period during which Bushnell Peak Funding may make borrowings under the Bushnell Peak Funding Facility expires on April 25, 2026, and the Bushnell Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by October 25, 2026.

Granite Peak Funding Facility

On June 17, 2021, Granite Peak Funding entered into a senior secured revolving credit facility (the “Granite Peak Funding Facility”) with Goldman Sachs Bank USA (“GS”). GS serves as administrative agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator, and the Company serves as servicer under the Granite Peak Funding Facility.

As of September 30, 2024, advances under the Granite Peak Funding Facility bear interest at a per annum rate equal to three-month term SOFR, plus an applicable margin of 2.35% per annum. From October 3, 2024, advances under the Granite Peak Funding Facility bear interest at a per annum rate equal to three-month SOFR, plus an applicable margin of 2.05% per annum. From July 3, 2025, Granite Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate equal to the applicable margin for advances as described above. In addition, Granite Peak Funding pays an unused commitment fee of 0.50% per annum on the average daily unused commitments under the Granite Peak Funding Facility in excess of such minimum utilization amount. The unused commitment fee is payable only when more than 10% of the total commitments under the Granite Peak Funding Facility are unused. Granite Peak Funding also pays to GS an administrative agency fee, in addition to certain other fees, each as agreed between Granite Peak Funding and GS.

Proceeds from borrowings under the Granite Peak Funding Facility may be used to fund portfolio investments by Granite Peak Funding and to make advances under delayed draw term loans and revolving loans where Granite Peak Funding is a lender.

As of September 30, 2024, the period during which Granite Peak Funding may make borrowings under the Granite Peak Funding Facility expired on June 17, 2024, and the Granite Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by June 17, 2026. As amended on October 3, 2024, the period during which Granite Peak Funding may make borrowings under the Granite Peak Funding Facility expires on October 5, 2026, and the Granite Peak Funding Facility will mature and all amounts under the facility must be repaid by April 5, 2028.

On October 3, 2024, the Granite Peak Funding Facility was amended. For further detail on the amendment, see “Note 12. Subsequent Events.”

Middle Peak Funding Facility

On June 30, 2021, Middle Peak Funding entered into a senior secured revolving credit facility (the “Middle Peak Funding Facility”) with Morgan Stanley Bank, N.A. (“MS”). MS serves as agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator and the Company serves as collateral manager under the Middle Peak Funding Facility.

Prior to June 26, 2023, advances under the Middle Peak Funding Facility bore interest at a per annum rate equal to, in the case of dollar advances, three-month LIBOR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 2.00% per annum. From June 26, 2023 until October 22, 2024, advances under the Middle Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR plus, prior to June 30, 2025, a spread adjustment of 0.15% per annum) plus an applicable margin of 2.07% per annum. From October 23, 2024, advances under the Middle Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR) plus an applicable margin of 1.97% per annum, which will increase to 2.07% per annum effective on December 28, 2026. Middle Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee from and after October 26, 2023 at a rate equal to the applicable margin for dollar advances as described above. Prior to May 7, 2024, Middle Peak Funding paid a commitment fee of 0.30% per annum on the average daily unused amount of the financing commitments in excess of such minimum utilization amount. From and after May 7, 2024, Middle Peak Funding pays a commitment fee ranging from 0.15% per annum to 0.25% per annum on the average daily unused amount of the financing commitments, depending on the amount of the unused commitments outstanding in excess of such minimum utilization amount. Middle Peak Funding also pays interest on an interest-only loan in the notional amount of the aggregate commitments under the Middle Peak Funding Facility, in addition to certain other fees as agreed between Middle Peak Funding and MS.

Proceeds from borrowings under the Middle Peak Funding Facility may be used to fund portfolio investments by Middle Peak Funding and to make advances under revolving loans or delayed draw term loans where Middle Peak Funding is a lender.

The period during which Middle Peak Funding may make borrowings under the Middle Peak Funding Facility expires on December 28, 2026, and the Middle Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by June 28, 2035.

On October 23, 2024, the Middle Peak Funding Facility was amended. For further detail on the amendment, see “Note 12. Subsequent Events.”

Bison Peak Funding Facility

On July 23, 2021, Bison Peak Funding entered into a senior secured revolving credit facility (the “Bison Peak Funding Facility”) with Bank of America. Bank of America serves as administrative agent, Wilmington Trust serves as collateral administrator and the Company serves as manager under the Bison Peak Funding Facility.

Prior to June 8, 2023, advances under the Bison Peak Funding Facility bore interest at a per annum rate equal to, in the case of dollar advances, the daily floating LIBOR rate, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin adjusted at one-month or three-month intervals based on the proportion of the broadly syndicated loans, large corporate loans and middle market loans in the portfolio, with the applicable margin attributable to broadly syndicated loans equal to 1.50% per annum, the applicable margin attributable to large corporate loans equal to 1.75% per annum and the applicable margin applicable to middle market loans equal to 2.00% per annum. From June 8, 2023 until July 24, 2024, advances under the Bison Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which, for dollar advances, is the one-month term SOFR rate or the daily simple SOFR rate, at the election of Bison Peak Funding) plus an applicable margin of 1.60% to 2.10% per annum depending on the nature of the advances being requested. From July 25, 2024 until June 7, 2027, advances under the Bison Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which, for dollar advances, is the one-month term SOFR rate or the daily simple SOFR rate, at the election of Bison Peak Funding) plus an applicable margin of 1.95% per annum. The applicable margin for all advances will increase by 0.30% per annum effective June 8, 2027. Bison Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 1.50% per annum. Bison Peak Funding also pays an unused fee of 0.20% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount, in addition to an administrative agent servicing fee and certain other fees as agreed between Bison Peak Funding and Bank of America.

Proceeds from borrowings under the Bison Peak Funding Facility may be used to fund portfolio investments by Bison Peak Funding and to make advances under revolving loans or delayed draw term loans where Bison Peak Funding is a lender.

The period during which Bison Peak Funding may make borrowings under the Bison Peak Funding Facility expires on June 8, 2027, and the Bison Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by June 8, 2029.

Blanca Peak Funding Facility

On August 16, 2021, Blanca Peak Funding, entered into a senior secured revolving credit facility (the “Blanca Peak Funding Facility”) with Barclays Bank PLC (“Barclays”). Barclays serves as administrative agent, Wilmington Trust serves as collateral administrator, collateral agent and securities intermediary and the Company serves as servicer under the Blanca Peak Funding Facility.

Advances under the Blanca Peak Funding Facility bear interest at a per annum rate equal to in the case of dollar advances, three-month term SOFR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 2.096% per annum. Blanca Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization percentage accruing a fee at a rate equal to the applicable margin described above. Effective December 19, 2022, on any date when Blanca Peak Funding is not utilizing more than 90% of the financing commitments, Blanca Peak Funding pays an unused fee of 0.50% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount. Blanca Peak Funding also pays to Barclays an administrative agency fee, in addition to certain other fees, each as agreed between Blanca Peak Funding and Barclays.

Proceeds from borrowings under the Blanca Peak Funding Facility may be used to fund portfolio investments by Blanca Peak Funding and to make advances under revolving loans or delayed draw term loans where Blanca Peak Funding is a lender.

The period during which Blanca Peak Funding may make borrowings under the Blanca Peak Funding Facility expires on December 19, 2024, and the Blanca Peak Funding Facility matures and all amounts outstanding under the facility must be repaid by December 19, 2032; provided that Barclays may require repayment of all amounts outstanding under the facility from and after August 19, 2026.

Windom Peak Funding Facility

On September 2, 2021, Windom Peak Funding entered into a senior secured revolving credit facility (the “Windom Peak Funding Facility”) with Wells Fargo. Wells Fargo serves as administrative agent and collateral administrator and the Company serves as investment adviser under the Windom Peak Funding Facility.

Proceeds from borrowings under the Windom Peak Funding Facility may be used to fund portfolio investments by Windom Peak Funding during the reinvestment period (which, initially, is scheduled to end three years after the closing date of the Windom Peak Funding Facility) and to make advances under revolving loans or delayed draw term loans in respect of which Windom Peak Funding is a lender.

Advances under the Windom Peak Funding Facility will bear interest, payable on a monthly basis in arrears, at a per annum rate equal to the “benchmark” rate for the currency of the applicable advance (which is, daily simple SOFR with respect to dollar advances) plus the “applicable margin” (which, prior to August 29, 2024, is a blended spread equal to the sum of 1.65% per annum with respect to any advances backed by broadly-syndicated loans and 2.15% per annum with respect to any advances backed by recurring revenue loans, middle market loans, first-lien last out loans or second lien loans, and from and after August 29, 2024 is 1.95% per annum for all advances).

Proceeds from borrowings under the Windom Peak Funding Facility may be used to fund portfolio investments by Windom Peak Funding and to make advances under revolving loans or delayed draw term loans where Windom Peak Funding is a lender. Windom Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 1.50% per annum. Windom Peak Funding also pays an unused fee of 0.50% on the daily unused amount of the financing commitments, in addition to certain other fees, each as agreed between Windom Peak Funding and Wells Fargo.

The period during which Windom Peak Funding may make borrowings under the Windom Peak Funding Facility expires on August 27, 2026, and the Windom Peak Funding Facility matures and all amounts outstanding under the facility must be repaid by August 29, 2029.

Monarch Peak Funding Facility

On November 3, 2021, Monarch Peak Funding entered into a senior secured revolving credit facility (the “Monarch Peak Funding Facility”) with MUFG Bank, Ltd. (“MUFG”). MUFG serves as administrative agent, The Bank of New York Mellon Trust Company, National Association, serves as collateral agent, collateral custodian and collateral administrator and the Company serves as collateral manager under the Monarch Peak Funding Facility.

Advances used to finance the purchase or origination of broadly syndicated loans under the Monarch Peak Funding Facility bear interest at a per annum rate equal to one-month term SOFR, plus the applicable margin of 1.65% per annum. Advances used to finance the purchase or origination of middle market loans under the Monarch Peak Funding Facility bear interest at a per annum rate equal to one-month term SOFR plus the applicable margin of 2.05% per annum. Monarch Peak Funding is required to utilize a minimum percentage of the financing comments, with unused amounts below such minimum utilization percentage accruing a fee at a rate of 1.99% per annum. Monarch Peak Funding also pays an unused commitment fee of 0.35% per annum on a portion of the daily unused commitments under the Monarch Peak Funding Facility in excess of such minimum utilization amounts, in addition to certain other fees as agreed between Monarch Peak Funding and MUFG.

Proceeds from borrowings under the Monarch Peak Funding Facility may be used to fund portfolio investments by Monarch Peak Funding and to make advances under revolving loans or delayed draw term loans where Monarch Peak Funding is a lender.

On May 28, 2024, the Company reduced the committed principal of the Monarch Peak Funding Facility from $2.0 billion to $1.0 billion.

The period during which Monarch Peak Funding may make borrowings under the Monarch Peak Funding Facility expires on November 3, 2024, and the Monarch Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by November 3, 2026.

Borah Peak Funding Facility

On April 4, 2022, Borah Peak Funding LLC entered into a senior secured revolving credit facility (the “Borah Peak Funding Facility”) with Bank of America. Bank of America served as administrative agent, Deutsche Bank Trust Company Americas (“DB Trust”) served as collateral administrator and the Company served as manager under the Borah Peak Funding Facility.

Advances under the Borah Peak Funding Facility bore interest at a per annum rate equal to the one-month term SOFR rate plus the applicable margin of 1.35%. Borah Peak Funding was required to utilize a minimum percentage of the financing commitment, with unused amounts below such minimum utilization amount accruing a fee at a rate of 1.35% per annum. In addition, Borah Peak Funding paid an unused fee of 0.25% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount, in addition to certain other fees as agreed between Borah Peak Funding and Bank of America.

Proceeds from borrowings under the Borah Peak Funding Facility were used to fund portfolio investments by Borah Peak Funding and to make advances under revolving loans or delayed draw term loans where Borah Peak Funding is a lender.

On March 14, 2024, the Borah Peak Funding Facility was terminated and all amounts outstanding under the facility were repaid in full.

Naomi Peak Funding Facility

On July 18, 2022, Naomi Peak Funding entered into a senior secured revolving credit facility (the “Naomi Peak Funding Facility”) with Natixis. Natixis, New York Branch served as administrative agent, Wilmington Trust served as collateral agent, collateral administrator and custodian, and the Company served as collateral manager under the Naomi Peak Funding Facility.

Advances under the Naomi Peak Funding Facility bore interest at a per annum rate equal to three-month term SOFR plus an applicable margin of 2.50% per annum. Naomi Peak Funding paid an unused commitment fee of 0.50% per annum on the average daily unused revolving commitments under the Naomi Peak Funding Facility, which fee increased to 0.75% per annum for any day on or after January 18, 2023 on which more than 10% of the revolving commitments were unused, in addition to certain other fees as agreed between Naomi Peak Funding and Natixis.

On April 19, 2024, the Naomi Peak Funding Facility was terminated and all amounts outstanding under the facility were repaid in full.

Meridian Peak Funding Facility

On August 16, 2022, Meridian Peak Funding entered into a senior secured revolving credit facility (the “Meridian Peak Funding Facility”) with Massachusetts Mutual Life Insurance Company (“Mass Mutual”). Wilmington Trust, National Association serves as administrative agent, collateral agent and custodian, and the Company serves as equity holder and collateral manager under the Meridian Peak Funding Facility.

Advances under the Meridian Peak Funding Facility bear interest initially at a per annum rate equal to three-month term SOFR plus an applicable margin of 2.50% per annum. Effective August 16, 2023, Meridian Peak Funding will be required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 2.50% per annum, in addition to certain other fees as agreed between Meridian Peak Funding and Mass Mutual.

Proceeds from borrowings under the Meridian Peak Funding Facility may be used to fund portfolio investments by Meridian Peak Funding and to make advances under revolving loans or delayed draw term loans where Meridian Peak Funding is a lender.

The period during which Meridian Peak Funding may make borrowings under the Meridian Peak Funding Facility expires on August 16, 2025, and the Meridian Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by August 16, 2030.

Haydon Peak Funding Facility

On October 7, 2022, Haydon Peak Funding entered into a senior secured revolving credit facility (the “Haydon Peak Funding Facility”) with HSBC Bank USA, National Association (“HSBC”). HSBC serves as administrative agent, Wilmington Trust serves as collateral agent, account bank and collateral custodian, and the Company serves as servicer and transferor under the Haydon Peak Funding Facility.

Prior to May 25, 2023, advances under the Haydon Peak Funding Facility bore interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is one- or three-month term SOFR or daily simple SOFR, at the election of Haydon Peak Funding, in the case of dollar advances), plus an applicable margin ranging from 1.75% to 2.25% per annum depending on the nature of the advances being requested under the credit facility. Effective May 25, 2023, the applicable margin for all advances was increased to 2.35% per annum. Effective April 7, 2023, Haydon Peak Funding pays an unused commitment fee of 0.50% per annum if the unused facility amount is greater than 25%, based on the average daily unused amount of the financing commitments, in addition to certain other fees as agreed between Haydon Peak Funding and HSBC.

Proceeds from borrowings under the Haydon Peak Funding Facility may be used to fund portfolio investments by Haydon Peak Funding and to make advances under revolving loans or delayed draw term loans where Haydon Peak Funding is a lender.

The period during which Haydon Peak Funding may make borrowings under the Haydon Peak Funding Facility expires on May 25, 2026, and the Haydon Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by May 25, 2028.

Bear Peak Funding Facility

On October 10, 2022, Bear Peak Funding entered into a senior secured revolving credit facility (the “Bear Peak Funding Facility”) with BNPP. GLAS USA LLC serves as administrative agent, GLAS Trust Corporation Limited serves as collateral agent, and the Company serves as servicer under the Bear Peak Funding Facility.

Advances under the Bear Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance, plus an applicable margin of 2.45% per annum. Effective February 10, 2023, Bear Peak Funding will pay a commitment fee of 0.90% per annum if the unused facility amount is greater than 50% or 0.35% per annum if the unused facility amount is less than or equal to 50% and greater than 25%, based on the average daily unused amount of the financing commitments. Bear Peak Funding also pays BNPP an arranger fee, in addition to certain other fees, each as agreed between Bear Peak Funding and BNPP.

The committed principal amount as of September 30, 2024 is €500.0 million. Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Bear Peak Funding and to make advances under delayed draw term loans and revolving loans where Bear Peak Funding is a lender.

The period during which Bear Peak Funding may make borrowings under the Bear Peak Funding Facility expires on October 10, 2025, and the Bear Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by October 10, 2027.

Phoenix Peak Funding Facility

On September 25, 2024, BCRED Phoenix Peak Funding LLC (“Phoenix Peak Funding”) entered into a secured credit facility (the “Phoenix Peak Funding Facility”) with HSBC Bank Plc (“HSBC Plc”). Trimont Europe Limited serves as agent and security agent under the Phoenix Peak Funding Facility and Trimont Europe Limited is also appointed as servicer pursuant to a separate servicing agreement.

Advances under the Phoenix Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance, plus an applicable margin of 1.75% per annum. Effective October 25, 2024 through December 2, 2024, Phoenix Peak Funding will pay a commitment fee of 0.78% per annum of the unused Term Facility A amount. Phoenix Peak Funding also paid HSBC Plc an arranger fee, in addition to certain other fees, each as agreed between Phoenix Peak Funding and HSBC Plc.

The committed principal amount as of September 30, 2024 is €142.8 million (Term Facility A) and £39.8 million (Term Facility B). Proceeds from borrowings under the Phoenix Peak Funding Facility must be used to finance or refinance advances under a facility agreement financing a portfolio of European real estate assets (the “Asset Level Facility”) where Phoenix Peak Funding is a lender.

The period during which Phoenix Peak Funding may make borrowings under the Phoenix Peak Funding Facility expires on December 2, 2024 and the Phoenix Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid five business days following the termination date under the Asset Level Facility, which expires on October 4, 2028 with an option to extend to October 4, 2029.

Revolving Credit Facility

On May 18, 2021, the Company, entered into a senior secured credit facility (which was most recently amended and restated on August 6, 2024, and as further amended from time to time, the “Revolving Credit Facility”) with Citi. Citi serves as administrative agent and collateral agent.

The Revolving Credit Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies. Borrowings under the Revolving Credit Facility are subject to compliance with a borrowing base. As of September 30, 2024, a portion of the Revolving Credit Facility consists of funded term loans in the aggregate principal amount of $395.0 million, and the Revolving Credit Facility provides for the issuance of letters of credit on behalf of the Company in an aggregate face amount not to exceed $175.0 million. Proceeds from the borrowings under the Revolving Credit Facility may be used for general corporate purposes of the Company and its subsidiaries. As of September 30, 2024, the period during which the Company may make borrowings on the

Revolving Credit Facility expires on August 12, 2028 (other than with respect to the foreign currency commitments of certain lenders in the amount of (x) $50.0 million, which expire on May 6, 2026 and (y) $90.0 million, which expire on June 9, 2027), and the Revolving Credit Facility will mature and all amounts outstanding under the credit facility must be repaid by August 12, 2029 (other than with respect to (x) the foreign currency commitments of certain lenders in the amount of $50.0 million, which mature on May 6, 2027 and (y) the foreign currency commitments of certain lenders in the amount of $90.0 million and term loans of certain lenders in the amount of $10.0 million, which mature on June 9, 2028), pursuant to an amortization schedule.

Borrowings under the Revolving Credit Facility with respect to foreign currency commitments of certain lenders in the amount of $140.0 million and term loans of certain lenders in the amount of $10.0 million bear interest at a per annum rate equal to, (x) for loans for which the Company elects the base rate option, the “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by Citi, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus (ii) 0.5%, and (c) one month adjusted term SOFR plus 1% per annum) plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 0.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 0.875%, and (y) for all other loans, the applicable benchmark rate for the related Interest Period for such Borrowing plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 1.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 1.875%. All other Borrowings under the Revolving Credit Facility bear interest at a per annum rate equal to, (x) for loans for which the Company elects the base rate option, the “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by Citi, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus (ii) 0.5%, and (c) one month adjusted term SOFR plus 1.0% per annum) plus (A) if the gross borrowing base is equal to or greater than 2.0 times the combined revolving debt amount, 0.525%, (B) if the gross borrowing base is less than 2.0 times and is equal to or greater than 1.6 times the combined revolving debt amount, 0.650%, or (C) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 0.775%, and (y) for all other loans, the applicable benchmark rate for the related Interest Period for such Borrowing plus (A) if the gross borrowing base is equal to or greater than 2.0 times the combined revolving debt amount, 1.525%, (B) if the gross borrowing base is less than 2.0 times and is equal to or greater than 1.6 times the combined revolving debt amount, 1.650%, or (C) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 1.775%. The Company pays an unused fee of 0.325% per annum on the daily unused amount of the revolver commitments (other than with respect to the foreign currency commitments of certain lenders in the amount of $140.0 million, for which the Company pays an unused fee of 0.375%). The Company will pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued under the Revolving Credit Facility.

The Company’s obligations to the lenders under the Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s assets.

In connection with the Revolving Credit Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition, the Company must comply with the following financial covenants: (a) the Company must maintain a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times a 150% asset coverage ratio.

The Revolving Credit Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, Citi may terminate the commitments and declare the outstanding advances and all other obligations under the Revolving Credit Facility immediately due and payable.

As of September 30, 2024 and December 31, 2023, the Company was in compliance with all covenants and other requirements of the Revolving Credit Facility.

Private Placement Bonds

The Company issued unsecured notes, as further described below: June 2024 Notes, June 2026 Notes, May 2027 Notes and October 2027 Notes (each as defined below), which are collectively referred to herein as the “Private Placement Bonds.”

As of September 30, 2024 and December 31, 2023, the Company was in compliance with all covenants and other requirements of each of the Private Placement Bonds.

June 2024 Notes

On June 21, 2021, the Company entered into a Note Purchase Agreement (the “2021 Note Purchase Agreement”) governing the issuance of $435.0 million in aggregate principal amount of its 2.56% Series A Senior Notes (the “June 2024 Notes”) to qualified institutional investors in a private placement. Interest on the June 2024 Notes was due semiannually on June 3 and December 3. In addition, the Company was obligated to offer to repay the June 2024 Notes at par if certain change in control events occur. The June 2024 Notes were general unsecured obligations of the Company that ranked pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The June 2024 Notes were issued on June 21, 2021 and matured on June 21, 2024 and were paid off consistent with the terms of the 2021 Note Purchase Agreement.

In connection with the June 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the June 2024 Notes in a qualifying hedge accounting relationship. The interest rate swap designated in the qualifying hedge accounting of the June 2024 Notes matured on June 21, 2024.

June 2026 Notes

On August 17, 2021, the Company entered into the first supplement (the “First Supplement”) to the 2021 Note Purchase Agreement, governing the issuance of $400.0 million in aggregate principal amount of its 3.27% Series B Senior Notes (the “June 2026 Notes”) to qualified institutional investors in a private placement. The June 2026 Notes were issued on June 21, 2021 and will mature on June 21, 2026 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the June 2026 Notes will be due semiannually on February 17 and August 17. In addition, the Company is obligated to offer to repay the June 2026 Notes at par if certain change in control events occur. The June 2026 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event of a Below Investment Grade Event, the June 2026 Notes will bear interest at a fixed rate of 4.27% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

May 2027 Notes

On May 3, 2022, the Company entered into a Note Purchase Agreement (the “May 2022 Note Purchase Agreement”) governing the issuance of $625.0 million in aggregate principal amount 5.61% Series A Senior Notes (the “May 2027 Notes”) to qualified institutional investors in a private placement. The May 2027 Notes were issued on May 3, 2022 and will mature on May 3, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the May 2027 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the May 2027 Notes at par if certain change in control events occur. The May 2027 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event that a Below Investment Grade Event occurs, the May 2027 Notes will bear interest at a fixed rate of 6.61% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the May 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the May 2027 Notes in a qualifying hedge accounting relationship.

October 2027 Notes

On October 11, 2022, the Company entered into a Master Note Purchase Agreement (the “October 2022 Note Purchase Agreement”) governing the issuance of $350.0 million in aggregate principal amount of its 7.49% Series D Senior Notes (the “October 2027 Notes”) to qualified institutional investors in a private placement. The October 2027 Notes were issued on October 11, 2022 for an aggregate issue price of $345.6 million, or $987.57 per $1,000 principal amount of the October 2027 Notes, and will mature on October 11, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the Notes will be due semiannually. In addition, the Company is obligated to offer to repay the October 2027 Notes at par if certain change in control events occur. The October 2027 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, in the event that a Below Investment Grade Event (as defined in the October 2022 Note Purchase Agreement) occurs, the October 2027 Notes will bear interest at a fixed rate of 8.49% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the October 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the October 2027 Notes in a qualifying hedge accounting relationship.

Unsecured Notes

The Company issued unsecured notes, as further described below: September 2024 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes, March 2027 Notes, January 2025 Notes, January 2029 Notes, March 2025 Notes, April 2026 UK Bonds, September 2025 Notes, November 2028 Notes, January 2031 Notes and July 2029 Notes (each as defined below), which are collectively referred to herein as the “Unsecured Notes.”

The Unsecured Notes contain certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the 1940 Act, whether or not it is subject to those requirements, and to provide financial information to the holders of the Unsecured Notes and the Trustee (as defined below) if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in each respective indenture governing the Unsecured Notes (the “Unsecured Notes Indentures”).

In addition, on the occurrence of a “change of control repurchase event,” as defined in each respective Unsecured Notes Indenture, the Company will generally be required to make an offer to purchase the outstanding Unsecured Notes at a price equal to 100% of the principal amount of such Unsecured Notes plus accrued and unpaid interest to the repurchase date.

As of September 30, 2024 and December 31, 2023, the Company was in compliance with all covenants and other requirements of each of the Unsecured Notes.

September 2024 Notes

On September 15, 2021, the Company issued $365.0 million aggregate principal amount of 1.750% notes due 2024 (the “September 2024 Notes”) pursuant to an indenture (the “Base Indenture”) and a supplemental indenture, each dated as of September 15, 2021 (and together with the Base Indenture, the “September 2024 Notes Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, the “Trustee”).

The September 2024 Notes matured on September 15, 2024, and were paid off consistent with the terms of the September 2024 Notes Indenture.

In connection with the September 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the September 2024 Notes in a qualifying hedge accounting relationship. The interest rate swap designated in the qualifying hedge accounting of the September 2024 Notes matured on September 15, 2024.

December 2026 Notes

On September 15, 2021, the Company issued $900.0 million aggregate principal amount of 2.625% notes due 2026 (the “December 2026 Notes”) pursuant to a supplemental indenture, dated as of September 15, 2021 (and together with the Base Indenture, the “December 2026 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The December 2026 Notes will mature on December 15, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the December 2026 Notes Indenture. The December 2026 Notes bear interest at a rate of 2.625% per year payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2022. The December 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the December 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On October 13, 2021, the Company issued $350.0 million aggregate principal amount of 2.625% notes due 2026 (“December 2026 Notes Upsize”) under the Company’s Base Indenture and December 2026 Notes Indenture. The December 2026 Notes Upsize were issued as “Additional Notes” under the December 2026 Notes Indenture and have identical terms to the Company’s $900.0 million December 2026 Notes that were issued on September 15, 2021, other than the issue date and the issue price. The December 2026 Notes Upsize will be treated as a single class of notes with the December 2026 Notes for all purposes under the December 2026 Notes Indenture.

In connection with the December 2026 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the December 2026 Notes in a qualifying hedge accounting relationship.

November 2026 Eurobonds

On November 2, 2021, the Company issued €500.0 million aggregate principal amount of 1.750% notes due 2026 (the “November 2026 Eurobonds”) pursuant to a supplemental indenture, dated as of November 2, 2021 (and together with the Base Indenture, the “November 2026 Eurobonds Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2026 Eurobonds will mature on November 30, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2026 Eurobonds Indenture. The November 2026 Eurobonds bear interest at a rate of 1.750% per year payable annually on November 30 of each year, commencing on November 30, 2021. The November 2026 Eurobonds are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2026 Eurobonds, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

November 2024 Notes

On November 22, 2021, the Company issued $500.0 million aggregate principal amount of 2.350% notes due 2024 (the “November 2024 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2021 (and together with the Base Indenture, the “November 2024 Notes Indenture”), between the Company and the Trustee.

The November 2024 Notes will mature on November 22, 2024 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2024 Notes Indenture. The November 2024 Notes bear interest at a rate of 2.350% per year payable semi-annually on May 22 and November 22 of each year, commencing on May 22, 2022. The November 2024 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2024 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the November 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the November 2024 Notes in a qualifying hedge accounting relationship.

March 2027 Notes

On November 22, 2021, the Company issued $1.0 billion aggregate principal amount of 3.250% notes due 2027 (the “March 2027 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2021 (and together with the Base Indenture, the “March 2027 Notes Indenture”), between the Company and the Trustee.

The March 2027 Notes will mature on March 15, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2027 Notes Indenture. The March 2027 Notes bear interest at a rate of 3.250% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2022. The March 2027 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2027 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

January 2025 Notes

On January 18, 2022, the Company issued $500.0 million aggregate principal amount of 2.700% notes due in 2025 (the “January 2025 Notes”) pursuant to a supplemental indenture, dated as of January 18, 2022 (and together with the Base Indenture, the “January 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2025 Notes will mature on January 15, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2025 Notes Indenture. The January 2025 Notes bear interest at a rate of 2.700% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2022. The January 2025 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2025 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the January 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the January 2025 Notes in a qualifying hedge accounting relationship.

January 2029 Notes

On January 18, 2022, the Company issued $650.0 million aggregate principal amount of 4.000% notes due in 2029 (the “January 2029 Notes”) pursuant to a supplemental indenture, dated as of January 18, 2022 (and together with the Base Indenture, the “January 2029 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2029 Notes will mature on January 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2029 Notes Indenture. The January 2029 Notes bear interest at a rate of 4.000% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2022. The January 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

March 2025 Notes

On March 24, 2022, the Company issued $900.0 million aggregate principal amount of 4.700% notes due in 2025 (the “March 2025 Notes”) pursuant to a supplemental indenture, dated as of March 24, 2022 (and together with the Base Indenture, the “March 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The March 2025 Notes will mature on March 24, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2025 Notes Indenture. The March 2025 Notes bear interest at a rate of 4.700% per year payable semi-annually on March 24 and September 24 of each year, commencing on September 24, 2022. The March 2025 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2025 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the March 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the March 2025 Notes in a qualifying hedge accounting relationship.

April 2026 UK Bonds

On April 14, 2022, the Company issued £250.0 million in aggregate principal amount of its 4.875% notes due 2026 (the “April 2026 UK Bonds”) pursuant to a supplemental indenture, dated as of April 14, 2022 (and together with the Base Indenture, the “April 2026 UK Bonds Indenture”), to the Base Indenture between the Company and the Trustee.

The April 2026 UK Bonds will mature on April 14, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the April 2026 UK Bonds Indenture. The April 2026 UK Bonds bear interest at a rate of 4.875% per year payable annually on April 14 of each year, commencing April 14, 2023. The April 2026 UK Bonds are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the April 2026 UK Bonds, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the April 2026 UK Bonds, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the April 2026 UK Bonds in a qualifying hedge accounting relationship.

September 2025 Notes

On September 27, 2022, the Company issued $600.0 million aggregate principal amount of 7.050% notes due in 2025 (the “September 2025 Notes”) pursuant to a supplemental indenture, dated as of September 27, 2022 (and together with the Base Indenture, the “September 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The September 2025 Notes will mature on September 29, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2025 Notes Indenture. The September 2025 Notes bear interest at a rate of 7.050% per year payable semi-annually on March 29 and September 29 of each year, commencing on March 29, 2023. The September 2025 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the September 2025 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the September 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and September 2025 Notes in a qualifying hedge accounting relationship.

On November 17, 2022, the Company issued $200.0 million aggregate principal amount of 7.050% notes due 2025 (“September 2025 Notes Upsize”) under the Company’s Base Indenture and September 2025 Notes Indenture. The September 2025 Notes Upsize were issued as “Additional Notes” under the September 2025 Notes Indenture and have identical terms to the Company’s $600.0 million September 2025 Notes that were issued on September 27, 2022, other than the issue date and the issue price. The September 2026 Notes Upsize will be treated as a single class of notes with the September 2026 Notes for all purposes under the September 2025 Notes Indenture.

In connection with the September 2025 Notes Upsize, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the September 2025 Notes Upsize in a qualifying hedge accounting relationship.

November 2028 Notes

On November 27, 2023, the Company issued $500.0 million aggregate principal amount of 7.300% notes due in 2028 (the “November 2028 Notes”) pursuant to a supplemental indenture, dated as of November 27, 2023 (and together with the Base Indenture, the “November 2028 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2028 Notes will mature on November 27, 2028 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2028 Notes Indenture. The November 2028 Notes bear interest at a rate of 7.300% per year payable semi-annually on May 27 and November 27 of each year, commencing on May 27, 2024. The November 2028 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2028 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the November 2028 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the November 2028 Notes in a qualifying hedge accounting relationship.

January 2031 Notes

On January 25, 2024, the Company issued $500.0 million aggregate principal amount of 6.250% notes due in 2031 (the “January 2031 Notes”) pursuant to a supplemental indenture, dated as of January 25, 2024 (and together with the Base Indenture, the “January 2031 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2031 Notes will mature on January 25, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2031 Notes Indenture. The January 2031 Notes bear interest at a rate of 6.250% per year payable semi-annually on January 25 and July 25 of each year, commencing on July 25, 2024. The January 2031 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2031 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the January 2031 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the January 2031 Notes in a qualifying hedge accounting relationship.

July 2029 Notes

On May 29, 2024, the Company issued $500.0 million aggregate principal amount of 5.950% notes due in 2029 (the “July 2029 Notes”) pursuant to a supplemental indenture, dated as of May 29, 2024 (and together with the Base Indenture, the “July 2029 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The July 2029 Notes will mature on July 16, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the July 2029 Notes Indenture. The July 2029 Notes bear interest at a rate of 5.950% per year payable semi-annually on January 16 and July 16 of each year, commencing on January 16, 2025. The July 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the July 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the July 2029 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the July 2029 Notes in a qualifying hedge accounting relationship.

September 2027 Notes

On September 26, 2024, the Company issued $400.0 million aggregate principal amount of 4.950% notes due in 2027 (the “September 2027 Notes”) pursuant to a supplemental indenture, dated as of September 26, 2024 (and together with the Base Indenture, the “September 2027 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The September 2027 Notes will mature on September 26, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2027 Notes Indenture. The September 2027 Notes bear interest at a rate of 4.950% per year payable semi-annually on March 26 and September 26 of each year, commencing on March 26, 2025. The September 2027 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the September 2027 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the September 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the September 2027 Notes in a qualifying hedge accounting relationship.

April 2030 Notes

On September 26, 2024, the Company issued $400.0 million aggregate principal amount of 5.250% notes due in 2030 (the “April 2030 Notes”) pursuant to a supplemental indenture, dated as of September 26, 2024 (and together with the Base Indenture, the “April 2030 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The April 2030 Notes will mature on April 1, 2030 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the April 2030 Notes Indenture. The April 2030 Notes bear interest at a rate of 5.250% per year payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2025. The April 2030 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the April 2030 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the April 2030 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the April 2030 Notes in a qualifying hedge accounting relationship.

Debt Securitizations

The Company has determined that the securitization vehicles noted below operate as an extension of the Company and therefore, will be consolidated by the Company.

2021-1 BSL Debt Securitization

On June 29, 2021, the Company completed an $876.6 million term debt securitization (the “2021-1 BSL Debt Securitization”), $819.5 million of which was funded on the closing date. Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2021-1 BSL Debt Securitization (collectively, the “2021-1 BSL Notes”)

were issued by BCRED BSL CLO 2021-1, Ltd. (“BCRED BSL CLO Issuer”), a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL CLO 2021-1, LLC, a wholly-owned subsidiary of BCRED BSL CLO Issuer (collectively, the “2021-1 BSL Issuers”), and are secured by a diversified portfolio of senior secured loans and participation interests therein. The Company holds the subordinated notes of BCRED BSL CLO Issuer representing a residual economic interest in BCRED BSL CLO Issuer.

The following table presents information on the secured and unsecured notes issued in the 2021-1 BSL Debt Securitization:

	Type	September 30, 2024
Description		Principal Outstanding	Interest Rate (3)	Credit Rating
Class A Notes	Senior Secured Floating Rate	$499,800	SOFR + 1.25%	Aaa
Class B Notes	Senior Secured Floating Rate	38,760	SOFR + 1.80%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	59,160	SOFR + 2.15%	A2
Class D Notes	Mezzanine Secured Deferrable Floating Rate	65,280	SOFR + 3.35%	Baa3
Class E Notes (1)	Junior Secured Deferrable Floating Rate	—	SOFR + 7.00%	Ba3

Total Secured Notes		663,000
Subordinated Notes (2)		156,500	None	Not rated

Total 2021-1 BSL Notes		$819,500

(1)	The Class E Notes were initially issued as unfunded, undrawn class of notes, in the amount of $57.1 million, that may be funded after closing at direction of the Company.
(2)	The Company retained all of the Subordinated Notes issued in the 2021-1 BSL Debt Securitization which are eliminated in consolidation.
(3)	The floating rate notes include a spread adjustment to SOFR of 0.26161% included within the base rate.

The 2021-1 BSL Notes mature in July 2034, unless redeemed by the 2021-1 BSL Issuers, at the direction of the Company as holder of the Subordinated Notes on any business day after July 20, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2021-1 BSL Issuers. The Class A Notes, Class B Notes, Class C Notes and Class D Notes are the secured obligations of the 2021-1 BSL Issuers and the Class E Notes and Subordinated Notes are the unsecured obligations of BCRED BSL CLO Issuer. The indenture governing the 2021-1 BSL Notes includes customary covenants and events of default.

The 2021-1 BSL Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to BCRED BSL CLO Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2021-2 Debt Securitization

On November 1, 2021, the Company completed a $603.7 million term debt securitization (the “2021-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2021-2 Debt Securitization (collectively, the “2021-2 Notes”) were issued by BCRED BSL CLO 2021-2, Ltd. (“BCRED BSL CLO 2 Issuer”), a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL CLO 2021-2, LLC, a wholly-owned subsidiary of BCRED BSL CLO 2 Issuer (collectively, the “2021-2 Issuers”), and are secured by a diversified portfolio of senior secured loans and participation interests therein. The Company holds the subordinated notes of BCRED BSL CLO 2 Issuer representing a residual economic interest in BCRED BSL CLO 2 Issuer.

The following table presents information on the secured and unsecured notes issued in the 2021-2 Debt Securitization:

	Type	September 30, 2024
Description		Principal Outstanding	Interest Rate (2)	Credit Rating
Class A-L Loans	Senior Secured Floating Rate	$218,000	SOFR + 1.22%	Aaa
Class A Notes	Senior Secured Floating Rate	149,500	SOFR + 1.22%	Aaa
Class B Notes	Senior Secured Floating Rate	38,100	SOFR + 1.75%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	48,000	SOFR + 2.05%	Not rated
Class D Notes	Mezzanine Secured Deferrable Floating Rate	52,200	SOFR + 3.15%	Not rated

Total Secured Notes		505,800
Subordinated Notes (1)		97,850	None	Not rated

Total 2021-2 Notes		$603,650

(1)	The Company retained all of the Subordinated Notes issued in the 2021-2 Debt Securitization which are eliminated in consolidation.
(2)	The floating rate notes include a spread adjustment to SOFR of 0.26161% included within the base rate.

The 2021-2 Notes mature in October 2034, unless redeemed by the 2021-2 Issuers, at the direction of the Company as holder of the Subordinated Notes on any business day after October 20, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2021-2 Issuers. The Class A-L Loans, Class A Notes, Class B Notes, Class C Notes and Class D Notes are the secured obligations of the 2021-2 Issuers and the Subordinated Notes are the unsecured obligations of BCRED BSL CLO 2 Issuer. The indenture governing the 2021-2 Notes and the credit agreement governing the Class A-L Loans include customary covenants and events of default.

The 2021-2 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to BCRED BSL CLO 2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2021-1 MML Debt Securitization

On December 15, 2021, the Company completed a $1,001.0 million term debt securitization (the “MML 2021-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2021-1 Debt Securitization (collectively, the “MML 2021-1 Notes”) were issued by BCRED MML CLO 2021-1 LLC (the “MML 2021-1 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2021-1 Debt Securitization:

	Type	September 30, 2024
Description		Principal Outstanding	Interest Rate (2)	Credit Rating
Class A Loans	Senior Secured Floating Rate	$50,000	SOFR + 1.48%	Aaa
Class A Notes	Senior Secured Floating Rate	480,000	SOFR + 1.48%	Aaa
Class B Notes	Senior Secured Floating Rate	80,000	SOFR + 1.90%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	80,000	SOFR + 2.60%	A2

Total Secured Notes		690,000
Subordinated Notes (1)		311,000	None	Not rated

Total MML 2021-1 Notes		$1,001,000

(1)	The Company retained all of the Subordinated Notes issued in the 2021-1 MML Debt Securitization which are eliminated in consolidation.
(2)	The floating rate notes include a spread adjustment to SOFR of 0.26161% included within the base rate.

The Company retained all of the Subordinated Notes issued in the Debt Securitization in part in exchange for the Company’s sale and contribution to the Issuer of the initial closing date portfolio. The Debt is scheduled to mature on January 15, 2035; however the Debt may be redeemed by the Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after December 15, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the Issuer. The Class A Notes, the Class A Loans, Class B Notes and Class C Notes are secured obligations of the Issuer, the Subordinated Notes are the unsecured obligations of the Issuer, and the indenture governing the Notes and the credit agreement governing the Class A Loans, each include customary covenants and events of default.

The MML 2021-1 Debt has not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2021-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-1 MML Debt Securitization

On March 15, 2022, the Company completed a $1,090.4 million term debt securitization (the “MML 2022-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2022-1 Debt Securitization (collectively, the “MML 2022-1 Notes”) were issued by BCRED MML CLO 2022-1 LLC (the “MML 2022-1 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2022-1 Debt Securitization:

	Type	September 30, 2024
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A-1 Notes	Senior Secured Floating Rate	$525,000	SOFR + 1.65%	Aaa
Class A-2 Notes	Senior Secured Fixed	80,000	3.41%	Aaa
Class B Notes	Senior Secured Floating Rate	66,000	SOFR + 2.00%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	88,000	SOFR + 2.75%	A2

Total Secured Notes		759,000
Subordinated Notes (1)		331,360	None	Not rated

Total MML 2022-1 Notes		$1,090,360

(1)	The Company retained all of the Subordinated Notes issued in the MML 2022-1 Debt Securitization which are eliminated in consolidation.

The Company retained all of the Subordinated Notes issued in the MML 2022-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2022-1 Issuer of the initial closing date portfolio. The MML 2022-1 Notes are scheduled to mature on April 20, 2035; however the MML 2022-1 Notes may be redeemed by the MML 2022-1 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after April 20, 2024. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the MML 2022-1 Issuers. The Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes are secured obligations of the MML 2022-1 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2022-1 Issuer, and the indenture governing the MML 2022-1 Notes includes customary covenants and events of default.

The MML 2022-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2022-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-1 BSL Debt Securitization

On June 9, 2022, the Company completed a $589.8 million term debt securitization (the “2022-1 BSL Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2022-1 BSL Debt Securitization (collectively, the “2022-1 BSL Notes”) were issued by BCRED BSL CLO 2022-1, Ltd. (the “2022-1 BSL Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and BCRED BSL CLO 2022-1, LLC (the “2022-1 BSL Co-Issuer”), and are primarily secured by a diversified portfolio of broadly syndicated loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the 2022-1 BSL Debt Securitization:

	Type	September 30, 2024
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A-1A Notes	Senior Secured Floating Rate	$292,000	SOFR + 1.58%	Aaa (sf)
Class A-1B Notes	Senior Secured Fixed Rate	50,000	4.34%	Aaa (sf)
Class A-2 Notes	Senior Secured Floating Rate	12,000	SOFR + 2.00%	AAA (sf)
Class B-1 Notes	Senior Secured Floating Rate	40,000	SOFR + 2.35%	AA (sf)
Class B-2 Notes	Senior Secured Fixed Rate	26,000	4.98%	AA (sf)
Class C Notes (1)	Secured Deferrable Floating Rate	51,000	SOFR + 2.60%	A (sf)
Class D Notes (1)	Mezzanine Secured Deferrable Floating Rate	39,000	SOFR + 3.69%	BBB- (sf)
Class E Notes (1)	Junior Secured Deferrable Floating Rate	21,000	SOFR + 7.33%	BB- (sf)

Total Secured Notes		531,000
Subordinated Notes (1)		58,750	None	Not rated

Total 2022-1 BSL Notes		$589,750

(1)	The Company retained all of the Class C Notes, the Class D Notes, the Class E Notes and the Subordinated Notes issued in the 2022-1 BSL Debt Securitization which are eliminated in consolidation.

The Company retained all of the Class C Notes, the Class D Notes, the Class E Notes and the Subordinated Notes issued in the 2022-1 BSL Debt Securitization. The 2022-1 BSL Notes are scheduled to mature on July 20, 2035; however the 2022-1 BSL Notes may be redeemed by the 2022-1 BSL Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after, in the case of any Class of Notes other than the Class A-1 Notes, July 20, 2024, and in the case of the Class A-1 Notes, July 20, 2035. The Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes and Class D Notes are secured obligations of the 2022-1 BSL Issuer and the 2022-1 BSL Co-Issuer, the Class E Notes are the secured obligations of the 2022-1 BSL Issuer, the Subordinated Notes are the unsecured obligations of the 2022-1 BSL Issuer, and the indenture governing the 2022-1 BSL Notes includes customary covenants and events of default.

The 2022-1 BSL Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2022-1 BSL Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-2 MML Debt Securitization

On August 12, 2022, the Company completed a $498.1 million term debt securitization (the “MML 2022-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes and loans offered in the MML 2022-2 Debt Securitization (collectively, the “MML 2022-2 Notes”) were issued (or incurred, as applicable) by BCRED MML CLO 2022-2 LLC (the “MML 2022-2 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the MML 2022-2 Debt Securitization:

	Type	September 30, 2024
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A-L Notes	Senior Secured Floating Rate	$275,000	SOFR + 2.10%	Aaa (sf)
Class B-1 Notes	Senior Secured Floating Rate	14,000	SOFR + 3.35%	Aa2
Class B-2 Notes	Senior Secured Fixed Rate	11,500	5.88%	Aa2
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	40,500	SOFR + 2.50%	A2

Total Secured Notes		341,000
Subordinated Notes (1)	Subordinated	157,105	None	Not rated

Total MML 2022-2 Notes		$498,105

(1)	The Company retained all of the Class C Notes and the Subordinated Notes issued in the 2022-2 MML Debt Securitization which are eliminated in consolidation.

The Company retained all of the Class C Notes and the Subordinated Notes issued in the MML 2022-2 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2022-2 Issuer of the initial closing date portfolio. The MML 2022-2 Notes is scheduled to mature on July 18, 2034; however the MML 2022-2 Notes may be redeemed by the MML 2022-2 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after August 12, 2024. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the Issuers. The Class A-L Loans, Class B-1 Notes, Class B-2 Notes and Class C Notes are secured obligations of the MML 2022-2 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2022-2 Issuer, and the indenture governing the MML 2022-2 Notes includes customary covenants and events of default.

The MML 2022-2 Notes has not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2022-2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2023-1 CLO Debt Securitization

On December 13, 2023, the Company completed a $492.7 million term debt securitization (the “2023-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2023-1 Debt Securitization (collectively, the “2023-1 Notes”) were issued by BCRED CLO 2023-1 LLC (the “2023-1 Issuer”), an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the 2023-1 Debt Securitization:

	Type	September 30, 2024
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$272,500	SOFR + 2.30%	Aaa (sf)
Class B Notes	Senior Secured Floating Rate	32,500	SOFR + 3.00%	Aa2 (sf)
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	34,000	SOFR + 4.00%	A2 (sf)

Total Secured Notes		339,000
Subordinated Notes (1)	Subordinated	153,665	None	Not Rated

Total 2023-1 Notes		$492,665

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2023-1 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2023-1 Debt Securitization which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2023-1 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2023-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2023-1 Issuer of the initial closing date portfolio. The 2023-1 Notes are scheduled to mature on January 20, 2036; however the 2023-1 Notes may be redeemed by the 2023-1 Issuer, at the direction of the Company as holder of the Subordinated Notes (through 2023-1 Depositor), on any business day after December 13, 2025. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2023-1 Issuer. The Class A Notes, Class B Notes and Class C Notes are secured obligations of the 2023-1 Issuer, the Subordinated Notes are the unsecured obligations of the 2023-1 Issuer, and the indenture governing the 2023-1 Notes includes customary covenants and events of default.

The 2023-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2023-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2024-1 CLO Debt Securitization

On March 13, 2024, the Company completed a $402.2 million term debt securitization (the “2024-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2024-1 Debt Securitization (collectively, the “2024-1 Notes”) were issued by BCRED CLO 2024-1 LLC (the “2024-1 Issuer”), an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the 2024-1 Debt Securitization:

	Type	September 30, 2024
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$180,000	SOFR + 1.83%	Aaa
Class A-L Loans	Senior Secured Floating Rate	40,000	SOFR + 1.83%	Aaa
Class B Notes	Senior Secured Floating Rate	24,000	SOFR + 2.35%	Aa2
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	28,000	SOFR + 2.80%	A2

Total Secured Notes		272,000
Subordinated Notes (1)	Subordinated	130,161	None	Not Rated

Total 2024-1 Notes		$402,161	None

(1)

The Company (through its wholly-owned and consolidated subsidiary, BCRED CLO 2024-1 Depositor LLC) retained all of the Class C Notes and the Subordinated Notes issued in the 2024-1 Debt Securitization which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, BCRED CLO 2024-1 Depositor LLC) retained all of the Class C Notes and the Subordinated Notes issued in the 2024-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2024-1 Issuer of the initial closing date portfolio. The 2024-1 Notes are scheduled to mature on April 20, 2036; however the 2024-1 Notes may be redeemed by the 2024-1 Issuer, at the direction of the Company through its holder of the Subordinated Notes (through BCRED CLO 2024-1 Depositor LLC), on any business day after March 13, 2026. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2024-1 Issuer. The Class A Notes, Class B Notes and Class C Notes are secured obligations of the 2024-1 Issuer, the Subordinated Notes are the unsecured obligations of the 2024-1 Issuer, and the indenture governing the 2024-1 Notes includes customary covenants and events of default.

The 2024-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2024-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

Short-Term Borrowings

Master Repurchase Agreements

On June 15, 2021 and June 16, 2021, the Company entered into Master Repurchase Agreements (the “Repurchase Agreements”) with certain banks to provide short-term borrowings which the Company utilizes from time-to-time to manage its working capital needs. As part of the Repurchase Agreements, the Company can sell a security to the lender for cash with an agreement to buy it back in the future at a pre-determined price. The Company’s ability to draw down borrowings under the agreement is subject to 1940 Act leverage limitations and dependent on the Company pledging eligible assets to the banks as collateral. No commitment fees were paid in connection with execution of these agreements.

As of September 30, 2024, the Company had no short-term borrowings under the Repurchase Agreements. As of December 31, 2023, the Company had $28.5 million of short-term borrowings under the Repurchase Agreements.

Short-term borrowings under the Repurchase Agreements bore interest at an average applicable margin of 6.35% per annum as of December 31, 2023.

Certain of the Company’s investments serve as collateral for the Company’s obligations under the Repurchase Agreements and the carrying value of pledged investments were $59.1 million as of December 31, 2023.

The Company’s outstanding debt obligations were as follows:

	September 30, 2024
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs)	Unamortized Debt Issuance Costs	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$1,650,000	$1,226,089	$1,226,089	$—	$423,911	$303,697
Castle Peak Funding Facility (3)	1,600,000	1,179,916	1,179,916	—	420,084	419,187
Summit Peak Funding Facility (3)	1,375,000	1,365,655	1,365,655	—	9,345	9,345
Denali Peak Funding Facility	750,000	562,800	562,800	—	187,200	187,200
Bushnell Peak Funding Facility	600,000	300,300	300,300	—	299,700	299,700
Granite Peak Funding Facility	493,554	493,554	493,554	—	—	—
Middle Peak Funding Facility	1,000,000	750,000	750,000	—	250,000	250,000
Bison Peak Funding Facility	1,500,000	557,200	557,200	—	942,800	803,406
Blanca Peak Funding Facility	1,500,000	1,375,090	1,375,090	—	124,910	103,424
Windom Peak Funding Facility (3)	2,150,000	974,695	974,695	—	1,175,305	1,174,940
Monarch Peak Funding Facility	1,000,000	700,000	700,000	—	300,000	300,000
Meridian Peak Funding Facility	350,000	246,000	246,000	—	104,000	104,000
Haydon Peak Funding Facility	250,000	—	—	—	250,000	250,000
Bear Peak Funding Facility (3)	556,575	230,211	230,211	—	326,364	155,751
Phoenix Peak Funding Facility	212,158	—	—	—	212,158	212,158
Revolving Credit Facility (4)	5,500,000	2,642,839	2,642,839	—	2,857,161	2,850,509
June 2026 Notes	400,000	400,000	398,764	1,236	—	—
May 2027 Notes (5)	625,000	625,000	614,845	1,433	—	—
October 2027 Notes (5)	350,000	350,000	349,723	4,174	—	—
December 2026 Notes (5)	1,250,000	1,250,000	1,211,672	10,632	—	—
November 2026 Eurobonds	556,575	556,575	553,197	3,378	—	—
November 2024 Notes (5)	500,000	500,000	497,455	232	—	—
March 2027 Notes	1,000,000	1,000,000	993,348	6,652	—	—
January 2025 Notes (5)	500,000	500,000	495,675	490	—	—
January 2029 Notes	650,000	650,000	642,358	7,642	—	—
March 2025 Notes (5)	900,000	900,000	889,932	1,397	—	—

	September 30, 2024
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs)	Unamortized Debt Issuance Costs	Unused Portion (1)	Amount Available (2)
April 2026 UK Bonds (5)	334,238	334,238	323,503	1,350	—	—
September 2025 Notes (5)	800,000	800,000	797,465	4,257	—	—
November 2028 Notes (5)	500,000	500,000	506,234	9,836	—	—
January 2031 Notes (5)	500,000	500,000	500,005	13,202	—	—
July 2029 Notes (5)	500,000	500,000	509,185	10,936	—	—
September 2027 Notes (5)	400,000	400,000	392,027	6,509	—	—
April 2030 Notes (5)	400,000	400,000	388,970	9,368	—	—
2021-1 BSL Notes	663,000	663,000	662,148	852	—	—
2021-2 Notes	505,800	505,800	504,483	1,317	—	—
MML 2021-1 Debt	690,000	690,000	686,385	3,615	—	—
MML 2022-1 Debt	759,000	759,000	754,353	4,647	—	—
2022-1 BSL Debt	420,000	420,000	418,630	1,370	—	—
MML 2022-2 Debt	300,500	300,500	298,221	2,279	—	—
2023-1 Notes	305,000	305,000	303,165	1,835	—	—
2024-1 Notes	244,000	244,000	242,299	1,701	—	—

Total	$34,540,400	$26,657,462	$26,538,391	$110,340	$7,882,938	$7,423,317

(1)	The unused portion is the amount upon which commitment fees, if any, are based.
(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)	Under certain SPV Financing Facilities, the company is permitted to borrow in USD and other currencies.

Under the Bard Peak Funding Facility, as of September 30, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	Canadian Dollars (CAD) 94.1 million
•	Euros (EUR) 69.0 million
•	British Pounds (GBP) 74.6 million

Under the Castle Peak Funding Facility, as of September 30, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	Canadian Dollars (CAD) 78.9 million
•	Euros (EUR) 46.4 million
•	British Pounds (GBP) 64.4 million

Under the Summit Peak Funding Facility, as of September 30, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	Canadian Dollars (CAD) 159.6 million
•	Euros (EUR) 26.9 million
•	British Pounds (GBP) 99.7 million

Under the Windom Peak Funding Facility, as of September 30, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	British Pounds (GBP) 115.9 million

Under the Bear Peak Funding Facility, as of September 30, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	Euros (EUR) 158.8 million
•	British Pounds (GBP) 40.0 million

(4)

Under the Revolving Credit Facility, the Company is permitted to borrow in USD or certain other currencies. As of September 30, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	Canadian Dollars (CAD) 197.0 million
•	Euros (EUR) 563.0 million
•	British Pounds (GBP) 1,056.3 million
•	Swiss Franc (CHF) 52.9 million
•	Australian Dollars (AUD) 1.0 million

(5)	Carrying value is inclusive of adjustment for the change in fair value of effective hedge relationship.

	December 31, 2023
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs)	Unamortized Debt Issuance Costs	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$1,650,000	$242,243	$242,243	$—	$1,407,757	$1,290,994
Castle Peak Funding Facility (3)	1,600,000	1,121,681	1,121,681	—	478,319	186,042
Summit Peak Funding Facility (3)	2,300,000	286,046	286,046	—	2,013,954	1,575,278
Denali Peak Funding Facility	750,000	562,800	562,800	—	187,200	187,200
Bushnell Peak Funding Facility	600,000	465,300	465,300	—	134,700	134,512
Granite Peak Funding Facility	750,000	563,600	563,600	—	186,400	86,337
Middle Peak Funding Facility	1,000,000	600,950	600,950	—	399,050	278,721
Bison Peak Funding Facility	1,500,000	703,200	703,200	—	796,800	796,800
Blanca Peak Funding Facility	1,500,000	1,375,090	1,375,090	—	124,910	124,910
Windom Peak Funding Facility (3)	2,150,000	967,477	967,477	—	1,182,523	1,182,505
Monarch Peak Funding Facility	2,000,000	1,400,400	1,400,400	—	599,600	330,688
Borah Peak Funding Facility	400,000	130,000	130,000	—	270,000	81,124
Naomi Peak Funding Facility	400,000	385,000	385,000	—	15,000	15,000
Meridian Peak Funding Facility	350,000	246,000	246,000	—	104,000	104,000
Haydon Peak Funding Facility	250,000	49,000	49,000	—	201,000	201,000
Bear Peak Funding Facility (3)	551,975	360,531	360,531	—	191,444	191,444
Revolving Credit Facility (4)	5,150,000	1,131,025	1,131,025	—	4,018,975	4,018,453
June 2024 Notes (5)	435,000	435,000	426,970	612	—	—
June 2026 Notes	400,000	400,000	398,270	1,730	—	—
May 2027 Notes (5)	625,000	625,000	605,332	1,848	—	—
October 2027 Notes (5)	350,000	350,000	345,621	5,209	—	—
September 2024 Notes (5)	365,000	365,000	355,524	834	—	—
December 2026 Notes (5)	1,250,000	1,250,000	1,187,236	14,265	—	—
November 2026 Eurobonds	551,975	551,975	547,426	4,549	—	—
November 2024 Notes (5)	500,000	500,000	484,566	1,454	—	—
March 2027 Notes	1,000,000	1,000,000	991,311	8,689	—	—
January 2025 Notes (5)	500,000	500,000	483,230	1,796	—	—
January 2029 Notes	650,000	650,000	641,028	8,972	—	—
March 2025 Notes (5)	900,000	900,000	871,800	3,596	—	—
April 2026 UK Bonds (5)	318,663	318,663	304,284	2,010	—	—
September 2025 Notes (5)	800,000	800,000	790,713	7,471	—	—
November 2028 Notes (5)	500,000	500,000	501,424	11,536	—	—
2021-1 BSL Notes	663,000	663,000	662,083	917	—	—
2021-2 Notes	505,800	505,800	504,385	1,415	—	—
MML 2021-1 Debt	690,000	690,000	686,121	3,879	—	—
MML 2022-1 Debt	759,000	759,000	754,024	4,976	—	—

	December 31, 2023
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs)	Unamortized Debt Issuance Costs	Unused Portion (1)	Amount Available (2)
2022-1 BSL Debt	420,000	420,000	418,534	1,466	—	—
MML 2022-2 Debt	300,500	300,500	298,046	2,454	—	—
2023-1 Notes	305,000	305,000	303,044	1,956	—	—
Short-Term Borrowings	28,546	28,546	28,546	—	—	—

Total	$35,719,459	$23,407,827	$23,179,861	$91,634	$12,311,632	$10,785,008

(1)	The unused portion is the amount upon which commitment fees, if any, are based.
(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)	Under certain SPV Financing Facilities, the company is permitted to borrow in USD and other currencies.

Under the Bard Peak Funding Facility, as of December 31, 2023, the Company had non-USD borrowings denominated in the following currencies:

•	Canadian Dollars (CAD) 94.1 million
•	Euros (EUR) 69.0 million
•	British Pounds (GBP) 74.6 million

Under the Castle Peak Funding Facility, as of December 31, 2023, the Company had non-USD borrowings denominated in the following currencies:

•	Canadian Dollars (CAD) 78.9 million
•	Euros (EUR) 46.4 million
•	British Pounds (GBP) 64.4 million

Under the Summit Peak Funding Facility, as of December 31, 2023, the Company had non-USD borrowings denominated in the following currencies:

•	Canadian Dollars (CAD) 160.6 million
•	Euros (EUR) 27.9 million
•	British Pounds (GBP) 101.7 million

Under the Windom Peak Funding Facility, as of December 31, 2023, the Company had non-USD borrowings denominated in the following currencies:

•	British Pounds (GBP) 115.9 million

Under the Bear Peak Funding Facility, as of December 31, 2023, the Company had non-USD borrowings denominated in the following currencies:

•	Euros (EUR) 260.8 million
•	British Pounds (GBP) 57.0 million

(4)

Under the Revolving Credit Facility, the Company is permitted to borrow in USD or certain other currencies. As of December 31, 2023, the Company had non-USD borrowings denominated in the following currencies:

•	Canadian Dollars (CAD) 134.0 million
•	Euros (EUR) 8.0 million

•	British Pounds (GBP) 445.7 million
•	Swiss Franc (CHF) 52.9 million

(5)	Carrying value is inclusive of adjustment for the change in fair value of effective hedge relationship.

As of September 30, 2024 and December 31, 2023, $338.0 million and $311.2 million, respectively, of interest expense and $12.0 million and $11.4 million, respectively, of unused commitment fees were included in Interest payable in the Company’s Condensed Consolidated Statements of Assets and Liabilities.

For the three and nine months ended September 30, 2024, the weighted average interest rate on all borrowings outstanding (including unused fees, accretion of net discounts on unsecured debt, and the impact of the application of hedge accounting) was 7.12% and 7.20%, respectively. For the three and nine months ended September 30, 2023, the weighted average interest rate on all borrowings outstanding (including unused fees, accretion of net discounts on unsecured debt, and the impact of the application of hedge accounting) was 7.12% and 6.71%, respectively.

For the three and nine months ended September 30, 2024, the weighted average all-in cost of debt (including unused fees, accretion of net discounts on unsecured debt, amortization of deferred financing costs, and the impact of the application of hedge accounting) was 7.24% and 7.37%, respectively, including nil and $4.7 million, respectively, of deferred financing costs written off as a result of the termination or reduction of the borrowing capacity of SPV Financing Facilities. For the three and nine months ended September 30, 2023, the weighted average all-in cost of debt (including unused fees, accretion of net discounts on unsecured debt, amortization of deferred financing costs, and the impact of the application of hedge accounting) was 7.27% and 6.84%, respectively.

For the three and nine months ended September 30, 2024, the average principal debt outstanding was $24,471.8 million and $24,060.8 million, respectively. For the three and nine months ended September 30, 2023, and the average principal debt outstanding was $23,929.5 million and $25,427.9 million, respectively.

The components of interest expense were as follows:

	Three Months Ended September 30,
	2024	2023
Borrowing interest expense	$422,608	$412,127
Facility unused fees	15,956	17,039
Amortization of deferred financing costs	7,934	8,015
Amortization of original issue discount and debt issuance costs	8,268	7,345
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items:
Interest rate swaps	(152,881)	(2,953)
Hedged items	150,919	2,662

Total interest expense	$452,804	$444,235

Cash paid for interest expense	$519,050	$466,808

	Nine Months Ended September 30,
	2024	2023
Borrowing interest expense	$1,242,170	$1,233,921
Facility unused fees	54,039	40,905
Amortization of deferred financing costs	29,581	23,205
Amortization of original issue discount and debt issuance costs	24,199	20,587
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items:
Interest rate swaps	(128,572)	21,013
Hedged items	127,602	(20,574)

Total interest expense	$1,349,019	$1,319,057

Cash paid for interest expense	$1,513,206	$1,429,853

Note 8. Commitments and Contingencies

The Company’s investment portfolio contains debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of September 30, 2024 and December 31, 2023, the Company had unfunded commitments, including delayed draw term loans and revolvers, with an aggregate amount of $9,565.0 million and $5,370.8 million, respectively.

Additionally, from time to time, the Adviser and its affiliates may commit to an investment on behalf of the investment vehicles it manages, including the Company. Certain terms of these investments are not finalized at the time of the commitment and each respective investment vehicle’s allocation may change prior to the date of funding. In this regard, as of September 30, 2024 and December 31, 2023, the Company estimates that $750.7 million and $399.5 million, respectively, of investments were committed but not yet funded.

As of September 30, 2024 and December 31, 2023, $502.5 million and $340.8 million, respectively, of capital committed remained uncalled from the Company in relation to capital commitments to Emerald JV, Verdelite JV and SLC.

Other Commitments and Contingencies

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. At September 30, 2024 and December 31, 2023, management is not aware of any material pending legal proceedings.

Note 9. Net Assets

The following table presents transactions in Common Shares during the three months ended September 30, 2024:

	For the three months ended September 30, 2024
	Shares	Amount
CLASS I
Subscriptions	71,124,097	$1,817,606
Share transfers between classes	1,210,658	30,939
Distributions reinvested	11,161,520	285,248
Share repurchases	(17,133,445)	(436,903)
Early repurchase deduction	—	476

Net increase (decrease)	66,362,830	$1,697,366

	For the three months ended September 30, 2024
	Shares	Amount
CLASS S
Subscriptions	28,690,983	$733,227
Share transfers between classes	(1,212,141)	(30,977)
Distributions reinvested	5,409,356	138,243
Share repurchases	(4,234,322)	(107,977)
Early repurchase deduction	—	234

Net increase (decrease)	28,653,876	$732,750

CLASS D
Subscriptions	1,438,639	$36,765
Share transfers between classes	1,483	38
Distributions reinvested	95,041	2,429
Share repurchases	(157,352)	(4,013)
Early repurchase deduction	—	11

Net increase (decrease)	1,377,811	$35,230

Total net increase (decrease)	96,394,517	$2,465,346

The following table presents transactions in Common Shares during the nine months ended September 30, 2024:

	For the nine months ended September 30, 2024
	Shares	Amount
CLASS I
Subscriptions	220,310,468	$5,618,350
Share transfers between classes	3,956,845	101,404
Distributions reinvested	30,888,335	787,774
Share repurchases	(48,033,808)	(1,225,970)
Early repurchase deduction	—	947

Net increase (decrease)	207,121,840	$5,282,505

CLASS S
Subscriptions	94,238,847	$2,402,991
Share transfers between classes	(3,993,771)	(102,323)
Distributions reinvested	14,915,967	380,424
Share repurchases	(12,645,990)	(322,819)
Early repurchase deduction	—	468

Net increase (decrease)	92,515,053	$2,358,741

CLASS D
Subscriptions	6,215,313	$158,603
Share transfers between classes	36,926	919
Distributions reinvested	236,447	6,032
Share repurchases	(664,268)	(16,963)
Early repurchase deduction	—	22

Net increase (decrease)	5,824,418	$148,613

Total net increase (decrease)	305,461,311	$7,789,859

The following table presents transactions in Common Shares during the three months ended September 30, 2023:

	For the three months ended September 30, 2023
	Shares	Amount
CLASS I
Subscriptions	52,915,604	$1,320,655
Share transfers between classes	706,080	17,624
Distributions reinvested	8,098,617	202,132
Share repurchases	(16,240,256)	(409,742)
Early repurchase deduction	—	29

Net increase (decrease)	45,480,045	$1,130,698

CLASS S
Subscriptions	28,376,209	$708,441
Share transfers between classes	(523,520)	(13,077)
Distributions reinvested	3,591,471	89,644
Share repurchases	(3,268,530)	(82,465)
Early repurchase deduction	—	17

Net increase (decrease)	28,175,630	$702,560

CLASS D
Subscriptions	5,767,486	$143,591
Share transfers between classes	(182,545)	(4,547)
Distributions reinvested	35,658	891
Share repurchases	—	—
Early repurchase deduction	—	—

Net increase (decrease)	5,620,599	$139,935

Total net increase (decrease)	79,276,274	$1,973,193

The following table presents transactions in Common Shares during the nine months ended September 30, 2023:

	For the nine months ended September 30, 2023
	Shares	Amount
CLASS I
Subscriptions	111,912,417	$2,782,476
Share transfers between classes	46,287,982	1,149,483
Distributions reinvested	22,457,227	557,869
Share repurchases	(89,584,561)	(2,230,353)
Early repurchase deduction	—	107

Net increase (decrease)	91,073,065	$2,259,582

CLASS S
Subscriptions	64,410,351	$1,601,265
Share transfers between classes	(2,229,790)	(55,217)
Distributions reinvested	9,886,169	245,606
Share repurchases	(13,878,075)	(345,740)
Early repurchase deduction	—	186

Net increase (decrease)	58,188,655	$1,446,100

	For the nine months ended September 30, 2023
	Shares	Amount
CLASS D
Subscriptions	8,690,107	$215,875
Share transfers between classes	(44,058,747)	(1,094,266)
Distributions reinvested	669,958	16,596
Share repurchases	(557,743)	(13,827)
Early repurchase deduction	—	11

Net increase (decrease)	(35,256,425)	$(875,611)

Total net increase (decrease)	114,005,295	$2,830,071

Net Asset Value per Share and Offering Price

The Company determines NAV for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e., the prior month-end NAV). The following tables present each month-end NAV per share for Class I, Class S and Class D Common Shares during the nine months ended September 30, 2024 and 2023:

	NAV Per Share
For the Months Ended	Class I	Class S	Class D
January 31, 2024	$25.41	$25.41	$25.41
February 29, 2024	25.43	25.43	25.43
March 31, 2024	25.51	25.51	25.51
April 30, 2024	25.54	25.54	25.54
May 31, 2024	25.55	25.55	25.55
June 30, 2024	25.57	25.57	25.57
July 31, 2024	25.57	25.57	25.57
August 31, 2024	25.53	25.53	25.53
September 30, 2024	25.50	25.50	25.50

	NAV Per Share
For the Months Ended	Class I	Class S	Class D
January 31, 2023	$24.85	$24.85	$24.85
February 28, 2023	24.84	24.84	24.84
March 31, 2023	24.77	24.77	24.77
April 30, 2023	24.87	24.87	24.87
May 31, 2023	24.74	24.74	24.74
June 30, 2023	24.86	24.86	24.86
July 31, 2023	24.98	24.98	24.98
August 31, 2023	25.04	25.04	25.04
September 30, 2023	25.23	25.23	25.23

Distributions

The Board authorizes and declares monthly distribution amounts per share of Class I, Class S and Class D Common Shares. The following tables present distributions that were declared and payable during the nine months ended September 30, 2024:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 24, 2024	January 31, 2024	February 28, 2024	$0.2200	$168,161
February 22, 2024	February 29, 2024	March 28, 2024	0.2200	173,210
March 21, 2024	March 31, 2024	April 24, 2024	0.2200	179,042
April 17, 2024	April 30, 2024	May 28, 2024	0.2200	181,701
May 20, 2024	May 31, 2024	June 27, 2024	0.2200	189,402
June 20, 2024	June 30, 2024	July 24, 2024	0.2200	195,500
July 17, 2024	July 31, 2024	August 27, 2024	0.2200	198,554
August 20, 2024	August 31, 2024	September 27, 2024	0.2200	204,327
September 19, 2024	September 30, 2024	October 23, 2024	0.2200	210,943

			$1.9800	$1,700,840

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 24, 2024	January 31, 2024	February 28, 2024	$0.2020	$77,794
February 22, 2024	February 29, 2024	March 28, 2024	0.2020	79,946
March 21, 2024	March 31, 2024	April 24, 2024	0.2020	82,446
April 17, 2024	April 30, 2024	May 28, 2024	0.2019	84,392
May 20, 2024	May 31, 2024	June 27, 2024	0.2019	86,840
June 20, 2024	June 30, 2024	July 24, 2024	0.2019	89,255
July 17, 2024	July 31, 2024	August 27, 2024	0.2019	90,392
August 20, 2024	August 31, 2024	September 27, 2024	0.2019	92,814
September 19, 2024	September 30, 2024	October 23, 2024	0.2019	95,008

			$1.8174	$778,887

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 24, 2024	January 31, 2024	February 28, 2024	$0.2147	$3,474
February 22, 2024	February 29, 2024	March 28, 2024	0.2147	3,512
March 21, 2024	March 31, 2024	April 24, 2024	0.2147	3,556
April 17, 2024	April 30, 2024	May 28, 2024	0.2147	3,636
May 20, 2024	May 31, 2024	June 27, 2024	0.2147	4,277
June 20, 2024	June 30, 2024	July 24, 2024	0.2147	4,338
July 17, 2024	July 31, 2024	August 27, 2024	0.2147	4,363
August 20, 2024	August 31, 2024	September 27, 2024	0.2147	4,479
September 19, 2024	September 30, 2024	October 23, 2024	0.2147	4,602

			$1.9323	$36,237

The following tables present distributions that were declared and payable during the nine months ended September 30, 2023:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 25, 2023	January 31, 2023	February 24, 2023	$0.2100	$125,726
February 24, 2023	February 28, 2023	March 29, 2023	0.2100	127,513
March 23, 2023	March 31, 2023	April 28, 2023	0.2100	138,990
April 19, 2023	April 30, 2023	May 26, 2023	0.2100	135,044
May 17, 2023	May 31, 2023	June 27, 2023	0.2100	137,362
June 20, 2023	June 30, 2023	July 27, 2023	0.2100	142,770
July 19, 2023	July 31, 2023	August 28, 2023	0.2100	138,028
August 17, 2023	August 31, 2023	September 27, 2023	0.2200	148,342
September 20, 2023	September 30, 2023	October 27, 2023	0.2200	153,681

			$1.9100	$1,247,456

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 25, 2023	January 31, 2023	February 24, 2023	$0.1926	$55,316
February 24, 2023	February 28, 2023	March 29, 2023	0.1924	56,106
March 23, 2023	March 31, 2023	April 28, 2023	0.1924	57,471
April 19, 2023	April 30, 2023	May 26, 2023	0.1925	58,078
May 17, 2023	May 31, 2023	June 27, 2023	0.1924	59,351
June 20, 2023	June 30, 2023	July 27, 2023	0.1925	61,185
July 19, 2023	July 31, 2023	August 28, 2023	0.1924	62,065
August 17, 2023	August 31, 2023	September 27, 2023	0.2023	67,089
September 20, 2023	September 30, 2023	October 27, 2023	0.2023	69,591

			$1.7518	$546,252

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 25, 2023	January 31, 2023	February 24, 2023	$0.2049	$10,247
February 24, 2023	February 28, 2023	March 29, 2023	0.2048	10,343
March 23, 2023	March 31, 2023	April 28, 2023	0.2048	1,659
April 19, 2023	April 30, 2023	May 26, 2023	0.2048	1,591
May 17, 2023	May 31, 2023	June 27, 2023	0.2048	1,564
June 20, 2023	June 30, 2023	July 27, 2023	0.2048	1,649
July 19, 2023	July 31, 2023	August 28, 2023	0.2048	2,551
August 17, 2023	August 31, 2023	September 27, 2023	0.2148	2,635
September 20, 2023	September 30, 2023	October 27, 2023	0.2148	2,908

			$1.8633	$35,147

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which it reinvests all cash dividends declared by the Board on behalf of its shareholders who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of the Company’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places. No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares, except shareholders in certain states. Investors and clients of certain participating brokers in states that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares.

Character of Distributions

The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment.

Through September 30, 2024, a portion of the Company’s distributions resulted from expense support from the Adviser, and future distributions may result from expense support from the Adviser, each of which is subject to repayment by the Company within three years from the date of payment. The purpose of this arrangement avoids distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based solely on the Company’s investment performance, and can only be sustained if the Company achieves positive investment performance in future periods and/or the Adviser continues to provide expense support. Shareholders should also understand that the Company’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Company will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a GAAP basis, include required adjustments to GAAP net investment income in the current period to determine taxable income available for distributions. The following tables present the sources of cash distributions on a GAAP basis that the Company has declared on its Common Shares:

	For the nine months ended September 30, 2024
	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.9800	$1,700,840	$1.8174	$778,887	$1.9323	$36,237
Net realized gains	—	—	—	—	—	—

Total	$1.9800	$1,700,840	$1.8174	$778,887	$1.9323	$36,237

	For the nine months ended September 30, 2023
	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.9100	$1,247,456	$1.7518	$546,252	$1.8633	$35,147
Net realized gains	—	—	—	—	—	—

Total	$1.9100	$1,247,456	$1.7518	$546,252	$1.8633	$35,147

Share Repurchase Program

The Company has implemented a share repurchase program under which, at the discretion of the Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding

(either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. Additionally, pursuant to Rule 23c-1(a)(10) under the 1940 Act, the Company may also repurchase its outstanding Common Shares outside of the share repurchase program. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase program, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be satisfied if at least one year has elapsed from (a) the issuance date of the applicable Common Shares to (b) the subscription date immediately following the valuation date used in the repurchase of such Common Shares. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder; in the event that a shareholder’s shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; due to trade or operational error; and repurchases of shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company. In addition, the Company’s Common Shares are sold to certain feeder vehicles primarily created to hold the Company’s Common Shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, the Company will not apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

Share Repurchases

During the three months ended September 30, 2024 and 2023, approximately 21,525,119 and 19,508,786 Common Shares were repurchased, respectively. During the nine months ended September 30, 2024 and 2023, approximately 61,344,066 and 104,020,379 Common Shares were repurchased, respectively.

The following table presents the repurchases of Common Shares pursuant to the Company’s share repurchase plan during the nine months ended September 30, 2024:

Repurchase deadline request	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (2)	Maximum number of shares that may yet be purchased under the repurchase plan (3)
February 29, 2024	21,862,087	1.9%	$25.51	March 31, 2024	$557,579	—
May 31, 2024	17,956,860	1.5%	$25.57	June 30, 2024	$458,564	—
August 30, 2024	21,482,182	1.6%	$25.50	September 30, 2024	$547,076	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts shown net of Early Repurchase Deduction.
(3)	All repurchase requests were satisfied in full.

Additionally, the Company repurchased 42,937 Common Shares at a price per share of $25.53 (which represented the net asset value per share as of August 31, 2024), for a total amount repurchased of $1.1 million during the three months ended September 30, 2024.

The following table presents the share repurchases pursuant to the Company’s share repurchase plan during the nine months ended September 30, 2023:

Repurchase deadline request	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (2)	Maximum number of shares that may yet be purchased under the repurchase plan (3)
February 28, 2023	36,061,530	3.9%	$24.77	March 31, 2023	$893,037	—
May 31, 2023	48,450,063	5.2%	$24.86	June 30, 2023	$1,204,418	—
August 31, 2023	19,508,786	2.0%	$25.23	September 30, 2023	$492,161	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts shown net of Early Repurchase Deduction.
(3)	All repurchase requests were satisfied in full.

Note 10. Financial Highlights and Senior Securities

The following are the financial highlights for the nine months ended September 30, 2024:

	For the nine months ended September 30, 2024
	Class I	Class S	Class D
Per Share Data (1):
Net asset value, beginning of period	$25.39	$25.39	$25.39
Net investment income	2.14	1.98	2.09
Net change in unrealized and realized gain (loss)	(0.05)	(0.05)	(0.05)

Net increase (decrease) in net assets resulting from operations	2.09	1.93	2.04
Distributions from net investment income (2)	(1.98)	(1.82)	(1.93)
Distributions from net realized gains (2)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(1.98)	(1.82)	(1.93)

Early repurchase deduction fees (3)	0.00	0.00	0.00

Total increase (decrease) in net assets	0.11	0.11	0.11

Net asset value, end of period	$25.50	$25.50	$25.50

Shares outstanding, end of period	941,701,780	466,379,311	21,277,090
Total return based on NAV (4)	8.5%	7.8%	8.3%

	For the nine months ended September 30, 2024
	Class I	Class S	Class D
Ratios:
Ratio of net expenses to average net assets (5)	8.4%	9.3%	8.6%
Ratio of net investment income to average net assets (5)	11.2%	10.3%	10.9%
Portfolio turnover rate	10.4%	10.4%	10.4%
Supplemental Data:
Net assets, end of period	$24,012,040	$11,892,013	$542,540
Asset coverage ratio	236.7%	236.7%	236.7%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 9).
(3)	The per share amount rounds to less than $0.01 per share, for Class I, Class S and Class D.
(4)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)

For the nine months ended September 30, 2024, amounts are annualized except for organizational costs, excise tax, and management fee and income based incentive fee waivers by the Adviser, if any. For the nine months ended September 30, 2024, the ratio of total operating expenses to average net assets was 8.4%, 9.3%, and 8.6% on Class I, Class S and Class D, respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser, if any, which represented 0.0%, 0.0% and 0.0% on Class I, Class S and Class D, respectively, of average net assets.

The following are the financial highlights for the nine months ended September 30, 2023:

	For the nine months ended September 30, 2023
	Class I	Class S	Class D
Per Share Data (1):
Net asset value, beginning of period	$24.59	$24.59	$24.59
Net investment income	2.31	2.15	2.26
Net change in unrealized and realized gain (loss) (5)	0.24	0.24	0.24

Net increase (decrease) in net assets resulting from operations	2.55	2.39	2.50
Distributions from net investment income (2)	(1.91)	(1.75)	(1.86)
Distributions from net realized gains (2)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(1.91)	(1.75)	(1.86)

Early repurchase deduction fees (3)	0.00	0.00	0.00

Total increase (decrease) in net assets	0.64	0.64	0.64

Net asset value, end of period	$25.23	$25.23	$25.23

Shares outstanding, end of period	682,310,681	340,729,696	13,539,500
Total return based on NAV (4)	10.7%	10.0%	10.5%

	For the nine months ended September 30, 2023
	Class I	Class S	Class D
Ratios:
Ratio of net expenses to average net assets (5)	10.5%	11.3%	10.8%
Ratio of net investment income to average net assets (5)	12.4%	11.5%	12.1%
Portfolio turnover rate	7.7%	7.7%	7.7%
Supplemental Data:
Net assets, end of period	$17,212,365	$8,595,719	$341,579
Asset coverage ratio	211.9%	211.9%	211.9%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 9).
(3)	The per share amount rounds to less than $0.01 per share, for Class I, Class S and Class D.
(4)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)

For the nine months ended September 30, 2023, amounts are annualized except for organizational costs, excise tax, and management fee and income based incentive fee waivers by the Adviser, if any. For the nine months ended September 30, 2023, the ratio of total operating expenses to average net assets was 10.5%, 11.3% and 10.8%, on Class I, Class S and Class D, respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser, if any, which represented 0.0%, 0.0% and 0.0% on Class I, Class S and Class D, respectively, of average net assets.

The following is information about the Company’s senior securities as of the dates indicated in the table below:

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
Bard Peak Funding Facility
September 30, 2024	$1,226,089	$2,367	—	N/A
December 31, 2023	242,243	2,219	—	N/A
December 31, 2022	1,235,414	1,845	—	N/A
December 31, 2021	879,000	1,702	—	N/A
Castle Peak Funding Facility
September 30, 2024	1,179,916	2,367	—	N/A
December 31, 2023	1,121,681	2,219	—	N/A
December 31, 2022	1,146,600	1,845	—	N/A
December 31, 2021	1,171,809	1,702	—	N/A
Maroon Peak Funding Facility
September 30, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	300,000	1,845	—	N/A
December 31, 2021	483,952	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
Summit Peak Funding Facility
September 30, 2024	1,365,655	2,367	—	N/A
December 31, 2023	286,046	2,219	—	N/A
December 31, 2022	1,691,844	1,845	—	N/A
December 31, 2021	1,643,154	1,702	—	N/A
Denali Peak Funding Facility
September 30, 2024	562,800	2,367	—	N/A
December 31, 2023	562,800	2,219	—	N/A
December 31, 2022	749,800	1,845	—	N/A
December 31, 2021	668,400	1,702	—	N/A
Bushnell Peak Funding Facility
September 30, 2024	300,300	2,367	—	N/A
December 31, 2023	465,300	2,219	—	N/A
December 31, 2022	400,000	1,845	—	N/A
December 31, 2021	395,500	1,702	—	N/A
Granite Peak Funding Facility
September 30, 2024	493,554	2,367	—	N/A
December 31, 2023	563,600	2,219	—	N/A
December 31, 2022	647,600	1,845	—	N/A
December 31, 2021	248,000	1,702	—	N/A
Middle Peak Funding Facility
September 30, 2024	750,000	2,367	—	N/A
December 31, 2023	600,950	2,219	—	N/A
December 31, 2022	596,950	1,845	—	N/A
December 31, 2021	799,550	1,702	—	N/A
Bison Peak Funding Facility
September 30, 2024	557,200	2,367	—	N/A
December 31, 2023	703,200	2,219	—	N/A
December 31, 2022	1,182,000	1,845	—	N/A
December 31, 2021	1,320,800	1,702	—	N/A
Blanca Peak Funding Facility
September 30, 2024	1,375,090	2,367	—	N/A
December 31, 2023	1,375,090	2,219	—	N/A
December 31, 2022	1,081,000	1,845	—	N/A
December 31, 2021	892,800	1,702	—	N/A
Windom Peak Funding Facility
September 30, 2024	974,695	2,367	—	N/A
December 31, 2023	967,477	2,219	—	N/A
December 31, 2022	1,741,465	1,845	—	N/A
December 31, 2021	989,759	1,702	—	N/A
Monarch Peak Funding Facility
September 30, 2024	700,000	2,367	—	N/A
December 31, 2023	1,400,400	2,219	—	N/A
December 31, 2022	873,400	1,845	—	N/A
December 31, 2021	567,400	1,702	—	N/A
Borah Peak Funding Facility
September 30, 2024	—	—	—	N/A
December 31, 2023	130,000	2,219	—	N/A
December 31, 2022	223,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
2022-1 BSL WH
September 30, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	148,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Naomi Peak Funding Facility
September 30, 2024	—	—	—	N/A
December 31, 2023	385,000	2,219	—	N/A
December 31, 2022	400,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Meridian Peak Funding Facility
September 30, 2024	246,000	2,367	—	N/A
December 31, 2023	246,000	2,219	—	N/A
December 31, 2022	170,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Haydon Peak Funding Facility
September 30, 2024	—	—	—	N/A
December 31, 2023	49,000	2,219	—	N/A
December 31, 2022	49,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Bear Peak Funding Facility
September 30, 2024	230,211	2,367	—	N/A
December 31, 2023	360,531	2,219	—	N/A
December 31, 2022	166,031	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Phoenix Peak Funding Facility
September 30, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
Revolving Credit Facility
September 30, 2024	2,642,839	2,367	—	N/A
December 31, 2023	1,131,025	2,219	—	N/A
December 31, 2022	1,470,758	1,845	—	N/A
December 31, 2021	1,144,422	1,702	—	N/A
June 2024 Notes
September 30, 2024	—	—	—	N/A
December 31, 2023	435,000	2,219	—	N/A
December 31, 2022	435,000	1,845	—	N/A
December 31, 2021	435,000	1,702	—	N/A
June 2026 Notes
September 30, 2024	400,000	2,367	—	N/A
December 31, 2023	400,000	2,219	—	N/A
December 31, 2022	400,000	1,845	—	N/A
December 31, 2021	400,000	1,702	—	N/A
May 2027 Notes
September 30, 2024	625,000	2,367	—	N/A
December 31, 2023	625,000	2,219	—	N/A
December 31, 2022	625,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
October 2027 Notes
September 30, 2024	350,000	2,367	—	N/A
December 31, 2023	350,000	2,219	—	N/A
December 31, 2022	350,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
September 2024 Notes
September 30, 2024	—	—	—	N/A
December 31, 2023	365,000	2,219	—	N/A
December 31, 2022	365,000	1,845	—	N/A
December 31, 2021	365,000	1,702	—	N/A
December 2026 Notes
September 30, 2024	1,250,000	2,367	—	N/A
December 31, 2023	1,250,000	2,219	—	N/A
December 31, 2022	1,250,000	1,845	—	N/A
December 31, 2021	1,250,000	1,702	—	N/A
November 2026 Eurobonds
September 30, 2024	556,575	2,367	—	N/A
December 31, 2023	551,975	2,219	—	N/A
December 31, 2022	534,975	1,845	—	N/A
December 31, 2021	569,958	1,702	—	N/A
November 2024 Notes
September 30, 2024	500,000	2,367	—	N/A
December 31, 2023	500,000	2,219	—	N/A
December 31, 2022	500,000	1,845	—	N/A
December 31, 2021	500,000	1,702	—	N/A
March 2027 Notes
September 30, 2024	1,000,000	2,367	—	N/A
December 31, 2023	1,000,000	2,219	—	N/A
December 31, 2022	1,000,000	1,845	—	N/A
December 31, 2021	1,000,000	1,702	—	N/A
January 2025 Notes
September 30, 2024	500,000	2,367	—	N/A
December 31, 2023	500,000	2,219	—	N/A
December 31, 2022	500,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
January 2029 Notes
September 30, 2024	650,000	2,367	—	N/A
December 31, 2023	650,000	2,219	—	N/A
December 31, 2022	650,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
March 2025 Notes
September 30, 2024	900,000	2,367	—	N/A
December 31, 2023	900,000	2,219	—	N/A
December 31, 2022	900,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
April 2026 UK Bonds
September 30, 2024	334,238	2,367	—	N/A
December 31, 2023	318,663	2,219	—	N/A
December 31, 2022	301,725	1,845	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
September 2025 Notes
September 30, 2024	800,000	2,367	—	N/A
December 31, 2023	800,000	2,219	—	N/A
December 31, 2022	800,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
November 2028 Notes
September 30, 2024	500,000	2,367	—	N/A
December 31, 2023	500,000	2,219	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
January 2031 Notes
September 30, 2024	500,000	2,367	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
July 2029 Notes
September 30, 2024	500,000	2,367	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
September 2027 Notes
September 30, 2024	400,000	2,367	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
April 2030 Notes
September 30, 2024	400,000	2,367	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2021-1 BSL Notes
September 30, 2024	663,000	2,367	—	N/A
December 31, 2023	663,000	2,219	—	N/A
December 31, 2022	663,000	1,845	—	N/A
December 31, 2021	663,000	1,702	—	N/A
2021-2 Notes
September 30, 2024	505,800	2,367	—	N/A
December 31, 2023	505,800	2,219	—	N/A
December 31, 2022	505,800	1,845	—	N/A
December 31, 2021	505,800	1,702	—	N/A
MML 2021-1 Debt
September 30, 2024	690,000	2,367	—	N/A
December 31, 2023	690,000	2,219	—	N/A
December 31, 2022	690,000	1,845	—	N/A
December 31, 2021	690,000	1,702	—	N/A
MML 2022-1 Debt
September 30, 2024	759,000	2,367	—	N/A
December 31, 2023	759,000	2,219	—	N/A
December 31, 2022	759,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
2022-1 BSL Debt
September 30, 2024	420,000	2,367	—	N/A
December 31, 2023	420,000	2,219	—	N/A
December 31, 2022	420,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
MML 2022-2 Debt
September 30, 2024	300,500	2,367	—	N/A
December 31, 2023	300,500	2,219	—	N/A
December 31, 2022	300,500	1,845	—	N/A
December 31, 2021	—	—	—	N/A
2023-1 Notes
September 30, 2024	305,000	2,367	—	N/A
December 31, 2023	305,000	2,219	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2024-1 Notes
September 30, 2024	244,000	2,367	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
Short-Term Borrowings
September 30, 2024	—	—	—	N/A
December 31, 2023	28,546	2,219	—	N/A
December 31, 2022	619,377	1,845	—	N/A
December 31, 2021	718,156	1,702	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “-” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading.

As of September 30, 2024 and December 31, 2023, the aggregate principal amount of indebtedness outstanding was $26.7 billion and $23.4 billion, respectively.

Note 11. Joint Ventures

BCRED Emerald JV

BCRED Emerald JV LP (“Emerald JV”), a Delaware limited liability company, was formed as a joint venture between the Company and a large North American pension fund (the “Emerald JV Partner”), and commenced operations on January 19, 2022 and operates under a limited liability company agreement. The Emerald JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans.

The Company and the Emerald JV partner initially committed to contribute up to $1,500.0 million and $500.0 million of capital, respectively, to the Emerald JV. The Company initially contributed $733.4 million of cash, and the Emerald JV Partner contributed net assets of $244.5 million (i.e., $977.8 million in net assets contributed less $733.4 million in cash received by the Emerald JV Partner) to the Emerald JV in exchange for initial equity ownership interests of 75% and 25%, respectively.

On September 26, 2022, the Company and the Emerald JV Partner agreed to increase their capital commitments to the Emerald JV to $2,250.0 million and $750.0 million, respectively. The Company made capital contributions to the Emerald JV in an aggregate amount of $940.5 million (consisting of cash contributions of $670.2 million and an in-kind capital contribution of investments valued at $270.3 million), the Emerald JV Partner made capital contributions to the Emerald JV of approximately $313.5 million (consisting of a cash contribution of $251.4 million and an in-kind capital contribution of investments valued at $62.1 million), and certain of the subsidiaries of the Company sold investments to the Emerald JV for an aggregate cash purchase price of $1,971.6 million.

On December 22, 2022, the Company made further capital contributions of $222.0 million (consisting of a cash contribution of $124.3 million and an in-kind contribution of investments valued at approximately $97.7 million), and the Emerald JV Partner made further capital contributions of $74.0 million. After giving effect to the foregoing transactions, the equity ownership interests of the Company and the Emerald JV Partner in the Emerald JV remain 75% and 25%, respectively.

The Company and the Emerald JV Partner may, from time-to-time, make additional contributions of capital or may receive returns of capital from the Emerald JV. As of September 30, 2024 and December 31, 2023, the Company had made capital contributions (net of returns of capital) of $1,815.0 million and $2,002.5 million, respectively, and the Emerald JV Partner had made capital contributions (net of returns of capital) of $605.0 million and $667.5 million, respectively.

As of September 30, 2024 and December 31, 2023, $435.0 million and $247.5 million, respectively, of capital remained uncalled from the Company and $145.0 million and $82.5 million, respectively, of capital remained uncalled from the Emerald JV Partner. As of September 30, 2024 and December 31, 2023, the equity ownership interests of the Company and the Emerald JV Partner in the Emerald JV were 75% and 25%, respectively.

From time to time, the Company may purchase investments from, or sell investments to, the Emerald JV. Any such purchases and sales require the approval of the Emerald JV’s General Partner, which is jointly controlled by the Company and the Emerald JV Partner. For the three and nine months ended September 30, 2024, the Company purchased loans from Emerald JV with a par value of $93.9 million and $402.3 million, respectively, for a total cash purchase price based on then-current fair value (at the time of purchase) of $93.9 million and $406.9 million, respectively.

The Company and the Emerald JV Partner, through their joint control of the Emerald JV’s General Partner, have equal control of the Emerald JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Emerald JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Emerald JV must be approved by the Emerald JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Emerald JV Partner. The initial term of the Emerald JV is three years from the commencement of operations, and will continue for successive six-month periods thereafter upon the approval the Emerald JV’s General Partner, except in the case of a dissolution event. The Company’s investment in the Emerald JV can not be transferred without the consent of the Emerald JV partner.

The Company has determined that the Emerald JV is an investment company under ASC 946, and in accordance with ASC 946, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company subsidiary. Further, the Company has a variable interest in the Emerald JV and has determined that the Emerald JV is a variable interest entity under ASC 810 - Consolidation (“ASC 810”). However, the Company is not deemed to be the primary beneficiary of the Emerald JV as there is equal power between the Company and the Emerald JV Partner. Accordingly, the Company does not consolidate the Emerald JV.

The Company’s investment in the Emerald JV is disclosed on the Company’s Condensed Consolidated Schedule of Investments as of September 30, 2024 and December 31, 2023.

The following table presents the consolidated schedule of investments of the Emerald JV as of September 30, 2024:

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt
Aerospace & Defense
Atlas CC Acquisition Corp.	(10)	SOFR + 4.25%	9.57%		1/19/2022	5/25/2028	$9,743	$9,488	$7,573	0.32%
Peraton Corp.	(10)	SOFR + 3.75%	8.70%		8/4/2022	2/1/2028	20,291	20,246	19,570	0.82
Vertex Aerospace Services Corp.	(10)	SOFR + 2.75%	7.60%		1/19/2022	12/6/2030	2,926	2,936	2,927	0.12

								32,670	30,070	1.26
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.26%		1/19/2022	6/11/2027	24,054	23,934	23,512	0.98
Clue Opco, LLC	(10)	SOFR + 4.50%	9.75%		12/19/2023	12/19/2030	3,226	3,161	3,209	0.13
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	11.50%		1/19/2022	12/9/2026	31,256	31,256	31,100	1.30
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	10.50%		1/19/2022	12/31/2028	26,437	26,113	24,388	1.02
SEKO Global Logistics Network, LLC	(4)(11)(17)	SOFR + 8.00%	12.95%		9/26/2022	12/30/2026	35,137	34,746	24,596	1.03
SEKO Global Logistics Network, LLC	(4)(7)(11)	SOFR + 8.00%	12.95%		7/1/2024	12/30/2026	527	527	527	0.02
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 4.00%	8.87%		4/22/2024	7/26/2028	4,780	4,748	4,808	0.20

								124,485	112,140	4.68
Airlines
American Airlines, Inc.	(10)	SOFR + 4.75%	10.29%		1/19/2022	4/20/2028	2,861	2,923	2,946	0.12
KKR Apple Bidco, LLC	(9)	SOFR + 2.75%	7.71%		6/7/2022	9/23/2028	5,850	5,735	5,848	0.24

								8,658	8,794	0.36
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	8.12%		1/19/2022	3/31/2028	14,733	14,703	14,724	0.62
Building Products
Cornerstone Building Brands, Inc.	(9)	SOFR + 3.25%	8.45%		1/19/2022	4/12/2028	1,458	1,442	1,431	0.06
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	10.95%		1/19/2022	2/26/2027	19,300	19,254	19,010	0.79
Kodiak BP, LLC	(10)	SOFR + 3.25%	8.21%		1/19/2022	3/12/2028	4,860	4,824	4,866	0.20
LBM Acquisition, LLC	(10)	SOFR + 3.75%	8.97%		6/6/2024	5/31/2031	3,900	3,862	3,830	0.16
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	11.55%		1/19/2022	5/1/2026	27,344	27,344	27,070	1.13
Tamko Building Products, LLC	(8)	SOFR + 3.25%	8.17%		9/20/2023	9/20/2030	2,932	2,932	2,943	0.12
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	8.20%		1/19/2022	11/3/2028	14,811	14,785	14,750	0.62
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	11.25 (incl. 10.03 PIK	% % )	1/19/2022	12/29/2026	10,131	10,131	9,270	0.39

								84,574	83,170	3.47

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Capital Markets
Apex Group Treasury, LLC	(9)	SOFR + 3.75%	8.96%		1/19/2022	7/27/2028	1,072	1,062	1,075	0.04
Apex Group Treasury, LLC	(9)	SOFR + 4.00%	9.08%		8/2/2024	7/27/2028	60,917	60,917	61,146	2.55
Citco Funding, LLC	(9)	SOFR + 2.75%	7.31%		6/13/2024	4/27/2028	7,229	7,221	7,276	0.30
GTCR Everest Borrower, LLC	(8)	SOFR + 3.00%	7.60%		9/5/2024	9/5/2031	8,259	8,238	8,172	0.34
Osaic Holdings Inc	(8)	SOFR + 4.00%	8.85%		5/6/2024	8/17/2028	8,981	8,981	8,895	0.37
Resolute Investment Managers, Inc.	(11)	SOFR + 6.50%	11.37%		12/29/2023	4/30/2027	944	933	874	0.04
Saphilux S.à r.l.	(8)	S + 4.75%	9.70%		7/27/2023	7/18/2028	GBP 20,000	25,458	26,850	1.12
Situs-AMC Holdings Corporation	(4)(11)	SOFR + 5.50%	10.20%		9/26/2022	12/22/2027	90,087	89,315	89,637	3.74
Superannuation And Investments US, LLC	(9)	SOFR + 3.75%	8.71%		1/19/2022	12/1/2028	1,945	1,953	1,951	0.08
The Edelman Financial Engines Center, LLC	(8)	SOFR + 3.25%	8.10%		6/5/2024	4/7/2028	18,535	18,528	18,521	0.77

								222,606	224,397	9.35
Chemicals
Derby Buyer, LLC	(9)	SOFR + 3.50%	8.70%		5/14/2024	11/1/2030	3,210	3,226	3,219	0.13
Latham Pool Products, Inc.	(4)(7)(9)	SOFR + 3.75%	8.70%		2/23/2022	2/23/2029	23,701	23,227	22,301	0.93
Pigments Services, Inc.	(4)(11)(17)	SOFR + 8.25%	13.27% PIK		4/14/2023	4/14/2029	5,652	4,670	2,481	0.10
Pigments Services, Inc.	(4)(11)	SOFR + 8.25%	13.27% PIK		4/14/2023	4/14/2029	3,369	3,369	3,369	0.14

								34,492	31,370	1.30
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	10.25%		8/18/2023	8/18/2028	19,413	19,018	19,521	0.82
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	8.70%		1/19/2022	5/12/2028	23,001	22,831	22,803	0.95
Anticimex, Inc.	(9)	SOFR + 3.15%	8.48%		5/25/2022	11/16/2028	4,878	4,740	4,880	0.20
Anticimex, Inc.	(9)	SOFR + 3.40%	8.73%		4/23/2024	11/16/2028	24,502	24,502	24,527	1.02
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	8.71%		1/19/2022	3/31/2028	3,486	3,486	3,482	0.15
EAB Global, Inc.	(9)	SOFR + 3.25%	8.10%		1/19/2022	8/16/2028	9,856	9,767	9,832	0.41
Foundational Education Group, Inc.	(9)	SOFR + 3.75%	9.26%		6/7/2022	8/31/2028	3,900	3,810	3,778	0.16
Garda World Security Corp.	(8)	SOFR + 3.50%	8.60%		8/6/2024	2/1/2029	5,880	5,880	5,887	0.25
International SOS The Americas LP	(4)(9)	SOFR + 2.75%	7.35%		6/28/2024	9/7/2028	1,945	1,945	1,948	0.08
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	10.79%		1/19/2022	12/15/2027	9,553	9,449	9,553	0.40
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	11.17%		1/19/2022	12/15/2027	2,954	2,933	2,954	0.12
JSS Holdings, Inc.	(4)(10)	SOFR + 5.25%	10.10%		1/19/2022	12/17/2030	36,176	35,987	36,176	1.51
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	10.85%		9/26/2022	10/19/2028	133,944	129,318	120,550	5.04
Polyphase Elevator Holding Co.	(4)(11)	SOFR + 6.00%	10.70 (incl. 5.00 PIK	% % )	9/26/2022	6/23/2027	29,086	28,649	22,905	0.96
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc.)	(9)	SOFR + 3.75%	8.71%		1/19/2022	12/8/2028	4,633	4,616	4,637	0.19

								306,931	293,433	12.26

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Construction & Engineering
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.75%	7.60%	1/25/2024	1/27/2031	9,818	9,796	9,827	0.41
Pike Electric Corp.	(8)	SOFR + 3.00%	7.96%	6/7/2022	1/21/2028	6,000	5,880	6,034	0.25
Refficiency Holdings, LLC	(10)	SOFR + 3.50%	8.45%	1/19/2022	12/16/2027	4,384	4,362	4,407	0.18

							20,038	20,268	0.84
Containers & Packaging
Ascend Buyer, LLC	(4)(10)	SOFR + 5.75%	10.50%	9/26/2022	9/30/2028	74,209	73,711	74,209	3.10
Berlin Packaging, LLC	(8)	SOFR + 3.75%	8.95%	6/7/2024	6/7/2031	8,785	8,764	8,788	0.37
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	8.02%	4/13/2022	4/13/2029	6,338	6,192	6,312	0.26
Graham Packaging Co, Inc.	(4)(10)	SOFR + 3.00%	8.46%	1/19/2022	8/4/2027	5,000	5,013	4,998	0.21
Graham Packaging Co, Inc.	(8)	SOFR + 2.50%	7.35%	7/31/2024	8/4/2027	3,891	3,891	3,892	0.16
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.00%	9.30%	4/9/2024	9/15/2028	2,925	2,925	2,933	0.12
Ring Container Technologies Group, LLC	(9)	SOFR + 2.75%	7.60%	7/15/2024	8/12/2028	2,925	2,925	2,926	0.12
SupplyOne, Inc.	(8)	SOFR + 4.25%	9.10%	4/19/2024	4/19/2031	3,210	3,218	3,223	0.13
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	8.21%	1/19/2022	3/3/2028	14,638	14,426	14,377	0.60
Trident TPI Holdings, Inc.	(9)	SOFR + 4.00%	8.60%	4/1/2024	9/15/2028	16,810	16,830	16,856	0.70

							137,895	138,514	5.77
Distributors
BP Purchaser, LLC	(4)(10)	SOFR + 5.50%	10.69%	9/26/2022	12/10/2028	49,876	49,179	45,263	1.89
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.75%	10.70%	1/19/2022	11/2/2026	31,572	31,297	30,546	1.28
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 6.25%	11.73%	9/26/2022	6/23/2028	81,336	80,009	74,219	3.10
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	11.85%	1/19/2022	5/13/2026	30,988	30,920	30,523	1.28

							191,405	180,551	7.55
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 3.50%	8.45%	1/19/2022	12/11/2028	7,999	7,811	7,972	0.33
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.75%	10.70%	1/19/2022	4/28/2028	70,092	69,518	69,742	2.91
BPPH2 Limited	(4)(8)	S + 6.50%	11.57%	2/21/2023	3/16/2028	GBP 26,000	30,928	34,761	1.45
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	10.88%	1/19/2022	7/20/2028	34,350	34,350	34,350	1.43
Cengage Learning, Inc.	(11)	SOFR + 4.25%	9.54%	3/22/2024	3/22/2031	3,210	3,218	3,221	0.13
Element Materials Technology Group US Holdings Inc.	(9)	SOFR + 3.75%	8.35%	4/12/2022	7/6/2029	4,913	4,900	4,931	0.21
Express Wash Concepts, LLC	(4)(7)(11)	SOFR + 6.00%	10.95%	1/19/2022	4/30/2027	36,614	36,052	36,220	1.51
Imagine Learning, LLC	(9)	SOFR + 3.50%	8.35%	2/1/2024	12/21/2029	1,951	1,942	1,952	0.08
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	10.45%	3/10/2022	3/12/2029	3,900	3,875	3,912	0.16
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.75%	8.71%	1/19/2022	12/15/2028	17,762	17,631	17,771	0.74
University Support Services, LLC	(9)	SOFR + 2.75%	7.60%	2/10/2022	2/10/2029	13,602	13,467	13,578	0.57

							223,692	228,410	9.52

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Diversified Telecommunication Services
Zacapa, LLC	(9)	SOFR + 4.00%	8.60%	3/22/2022	3/22/2029	5,850	5,786	5,869	0.25
Electrical Equipment
Madison IAQ, LLC	(9)	SOFR + 2.75%	7.89%	1/19/2022	6/21/2028	16,524	16,426	16,531	0.69
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.70%	1/19/2022	12/23/2026	3,169	3,148	2,924	0.12
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.33%	1/19/2022	12/23/2026	813	809	750	0.03
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.76%	1/19/2022	12/23/2026	10,558	10,487	9,740	0.41
Infinite Bidco, LLC	(9)	SOFR + 3.75%	9.26%	1/19/2022	3/2/2028	2,918	2,926	2,839	0.12
Modena Buyer, LLC	(8)	SOFR + 4.50%	9.10%	7/1/2024	7/1/2031	3,100	3,038	2,975	0.12

							20,408	19,228	0.80
Entertainment
CE Intermediate I, LLC	(9)	SOFR + 3.50%	8.76%	1/19/2022	11/10/2028	4,875	4,872	4,889	0.20
Financial Services
Mitchell International, Inc.	(9)	SOFR + 3.25%	8.10%	6/17/2024	6/17/2031	4,988	4,969	4,921	0.21
Solera, LLC	(9)(18)	SOFR + 4.00%	9.51%	5/16/2022	6/2/2028	16,773	16,580	16,515	0.69

							21,549	21,436	0.90
Health Care Equipment & Supplies
Auris Luxembourg III S.à r.l.	(8)	SOFR + 4.25%	9.56%	4/8/2024	2/28/2029	6,985	6,978	6,996	0.29
CPI Buyer, LLC	(4)(7)(10)	SOFR + 5.50%	10.82%	1/19/2022	11/1/2028	138,493	135,846	135,317	5.65
CSHC Buyerco, LLC	(4)(7)(11)	SOFR + 4.75%	9.70%	2/15/2022	9/8/2026	10,553	10,473	10,526	0.44
Natus Medical Incorporated	(4)(9)	SOFR + 5.50%	10.25%	8/18/2022	7/20/2029	3,655	3,489	3,582	0.15

							156,786	156,421	6.53
Health Care Providers & Services
ACI Group Holdings, Inc.	(4)(10)	SOFR + 5.50%	10.45%	7/7/2023	8/2/2028	128,216	127,319	125,651	5.25
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.60%	1/19/2022	5/7/2027	1,701	1,689	1,701	0.07
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	11.66%	1/19/2022	5/7/2027	28,757	28,534	28,757	1.20
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.25%	10.68%	1/19/2022	5/7/2026	67	63	67	0.00
ADMI Corp.	(9)	SOFR + 3.75%	8.71%	1/19/2022	12/23/2027	712	712	699	0.03
Amerivet Partners Management, Inc.	(4)(11)	SOFR + 5.25%	9.75%	9/26/2022	2/25/2028	82,637	81,189	82,637	3.45
Canadian Hospital Specialties Ltd.	(4)(11)	CA + 4.50%	9.11%	12/20/2022	4/14/2028	CAD 29,394	21,414	21,408	0.89
CCBlue Bidco, Inc.	(4)(10)	SOFR + 6.50%	11.21 PIK %	1/19/2022	12/21/2028	23,283	23,044	20,198	0.84
CHG Healthcare Services, Inc.	(9)	SOFR + 3.50%	8.46%	5/24/2022	9/29/2028	586	570	587	0.02
DCA Investment Holdings, LLC	(4)(10)	SOFR + 6.41%	11.01%	1/19/2022	4/3/2028	29,719	29,532	29,496	1.23
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	11.35%	1/19/2022	10/4/2026	28,587	28,587	28,587	1.19

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services (continued)
Examworks Bidco, Inc.	(9)	SOFR + 3.00%	7.96%		1/19/2022	11/1/2028	11,799	11,681	11,829	0.49
ICS US Holdings, Inc.	(4)(9)	SOFR + 4.75%	9.68%		12/20/2022	6/8/2028	35,000	33,458	33,600	1.40
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.00%	9.71%		1/19/2022	10/15/2026	30,733	30,598	29,042	1.21
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	10.85%		1/19/2022	7/16/2027	20,233	20,175	17,805	0.74
Onex TSG Intermediate Corp.	(10)	SOFR + 4.75%	9.71%		1/19/2022	2/28/2028	1,945	1,953	1,945	0.08
PSKW Intermediate, LLC	(4)(11)	SOFR + 6.25%	11.20%		9/26/2022	3/9/2026	43,235	43,235	43,235	1.81
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.75%	10.56%		1/19/2022	12/23/2028	142,268	140,324	138,593	5.79
Team Services Group, LLC	(11)	SOFR + 5.00%	10.51%		4/22/2024	12/20/2027	2,293	2,298	2,271	0.09
U.S. Anesthesia Partners, Inc.	(9)	SOFR + 4.25%	9.57%		1/19/2022	10/1/2028	862	865	846	0.04
WHCG Purchaser III Inc	(4)(10)	SOFR + 6.50%	11.10 (incl. 5.55 PIK	% % )	8/2/2024	6/30/2029	2,758	2,758	2,758	0.12
WHCG Purchaser III Inc	(4)(10)(17)	10.00%	10.00 PIK	%	8/2/2024	6/30/2030	2,211	892	892	0.04

								630,890	622,604	25.98
Health Care Technology
GHX Ultimate Parent Corp.	(9)	SOFR + 4.00%	9.13%		2/21/2024	6/30/2027	4,463	4,458	4,488	0.19
GI Ranger Intermediate, LLC	(4)(10)	SOFR + 6.00%	10.75%		9/26/2022	10/29/2028	44,009	43,563	44,009	1.84
Waystar Technologies, Inc.	(8)	SOFR + 2.75%	7.60%		6/27/2024	10/22/2029	3,647	3,647	3,654	0.15

								51,668	52,151	2.18
Hotels, Restaurants & Leisure
Alterra Mountain Company	(8)	SOFR + 3.25%	8.10%		4/1/2024	8/17/2028	6,842	6,842	6,866	0.29
Bally’s Corp	(9)	SOFR + 3.25%	8.79%		1/19/2022	10/2/2028	3,301	3,241	3,151	0.13
Fertitta Entertainment, LLC	(9)	SOFR + 3.75%	8.85%		5/19/2022	1/27/2029	11,799	11,605	11,780	0.49
GVC Finance, LLC	(9)	SOFR + 2.75%	8.01%		5/8/2024	10/31/2029	901	900	902	0.04
Scientific Games Holdings LP	(9)	SOFR + 3.00%	8.32%		6/11/2024	4/4/2029	14,970	14,955	14,899	0.62
Whatabrands, LLC	(9)	SOFR + 2.75%	7.60%		5/14/2024	8/3/2028	8,621	8,621	8,618	0.36

								46,164	46,216	1.93
Household Durables
ACProducts Holdings Inc	(9)	SOFR + 4.25%	9.12%		5/20/2024	5/17/2028	2,305	1,970	1,938	0.08
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.50%	8.70%		6/21/2024	7/31/2028	18,818	18,637	18,817	0.79

								20,607	20,755	0.87
Industrial Conglomerates
Engineered Machinery Holdings, Inc.	(10)	SOFR + 3.75%	8.62%		6/7/2022	5/19/2028	3,900	3,806	3,917	0.16
Insurance
Alera Group, Inc.	(4)(10)	SOFR + 5.25%	10.10%		9/26/2022	10/2/2028	43,899	43,309	43,899	1.83
Alliant Holdings Intermediate LLC	(8)	SOFR + 3.00%	7.96%		9/12/2024	9/19/2031	2,403	2,403	2,392	0.10

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Insurance (continued)
AssuredPartners, Inc.	(9)	SOFR + 3.50%	8.35%	2/16/2024	2/14/2031	12,286	12,284	12,288	0.51
Baldwin Risk Partners, LLC	(8)	SOFR + 3.25%	8.10%	5/24/2024	5/26/2031	5,761	5,747	5,775	0.24
BroadStreet Partners, Inc.	(8)	SOFR + 3.25%	8.10%	6/14/2024	6/14/2031	17,785	17,760	17,734	0.74
Foundation Risk Partners Corp.	(4)(10)	SOFR + 5.25%	9.85%	9/26/2022	10/29/2030	75,445	74,875	75,445	3.15
Patriot Growth Insurance Services, LLC.	(4)(10)	SOFR + 5.00%	9.75%	9/26/2022	10/16/2028	62,525	61,156	62,525	2.61
USI, Inc.	(8)	SOFR + 2.75%	7.35%	6/21/2024	11/22/2029	6,754	6,754	6,742	0.28

							224,288	226,800	9.46
Interactive Media & Services
Arches Buyer Inc	(9)	SOFR + 3.25%	8.20%	1/19/2022	12/6/2027	2,909	2,912	2,797	0.12
Project Boost Purchaser, LLC	(8)	SOFR + 3.50%	8.79%	7/16/2024	7/16/2031	6,836	6,819	6,841	0.29

							9,731	9,638	0.41
Internet & Direct Marketing Retail
Identity Digital, Inc.	(4)(11)	SOFR + 5.25%	10.35%	1/19/2022	12/29/2027	41,698	41,524	41,698	1.74
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	10.84%	1/19/2022	12/15/2027	20,785	20,585	20,214	0.84

							62,109	61,912	2.58
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 3.50%	8.10%	8/2/2024	2/1/2031	3,218	3,214	3,227	0.13
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	8.85%	5/24/2022	10/16/2026	9,982	9,808	9,711	0.41
Newfold Digital Holdings Group Inc	(10)	SOFR + 3.50%	8.81%	1/19/2022	2/10/2028	4,379	4,318	3,883	0.16
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	11.11%	1/19/2022	10/25/2027	25,285	25,016	25,285	1.06
Virtusa Corp.	(10)	SOFR + 3.25%	8.10%	6/21/2024	2/15/2029	5,855	5,855	5,860	0.24

							48,211	47,966	2.00
Leisure Products
Motion Finco, LLC	(8)	SOFR + 3.50%	8.10%	2/5/2024	11/12/2029	15,776	15,762	15,202	0.64
Life Sciences Tools & Services
Cambrex Corp.	(10)	SOFR + 3.50%	8.45%	1/19/2022	12/4/2026	5,915	5,875	5,889	0.25
Machinery
Pro Mach Group, Inc.	(11)	SOFR + 3.50%	8.35%	9/3/2024	8/31/2028	5,919	5,919	5,945	0.25
SPX Flow, Inc.	(9)	SOFR + 3.50%	8.35%	6/6/2024	4/5/2029	1,395	1,395	1,398	0.06
Victory Buyer, LLC	(9)	SOFR + 3.75%	8.72%	1/19/2022	11/19/2028	9,777	9,387	9,453	0.39

							16,701	16,796	0.70
Media
Directv Financing, LLC	(10)	SOFR + 5.25%	10.21%	1/24/2024	8/2/2029	2,198	2,200	2,168	0.09
Radiate Holdco, LLC	(10)	SOFR + 3.25%	8.21%	1/19/2022	9/25/2026	2,358	2,357	2,029	0.08
Sunrise Financing Partnership	(8)	SOFR + 2.93%	8.14%	6/7/2022	1/31/2029	5,500	5,433	5,480	0.23
Virgin Media Bristol, LLC	(8)	SOFR + 3.25%	8.46%	6/7/2022	1/31/2029	3,500	3,472	3,353	0.14

							13,462	13,030	0.54
Metals & Mining
SCIH Salt Holdings, Inc.	(10)	SOFR + 3.50%	8.76%	1/19/2022	3/16/2027	3,866	3,843	3,870	0.16
Oil, Gas & Consumable Fuels
Freeport LNG Investments, LLLP	(9)	SOFR + 3.50%	9.04%	1/19/2022	12/21/2028	18,318	18,290	18,179	0.76
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.50%	10.70%	9/26/2022	11/12/2027	74,730	73,785	73,048	3.05

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Professional Services
APFS Staffing Holdings, Inc.	(9)	SOFR + 4.00%	8.85%	4/22/2024	12/29/2028	2,984	2,977	2,921	0.12
Armor Holdco, Inc.	(4)(9)	SOFR + 4.50%	10.01%	6/7/2022	12/11/2028	7,485	7,431	7,541	0.32
Camelot US Acquisition, LLC.	(8)	SOFR + 2.75%	7.60%	1/31/2024	1/31/2031	3,107	3,099	3,106	0.13
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	8.60%	1/19/2022	12/29/2028	4,862	4,861	4,878	0.20
CFGI Holdings, LLC	(4)(10)	SOFR + 4.50%	9.35%	9/26/2022	11/2/2027	110,376	110,376	110,376	4.61
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	8.35%	1/19/2022	4/9/2027	14,712	14,605	14,434	0.60
EP Purchaser, LLC	(9)	SOFR + 3.50%	8.37%	1/19/2022	11/6/2028	3,413	3,407	3,425	0.14
First Advantage Holdings, LLC	(8)	SOFR + 2.75%	7.71%	6/7/2022	1/31/2027	6,000	5,939	5,984	0.25
Genuine Financial Holdings, LLC	(8)	SOFR + 4.00%	8.85%	6/28/2024	9/27/2030	12,935	12,912	12,870	0.54
IG Investments Holdings, LLC	(4)(10)	SOFR + 6.00%	11.35%	9/26/2022	9/22/2028	133,944	133,495	133,944	5.60
Kwor Acquisition, Inc.	(4)(11)	P + 4.25%	12.25%	9/26/2022	12/22/2028	90,815	88,643	75,603	3.16
Mercury Borrower, Inc.	(9)	SOFR + 3.50%	8.46%	5/25/2022	8/2/2028	12,557	12,390	12,573	0.53
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 3.00%	8.25%	2/24/2023	7/31/2031	4,394	4,359	4,391	0.18
The Dun & Bradstreet Corporation	(8)	SOFR + 2.75%	7.61%	1/29/2024	1/18/2029	7,889	7,889	7,891	0.33
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 5.25%	10.66%	9/26/2022	6/29/2028	118,000	117,229	118,000	4.93
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 5.50%	10.73%	1/19/2022	11/8/2028	28,823	28,475	28,319	1.18

							558,087	546,256	22.82
Real Estate Management & Development
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 5.50%	10.25%	1/19/2022	8/8/2030	18,138	18,262	18,138	0.76
Software
Boxer Parent Company, Inc.	(8)	SOFR + 3.75%	9.01%	7/30/2024	7/30/2031	9,626	9,586	9,618	0.40
Cloud Software Group, Inc.	(9)	SOFR + 4.50%	9.10%	3/22/2024	3/21/2031	2,304	2,296	2,313	0.10
Cloudera, Inc.	(9)	SOFR + 3.75%	8.70%	1/19/2022	10/8/2028	14,337	14,158	13,997	0.58
Confine Visual Bidco	(4)(8)	SOFR + 5.75%	10.58%	9/26/2022	2/23/2029	32,504	31,863	26,652	1.11
ConnectWise, LLC	(9)	SOFR + 3.50%	8.37%	1/19/2022	9/29/2028	4,376	4,381	4,378	0.18
ECI Macola Max Holding, LLC	(10)	SOFR + 3.75%	8.35%	9/20/2024	5/9/2030	6,824	6,824	6,852	0.29
Ellucian Holdings, Inc.	(9)	SOFR + 3.50%	8.45%	2/29/2024	10/9/2029	9,735	9,725	9,771	0.41
Epicor Software Corp.	(7)(10)	SOFR + 3.25%	8.10%	5/30/2024	5/30/2031	9,785	9,783	9,806	0.41
Flash Charm, Inc.	(10)	SOFR + 3.50%	8.75%	6/11/2024	3/2/2028	10,406	10,384	10,216	0.43
Flexera Software, LLC	(10)	SOFR + 3.50%	8.46%	5/20/2024	3/3/2028	5,467	5,467	5,476	0.23
Gen Digital Inc	(9)	SOFR + 1.75%	6.60%	6/5/2024	9/12/2029	2,597	2,597	2,591	0.11
Genesys Cloud Services Holdings II, LLC	(10)	SOFR + 3.50%	8.35%	9/26/2024	12/1/2027	4,375	4,375	4,389	0.18
HS Purchaser, LLC	(10)	SOFR + 4.00%	8.95%	1/19/2022	11/19/2026	3,848	3,833	3,680	0.15
ION Trading Finance Ltd.	(8)	SOFR + 4.00%	9.02%	6/3/2024	4/1/2028	10,694	10,694	10,712	0.45
LD Lower Holdings, Inc.	(4)(11)	SOFR + 7.50%	12.20%	1/19/2022	8/9/2027	13,700	13,654	13,597	0.57
Magenta Security Holdings LLC	(11)	SOFR + 6.25%	11.37%	8/14/2024	7/27/2028	292	281	298	0.01
Magenta Security Holdings LLC	(10)(18)	SOFR + 6.75%	12.13%	8/14/2024	7/27/2028	829	789	788	0.03

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Magenta Security Holdings LLC	(10)(18)	SOFR + 7.25%	13.13 (incl. 6.25 PIK	% % )	8/14/2024	7/27/2028	630	478	441	0.02
Magenta Security Holdings LLC	(10)(17)(18)	SOFR + 7.00%	12.38 (incl. 5.50 PIK	% % )	8/14/2024	7/27/2028	199	70	60	0.00
McAfee Corp.	(9)	SOFR + 3.25%	8.45%		5/31/2024	3/1/2029	15,855	15,868	15,819	0.66
Medallia, Inc.	(4)(10)	SOFR + 6.50%	10.85 (incl. 4.00 PIK	% % )	1/19/2022	10/29/2028	50,048	49,526	47,545	1.99
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.50%	9.85%		4/20/2022	5/2/2029	4,900	4,884	4,381	0.18
Mitratech Holdings, Inc.	(4)(10)	SOFR + 5.00%	10.16%		8/9/2022	5/18/2028	27,088	26,228	27,020	1.13
Mitratech Holdings, Inc.	(10)	SOFR + 4.25%	9.76%		4/5/2023	5/18/2028	14,813	14,286	14,813	0.62
Monk Holding Co.	(4)(10)(18)	SOFR + 5.50%	10.20%		1/19/2022	12/1/2027	107,946	106,500	107,946	4.51
Monk Holding Co.	(4)(7)(10)	SOFR + 5.50%	10.20%		1/19/2022	12/1/2027	1,035	1,004	991	0.04
MRI Software, LLC	(4)(11)	SOFR + 4.75%	9.35%		9/26/2022	2/10/2027	9,994	9,830	9,845	0.41
Nintex Topco Limited	(4)(8)	SOFR + 4.50%	9.26 (incl. 1.50 PIK	% % )	1/19/2022	11/13/2028	32,660	32,247	31,027	1.30
Perforce Software, Inc.	(8)	SOFR + 3.75%	8.70%		1/19/2022	7/1/2026	1,318	1,316	1,315	0.05
Proofpoint, Inc.	(9)	SOFR + 3.00%	7.85%		5/28/2024	8/31/2028	8,739	8,739	8,745	0.37
Quartz Acquireco, LLC	(8)	SOFR + 2.75%	7.35%		6/3/2024	6/28/2030	6,699	6,699	6,711	0.28
RealPage, Inc.	(9)	SOFR + 3.00%	7.96%		1/19/2022	4/24/2028	7,792	7,649	7,573	0.32
Rocket Software, Inc.	(9)	SOFR + 4.75%	9.60%		10/5/2023	11/28/2028	3,184	3,173	3,191	0.13
S2P Acquisition Borrower, Inc.	(8)	SOFR + 4.00%	9.16%		1/19/2022	8/14/2026	4,685	4,664	4,697	0.20
Skopima Consilio Parent, LLC	(9)	SOFR + 4.00%	8.96%		1/19/2022	5/12/2028	7,026	6,931	7,024	0.29
Skopima Consilio Parent, LLC	(9)	SOFR + 4.50%	9.46%		8/29/2023	5/12/2028	9,925	9,329	9,948	0.42
Solarwinds Holdings, Inc.	(8)	SOFR + 2.75%	7.60%		7/24/2024	2/5/2030	2,908	2,906	2,914	0.12
Sovos Compliance, LLC	(9)	SOFR + 4.50%	9.46%		1/19/2022	8/11/2028	11,550	11,492	11,559	0.48
Stamps.com, Inc.	(4)(10)	SOFR + 5.75%	10.94%		1/19/2022	10/5/2028	58,500	57,784	57,476	2.40
Surf Holdings, LLC	(8)	SOFR + 3.50%	8.53%		1/19/2022	3/5/2027	14,814	14,798	14,866	0.62
Triple Lift, Inc.	(4)(10)	SOFR + 5.75%	10.71%		1/19/2022	5/5/2028	58,934	58,568	55,986	2.34
Triple Lift, Inc.	(4)(7)(11)	SOFR + 5.75%	11.20%		1/19/2022	5/5/2028	821	797	714	0.03
Vision Solutions, Inc.	(10)	SOFR + 4.00%	9.51%		1/19/2022	4/24/2028	5,912	5,875	5,772	0.24

								602,331	593,513	24.79
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 6.04%	11.39%		1/19/2022	5/3/2026	36,866	36,696	36,866	1.54
EG America, LLC	(8)	SOFR + 5.50%	10.44%		7/12/2023	2/7/2028	1,978	1,933	1,980	0.08
StubHub Holdco Sub, LLC	(8)	SOFR + 4.75%	9.60%		3/15/2024	3/15/2030	2,265	2,272	2,266	0.09

								40,901	41,112	1.71

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Trading Companies & Distributors
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	8.71%	1/19/2022	3/31/2028	13,727	13,588	13,746	0.57
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	8.76%	1/19/2022	1/31/2028	6,816	6,662	6,652	0.28
Icebox Holdco III, Inc.	(9)	SOFR + 3.75%	8.62%	1/19/2022	12/22/2028	5,845	5,811	5,870	0.25
Park River Holdings, Inc.	(10)	SOFR + 3.25%	8.84%	1/19/2022	12/28/2027	3,343	3,309	3,295	0.14
Porcelain Acquisition Corp.	(4)(11)	SOFR + 6.00%	10.70%	1/19/2022	4/1/2027	8,621	8,540	8,147	0.34
White Cap Buyer, LLC	(8)	SOFR + 3.25%	8.10%	6/13/2024	10/19/2029	10,102	10,102	10,041	0.42

							48,012	47,751	2.00
Transportation Infrastructure
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.14%	1/19/2022	10/19/2027	11,734	11,672	11,382	0.48
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.06%	1/19/2022	10/19/2027	6,754	6,701	6,552	0.27

							18,373	17,934	0.75
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	8.60%	1/19/2022	12/17/2027	6,625	6,525	6,624	0.28

Total First Lien Debt							4,165,659	4,099,516	171.13

Second Lien Debt
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 5.75%	10.70%	7/29/2022	12/10/2029	5,301	4,872	5,145	0.21
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	(4)(8)	8.75%	8.75%	12/20/2022	4/15/2029	CAD 12,000	8,302	7,897	0.33
Jayhawk Buyer, LLC	(4)(11)	SOFR + 8.75%	14.10%	1/19/2022	10/15/2027	24,712	24,597	22,488	0.94

							32,899	30,385	1.27
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 6.50%	12.01%	9/26/2022	8/31/2029	37,847	37,243	33,684	1.41
Machinery
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	11.96%	1/19/2022	11/19/2029	66,704	65,770	63,035	2.63
Software
Vision Solutions, Inc.	(10)	SOFR + 7.25%	12.76%	9/26/2022	4/23/2029	24,942	22,465	23,492	0.98

Total Second Lien Debt							163,249	155,741	6.50

Bond
Software
Tangerine Bidco S.p.A	(4)(8)	E + 5.00%	8.35%	12/17/2022	12/30/2029	EUR 69,750	72,416	77,642	3.24

Total Bond							72,416	77,642	3.24

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity
Air Freight & Logistics
AGI Group Holdings LP - Class A-2 Common Units	(4)			1/19/2022		194	208	170	0.01
Mode Holdings, L.P. - Class A-2 Common Units	(4)			1/19/2022		1,230,769	2,215	1,502	0.06

							2,423	1,672	0.07
Capital Markets
Resolute Investment Managers, Inc. - Common Equity	(4)			12/29/2023		11,751	294	25	0.00
Chemicals
Pigments Holdings LP - LP Interest	(4)			4/14/2023		1,212	0	0	0.00
Distributors
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, L.P.) - Class A Units	(4)			1/19/2022		780,000	780	172	0.01
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, L.P.) - Class C Preferred Units	(4)			7/12/2023		94,753	92	113	0.00
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)			1/19/2022		301,167	1,239	2,255	0.09

							2,111	2,540	0.10
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests	(4)		11.50%	1/19/2022		974,662	1,133	1,359	0.06
Health Care Providers & Services
Jayhawk Holdings, LP - Class A-1 Common Units	(4)			1/19/2022		797	210	26	0.00
Jayhawk Holdings, LP - Class A-2 Common Units	(4)			1/19/2022		429	113	14	0.00
WHCG Purchaser, Inc. - Class A Common Units	(4)			8/2/2024		667,649	0	0	0.00

							323	40	0.00
Software
Descartes Holdings, Inc - Class A Common Stock	(4)			10/9/2023		168,057	728	74	0.00
Lobos Parent, Inc. - Series A Preferred Shares	(4)		10.50%	1/19/2022		5,773	5,700	7,361	0.31

							6,428	7,435	0.31

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity (continued)
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)			1/19/2022		3,000,000	3,542	4,372	0.18
Transportation Infrastructure
Frontline Road Safety Investments, LLC - Class A Common Units	(4)			1/19/2022		3,936	376	875	0.04

Total Equity							16,630	18,318	0.76

Total Investment Portfolio							4,417,954	4,351,217	181.63

Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund			4.87%				12,626	12,626	0.53
Other Cash and Cash Equivalents							238,897	238,897	9.98

Total Portfolio Investments, Cash and Cash Equivalents							$4,669,477	$4,602,740	192.14%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of September 30, 2024, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), and New Zealand Dollars (NZD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Overnight Repo Rate Average (“CORRA” or “CA”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2024. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved
(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

BCRED Emerald JV LP Condensed Consolidated Schedule of Investments September 30, 2024 (in thousands) (Unaudited)
Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2026	$714	$—
Monk Holding Co.	Delayed Draw Term Loan	12/1/2024	3,290	—
Cambium Learning Group, Inc.	Revolver	7/20/2028	3,249	—
CPI Buyer, LLC	Revolver	11/1/2026	2,974	(59)
CSHC Buyerco, LLC	Delayed Draw Term Loan	9/8/2026	195	—
Express Wash Concepts, LLC	Delayed Draw Term Loan	4/2/2025	26,833	—
Latham Pool Products, Inc.	Revolver	2/18/2029	11,250	(689)
Navigator Acquiror, Inc.	Delayed Draw Term Loan	1/16/2025	862	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	11/8/2024	3,721	—
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	193	—
Smile Doctors, LLC	Revolver	12/23/2027	4,737	(118)
Triple Lift, Inc.	Revolver	5/6/2028	1,321	—
West Monroe Partners, LLC	Revolver	11/9/2027	2,843	—
Epicor Software Corp.	Delayed Draw Term Loan	5/30/2027	1,148	—

Total unfunded commitments			$63,330	$(866)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of September 30, 2024 was 0.50%.
(10)	The interest rate floor on these investments as of September 30, 2024 was 0.75%.
(11)	The interest rate floor on these investments as of September 30, 2024 was 1.00%.
(12)	The interest rate floor on these investments as of September 30, 2024 was 1.25%.
(13)	The interest rate floor on these investments as of September 30, 2024 was 1.50%.

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

(14)	The interest rate floor on these investments as of September 30, 2024 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved
(17)	Loan was on non-accrual status as of September 30, 2024.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities.” As of September 30, 2024, the aggregate fair value of these securities is $4,351.2 million or 181.63% of the Company’s net assets. The initial acquisition dates have been included for such securities.

The following table presents the consolidated schedule of investments of the Emerald JV as of December 31, 2023:

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt
Aerospace & Defense
Amentum Government Services Holdings, LLC	(8)	SOFR + 4.00%	9.47%	1/29/2027	$2,947	$2,876	$2,955	0.11%
Atlas CC Acquisition Corp.	(10)	SOFR + 4.25%	9.90%	5/25/2028	9,817	9,506	9,169	0.34
Loar Group, Inc.	(4)(11)	SOFR + 7.25%	12.71%	10/16/2025	27,685	27,685	27,685	1.02
Peraton Corp.	(10)	SOFR + 3.75%	9.21%	2/1/2028	5,399	5,328	5,419	0.20
TransDigm Inc	(8)	SOFR + 3.25%	8.64%	2/22/2027	309	305	311	0.01
Vertex Aerospace Services Corp.	(10)	SOFR + 3.25%	8.71%	12/6/2028	2,948	2,958	2,954	0.11

						48,658	48,493	1.79
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.25%	6/11/2027	19,841	19,714	19,196	0.71
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.18%	6/11/2027	4,399	4,371	4,256	0.16
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	11.77%	12/9/2026	32,101	32,101	32,101	1.18
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	11.25%	12/31/2028	26,639	26,256	25,174	0.93
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 5.00%	10.72%	12/30/2026	27,539	27,441	26,988	1.00
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 4.75%	10.47%	12/30/2026	7,429	7,403	7,280	0.27

						117,286	114,995	4.25
Airlines
Air Canada	(10)	SOFR + 3.50%	9.14%	8/11/2028	3,940	3,912	3,957	0.15
American Airlines, Inc.	(10)	SOFR + 4.75%	10.34%	4/20/2028	3,434	3,524	3,532	0.13
Brown Group Holdings, LLC	(9)	SOFR + 2.75%	8.21%	6/7/2028	5,887	5,679	5,900	0.22
KKR Apple Bidco, LLC	(9)	SOFR + 2.75%	8.18%	9/23/2028	5,895	5,757	5,897	0.22
United Airlines, Inc.	(10)	SOFR + 3.75%	9.22%	4/21/2028	3,135	3,119	3,151	0.12

						21,991	22,437	0.84
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	8.86%	3/31/2028	4,821	4,768	4,785	0.18
Building Products
Cornerstone Building Brands, Inc.	(9)	SOFR + 3.25%	8.71%	4/12/2028	1,470	1,449	1,473	0.05
CP Atlas Buyer, Inc.	(9)	SOFR + 3.75%	9.21%	11/23/2027	2,751	2,756	2,713	0.10
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	11.64%	2/26/2027	19,487	19,427	19,194	0.71
Griffon Corporation	(9)	SOFR + 2.25%	7.79%	1/24/2029	2,305	2,256	2,311	0.09
Kodiak BP, LLC	(10)	SOFR + 3.25%	8.86%	3/12/2028	4,898	4,854	4,896	0.18
Latham Pool Products, Inc.	(7)(9)	SOFR + 4.00%	9.53%	2/23/2029	28,552	27,883	26,720	0.99
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	11.69%	4/7/2025	27,513	27,513	27,031	1.00
Tamko Building Product, LLC	(8)	SOFR + 3.50%	8.90%	9/20/2030	2,954	2,954	2,972	0.11
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	8.71%	11/3/2028	4,900	4,854	4,895	0.18
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	12.00%	12/29/2026	9,927	9,927	9,927	0.37

						103,873	102,132	3.78

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Capital Markets
Advisor Group Holdings, Inc.	(8)	SOFR + 4.50%	9.86%	8/17/2028	9,026	8,942	9,066	0.33
AllSpring Buyer, LLC	(9)	SOFR + 3.25%	8.89%	11/1/2028	1,965	1,972	1,961	0.07
Apex Group Treasury, LLC	(9)	SOFR + 3.75%	9.38%	7/27/2028	1,081	1,068	1,078	0.04
Apex Group Treasury, LLC	(4)(9)	SOFR + 5.00%	10.40%	7/27/2028	61,380	58,087	61,303	2.26
Citco Funding LLC	(9)	SOFR + 3.50%	8.59%	4/27/2028	7,284	7,135	7,316	0.27
Resolute Investment Managers, Inc.	(11)	SOFR + 6.50%	11.85%	4/30/2027	951	937	616	0.02
Situs-AMC Holdings Corporation	(4)(11)	SOFR + 5.50%	10.95%	12/22/2027	90,087	89,136	89,186	3.29
Superannuation And Investments US, LLC	(9)	SOFR + 3.75%	9.22%	12/1/2028	1,960	1,969	1,967	0.07
The Edelman Financial Engines Center, LLC	(10)	SOFR + 3.50%	8.97%	4/7/2028	8,603	8,366	8,626	0.32

						177,612	181,119	6.67
Chemicals
DCG Acquisition Corp.	(8)	SOFR + 4.50%	9.96%	9/30/2026	2,940	2,940	2,927	0.11
Pigments Services, Inc.	(4)(11)(17)	SOFR + 8.35%	13.71%	4/14/2030	5,695	4,705	2,893	0.11
Pigments Services, Inc.	(4)(11)	SOFR + 8.35%	13.71 PIK %	4/14/2030	3,046	3,046	3,046	0.11

						10,691	8,866	0.33
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	10.39%	8/18/2028	19,561	19,084	19,618	0.72
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	9.21%	5/12/2028	8,829	8,643	8,807	0.33
Allied Universal Holdco, LLC	(9)	SOFR + 4.75%	10.07%	5/12/2028	24,938	24,239	24,994	0.92
Anticimex, Inc.	(9)	SOFR + 3.15%	8.46%	11/16/2028	4,916	4,751	4,920	0.18
Anticimex, Inc.	(4)(9)	SOFR + 4.50%	9.92%	11/16/2028	24,688	23,677	24,595	0.91
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	9.22%	3/31/2028	3,513	3,512	3,489	0.13
EAB Global, Inc.	(9)	SOFR + 3.50%	8.97%	8/16/2028	4,905	4,835	4,905	0.18
First Advantage Holdings, LLC	(8)	SOFR + 2.75%	8.18%	1/31/2027	6,000	5,918	6,025	0.22
Foundational Education Group, Inc.	(4)(9)	SOFR + 4.25%	9.89%	8/31/2028	3,930	3,823	3,851	0.14
Garda World Security Corp.	(8)	SOFR + 4.25%	9.62%	2/1/2029	5,925	5,735	5,941	0.22
Garda World Security Corp.	(8)	SOFR + 4.25%	9.72%	10/30/2026	3,000	3,012	3,009	0.11
International SOS The Americas LP	(4)(9)	SOFR + 3.75%	9.40%	9/7/2028	1,960	1,965	1,967	0.07
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	11.23%	12/15/2027	12,604	12,448	12,572	0.46
JSS Holdings, Inc.	(4)(10)	SOFR + 6.00%	11.47%	12/17/2030	36,457	36,273	36,457	1.35
Knowledge Pro Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.21%	12/10/2027	20,847	20,555	20,847	0.77
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.35%	10.73%	10/19/2028	134,980	129,455	133,630	4.93
Polyphase Elevator Holding Co.	(4)(11)	SOFR + 5.50%	10.95%	6/23/2027	28,104	27,544	20,445	0.75
Recycle & Resource US, LLC	(9)	SOFR + 3.50%	9.11%	7/14/2028	2,940	2,950	2,770	0.10
Revspring, Inc.	(8)	SOFR + 4.00%	9.61%	10/11/2025	2,938	2,940	2,928	0.11
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc)	(9)	SOFR + 3.75%	9.22%	12/8/2028	4,669	4,648	4,669	0.17

						346,007	346,439	12.77

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Construction & Engineering
Brookfield WEC Holdings, Inc.	(9)	SOFR + 2.75%	8.18%	8/1/2025	9,818	9,612	9,855	0.36
Pike Electric Corp.	(8)	SOFR + 3.00%	8.43%	1/21/2028	6,000	5,853	6,028	0.22
Refficiency Holdings, LLC	(10)	SOFR + 3.50%	8.96%	12/16/2027	4,418	4,390	4,430	0.16

						19,855	20,313	0.74
Construction Materials
Quikrete Holdings, Inc.	(8)	SOFR + 2.75%	8.18%	3/19/2029	3,915	3,915	3,931	0.15
White Cap Buyer, LLC	(9)	SOFR + 3.75%	9.11%	10/19/2027	5,128	4,988	5,145	0.19

						8,903	9,076	0.34
Containers & Packaging
Ascend Buyer, LLC	(4)(10)	SOFR + 6.40%	11.94%	9/29/2028	74,782	74,185	73,660	2.72
Berlin Packaging, LLC	(9)	SOFR + 3.75%	9.21%	3/11/2028	8,829	8,673	8,850	0.33
Charter NEX US, Inc.	(10)	SOFR + 3.75%	9.22%	12/1/2027	6,401	6,212	6,438	0.24
Graham Packaging Co, Inc.	(10)	SOFR + 3.00%	8.47%	8/4/2027	4,377	4,341	4,389	0.16
Novolex, Inc.	(9)	SOFR + 4.18%	9.63%	4/13/2029	5,895	5,705	5,928	0.22
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.50%	9.89%	9/15/2028	2,947	2,947	2,957	0.11
Ring Container Technologies Group, LLC	(9)	SOFR + 3.50%	8.97%	8/12/2028	2,947	2,860	2,958	0.11
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	8.72%	3/3/2028	7,225	7,002	7,194	0.27
Trident TPI Holdings, Inc.	(9)	SOFR + 4.00%	9.61%	9/15/2028	5,892	5,727	5,883	0.22
Trident TPI Holdings, Inc.	(9)	SOFR + 4.50%	9.89%	9/15/2028	2,982	2,904	2,990	0.11

						120,556	121,247	4.49
Distributors
BP Purchaser, LLC	(4)(10)	SOFR + 5.50%	11.14%	12/10/2028	50,260	49,431	48,249	1.78
Bution Holdco 2, Inc.	(4)(11)	SOFR + 6.25%	11.73%	10/17/2025	22,446	22,365	22,446	0.83
Dana Kepner Company, LLC	(4)(11)	SOFR + 6.00%	11.52%	12/29/2026	15,551	15,574	15,551	0.57
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.50%	10.96%	11/2/2026	31,816	31,476	31,020	1.14
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 6.25%	11.79%	6/23/2028	81,964	80,357	77,046	2.84
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	11.98%	11/13/2024	31,201	31,009	30,577	1.13
Unified Door & Hardware Group, LLC	(4)(11)	SOFR + 5.75%	11.20%	6/30/2025	39,199	39,144	38,415	1.42

						269,356	263,304	9.71
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 3.50%	8.96%	12/11/2028	8,061	7,836	7,936	0.29
BPPH2 Ltd	(4)(8)	S + 6.62%	11.80%	2/21/2030	GBP 26,000	30,780	32,644	1.20
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	11.02%	7/20/2028	34,616	34,616	34,616	1.28
Colibri Group, LLC	(10)	SOFR + 5.00%	10.58%	3/12/2029	3,930	3,901	3,935	0.15
EM Bidco Limited	(9)	SOFR + 4.25%	9.70%	7/6/2029	4,950	4,935	4,919	0.18
Express Wash Concepts, LLC	(4)(7)(11)	SOFR + 6.00%	11.42%	4/30/2027	28,707	28,131	27,883	1.03
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.75%	9.22%	12/15/2028	7,860	7,717	7,818	0.29
University Support Services, LLC	(9)	SOFR + 3.25%	8.71%	2/10/2029	9,025	8,856	9,038	0.33
Weld North Education, LLC	(9)	SOFR + 3.75%	9.22%	12/21/2027	1,961	1,947	1,963	0.07

						128,719	130,752	4.82

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Diversified Financial Services
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.21%	4/28/2028	62,199	61,732	61,266	2.26
Mitchell International, Inc.	(9)	SOFR + 3.75%	9.40%	10/15/2028	8,351	8,145	8,360	0.31
Polaris Newco, LLC	(9)	SOFR + 4.00%	9.47%	6/2/2028	6,877	6,642	6,794	0.25
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 3.75%	9.11%	2/24/2028	4,417	4,380	4,436	0.16

						80,899	80,856	2.98
Diversified Telecommunication Services
Zacapa, LLC	(9)	SOFR + 4.00%	9.35%	3/22/2029	5,895	5,819	5,892	0.22
Zayo Group Holdings, Inc.	(9)	SOFR + 4.33%	9.64%	3/9/2027	2,104	2,068	1,814	0.07

						7,887	7,706	0.29
Electric Utilities
Qualus Power Services Corp.	(4)(11)	SOFR + 4.75%	10.24%	3/26/2027	11,213	11,141	10,821	0.40
Electrical Equipment
Madison IAQ, LLC	(9)	SOFR + 3.25%	8.72%	6/21/2028	6,627	6,491	6,615	0.24
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.49%	12/23/2026	819	814	741	0.03
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.52%	12/23/2026	3,194	3,165	2,890	0.11
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.46%	12/23/2026	10,641	10,544	9,630	0.36
Infinite Bidco, LLC	(9)	SOFR + 3.75%	9.39%	3/2/2028	2,940	2,950	2,874	0.11

						17,473	16,135	0.61
Energy Equipment & Services
Tetra Technologies, Inc.	(4)(11)	SOFR + 6.25%	11.71%	9/10/2025	22,793	22,793	22,793	0.84
Entertainment
CE Intermediate I, LLC	(9)	SOFR + 3.50%	9.02%	11/10/2028	4,912	4,909	4,876	0.18
Food Products
Froneri International PLC	(8)	SOFR + 2.25%	7.67%	1/29/2027	4,858	4,760	4,869	0.18
Ground Transportation
Quality Distribution LLC	(4)(11)	SOFR + 6.38%	11.83%	7/1/2028	80,307	79,515	80,307	2.96
Health Care Equipment & Supplies
Auris Luxembourg III Sarl	(8)	SOFR + 3.75%	9.62%	2/27/2026	7,848	7,637	7,768	0.29
CPI Buyer, LLC	(4)(7)(10)	SOFR + 5.50%	11.15%	11/1/2028	139,557	136,390	135,339	4.99
CSHC Buyerco, LLC	(4)(7)(11)	SOFR + 4.75%	10.17%	9/8/2026	10,687	10,575	10,524	0.39
Mozart Borrower LP	(9)	SOFR + 3.25%	8.68%	10/23/2028	8,843	8,671	8,897	0.33
Natus Medical Incorporated	(4)(9)	SOFR + 5.50%	11.00%	7/20/2029	3,683	3,490	3,425	0.13
Resonetics, LLC	(10)	SOFR + 4.00%	9.65%	4/28/2028	2,940	2,932	2,946	0.11
Sunshine Luxembourg VII S.à r.l, LLC	(10)	SOFR + 3.50%	8.95%	10/1/2026	9,811	9,607	9,875	0.36

						179,302	178,774	6.60
Health Care Providers & Services
ACI Group Holdings, Inc.	(4)(10)	SOFR + 5.50%	10.96%	8/2/2028	136,004	134,811	134,644	4.97
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.25%	11.53%	5/7/2027	1,714	1,693	1,698	0.06
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	11.79%	5/7/2027	32,668	32,347	32,668	1.21
ADMI Corp.	(9)	SOFR + 3.75%	9.22%	12/23/2027	4,989	4,879	4,756	0.18
Amerivet Partners Management, Inc.	(4)(10)	SOFR + 5.50%	11.04%	2/25/2028	83,273	81,488	83,273	3.07

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services (continued)
Canadian Hospital Specialties Ltd.	(4)(11)	C + 4.50%	9.93%		4/14/2028	CAD 29,621	21,556	22,075	0.81
CCBlue Bidco, Inc.	(4)(10)	SOFR + 6.25%	11.70 (incl. 2.75 PIK)	% %	12/21/2028	21,292	21,012	18,098	0.67
CHG Healthcare Services, Inc.	(9)	SOFR + 3.25%	8.68%		9/29/2028	591	572	593	0.02
DCA Investment Holdings, LLC	(4)(10)	SOFR + 6.41%	11.75%		4/3/2028	29,970	29,741	29,745	1.10
Electron Bidco, Inc.	(9)	SOFR + 3.00%	8.43%		11/1/2028	6,878	6,729	6,903	0.25
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	11.55%		10/4/2026	28,815	28,815	28,671	1.06
Global Medical Response, Inc.	(11)	SOFR + 4.25%	9.93%		10/2/2025	4,904	4,846	3,866	0.14
ICS US Holdings, Inc.	(4)(9)	SOFR + 4.60%	9.90%		6/8/2028	35,000	33,144	33,163	1.22
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.00%	10.45%		10/15/2026	30,980	30,794	29,586	1.09
Midwest Physician Administrative Services, LLC	(10)	SOFR + 3.25%	8.86%		3/12/2028	2,940	2,943	2,675	0.10
Navigator Acquiror, Inc.	(4)(9)	SOFR + 5.50%	10.96%		7/16/2027	16,217	16,169	15,082	0.56
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	10.96%		7/16/2027	3,172	3,156	2,950	0.11
Onex TSG Intermediate Corp.	(10)	SOFR + 4.75%	10.39%		2/28/2028	1,960	1,970	1,939	0.07
Pathway Vet Alliance, LLC	(8)	SOFR + 3.75%	9.22%		3/31/2027	4,904	4,839	4,336	0.16
Pediatric Associates Holding Co., LLC	(9)	SOFR + 3.25%	8.72%		12/29/2028	3,932	3,920	3,814	0.14
Phoenix Guarantor, Inc.	(8)	SOFR + 3.25%	8.68%		3/5/2026	5,399	5,263	5,403	0.20
Phoenix Guarantor, Inc.	(8)	SOFR + 3.50%	8.97%		3/5/2026	2,795	2,798	2,798	0.10
PSKW Intermediate, LLC	(4)(11)	SOFR + 6.25%	11.71%		3/9/2026	36,376	36,376	36,376	1.34
Radnet, Inc.	(10)	SOFR + 3.00%	8.36%		4/21/2028	4,058	4,059	4,076	0.15
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.75%	11.24%		12/23/2028	136,794	134,601	133,939	4.94
Smile Doctors, LLC	(4)(10)	SOFR + 5.75%	11.18%		12/23/2028	6,551	6,435	6,387	0.24
Stepping Stones Healthcare Services, LLC	(4)(7)(10)	SOFR + 5.75%	11.20%		1/2/2029	15,264	15,016	14,659	0.54
U.S. Anesthesia Partners, Inc.	(9)	SOFR + 4.25%	9.71%		10/1/2028	869	872	797	0.03
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 6.00%	11.47%		11/18/2027	20,100	19,899	19,648	0.73
US Oral Surgery Management Holdco, LLC	(4)(7)(11)	SOFR + 6.00%	11.45%		11/18/2027	7,977	7,865	7,754	0.29
WHCG Purchaser III, Inc.	(4)(10)	SOFR + 5.75%	11.36%		6/22/2028	6,284	6,197	3,833	0.14
WHCG Purchaser III, Inc.	(4)(7)(10)	SOFR + 5.75%	11.36%		6/22/2026	739	731	450	0.02

							705,536	696,655	25.71

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Technology
GHX Ultimate Parent Corp	(9)	SOFR + 4.75%	10.12%	6/30/2027	4,496	4,401	4,514	0.17
GI Ranger Intermediate, LLC	(4)(10)	SOFR + 5.75%	11.25%	10/29/2028	44,363	43,802	44,363	1.64
Netsmart Technologies, Inc.	(10)	SOFR + 3.75%	9.22%	10/1/2027	3,892	3,864	3,904	0.14
First Lien Debt (continued)
Health Care Technology (continued)
Project Ruby Ultimate Parent Corp.	(4)(10)	SOFR + 5.75%	11.18%	3/10/2028	49,375	48,225	49,252	1.82
Waystar Technologies, Inc.	(8)	SOFR + 4.00%	9.47%	10/22/2026	6,878	6,741	6,912	0.26

						107,033	108,945	4.03
Hotels, Restaurants & Leisure
Alterra Mountain Company	(9)	SOFR + 3.50%	8.97%	8/17/2028	6,877	6,709	6,896	0.25
Fertitta Entertainment, LLC	(9)	SOFR + 4.00%	9.36%	1/27/2029	6,878	6,640	6,889	0.25
GVC Finance LLC	(9)	SOFR + 3.50%	8.99%	10/31/2029	906	896	908	0.03
GVC Holdings Gibraltar, Ltd.	(9)	SOFR + 2.50%	7.99%	3/29/2027	2,947	2,902	2,959	0.11
IRB Holding Corp.	(10)	SOFR + 3.00%	8.46%	12/15/2027	7,298	7,153	7,319	0.27
Scientific Games Holdings LP	(9)	SOFR + 3.25%	8.66%	4/4/2029	1,975	1,893	1,978	0.07
Tacala Investment Corp.	(10)	SOFR + 4.00%	9.47%	2/5/2027	7,859	7,743	7,901	0.29
Twin River Worldwide Holdings, Inc.	(9)	SOFR + 3.25%	8.93%	10/2/2028	3,326	3,255	3,161	0.12
Whatabrands, LLC	(9)	SOFR + 3.00%	8.47%	8/3/2028	8,686	8,454	8,712	0.32

						45,645	46,723	1.71
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.75%	9.09%	7/31/2028	8,889	8,641	8,907	0.33
Industrial Conglomerates
Engineered Machinery Holdings, Inc.	(10)	SOFR + 3.50%	9.11%	5/19/2028	3,930	3,816	3,913	0.14
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	9.22%	3/31/2028	8,834	8,648	8,852	0.33
SPX Flow, Inc.	(9)	SOFR + 4.50%	9.96%	4/5/2029	1,743	1,688	1,751	0.06
Vertical US Newco, Inc.	(9)	SOFR + 3.50%	9.38%	7/30/2027	4,020	3,995	4,034	0.15
Victory Buyer, LLC	(9)	SOFR + 3.75%	9.39%	11/19/2028	9,846	9,379	9,379	0.35

						27,526	27,929	1.03
Insurance
Alera Group, Inc.	(4)(10)	SOFR + 6.00%	11.46%	10/2/2028	46,359	45,620	46,359	1.71
Alliant Holdings Intermediate, LLC	(9)	SOFR + 3.50%	8.86%	11/6/2030	2,415	2,415	2,429	0.09
AssuredPartners, Inc.	(9)	SOFR + 3.50%	8.82%	2/12/2027	6,135	6,056	6,157	0.23

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Insurance (continued)
Baldwin Risk Partners, LLC	(9)	SOFR + 3.50%	8.97%	10/14/2027	6,867	6,796	6,878	0.25
BroadStreet Partners, Inc.	(8)	SOFR + 3.00%	8.43%	1/27/2027	7,850	7,680	7,870	0.29
Foundation Risk Partners Corp.	(4)(10)	SOFR + 6.00%	11.45%	10/29/2028	76,026	75,418	76,026	2.81
Galway Borrower, LLC	(4)(10)	SOFR + 5.25%	10.70%	9/29/2028	44,347	43,463	43,682	1.61
High Street Buyer, Inc.	(4)(10)	SOFR + 5.75%	11.25%	4/14/2028	6,715	6,676	6,715	0.25
Howden Group Holdings Limited	(10)	SOFR + 3.25%	8.75%	11/12/2027	4,417	4,418	4,432	0.16
NFP Corp.	(8)	SOFR + 3.25%	8.72%	2/15/2027	9,171	8,970	9,229	0.34
PGIS Intermediate Holdings, LLC	(4)(10)	SOFR + 5.50%	10.93%	10/16/2028	63,005	61,370	62,060	2.29
SG Acquisition, Inc.	(4)(9)	SOFR + 5.50%	10.98%	1/27/2027	77,653	77,606	76,683	2.83
USI, Inc.	(9)	SOFR + 3.00%	8.35%	11/22/2029	6,805	6,749	6,827	0.25

						353,237	355,347	13.11
Interactive Media & Services
Ancestry.com Operations, Inc	(9)	SOFR + 3.25%	8.71%	12/6/2027	2,939	2,942	2,883	0.11
MH Sub I, LLC	(8)	SOFR + 3.75%	9.18%	9/13/2024	1,425	1,409	1,429	0.05
MH Sub I, LLC	(11)	SOFR + 3.75%	9.22%	9/13/2024	853	855	856	0.03
First Lien Debt (continued)
Project Boost Purchaser, LLC	(8)	SOFR + 3.50%	8.93%	6/1/2026	6,872	6,759	6,886	0.25
William Morris Endeavor Entertainment, LLC	(8)	SOFR + 2.75%	8.18%	5/18/2025	1,926	1,899	1,934	0.07

						13,864	13,988	0.51
Internet & Direct Marketing Retail
Donuts, Inc.	(4)(11)	SOFR + 6.00%	11.59%	12/29/2027	9,588	9,515	9,588	0.35
Donuts, Inc.	(4)(11)	SOFR + 6.00%	11.59%	12/29/2026	32,434	32,309	32,434	1.20
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	11.28%	12/15/2027	20,945	20,696	19,584	0.72

						62,520	61,606	2.27
IT Services
AI Altius Bidco, Inc.	(4)(10)	SOFR + 5.18%	10.43%	12/21/2028	30,024	29,543	30,024	1.11
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	9.36%	10/16/2026	10,060	9,820	9,992	0.37
Endurance International Group Holdings, Inc.	(10)	SOFR + 3.50%	9.42%	2/10/2028	4,413	4,338	4,335	0.16
Park Place Technologies, LLC	(11)	SOFR + 5.00%	10.46%	11/10/2027	26,280	25,528	26,223	0.97
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	11.23%	10/25/2027	25,480	25,143	25,289	0.93
Turing Midco, LLC	(9)	SOFR + 2.50%	7.93%	3/24/2028	2,035	2,011	2,042	0.08
Virtusa Corp.	(10)	SOFR + 3.75%	9.21%	2/15/2029	3,930	3,901	3,941	0.15
Virtusa Corp.	(10)	SOFR + 3.75%	9.22%	2/11/2028	1,970	1,925	1,977	0.07

						102,209	103,823	3.84
Leisure Products
Motion Finco, LLC	(8)	SOFR + 3.25%	8.86%	11/12/2026	5,855	5,674	5,868	0.22
Life Sciences Tools & Services
Cambrex Corp.	(10)	SOFR + 3.50%	8.96%	12/4/2026	5,942	5,889	5,837	0.22
Curia Global, Inc.	(10)	SOFR + 3.75%	9.23%	8/30/2026	5,212	5,105	4,706	0.17

						10,994	10,543	0.39

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Machinery
Pro Mach Group, Inc.	(11)	SOFR + 4.00%	9.47%	8/31/2028	5,934	5,838	5,958	0.22
Media
Clear Channel Outdoor Holdings, Inc.	(8)	SOFR + 3.50%	9.14%	8/21/2026	1,969	1,950	1,952	0.07
iHeartCommunications, Inc.	(8)	SOFR + 3.00%	8.43%	5/1/2026	5,000	4,855	4,335	0.16
Radiate Holdco, LLC	(10)	SOFR + 3.25%	8.72%	9/25/2026	3,920	3,924	3,157	0.12
Univision Communications, Inc.	(10)	SOFR + 3.25%	8.72%	3/15/2026	3,920	3,918	3,932	0.15
UPC Financing Partnership	(8)	SOFR + 3.00%	8.48%	1/31/2029	5,500	5,421	5,490	0.20
Virgin Media Bristol, LLC	(8)	SOFR + 3.25%	8.70%	1/31/2029	3,500	3,467	3,500	0.13

						23,535	22,366	0.83
Metals & Mining
SCIH Salt Holdings, Inc.	(10)	SOFR + 4.00%	9.47%	3/16/2027	3,902	3,872	3,914	0.14
Oil, Gas & Consumable Fuels
CQP Holdco, LP	(9)	SOFR + 3.50%	8.99%	12/31/2030	7,132	7,115	7,157	0.26
Eagle Midstream Canada Finance, Inc.	(4)(10)	SOFR + 6.25%	11.63%	8/15/2028	22,595	22,334	22,595	0.83
Freeport LNG Investments, LLLP	(9)	SOFR + 3.50%	9.18%	12/21/2028	4,882	4,853	4,886	0.18
KKR Alberta Midstrean Fince, Inc.	(4)(10)	SOFR + 6.25%	11.63%	8/15/2028	12,293	12,151	12,293	0.45

						46,453	46,931	1.72
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.50%	10.95%	11/12/2027	75,304	74,122	72,856	2.69
Pharmaceuticals
ANI Pharmaceuticals, Inc.	(4)(10)	SOFR + 6.00%	11.43%	11/19/2027	51,014	49,258	51,205	1.89
Jazz Pharmaceuticals, Inc.	(9)	SOFR + 3.50%	8.93%	5/5/2028	3,531	3,532	3,553	0.13

						52,790	54,758	2.02
Professional Services
Aqgen Island Holdings, Inc.	(9)	SOFR + 3.50%	8.97%	8/2/2028	7,643	7,420	7,638	0.28
Armor Holdco, Inc.	(9)	SOFR + 4.50%	9.93%	12/11/2028	4,163	4,099	4,183	0.15
Camelot US Acquisition, LLC	(11)	SOFR + 3.00%	8.43%	10/30/2026	3,122	3,077	3,131	0.12
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	9.11%	12/29/2028	4,900	4,898	4,896	0.18
CFGI Holdings, LLC	(4)(10)	SOFR + 5.00%	10.46%	11/2/2027	111,185	111,185	111,185	4.10
Corporation Service Company	(9)	SOFR + 3.25%	8.67%	11/2/2029	2,168	2,114	2,177	0.08
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	9.10%	4/9/2027	9,814	9,665	9,741	0.36
EP Purchaser, LLC	(9)	SOFR + 3.50%	9.11%	11/6/2028	3,439	3,433	3,416	0.13
Galaxy US Opco, Inc.	(9)	SOFR + 4.75%	10.13%	4/29/2029	4,950	4,856	4,109	0.15
IG Investments Holdings, LLC	(4)(10)	SOFR + 6.00%	11.48%	9/22/2028	134,980	134,442	134,305	4.96
Kwor Acquisition, Inc.	(4)(10)	SOFR + 5.25%	10.71%	12/22/2028	91,444	88,869	90,073	3.32
Saphilux Sarl	(4)(8)	S + 5.50%	10.69%	7/18/2028	GBP 20,000	25,408	25,493	0.94
Sherlock Buyer Corp.	(4)(10)	SOFR + 5.75%	11.20%	12/8/2028	27,525	27,212	26,974	1.00

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Professional Services (continued)
The Dun & Bradstreet Corporation	(8)	SOFR + 2.75%	8.17%	2/6/2026	7,929	7,929	7,955	0.29
Trans Union, LLC	(9)	SOFR + 2.25%	7.68%	12/1/2028	1,827	1,833	1,835	0.07
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 5.75%	11.29%	6/29/2027	118,000	117,123	118,000	4.35
West Monroe Partners, LLC	(4)(10)	SOFR + 5.25%	10.72%	11/8/2028	29,045	28,630	28,319	1.05
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 5.25%	10.72%	11/8/2027	569	569	554	0.02

						582,762	583,984	21.55
Real Estate Management & Development
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 5.50%	10.96%	2/16/2028	18,138	18,261	18,138	0.67
Software
Boxer Parent Company, Inc.	(8)	SOFR + 4.25%	9.61%	12/29/2028	7,641	7,565	7,707	0.28
Cloudera, Inc.	(9)	SOFR + 3.75%	9.21%	10/8/2028	8,119	7,883	8,063	0.30
Community Brands ParentCo, LLC	(4)(10)	SOFR + 5.50%	10.96%	2/24/2028	75,175	74,009	74,987	2.77
Confine Visual Bidco	(4)(7)(10)	SOFR + 6.50%	11.81% (incl. 3.00% PIK)	2/23/2029	32,336	31,578	27,880	1.03
ConnectWise, LLC	(9)	SOFR + 3.50%	9.11%	9/29/2028	4,410	4,416	4,410	0.16
Delta Topco, Inc.	(10)	SOFR + 3.75%	9.12%	12/1/2027	3,929	3,906	3,932	0.15
ECI Macola Max Holding, LLC	(10)	SOFR + 3.75%	9.36%	11/9/2027	6,876	6,696	6,887	0.25
Epicor Software Corp.	(10)	SOFR + 3.25%	8.72%	7/30/2027	9,810	9,612	9,856	0.36
Flexera Software, LLC	(10)	SOFR + 3.75%	9.22%	3/3/2028	5,509	5,416	5,512	0.20
GI Consilio Parent, LLC	(9)	SOFR + 4.00%	9.47%	5/12/2028	7,081	6,964	7,067	0.26
GI Consilio Parent, LLC	(9)	SOFR + 4.50%	9.97%	5/12/2028	10,000	9,275	9,965	0.37
GovernmentJobs.com, Inc.	(4)(7)(10)	SOFR + 5.50%	10.96%	12/1/2028	24,147	23,793	24,095	0.89
GraphPAD Software, LLC	(4)(11)	SOFR + 5.50%	11.22%	4/27/2027	15,400	15,287	15,400	0.57
Greeneden U.S. Holdings II, LLC	(10)	SOFR + 4.00%	9.47%	12/1/2027	4,409	4,410	4,432	0.16
HS Purchaser, LLC	(10)	SOFR + 4.00%	9.48%	11/19/2026	3,921	3,900	3,726	0.14
Idera, Inc.	(10)	SOFR + 3.75%	9.28%	3/2/2028	2,940	2,947	2,930	0.11
Informatica, LLC	(8)	SOFR + 2.75%	8.18%	10/27/2028	1,572	1,557	1,577	0.06
ION Trading Finance Ltd.	(8)	SOFR + 4.75%	10.20%	4/3/2028	7,724	7,455	7,742	0.29
LD Lower Holdings, Inc.	(4)(11)	SOFR + 6.50%	11.95%	2/8/2026	14,831	14,754	14,682	0.54
Medallia, Inc.	(4)(10)	SOFR + 6.00%	11.45% (incl. 4.00% PIK)	10/29/2028	48,544	47,926	47,573	1.76
Mitnick Purchaser, Inc.	(9)	SOFR + 4.50%	9.98%	5/2/2029	4,937	4,919	4,686	0.17
Mitratech Holdings, Inc.	(4)(10)	SOFR + 5.00%	10.47%	5/18/2028	27,294	26,248	26,816	0.99
Mitratech Holdings, Inc.	(10)	SOFR + 4.25%	9.88%	5/18/2028	14,925	14,284	14,794	0.55
Monk Holding Co.	(4)(10)(18)	SOFR + 5.70%	10.96%	12/1/2027	108,645	106,844	108,645	4.01
Monk Holding Co.	(4)(7)(10)	SOFR + 5.50%	10.96%	12/1/2027	677	639	628	0.02
MRI Software, LLC	(11)	SOFR + 5.50%	10.95%	2/10/2027	10,073	9,880	9,884	0.36

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Nintex Topco Limited	(4)(10)	SOFR + 6.00%	11.50%	11/13/2028	32,506	32,014	31,205	1.15
NortonLifeLock, Inc.	(9)	SOFR + 2.00%	7.46%	9/12/2029	3,310	3,296	3,318	0.12
Perforce Software, Inc.	(8)	SOFR + 3.75%	9.21%	7/1/2026	1,329	1,326	1,319	0.05
Proofpoint, Inc.	(9)	SOFR + 3.25%	8.72%	8/31/2028	8,805	8,503	8,820	0.33
Quartz Acquireco LLC	(4)(9)	SOFR + 3.50%	8.82%	6/28/2030	6,749	6,687	6,779	0.25
Quest Software US Holdings, Inc.	(9)	SOFR + 4.25%	9.78%	2/1/2029	3,950	3,921	3,037	0.11
RealPage, Inc.	(9)	SOFR + 3.00%	8.47%	4/24/2028	7,852	7,677	7,808	0.29
Relativity ODA, LLC	(4)(7)(11)	SOFR + 6.50%	11.96%	5/12/2027	54,525	53,956	53,699	1.98
S2P Acquisition Borrower, Inc.	(8)	SOFR + 4.00%	9.46%	8/14/2026	4,908	4,874	4,924	0.18
SolarWinds Holdings Inc.	(8)	SOFR + 3.75%	9.11%	2/5/2027	2,908	2,908	2,919	0.11
Sophia, LP	(9)	SOFR + 3.50%	8.96%	10/7/2027	9,824	9,540	9,857	0.36
Sovos Compliance, LLC	(9)	SOFR + 4.50%	9.97%	8/11/2028	3,925	3,924	3,886	0.14
SS&C Technologies, Inc.	(9)	SOFR + 2.25%	7.67%	3/22/2029	4,019	3,943	4,031	0.15
Stamps.com, Inc.	(4)(10)	SOFR + 5.75%	11.23%	10/5/2028	58,950	58,094	57,476	2.12
Surf Holdings, LLC	(8)	SOFR + 3.50%	8.97%	3/5/2027	4,904	4,852	4,920	0.18
Symphony Technology Group	(9)	SOFR + 3.75%	9.19%	3/1/2029	5,910	5,827	5,901	0.22
Symphony Technology Group	(10)	SOFR + 5.00%	10.64%	7/27/2028	1,965	1,968	1,406	0.05
The Ultimate Software Group, Inc.	(9)	SOFR + 3.25%	8.76%	5/4/2026	9,082	8,912	9,118	0.34
Triple Lift, Inc.	(4)(10)	SOFR + 5.75%	11.27%	5/5/2028	59,390	58,943	57,312	2.12
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.75%	11.31%	5/5/2028	821	792	746	0.03
Vision Solutions, Inc.	(10)	SOFR + 4.00%	9.64%	4/24/2028	5,952	5,907	5,916	0.22
VS Buyer, LLC	(8)	SOFR + 3.25%	8.71%	2/28/2027	3,026	2,995	3,037	0.11

						743,022	741,310	27.36
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 6.18%	11.49%	5/3/2026	36,866	36,616	36,866	1.36
EG America, LLC	(8)	SOFR + 5.50%	11.24%	2/7/2028	2,892	2,808	2,849	0.11

						39,424	39,715	1.47
Technology Hardware, Storage & Peripherals
Lytx, Inc.	(4)(11)	SOFR + 6.75%	12.21%	2/28/2028	29,247	29,147	29,247	1.08
Trading Companies & Distributors
Core and Main, LP	(8)	SOFR + 2.50%	7.69%	7/27/2028	3,940	3,873	3,947	0.15
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	8.89%	1/31/2028	6,869	6,679	6,859	0.25
Icebox Holdco III, Inc.	(9)	SOFR + 3.50%	9.11%	12/22/2028	5,890	5,849	5,859	0.22
LBM Acquisition, LLC	(10)	SOFR + 3.75%	9.21%	12/17/2027	3,930	3,928	3,892	0.14
Park River Holdings, Inc.	(10)	SOFR + 3.25%	8.91%	12/28/2027	3,369	3,327	3,296	0.12
Porcelain Acquisition Corp.	(4)(11)	SOFR + 6.00%	11.49%	4/1/2027	8,688	8,543	8,322	0.31
Specialty Building Products Holdings, LLC	(9)	SOFR + 3.75%	9.21%	10/15/2028	1,965	1,974	1,965	0.07
SRS Distribution, Inc.	(9)	SOFR + 3.50%	8.96%	6/2/2028	1,965	1,946	1,968	0.07
SRS Distribution, Inc.	(9)	SOFR + 3.50%	8.97%	6/2/2028	7,864	7,709	7,887	0.29

						43,828	43,995	1.62

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Transportation Infrastructure
Frontline Road Safety, LLC	(4)(10)	SOFR + 5.75%	11.55%	5/3/2027	12	12	12	0.00
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.22%	10/19/2027	11,826	11,748	11,383	0.42
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.26%	10/19/2027	6,806	6,739	6,551	0.24

						18,499	17,946	0.66
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	9.35%	12/17/2027	6,676	6,551	6,667	0.25

Total First Lien Debt						4,924,428	4,915,829	181.42

Second Lien Debt
Capital Markets
Apex Group Treasury, LLC	(4)(9)	SOFR + 6.75%	12.36%	7/27/2029	11,469	11,515	11,357	0.42%
Apex Group Treasury, LLC	(4)(9)	SOFR + 6.75%	12.39%	7/27/2029	26,378	26,486	26,117	0.96

						38,001	37,474	1.38
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 5.75%	11.17%	12/10/2029	5,301	4,810	4,598	0.17
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	(4)(8)	8.75%	8.75%	4/15/2029	CAD 12,000	8,221	8,060	0.30
Jayhawk Buyer, LLC	(4)(11)	SOFR + 8.75%	14.23%	10/15/2027	24,712	24,568	23,600	0.87

						32,789	31,660	1.17
Industrial Conglomerates
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	12.64%	11/1/2029	66,704	65,632	62,201	2.30
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 6.50%	12.14%	8/31/2029	37,847	37,151	31,602	1.17
Phoenix Newco, Inc.	(4)(9)	SOFR + 6.50%	11.97%	11/15/2029	37,847	37,146	37,847	1.40

						74,297	69,449	2.57
Software
Proofpoint, Inc.	(9)	SOFR + 6.25%	11.72%	8/31/2029	37,847	37,053	38,320	1.41
Vision Solutions, Inc.	(10)	SOFR + 7.25%	12.89%	4/23/2029	29,995	26,505	27,626	1.02

						63,558	65,946	2.43

Total Second Lien Debt						279,087	271,328	10.02

Bonds
Software
Tangerine Bidco SPA	(4)(8)	E + 6.50%	10.43%	12/30/2029	EUR 66,000	68,176	72,679	2.68
TeamSystem SpA	(4)(8)	E + 6.25%	10.22%	2/15/2028	EUR 35,000	33,560	38,638	1.43

						101,736	111,317	4.11

Total Bonds						101,736	111,317	4.11

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity
Aerospace & Defense
Loar Acquisition 13, LLC - Common Units	(4)				2,547,048	4,305	8,278	0.31
Air Freight & Logistics
AGI Group Holdings LP - A2 Units	(4)				194	208	109	0.00
Mode Holdings, L.P. - Class A-2 Common Units	(4)				1,230,769	2,215	2,203	0.08

						2,423	2,312	0.08
Capital Markets
Resolute Investment Managers, Inc.	(4)				11,751	294	294	0.01
Chemicals
Pigments LP Int	(4)				1,212	—	—	0.00
Distributors
Box Co-Invest Blocker, LLC - Series A Units	(4)				780,000	780	398	0.01
Box Co-Invest Blocker, LLC - Series C Units	(4)				94,753	92	102	0.00
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)				301,167	1,236	2,837	0.10

						2,108	3,337	0.11
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests	(4)		11.50%		974,662	1,133	1,245	0.05
Health Care Providers & Services
Jayhawk Holdings, LP - A-1 Common Units	(4)				797	210	62	0.00
Jayhawk Holdings, LP - A-2 Common Units	(4)				429	113	34	0.00

						323	96	0.00
Software
Descartes Holdings, Inc	(4)				168,057	728	348	0.01
Lobos Parent, Inc. - Series A Preferred Shares	(4)		10.50%		5,773	5,700	6,798	0.25

						6,428	7,146	0.26

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity(continued)
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)				3,000,000	3,542	3,963	0.15
Transportation Infrastructure
Frontline Road Safety Investments, LLC - Class A Common Units	(4)				3,936	376	540	0.02

Total Equity						20,932	27,211	0.99

Total Investment Portfolio						5,326,183	5,325,685	196.54

Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund						603	603	0.02
Other Cash and Cash Equivalents						128,611	128,611	4.75

Total Portfolio Investments, Cash and Cash Equivalents						$5,455,397	$5,454,899	201.31%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of December 31, 2023, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), and New Zealand Dollars (NZD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2023. Variable rate loans typically include an interest reference rate floor feature.

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved
(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	$781	$(16)
Cambium Learning Group, Inc.	Revolver	7/20/2028	3,249	—
Confine Visual Bidco	Delayed Draw Term Loan	3/11/2024	6,094	—
CPI Buyer, LLC	Revolver	11/1/2026	2,974	(59)
CSHC Buyerco, LLC	Delayed Draw Term Loan	9/8/2026	195	—
Express Wash Concepts, LLC	Delayed Draw Term Loan	4/2/2025	35,000	(394)
GovernmentJobs.com, Inc.	Revolver	11/30/2027	2,566	(51)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	1,473	—
Latham Pool Products, Inc.	Revolver	2/18/2029	11,250	(770)
Monk Holding Co.	Delayed Draw Term Loan	12/1/2024	3,655	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	1/16/2025	1,847	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	7/25/2029	3,721	—
Relativity ODA, LLC	Revolver	5/12/2027	538	(8)
Smile Doctors, LLC	Revolver	12/23/2027	4,737	(118)
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	1/2/2024	800	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	1,811	(62)
Triple Lift, Inc.	Revolver	5/6/2028	1,321	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	1,915	(43)
West Monroe Partners, LLC	Revolver	11/9/2027	2,274	—
WHCG Purchaser III, Inc.	Revolver	6/22/2026	2	—

Total unfunded commitments			$86,203	$(1,521)

BCRED Emerald JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2023 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2023 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2023 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2023 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2023 was 1.50%.
(14)	The interest rate floor on these investments as of December 31, 2023 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved
(17)	Loan was on non-accrual status as of December 31, 2023.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

Blackstone Private Credit Fund

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands, except share amounts, per share data, percentages and as otherwise noted)

The following table presents the selected consolidated statements of assets and liabilities information of the Emerald JV as of September 30, 2024 and December 31, 2023 (Unaudited):

	September 30, 2024	December 31, 2023
ASSETS
Investments at fair value (cost of $4,417,954 and $5,326,183 at September 30, 2024 and December 31, 2023, respectively)	$4,351,217	$5,325,685
Cash and cash equivalents	251,523	129,214
Interest receivable	39,303	44,034
Receivable for investments sold	15,834	17,056
Deferred financing costs	10,878	15,576

Total assets	$4,668,755	$5,531,565

LIABILITIES
Debt	$2,093,672	$2,672,363
Distribution payable	85,609	106,593
Payable for investments purchased and other liabilities	95,642	42,929

Total liabilities	2,274,923	2,821,885

MEMBERS’ EQUITY
Members’ Equity	2,393,832	2,709,680

Total members’ equity	2,393,832	2,709,680

Total liabilities and members’ equity	$4,668,755	$5,531,565

The following table presents the selected consolidated statements of operations information of the Emerald JV for the three and nine months ended September 30, 2024 and September 30, 2023 (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Investment income:
Interest income	$123,360	$164,464	$413,396	$486,577
Payment-in-kind interest income	2,066	1,665	5,713	5,127
Dividend income	3	49	19	394
Other income	—	73	604	1,507

Total investment income	125,429	166,251	419,732	493,605

Expenses:
Interest expense	43,758	62,213	141,886	179,728
Other expenses	541	933	1,603	3,801

Total expenses	44,299	63,146	143,489	183,529

Blackstone Private Credit Fund

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands, except share amounts, per share data, percentages and as otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net investment income before taxes	81,130	103,105	276,243	310,076

Tax expense	—	—	—	—

Net investment income after taxes	81,130	103,105	276,243	310,076

Net realized and change in unrealized gain (loss):
Net change in unrealized gain (loss) on investments and foreign currency	(48,847)	30,618	(68,702)	68,374
Net realized gain (loss) on investments and foreign currency	6,785	(1,623)	10,972	(7,767)

Total net realized and change in unrealized gain (loss)	(42,062)	28,995	(57,730)	60,607

Net increase (decrease) in net assets resulting from operations	$39,068	$132,100	$218,513	$370,683

BCRED Verdelite JV

BCRED Verdelite JV LP (“Verdelite JV”), a Delaware limited liability company, was formed as a joint venture between the Company and an entity managed by an alternative credit management investment firm with a specialized focus on structured and syndicated credit, including CLO management (the “Verdelite JV Partner”), and commenced operations on October 21, 2022 and operates under a limited liability company agreement. The Verdelite JV’s principal purpose is to make investments, primarily in broadly syndicated loans.

On October 21, 2022, a wholly-owned subsidiary of the Company and the Verdelite JV Partner committed to contribute up to $147.0 million and $21.0 million of capital, respectively, to the Verdelite JV. The Company contributed $117.7 million (consisting of a cash contribution of $26.2 million and an in-kind capital contribution of investments valued at $91.5 million), and the Verdelite JV Partner contributed cash of $16.8 million, in exchange for equity ownership interests of 87.5% and 12.5%, respectively.

The Company and the Verdelite JV Partner may, from time-to-time, make additional contributions of capital or may receive returns of capital from the Verdelite JV. As of September 30, 2024 and December 31, 2023, the Company had made capital contributions (net of returns of capital) of $117.7 million and the Verdelite JV Partner had made capital contributions (net of returns of capital) of $16.8 million of capital, respectively, and $29.3 million and $4.2 million of capital remained uncalled from the Company and the Verdelite JV Partner, respectively. As of September 30, 2024 and December 31, 2023, the Company and the Verdelite JV Partner’s equity ownership interests are 87.5% and 12.5%, respectively.

Blackstone Private Credit Fund

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands, except share amounts, per share data, percentages and as otherwise noted)

The Company and the Verdelite JV Partner, through their joint control of the Verdelite JV’s General Partner, have equal control of the Verdelite JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Verdelite JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Verdelite JV must be approved by the Verdelite JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Verdelite JV Partner. The initial term of the Verdelite JV is three years from the commencement of operations, and will continue for successive six-month periods thereafter upon the approval the Verdelite JV’s General Partner, except in the case of a dissolution event. The Company’s investment in the Verdelite JV cannot be transferred without the consent of the Verdelite JV partner.

The Company has determined that the Verdelite JV is an investment company under ASC 946, and in accordance with ASC 946, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company subsidiary. Further, the Company has a variable interest in the Verdelite JV and has determined that the Verdelite JV is a variable interest entity under ASC 810. However, the Company is not deemed to be the primary beneficiary of the Verdelite JV as there is equal power between the Company and JV Partner. Accordingly, the Company does not consolidate the Verdelite JV.

The Company’s investment in the Verdelite JV is disclosed on the Company’s Condensed Consolidated Schedule of Investments as of September 30, 2024 and December 31, 2023.

The following table presents the consolidated schedule of investments of the Verdelite JV as of September 30, 2024:

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien
Aerospace & Defense
Dynasty Acquisition Co, Inc.	(8)	SOFR + 3.50%	8.35%	3/20/2024	8/24/2028	$2,978	$2,978	$2,983	2.03%
KBR, Inc.	(8)	SOFR + 2.00%	6.85%	8/14/2024	1/17/2031	506	506	506	0.34
Ovation Parent, Inc.	(10)	SOFR + 3.50%	8.10%	4/19/2024	3/27/2031	935	933	940	0.64
Peraton Corp.	(10)	SOFR + 3.75%	8.70%	11/16/2022	2/1/2028	4,993	4,939	4,816	3.28
TransDigm Inc	(8)	SOFR + 2.50%	7.10%	11/28/2023	2/28/2031	4,968	4,971	4,955	3.38
Vertex Aerospace Services Corp.	(10)	SOFR + 2.75%	7.60%	11/16/2022	12/6/2030	5,588	5,564	5,591	3.81

							19,891	19,791	13.48
Air Freight & Logistics
Savage Enterprises, LLC	(9)	SOFR + 3.00%	7.85%	11/16/2022	9/15/2028	154	154	154	0.10
Airlines
American Airlines, Inc.	(8)	SOFR + 2.75%	7.96%	2/15/2023	2/15/2028	2,970	2,946	2,967	2.02
American Airlines, Inc.	(8)	SOFR + 1.75%	6.45%	11/16/2022	1/29/2027	500	499	498	0.34
KKR Apple Bidco, LLC	(9)	SOFR + 2.75%	7.71%	11/16/2022	9/23/2028	1,980	1,971	1,979	1.35
United Airlines, Inc.	(8)	SOFR + 2.75%	8.03%	2/22/2024	2/22/2031	2,744	2,731	2,752	1.88

							8,147	8,196	5.59
Auto Components
Belron Finance US, LLC	(9)	SOFR + 2.25%	7.63%	1/16/2024	4/18/2029	752	749	753	0.51
Clarios Global LP	(8)	SOFR + 2.50%	7.35%	7/16/2024	5/6/2030	2,965	2,965	2,970	2.02
First Brands Group, LLC	(11)	SOFR + 5.00%	10.51%	12/15/2022	3/30/2027	3,751	3,703	3,718	2.54

							7,417	7,441	5.07
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	8.12%	11/16/2022	3/31/2028	3,432	3,291	3,430	2.34
Biotechnology
Grifols Worldwide Operations USA Inc	(8)	SOFR + 2.00%	7.40%	11/16/2022	11/15/2027	3,114	3,100	3,032	2.07
Broadline Retail
Peer USA, LLC	(8)	SOFR + 3.00%	7.60%	6/26/2024	6/20/2031	1,943	1,946	1,951	1.33
Building Products
Cornerstone Building Brands, Inc.	(9)	SOFR + 3.25%	8.45%	11/16/2022	4/12/2028	3,959	3,902	3,884	2.65
Griffon Corporation	(8)	SOFR + 2.00%	6.85%	6/26/2024	1/24/2029	3,485	3,493	3,495	2.38
Gulfside Supply Inc	(8)	SOFR + 3.00%	8.29%	6/17/2024	6/17/2031	662	661	663	0.45
LBM Acquisition, LLC	(10)	SOFR + 3.75%	8.97%	6/6/2024	5/31/2031	6,006	5,948	5,899	4.02
MIWD Holdco II, LLC	(8)	SOFR + 3.50%	8.35%	3/28/2024	3/21/2031	2,059	2,049	2,065	1.41

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Building Products (continued)
Oscar Acquisitionco, LLC	(9)	SOFR + 4.25%	8.85%	11/16/2022	4/29/2029	2,426	2,431	2,400	1.64
Resideo Funding Inc	(8)	SOFR + 2.00%	7.30%	6/14/2024	6/13/2031	549	549	550	0.38
Standard Industries Inc	(9)	SOFR + 2.00%	6.92%	11/16/2022	9/22/2028	1,102	1,102	1,105	0.75
Tamko Building Products, LLC	(8)	SOFR + 3.25%	8.17%	9/20/2023	9/20/2030	2,628	2,630	2,637	1.80
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	8.20%	11/16/2022	11/3/2028	4,520	4,356	4,501	3.07

							27,121	27,199	18.55
Capital Markets
Apex Group Treasury, LLC	(9)	SOFR + 3.75%	8.96%	11/16/2022	7/27/2028	3,527	3,437	3,536	2.41
Aretec Group, Inc.	(8)	SOFR + 4.00%	8.85%	5/29/2024	8/9/2030	4,403	4,403	4,319	2.94
Citco Funding, LLC	(9)	SOFR + 2.75%	7.31%	6/13/2024	4/27/2028	990	989	997	0.68
GTCR Everest Borrower, LLC	(8)	SOFR + 3.00%	7.60%	9/5/2024	9/5/2031	1,445	1,442	1,430	0.98
Osaic Holdings Inc	(8)	SOFR + 4.00%	8.85%	3/19/2024	8/17/2028	4,328	4,327	4,287	2.92
Kestra Advisor Services Holdings A, Inc.	(8)	SOFR + 4.00%	9.06%	5/6/2024	3/19/2031	1,486	1,482	1,492	1.02
The Edelman Financial Engines Center, LLC	(8)	SOFR + 3.25%	8.10%	6/5/2024	4/7/2028	3,880	3,880	3,877	2.64

							19,960	19,938	13.59
Chemicals
CI Maroon Holdings, LLC	(8)	SOFR + 4.00%	8.70%	3/28/2024	3/3/2031	898	893	903	0.62
Nouryon USA, LLC	(8)	SOFR + 3.50%	8.63%	4/26/2024	4/3/2028	3,767	3,767	3,779	2.58

							4,660	4,682	3.20
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	10.25%	8/18/2023	8/18/2028	4,449	4,297	4,474	3.05
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	8.70%	11/16/2022	5/12/2028	4,430	4,346	4,392	2.99
Anticimex, Inc.	(9)	SOFR + 3.15%	8.48%	11/16/2022	11/16/2028	4,365	4,324	4,367	2.98
APX Group, Inc.	(9)	SOFR + 2.75%	8.03%	11/16/2022	7/10/2028	3,277	3,174	3,282	2.24
Asplundh Tree Expert, LLC	(8)	SOFR + 1.75%	6.60%	5/23/2024	5/23/2031	1,345	1,342	1,348	0.92
Belfor Holdings Inc	(9)	SOFR + 3.75%	8.60%	11/3/2023	11/1/2030	1,010	1,002	1,016	0.69
Brightview Landscapes, LLC	(9)	SOFR + 2.50%	7.75%	5/28/2024	4/20/2029	149	149	149	0.10
EAB Global, Inc.	(9)	SOFR + 3.25%	8.10%	11/16/2022	8/16/2028	8,833	8,738	8,812	6.01
Foundational Education Group, Inc.	(9)	SOFR + 3.75%	9.26%	11/16/2022	8/31/2028	2,487	2,400	2,409	1.64
Garda World Security Corp.	(8)	SOFR + 3.50%	8.60%	8/6/2024	2/1/2029	3,827	3,827	3,831	2.61
GFL Environmental, Inc.	(9)	SOFR + 2.00%	7.32%	7/3/2024	7/3/2031	833	831	833	0.57

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Commercial Services & Supplies (continued)
OMNIA Partners, LLC	(8)	SOFR + 3.25%	8.53%	1/26/2024	7/25/2030	2,387	2,365	2,396	1.63
Prime Security Services Borrower, LLC	(8)	SOFR + 2.25%	7.45%	4/15/2024	10/13/2030	4,263	4,263	4,263	2.91
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc.)	(9)	SOFR + 3.75%	8.71%	11/16/2022	12/8/2028	4,515	4,435	4,519	3.08
Vaco Holdings, Inc.	(10)	SOFR + 5.00%	9.95%	11/16/2022	1/21/2029	2,324	2,279	2,287	1.56

							47,772	48,378	32.98
Construction & Engineering
Artera Services, LLC	(8)	SOFR + 4.50%	9.10%	2/9/2024	2/15/2031	468	465	458	0.31
Azuria Water Solutions Inc	(10)	SOFR + 3.75%	8.60%	7/23/2024	5/17/2028	2,971	2,971	2,987	2.04
Groundworks, LLC	(7)(8)	SOFR + 3.50%	8.60%	3/14/2024	3/14/2031	1,647	1,631	1,637	1.12
Refficiency Holdings, LLC	(10)	SOFR + 3.50%	8.45%	11/16/2022	12/16/2027	4,417	4,375	4,440	3.03
Touchdown Acquirer, Inc.	(8)	SOFR + 3.25%	7.85%	8/21/2024	2/21/2031	1,399	1,399	1,399	0.95

							10,841	10,921	7.45
Consumer Finance
CPI Holdco B, LLC	(8)	SOFR + 2.00%	6.85%	5/17/2024	5/17/2031	1,204	1,201	1,199	0.82
Containers & Packaging
Altium Packaging, LLC	(8)	SOFR + 2.50%	7.35%	6/11/2024	6/11/2031	534	534	532	0.36
Anchor Packaging, LLC	(8)	SOFR + 3.75%	8.60%	5/7/2024	7/18/2029	748	746	752	0.51
Berlin Packaging, LLC	(8)	SOFR + 3.75%	8.95%	6/7/2024	6/7/2031	4,477	4,467	4,479	3.05
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	8.02%	11/16/2022	4/13/2029	3,136	3,088	3,124	2.13
Graham Packaging Co, Inc.	(8)	SOFR + 2.50%	7.35%	7/31/2024	8/4/2027	2,667	2,667	2,667	1.82
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.00%	9.30%	4/9/2024	9/15/2028	5,072	5,072	5,085	3.47
Ring Container Technologies Group, LLC	(9)	SOFR + 2.75%	7.60%	7/19/2024	8/12/2028	2,112	2,112	2,113	1.44
SupplyOne, Inc.	(8)	SOFR + 4.25%	9.10%	4/19/2024	4/19/2031	1,704	1,696	1,711	1.17
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	8.21%	11/16/2022	3/3/2028	4,513	4,403	4,433	3.02
Trident TPI Holdings, Inc.	(9)	SOFR + 4.00%	8.60%	4/1/2024	9/15/2028	4,419	4,419	4,431	3.02

							29,204	29,327	19.99

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 3.50%	8.45%	11/16/2022	12/11/2028	4,125	4,007	4,111	2.80
Bright Horizons Family Solutions, LLC	(9)	SOFR + 2.25%	7.21%	11/16/2022	11/24/2028	3,482	3,486	3,486	2.38
Caliber Collision	(8)	SOFR + 3.25%	7.85%	7/30/2024	1/30/2031	2,007	2,007	2,007	1.37
Cengage Learning, Inc.	(11)	SOFR + 4.25%	9.54%	3/22/2024	3/22/2031	1,958	1,940	1,965	1.34
Element Materials Technology Group US Holdings Inc.	(9)	SOFR + 3.75%	8.35%	11/16/2022	7/6/2029	2,970	2,914	2,981	2.03
Imagine Learning, LLC	(9)	SOFR + 3.50%	8.35%	2/1/2024	12/21/2029	1,990	1,981	1,991	1.36
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	10.45%	11/16/2022	3/12/2029	4,215	4,118	4,228	2.88
Mister Car Wash Holdings, Inc.	(8)	SOFR + 3.00%	7.85%	3/27/2024	3/21/2031	773	773	775	0.53
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.75%	8.71%	11/16/2022	12/15/2028	3,273	3,229	3,274	2.23
Spring Education Group, Inc.	(8)	SOFR + 4.00%	8.60%	9/29/2023	9/29/2030	3,396	3,323	3,425	2.33
University Support Services, LLC	(9)	SOFR + 2.75%	7.60%	11/16/2022	2/10/2029	3,824	3,789	3,818	2.60

							31,567	32,061	21.85
Diversified REITs
Iron Mountain Information Management, LLC	(8)	SOFR + 2.00%	6.85%	12/28/2023	1/31/2031	853	848	850	0.58
Diversified Telecommunication Services
Coral-US Co-Borrower, LLC.	(8)	SOFR + 2.25%	7.46%	11/16/2022	1/31/2028	2,450	2,426	2,425	1.65
Lorca Co-Borrower, LLC	(9)	SOFR + 3.50%	8.10%	4/30/2024	3/25/2031	995	993	999	0.68
Zacapa, LLC	(9)	SOFR + 4.00%	8.60%	11/16/2022	3/22/2029	4,514	4,429	4,528	3.09

							7,848	7,952	5.42
Electric Utilities
NRG Energy, Inc.	(8)	SOFR + 2.00%	7.26%	4/16/2024	3/27/2031	1,769	1,765	1,774	1.21
Sabre Industries Inc	(9)	SOFR + 3.25%	8.20%	11/16/2022	6/1/2028	1,934	1,922	1,927	1.31
Vistra Operations Co, LLC	(8)	SOFR + 2.00%	6.85%	11/16/2022	12/20/2030	2,627	2,604	2,630	1.79

							6,291	6,331	4.31
Electrical Equipment
Generac Power Systems Inc	(8)	SOFR + 1.75%	6.95%	7/3/2024	6/12/2031	3,799	3,794	3,819	2.60
Madison IAQ, LLC	(9)	SOFR + 2.75%	7.89%	11/16/2022	6/21/2028	4,218	4,108	4,219	2.88

							7,902	8,038	5.48

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Electronic Equipment, Instruments & Components
Celestica Inc.	(4)(8)	SOFR + 1.75%	6.61%	6/20/2024	6/20/2031	3,491	3,491	3,496	2.38
Infinite Bidco, LLC	(9)	SOFR + 3.75%	9.26%	11/16/2022	3/2/2028	2,646	2,575	2,574	1.76
Modena Buyer, LLC	(8)	SOFR + 4.50%	9.10%	7/1/2024	7/1/2031	3,500	3,430	3,359	2.29

							9,496	9,429	6.43
Energy Equipment & Services
Ursa Minor US Bidco, LLC	(8)	SOFR + 3.50%	8.10%	3/26/2024	2/24/2031	1,190	1,187	1,193	0.81
Entertainment
Live Nation Entertainment Inc	(8)	SOFR + 1.75%	6.81%	11/16/2022	10/19/2026	3,482	3,486	3,484	2.38
Financial Services
Mitchell International, Inc.	(9)	SOFR + 3.25%	8.10%	6/17/2024	6/17/2031	4,942	4,918	4,875	3.32
Paysafe Holdings US Corp	(9)	SOFR + 2.75%	7.71%	11/16/2022	6/28/2028	1,977	1,968	1,968	1.34
Planet US Buyer, LLC	(8)	SOFR + 3.50%	8.60%	2/9/2024	1/31/2031	1,022	1,020	1,025	0.70
Solera, LLC	(9)(18)	SOFR + 4.00%	9.51%	11/16/2022	6/2/2028	2,263	2,194	2,228	1.52

							10,100	10,096	6.88
Food Products
CHG PPC Parent, LLC	(9)	SOFR + 2.75%	7.71%	11/16/2022	12/8/2028	2,954	2,887	2,950	2.01
Saratoga Food Specialties, LLC	(8)	SOFR + 3.75%	8.70%	3/7/2024	3/7/2029	721	718	725	0.49

							3,605	3,675	2.50
Ground Transportation
Genesee & Wyoming Inc	(8)	SOFR + 2.00%	6.60%	4/10/2024	4/10/2031	4,324	4,304	4,318	2.94
Health Care Equipment & Supplies
Auris Luxembourg III S.à r.l.	(8)	SOFR + 4.25%	9.56%	4/8/2024	2/28/2029	3,093	3,079	3,098	2.11
Resonetics, LLC	(10)	SOFR + 3.75%	8.71%	6/18/2024	6/18/2031	3,565	3,557	3,574	2.44

							6,636	6,672	4.55
Health Care Providers & Services
Agiliti Health Inc	(8)	SOFR + 3.00%	8.33%	5/1/2023	5/1/2030	3,482	3,484	3,391	2.31
Concentra Health Services Inc	(4)(8)	SOFR + 2.25%	7.10%	7/26/2024	6/26/2031	2,143	2,140	2,142	1.46
Davita Inc	(8)	SOFR + 2.00%	6.85%	5/9/2024	5/9/2031	3,500	3,500	3,503	2.39
Ensemble RCM, LLC	(8)	SOFR + 3.00%	8.25%	1/30/2024	8/1/2029	940	931	943	0.64
Examworks Bidco, Inc.	(9)	SOFR + 3.00%	7.96%	11/16/2022	11/1/2028	3,766	3,712	3,776	2.57
Hunter US Bidco Inc.	(9)	SOFR + 4.25%	8.95%	11/16/2022	8/19/2028	1,000	994	996	0.68

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services (continued)
MED ParentCo LP	(8)	SOFR + 4.00%	8.85%	4/15/2024	4/15/2031	1,195	1,189	1,198	0.82
Outcomes Group Holdings Inc	(8)	SOFR + 4.25%	9.10%	5/6/2024	5/6/2031	2,075	2,065	2,090	1.42
Pediatric Associates Holding Co., LLC	(9)	SOFR + 3.25%	8.76%	11/16/2022	12/29/2028	643	634	626	0.43
Surgery Centers Holdings, Inc.	(8)	SOFR + 2.75%	7.67%	6/20/2024	12/19/2030	1,038	1,038	1,040	0.71

							19,687	19,705	13.43
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 3.25%	8.10%	11/16/2022	2/15/2029	4,504	4,270	4,483	3.06
Cotiviti, Inc.	(8)	SOFR + 3.25%	8.45%	5/1/2024	5/1/2031	5,205	5,180	5,208	3.55
Gainwell Acquisition Corp.	(10)	SOFR + 4.00%	8.70%	11/16/2022	10/1/2027	1,979	1,927	1,889	1.29
Waystar Technologies, Inc.	(8)	SOFR + 2.75%	7.60%	6/27/2024	10/22/2029	2,069	2,069	2,073	1.41

							13,446	13,653	9.31
Hotels, Restaurants & Leisure
Alterra Mountain Company	(8)	SOFR + 3.25%	8.10%	4/1/2024	8/17/2028	2,291	2,291	2,299	1.57
Caesars Entertainment, Inc.	(9)	SOFR + 2.75%	7.60%	2/6/2024	2/6/2031	2,811	2,805	2,815	1.92
Caesars Entertainment, Inc.	(9)	SOFR + 2.75%	7.60%	2/6/2023	2/6/2030	1,542	1,530	1,545	1.05
Carnival Finance, LLC	(10)	SOFR + 2.75%	7.60%	4/25/2024	10/18/2028	2,321	2,321	2,328	1.59
Cedar Fair, L.P.	(8)	SOFR + 2.00%	6.85%	5/1/2024	5/1/2031	726	724	726	0.49
FanDuel Group Financing, LLC.	(9)	SOFR + 2.00%	6.60%	11/24/2023	11/25/2030	2,405	2,400	2,411	1.64
Fertitta Entertainment, LLC	(9)	SOFR + 3.75%	8.85%	11/16/2022	1/27/2029	4,140	4,075	4,134	2.82
GVC Finance, LLC	(9)	SOFR + 2.75%	8.01%	5/8/2024	10/31/2029	3,383	3,391	3,388	2.31
Hilton Grand Vacations Borrower, LLC	(8)	SOFR + 2.25%	7.10%	1/17/2024	1/17/2031	712	711	708	0.48
IRB Holding Corp.	(10)	SOFR + 2.75%	7.70%	1/22/2024	12/15/2027	4,533	4,533	4,533	3.09
LC Ahab US Bidco, LLC	(8)	SOFR + 3.50%	8.35%	5/1/2024	5/1/2031	672	668	675	0.46
Marriott Ownership Resorts Inc	(8)	SOFR + 2.25%	7.10%	4/1/2024	4/1/2031	3,135	3,157	3,133	2.14
Mic Glen, LLC	(9)	SOFR + 3.50%	8.46%	11/16/2022	7/21/2028	3,356	3,274	3,363	2.29
New Red Finance, Inc.	(8)	SOFR + 1.75%	6.60%	6/16/2024	9/12/2030	921	919	913	0.62
Ovg Business Services, LLC	(8)	SOFR + 3.00%	7.85%	6/25/2024	6/25/2031	1,512	1,505	1,507	1.03
Scientific Games Holdings LP	(9)	SOFR + 3.00%	8.32%	6/11/2024	4/4/2029	2,985	2,985	2,971	2.03

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Hotels, Restaurants & Leisure (continued)
Tacala Investment Corp.	(10)	SOFR + 4.00%	9.25%	9/26/2024	1/31/2031	1,605	1,604	1,609	1.10
Whatabrands, LLC	(9)	SOFR + 2.75%	7.60%	5/14/2024	8/3/2028	4,518	4,518	4,516	3.08

							43,411	43,574	29.71
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.50%	8.70%	11/16/2022	7/31/2028	4,276	4,182	4,276	2.92
Household Products
Energizer Holdings Inc	(8)	SOFR + 2.00%	6.92%	5/29/2024	12/22/2027	751	751	753	0.51
Insurance
AmWINS Group Inc	(10)	SOFR + 2.25%	7.21%	11/16/2022	2/19/2028	744	743	744	0.51
AssuredPartners, Inc.	(9)	SOFR + 3.50%	8.35%	2/16/2024	2/14/2031	4,916	4,908	4,917	3.35
Baldwin Risk Partners, LLC	(8)	SOFR + 3.25%	8.10%	5/24/2024	5/26/2031	4,019	4,009	4,029	2.75
BroadStreet Partners, Inc.	(8)	SOFR + 3.25%	8.10%	6/14/2024	6/14/2031	4,582	4,577	4,569	3.12
HUB International, Ltd.	(10)	SOFR + 3.00%	8.26%	7/30/2024	6/20/2030	670	670	670	0.46
Hyperion Refinance S.à r.l.	(9)	SOFR + 3.50%	8.35%	2/15/2024	2/15/2031	1,985	1,976	1,989	1.36
Hyperion Refinance S.à r.l.	(9)	SOFR + 3.50%	8.35%	8/2/2024	4/18/2030	2,405	2,405	2,409	1.64
OneDigital Borrower, LLC	(9)	SOFR + 3.25%	8.10%	7/2/2024	6/13/2031	1,126	1,121	1,119	0.76
USI, Inc.	(8)	SOFR + 2.75%	7.35%	5/30/2024	9/29/2030	1,005	1,005	1,003	0.68
USI, Inc.	(8)	SOFR + 2.75%	7.35%	6/21/2024	11/22/2029	452	452	451	0.31

							21,866	21,900	14.94
Interactive Media & Services
Project Boost Purchaser, LLC	(8)	SOFR + 3.50%	8.79%	7/16/2024	7/16/2031	4,027	4,018	4,030	2.75
TripAdvisor, Inc.	(8)	SOFR + 2.75%	7.60%	7/8/2024	7/8/2031	2,392	2,386	2,391	1.63

							6,404	6,421	4.38
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 3.50%	8.10%	8/2/2024	2/1/2031	3,373	3,368	3,381	2.31
Chrysaor Bidco S.à r.l.	(7)(9)	SOFR + 3.50%	8.62%	7/17/2024	5/14/2031	771	771	776	0.53
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	8.85%	11/16/2022	10/16/2026	2,052	2,018	1,996	1.36
Fortress Intermediate 3 Inc	(8)	SOFR + 3.75%	8.60%	6/27/2024	6/27/2031	2,500	2,493	2,498	1.70
Newfold Digital Holdings Group Inc	(10)	SOFR + 3.50%	8.81%	11/16/2022	2/10/2028	3,044	2,892	2,699	1.84
ThoughtWorks, Inc.	(9)	SOFR + 2.75%	8.10%	11/16/2022	3/24/2028	2,307	2,269	2,284	1.56

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
IT Services (continued)
Virtusa Corp.	(10)	SOFR + 3.25%	8.10%	6/21/2024	2/15/2029	5,007	5,007	5,011	3.42
World Wide Technology Holding Co, LLC	(4)(9)	SOFR + 2.75%	7.81%	3/14/2024	3/1/2030	898	898	901	0.61

							19,716	19,546	13.33
Leisure Products
Amer Sports Co	(8)	SOFR + 3.25%	8.35%	2/16/2024	2/17/2031	246	245	247	0.17
Motion Finco, LLC	(8)	SOFR + 3.50%	8.10%	2/5/2024	11/12/2029	2,538	2,527	2,446	1.67

							2,772	2,693	1.84
Life Sciences Tools & Services
IQVIA Inc	(8)	SOFR + 2.00%	6.60%	11/28/2023	1/2/2031	434	434	437	0.30
LSCS Holdings, Inc.	(9)	SOFR + 4.50%	9.46%	11/16/2022	12/16/2028	2,437	2,367	2,436	1.66
Packaging Coordinators Midco, Inc.	(10)	SOFR + 3.25%	8.10%	5/28/2024	11/30/2027	3,541	3,541	3,544	2.42
PAREXEL International Inc/Wilmington	(9)	SOFR + 3.00%	7.85%	7/25/2024	11/15/2028	2,855	2,855	2,859	1.95

							9,197	9,276	6.33
Machinery
American Trailer World Corp	(10)	SOFR + 3.75%	8.70%	11/16/2022	3/3/2028	2,450	2,408	2,225	1.52
Chart Industries, Inc.	(4)(9)	SOFR + 2.50%	7.82%	7/2/2024	3/16/2030	2,289	2,289	2,288	1.56
Innio North America Holding, Inc.	(8)	SOFR + 3.25%	8.54%	7/12/2024	11/2/2028	673	673	677	0.46
SPX Flow, Inc.	(9)	SOFR + 3.50%	8.35%	6/20/2024	4/5/2029	3,014	3,014	3,021	2.06
LSF11 Trinity Bidco, Inc.	(4)(8)	SOFR + 3.50%	8.42%	9/3/2024	6/14/2030	2,322	2,322	2,328	1.59
Pro Mach Group, Inc.	(11)	SOFR + 3.50%	8.35%	6/6/2024	8/31/2028	3,739	3,739	3,756	2.56
TK Elevator U.S. Newco, Inc.	(9)	SOFR + 3.50%	8.59%	3/14/2024	4/30/2030	4,351	4,341	4,364	2.98

							18,786	18,659	12.73
Media
American Greetings Corp	(8)	SOFR + 5.75%	10.60%	4/30/2024	10/30/2029	1,301	1,276	1,313	0.89
Cable One Inc.	(8)	SOFR + 2.00%	6.96%	11/16/2022	5/3/2028	2,437	2,429	2,377	1.62
Cogeco Communications Finance USA LP	(9)	SOFR + 2.50%	7.46%	9/29/2023	9/1/2028	2,444	2,387	2,405	1.64
Directv Financing, LLC	(10)	SOFR + 5.25%	10.21%	1/24/2024	8/2/2029	1,709	1,704	1,685	1.15
Fleet US Bidco, Inc.	(8)	SOFR + 2.75%	7.58%	8/15/2024	2/21/2031	664	664	664	0.45
Virgin Media Bristol, LLC	(8)	SOFR + 3.25%	8.66%	3/2/2023	3/31/2031	2,727	2,705	2,608	1.78

							11,165	11,052	7.53

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Metals & Mining
Arsenal AIC Parent, LLC	(8)	SOFR + 3.25%	8.10%	8/21/2024	8/18/2030	639	639	639	0.44
Mortgage Real Estate Investment Trusts (REITs)
Blackstone Mortgage Trust Inc	(9)	SOFR + 3.50%	8.35%	11/16/2022	5/9/2029	2,438	2,355	2,401	1.64
Oil, Gas & Consumable Fuels
AL GCX Holdings, LLC	(9)	SOFR + 2.75%	7.87%	11/16/2022	5/17/2029	2,571	2,565	2,580	1.76
Buckeye Partners LP	(8)	SOFR + 2.00%	6.96%	2/6/2024	11/1/2026	3,273	3,277	3,274	2.23
Freeport LNG Investments, LLLP	(9)	SOFR + 3.50%	9.04%	11/16/2022	12/21/2028	2,977	2,951	2,954	2.01
GIP Pilot Acquisition Partners LP	(8)	SOFR + 2.50%	7.82%	5/22/2024	10/4/2030	1,116	1,116	1,120	0.76

							9,909	9,928	6.76
Pharmaceuticals
Elanco Animal Health Inc	(8)	SOFR + 1.75%	7.05%	11/16/2022	8/1/2027	2,381	2,382	2,378	1.62
Professional Services
AlixPartners, LLP	(9)	SOFR + 2.50%	7.46%	11/16/2022	2/4/2028	1,364	1,356	1,367	0.93
Ankura Consulting Group, LLC	(10)	SOFR + 4.25%	9.56%	2/2/2024	3/17/2028	1,142	1,142	1,147	0.78
APFS Staffing Holdings, Inc.	(9)	SOFR + 4.00%	8.85%	11/16/2022	12/29/2028	3,835	3,760	3,754	2.56
Camelot US Acquisition, LLC.	(8)	SOFR + 2.75%	7.60%	1/31/2024	1/31/2031	2,889	2,882	2,888	1.97
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	8.60%	11/16/2022	12/29/2028	1,910	1,901	1,916	1.31
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	8.35%	11/16/2022	4/9/2027	3,743	3,682	3,672	2.50
Eisner Advisory Group, LLC	(9)	SOFR + 4.00%	8.85%	2/28/2024	2/28/2031	1,208	1,197	1,213	0.83
EP Purchaser, LLC	(9)	SOFR + 3.50%	8.37%	11/16/2022	11/6/2028	485	468	487	0.33
Genuine Financial Holdings, LLC	(8)	SOFR + 4.00%	8.85%	6/28/2024	9/27/2030	5,955	5,904	5,925	4.04
Grant Thornton Advisors, LLC	(8)	SOFR + 3.25%	8.10%	5/31/2024	6/2/2031	2,378	2,378	2,384	1.63
Inmar, Inc.	(11)	SOFR + 5.50%	10.35%	6/21/2023	5/1/2026	2,058	2,018	2,064	1.41
Mercury Borrower, Inc.	(9)	SOFR + 3.50%	8.46%	11/16/2022	8/2/2028	3,617	3,550	3,621	2.47
Mermaid Bidco, Inc.	(8)	SOFR + 3.25%	8.49%	7/1/2024	6/27/2031	2,579	2,576	2,579	1.76
Ryan, LLC	(7)(9)	SOFR + 3.50%	8.35%	11/9/2023	11/14/2030	2,228	2,198	2,207	1.50

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Professional Services (continued)
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 3.00%	8.25%	2/24/2023	7/31/2031	4,725	4,701	4,722	3.22
Soliant Lower Intermediate, LLC	(8)	SOFR + 3.75%	8.60%	7/18/2024	7/18/2031	1,257	1,245	1,260	0.86
Trans Union, LLC.	(9)	SOFR + 2.00%	6.85%	1/30/2024	12/1/2028	4,527	4,533	4,530	3.09
VT Topco, Inc.	(9)	SOFR + 3.50%	8.35%	4/3/2024	8/9/2030	1,029	1,029	1,033	0.70

							46,520	46,769	31.89
Real Estate Management & Development
Cushman & Wakefield US Borrower, LLC	(4)(9)	SOFR + 3.00%	7.85%	6/18/2024	1/31/2030	1,750	1,752	1,752	1.19
Cushman & Wakefield US Borrower, LLC	(9)	SOFR + 3.00%	7.85%	9/25/2024	1/31/2030	1,708	1,708	1,711	1.17

							3,460	3,463	2.36
Software
Applied Systems, Inc.	(8)	SOFR + 3.00%	7.60%	2/23/2024	2/24/2031	175	175	175	0.12
BEP Intermediate Holdco, LLC	(4)(8)	SOFR + 3.75%	8.60%	4/26/2024	4/25/2031	743	740	747	0.51
Boost Newco Borrower, LLC	(8)	SOFR + 2.50%	7.10%	8/1/2024	1/31/2031	5,835	5,835	5,845	3.98
Boxer Parent Company, Inc.	(8)	SOFR + 3.75%	9.01%	7/30/2024	7/30/2031	4,766	4,754	4,762	3.25
Cloud Software Group, Inc.	(9)	SOFR + 4.50%	9.10%	3/22/2024	3/21/2031	1,419	1,409	1,424	0.97
Cloudera, Inc.	(9)	SOFR + 3.75%	8.70%	11/16/2022	10/8/2028	3,542	3,446	3,457	2.36
Conga Corp.	(10)	SOFR + 3.50%	8.56%	8/8/2024	5/8/2028	3,536	3,536	3,553	2.42
ConnectWise, LLC	(9)	SOFR + 3.50%	8.37%	11/16/2022	9/29/2028	3,503	3,413	3,505	2.39
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	8.71%	11/16/2022	10/16/2028	2,156	2,005	2,025	1.38
Delta Topco, Inc.	(8)	SOFR + 3.50%	8.20%	5/1/2024	12/1/2029	5,983	5,969	5,981	4.08
ECI Macola Max Holding, LLC	(10)	SOFR + 3.75%	8.35%	9/20/2024	5/9/2030	4,468	4,468	4,486	3.06
Ellucian Holdings, Inc.	(9)	SOFR + 3.50%	8.45%	2/29/2024	10/9/2029	3,273	3,269	3,285	2.24
Flash Charm, Inc.	(10)	SOFR + 3.50%	8.75%	6/11/2024	3/2/2028	3,866	3,856	3,795	2.59
Flexera Software, LLC	(10)	SOFR + 3.50%	8.46%	5/20/2024	3/3/2028	601	601	602	0.41
Gen Digital Inc	(9)	SOFR + 1.75%	6.60%	6/5/2024	9/12/2029	5,882	5,882	5,870	4.00
Genesys Cloud Services Holdings II, LLC	(10)	SOFR + 3.75%	8.60%	9/26/2024	12/1/2027	2,894	2,894	2,903	1.98

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Go Daddy Operating Co, LLC	(8)	SOFR + 1.75%	6.60%	5/31/2024	5/30/2031	748	747	747	0.51
HS Purchaser, LLC	(10)	SOFR + 4.00%	8.95%	11/16/2022	11/19/2026	3,526	3,349	3,372	2.30
Instructure Holdings Inc	(9)	SOFR + 2.75%	8.07%	11/16/2022	10/30/2028	2,956	2,952	2,961	2.02
ION Trading Finance Ltd.	(8)	SOFR + 4.00%	9.02%	6/3/2024	4/1/2028	2,216	2,205	2,219	1.51
McAfee Corp.	(9)	SOFR + 3.25%	8.45%	5/31/2024	3/1/2029	3,537	3,537	3,529	2.41
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.50%	9.85%	11/16/2022	5/2/2029	3,379	3,303	3,021	2.06
Planview Parent Inc	(8)	SOFR + 3.75%	8.35%	6/20/2024	12/17/2027	1,911	1,906	1,914	1.31
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.75%	9.00%	5/14/2024	10/28/2030	3,267	3,267	3,278	2.23
Proofpoint, Inc.	(9)	SOFR + 3.00%	7.85%	5/28/2024	8/31/2028	2,985	2,985	2,987	2.04
Quartz Acquireco, LLC	(8)	SOFR + 2.75%	7.35%	6/3/2024	6/28/2030	1,973	1,973	1,977	1.35
RealPage, Inc.	(9)	SOFR + 3.00%	7.96%	11/16/2022	4/24/2028	2,747	2,678	2,670	1.82
Rocket Software, Inc.	(9)	SOFR + 4.75%	9.60%	10/5/2023	11/28/2028	2,579	2,547	2,584	1.76
S2P Acquisition Borrower, Inc.	(8)	SOFR + 4.00%	9.16%	11/16/2022	8/14/2026	3,392	3,345	3,401	2.32
Skopima Consilio Parent, LLC	(9)	SOFR + 4.00%	8.96%	11/16/2022	5/12/2028	2,107	2,041	2,106	1.44
Skopima Consilio Parent, LLC	(9)	SOFR + 4.50%	9.46%	8/29/2023	5/12/2028	1,489	1,479	1,492	1.02
Sovos Compliance, LLC	(9)	SOFR + 4.50%	9.46%	11/16/2022	8/11/2028	3,528	3,478	3,531	2.41
Surf Holdings, LLC	(8)	SOFR + 3.50%	8.53%	11/16/2022	3/5/2027	3,526	3,501	3,539	2.41
Vision Solutions, Inc.	(10)	SOFR + 4.00%	9.51%	11/16/2022	4/24/2028	3,642	3,447	3,555	2.42
Webpros US Bidco, Inc.	(8)	SOFR + 4.00%	8.85%	3/28/2024	3/19/2031	652	650	655	0.45
XPLOR T1, LLC	(4)(8)	SOFR + 4.25%	8.85%	6/24/2024	6/24/2031	2,100	2,090	2,111	1.44

							103,732	104,064	70.97
Specialty Retail
Apro, LLC.	(8)	SOFR + 3.75%	8.87%	7/9/2024	7/9/2031	3,952	3,942	3,970	2.71
CWGS Group, LLC	(10)	SOFR + 2.50%	7.47%	11/16/2022	6/3/2028	2,494	2,428	2,392	1.63
HomeServe USA Holding Corp	(8)	SOFR + 2.25%	7.21%	5/29/2024	10/21/2030	825	825	825	0.56
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.50%	8.35%	7/18/2024	5/4/2028	3,050	3,050	3,053	2.08

							10,245	10,240	6.98
Technology Hardware, Storage & Peripherals
Xerox Corp	(9)	SOFR + 4.00%	8.60%	11/17/2023	11/17/2029	2,388	2,360	2,383	1.62

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Trading Companies & Distributors
American Builders & Contractors Supply Co, Inc.	(8)	SOFR + 1.75%	6.60%	1/31/2024	1/31/2031	681	681	683	0.47
Avolon TLB Borrower 1 US, LLC	(9)	SOFR + 2.00%	6.96%	6/22/2023	6/22/2028	2,737	2,717	2,746	1.87
Core & Main, LP	(8)	SOFR + 2.25%	7.11%	2/9/2024	2/9/2031	1,080	1,075	1,083	0.74
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	8.71%	11/16/2022	3/31/2028	7,091	6,980	7,101	4.84
FleetPride, Inc.	(9)	SOFR + 4.50%	9.35%	9/29/2023	9/29/2028	3,744	3,708	3,550	2.42
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	8.76%	11/16/2022	1/31/2028	2,969	2,945	2,898	1.98
Icebox Holdco III, Inc.	(9)	SOFR + 3.75%	8.62%	11/16/2022	12/22/2028	4,332	4,202	4,350	2.97
Johnstone Supply, LLC	(8)	SOFR + 3.00%	8.17%	5/16/2024	6/7/2031	1,298	1,295	1,296	0.88
Park River Holdings, Inc.	(10)	SOFR + 3.25%	8.84%	11/16/2022	12/28/2027	2,440	2,420	2,405	1.64
Sunsource Borrower, LLC	(8)	SOFR + 4.00%	8.95%	3/25/2024	3/25/2031	1,746	1,736	1,738	1.19
White Cap Buyer, LLC	(8)	SOFR + 3.25%	8.10%	6/13/2024	10/19/2029	4,585	4,574	4,557	3.11
Windsor Holdings III LLC	(8)	SOFR + 3.50%	8.46%	9/20/2024	8/1/2030	1,845	1,845	1,856	1.27

							34,178	34,263	23.38
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	8.60%	11/16/2022	12/17/2027	4,315	4,274	4,314	2.94

Total First Lien Debt							669,412	672,088	458.25

Total Investment Portfolio							669,412	672,088	458.25

Cash and Cash Equivalents
Other Cash and Cash Equivalents							178,589	178,589	121.76

Total Portfolio Investments, Cash and Cash Equivalents							$848,001	$850,677	580.01%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of September 30, 2024, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), and New Zealand Dollars (NZD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.
(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Overnight Repo Rate Average (“CORRA” or “CA”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2024. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved
(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
ABG Intermediate Holdings 2 LLC	Delayed Draw Term Loan	6/13/2025	$670	$—
Chrysaor Bidco S.à r.l.	Delayed Draw Term Loan	5/15/2026	57	—
Groundworks, LLC	Delayed Draw Term Loan	3/14/2026	248	—
Ryan, LLC	Delayed Draw Term Loan	11/14/2024	159	(2)

Total unfunded commitments			$1,134	$(2)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of September 30, 2024 was 0.50%.
(10)	The interest rate floor on these investments as of September 30, 2024 was 0.75%.
(11)	The interest rate floor on these investments as of September 30, 2024 was 1.00%.
(12)	The interest rate floor on these investments as of September 30, 2024 was 1.25%.

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

September 30, 2024

(in thousands)

(Unaudited)

(13)	The interest rate floor on these investments as of September 30, 2024 was 1.50%.
(14)	The interest rate floor on these investments as of September 30, 2024 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved
(17)	Reserved
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities.” As of September 30, 2024, the aggregate fair value of these securities is $672.1 million or 458.25% of the Company’s net assets. The initial acquisition dates have been included for such securities.

The following table presents the consolidated schedule of investments of the Verdelite JV as of December 31, 2023:

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt
Aerospace & Defense
Amentum Government Services Holdings, LLC	(8)	SOFR + 4.00%	9.47%	1/29/2027	$420	$417	$421	0.29%
Atlas CC Acquisition Corp.	(10)	SOFR + 4.25%	9.90%	5/25/2028	2,657	2,480	2,482	1.68
Avolon TLB Borrower 1 US LLC	(9)	SOFR + 2.00%	7.36%	6/22/2028	2,758	2,733	2,767	1.87
Dynasty Acquisition Co Inc.	(8)	SOFR + 4.00%	9.35%	8/24/2028	2,992	2,996	3,004	2.03
LSF11 Trinity Bidco Inc.	(8)	SOFR + 4.00%	9.36%	6/14/2030	2,293	2,287	2,310	1.56
Peraton Corp.	(10)	SOFR + 3.75%	9.21%	2/1/2028	5,033	4,966	5,052	3.42
TransDigm Inc.	(8)	SOFR + 3.25%	8.60%	2/14/2031	4,993	4,996	5,022	3.40
Vertex Aerospace Services Corp.	(10)	SOFR + 3.25%	8.71%	12/6/2028	3,054	3,026	3,061	2.07

						23,901	24,119	16.32
Air Freight & Logistics
Forward Air Corporation	(10)	SOFR + 4.50%	9.90%	9/20/2030	3,000	2,880	2,852	1.93
The Kenan Advantage Group, Inc.	(10)	SOFR + 3.86%	9.22%	3/24/2026	3,554	3,491	3,548	2.40

						6,371	6,400	4.33
Airlines
American Airlines, Inc.	(8)	SOFR + 2.75%	8.60%	2/15/2028	3,000	2,970	3,001	2.03
Brown Group Holding, LLC	(9)	SOFR + 2.75%	8.21%	6/7/2028	3,989	3,969	3,998	2.71
United Airlines, Inc.	(10)	SOFR + 3.75%	9.22%	4/21/2028	2,748	2,728	2,762	1.87

						9,667	9,761	6.61
Auto Components
Clarios Global LP	(8)	SOFR + 3.75%	9.11%	5/6/2030	2,913	2,900	2,924	1.98
Metis Buyer, Inc.	(10)	SOFR + 4.00%	9.47%	5/4/2028	2,985	2,962	2,994	2.03
Belron Finance US LLC	(4)(9)	SOFR + 2.25%	7.63%	4/18/2029	758	758	761	0.52
First Brands Group, LLC	(11)	SOFR + 5.00%	10.88%	3/30/2027	3,322	3,262	3,303	2.24
Phinia Inc.	(4)(8)	SOFR + 4.00%	9.46%	7/3/2028	1,746	1,683	1,755	1.19

						11,565	11,737	7.96
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	8.86%	3/31/2028	3,458	3,285	3,432	2.32
Building Products
Cornerstone Building Brands, Inc.	(9)	SOFR + 3.25%	8.71%	4/12/2028	3,990	3,921	3,998	2.71
Griffon Corporation	(9)	SOFR + 2.25%	7.75%	1/24/2029	1,178	1,167	1,182	0.80
Oscar AcquisitionCo LLC	(9)	SOFR + 4.50%	9.95%	4/29/2029	4,816	4,686	4,777	3.23
Tamko Building Product, LLC	(8)	SOFR + 3.50%	8.87%	9/20/2030	1,782	1,781	1,793	1.21
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	8.71%	11/3/2028	4,557	4,361	4,552	3.08

						15,916	16,302	11.03
Capital Markets
Advisor Group Holdings, Inc.	(8)	SOFR + 4.50%	9.86%	8/17/2028	4,072	4,065	4,090	2.77
Apex Group Treasury, LLC	(9)	SOFR + 3.75%	9.38%	7/27/2028	3,555	3,445	3,546	2.40
Aretec Group, Inc.	(8)	SOFR + 4.50%	9.95%	8/9/2030	4,437	4,355	4,440	3.01
Citco Funding LLC	(9)	SOFR + 3.25%	8.64%	4/27/2028	998	993	1,002	0.68
Focus Financial Partners LLC	(9)	SOFR + 3.50%	8.86%	6/30/2028	2,015	1,986	2,023	1.37
The Edelman Financial Engines Center, LLC	(10)	SOFR + 3.50%	8.97%	4/7/2028	3,713	3,622	3,723	2.52

						18,466	18,824	12.75

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Chemicals
Nouryon USA LLC	(8)	SOFR + 4.00%	9.47%	4/3/2028	2,992	2,989	3,008	2.04
Starfruit Finco BV	(8)	SOFR + 4.00%	9.44%	4/3/2028	794	787	798	0.54

						3,776	3,806	2.58
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	10.39%	8/18/2028	3,756	3,580	3,767	2.55
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	9.21%	5/12/2028	2,560	2,456	2,553	1.73
Allied Universal Holdco, LLC	(9)	SOFR + 4.75%	10.11%	5/12/2028	1,995	1,941	2,000	1.35
Anticimex, Inc.	(9)	SOFR + 3.15%	8.46%	11/16/2028	5,399	5,332	5,403	3.66
APX Group, Inc.	(9)	SOFR + 3.25%	8.92%	7/10/2028	3,303	3,178	3,309	2.24
Belfor Holdings Inc.	(9)	SOFR + 3.75%	9.10%	11/1/2030	1,081	1,071	1,086	0.74
Covanta Holding Corp.	(9)	SOFR + 3.00%	8.36%	11/30/2028	1,039	1,030	1,042	0.71
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	9.22%	3/31/2028	1,763	1,706	1,751	1.19
EAB Global, Inc.	(9)	SOFR + 3.50%	8.97%	8/16/2028	4,548	4,458	4,548	3.08
Garda World Security Corp.	(8)	SOFR + 4.25%	9.72%	10/30/2026	2,350	2,291	2,357	1.60
Garda World Security Corp.	(8)	SOFR + 4.25%	9.62%	2/1/2029	1,500	1,504	1,504	1.02
Genuine Financial Holdings, LLC	(8)	SOFR + 4.00%	9.39%	9/27/2030	3,990	3,954	3,986	2.70
Prime Security Services Borrower, LLC	(8)	SOFR + 2.50%	7.84%	10/14/2030	1,322	1,309	1,328	0.90
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc.)	(9)	SOFR + 3.75%	9.22%	12/8/2028	5,550	5,418	5,550	3.76
Vaco Holdings, Inc.	(10)	SOFR + 5.00%	10.43%	1/21/2029	1,740	1,693	1,722	1.17

						40,921	41,906	28.40
Construction & Engineering
Aegion Corporation	(10)	SOFR + 4.75%	10.39%	5/17/2028	2,998	2,985	3,004	2.03
Refficiency Holdings, LLC	(10)	SOFR + 3.50%	8.96%	12/16/2027	5,451	5,376	5,465	3.70

						8,361	8,469	5.73
Construction Materials
Summit Materials, LLC	(8)	SOFR + 2.50%	7.89%	11/30/2028	1,255	1,252	1,261	0.85
White Cap Buyer, LLC	(9)	SOFR + 3.75%	9.11%	10/19/2027	5,611	5,518	5,629	3.81

						6,770	6,890	4.66
Containers & Packaging
Berlin Packaging, LLC	(9)	SOFR + 3.75%	9.21%	3/11/2028	4,500	4,420	4,511	3.05
Charter NEX US, Inc.	(10)	SOFR + 3.75%	9.22%	12/1/2027	4,807	4,755	4,835	3.27
Graham Packaging Co, Inc.	(10)	SOFR + 3.00%	8.47%	8/4/2027	3,000	3,000	3,008	2.04
Novolex, Inc.	(9)	SOFR + 4.18%	9.63%	4/13/2029	3,798	3,730	3,819	2.59
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.50%	9.89%	9/15/2028	5,110	5,061	5,126	3.47
Ring Container Technologies Group, LLC	(9)	SOFR + 3.50%	8.97%	8/12/2028	2,129	2,116	2,137	1.45
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	8.72%	3/3/2028	4,548	4,413	4,528	3.07
Trident TPI Holdings, Inc.	(9)	SOFR + 4.00%	9.61%	9/15/2028	3,303	3,207	3,298	2.23
Trident TPI Holdings, Inc.	(9)	SOFR + 3.25%	8.70%	9/15/2028	997	984	1,000	0.68

						31,686	32,262	21.85
Distributors
Fastlane Parent Co Inc.	(9)	SOFR + 4.50%	9.85%	9/29/2028	3,773	3,730	3,774	2.55

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 3.50%	8.96%	12/11/2028	4,157	4,016	4,092	2.77
Colibri Group, LLC	(10)	SOFR + 5.00%	10.58%	3/12/2029	4,247	4,137	4,253	2.88
EM Bidco Limited	(9)	SOFR + 4.25%	9.70%	7/6/2029	2,992	2,929	2,974	2.01
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.75%	9.22%	12/15/2028	3,298	3,246	3,280	2.22
Spring Education Group, Inc.	(8)	SOFR + 4.50%	9.85%	9/29/2030	3,421	3,339	3,435	2.33
TruGreen Limited Partnership	(10)	SOFR + 4.00%	9.46%	11/2/2027	274	255	266	0.18
University Support Services, LLC	(9)	SOFR + 3.25%	8.71%	2/10/2029	3,555	3,512	3,560	2.41
Weld North Education, LLC	(9)	SOFR + 3.75%	9.22%	12/21/2027	5,045	5,010	5,052	3.42

						26,444	26,912	18.22
Diversified Financial Services
Mitchell International, Inc.	(9)	SOFR + 3.75%	9.40%	10/15/2028	3,960	3,805	3,964	2.68
Polaris Newco, LLC	(9)	SOFR + 4.00%	9.47%	6/2/2028	2,281	2,197	2,253	1.53
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 3.75%	9.11%	2/24/2028	2,965	2,940	2,977	2.02

						8,942	9,194	6.23
Diversified REITs
Iron Mountain Information Management LLC	(8)	SOFR + 2.25%	7.63%	1/31/2031	860	853	861	0.58
Diversified Telecommunication Services
Numericable US, LLC	(8)	SOFR + 5.50%	10.89%	8/15/2028	3,770	3,730	3,397	2.30
Zacapa, LLC	(9)	SOFR + 4.00%	9.35%	3/22/2029	4,551	4,451	4,548	3.08

						8,181	7,945	5.38
Electric Utilities
Tiger Acquisition, LLC	(4)(9)	SOFR + 3.25%	8.71%	6/1/2028	2,000	1,985	1,994	1.35
Vistra Operations Co LLC	(8)	SOFR + 1.75%	7.21%	12/20/2030	2,647	2,621	2,650	1.79

						4,606	4,644	3.14
Electrical Equipment
Madison IAQ, LLC	(9)	SOFR + 3.25%	8.72%	6/21/2028	4,250	4,117	4,243	2.87
Electronic Equipment, Instruments & Components
Infinite Bidco, LLC	(9)	SOFR + 3.75%	9.39%	3/2/2028	2,666	2,579	2,606	1.76
Financial Services
Paysafe Holdings US Corp.	(9)	SOFR + 2.75%	8.21%	6/28/2028	1,994	1,984	1,992	1.35
Food Products
CHG PPC Parent LLC	(4)(9)	SOFR + 3.00%	8.47%	12/8/2028	2,977	2,897	2,984	2.02
Ground Transportation
Uber Technologies, Inc.	(8)	SOFR + 2.75%	8.13%	3/3/2030	1,941	1,936	1,949	1.32
Health Care Equipment & Supplies
Auris Luxembourg III Sarl	(8)	SOFR + 3.75%	9.62%	2/27/2026	2,147	2,013	2,125	1.44
Resonetics, LLC	(10)	SOFR + 4.00%	9.65%	4/28/2028	3,551	3,456	3,558	2.41
Sunshine Luxembourg VII S.à r.l, LLC	(10)	SOFR + 3.50%	8.95%	10/1/2026	3,773	3,695	3,797	2.57

						9,164	9,480	6.42

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services
ADMI Corp.	(9)	SOFR + 3.75%	9.22%	12/23/2027	2,175	2,085	2,073	1.40
CD&R Artemis UK Bidco Ltd.	(8)	SOFR + 4.25%	9.70%	8/19/2028	1,000	993	999	0.68
Electron Bidco, Inc.	(9)	SOFR + 3.00%	8.47%	11/1/2028	3,795	3,730	3,810	2.58
Heartland Dental LLC	(10)	SOFR + 5.00%	10.36%	4/28/2028	3,968	3,848	3,966	2.68
Pediatric Associates Holding Co., LLC	(9)	SOFR + 3.25%	8.72%	12/29/2028	647	638	628	0.43
Surgery Centers Holdings, Inc.	(10)	SOFR + 3.50%	8.86%	12/19/2030	948	938	953	0.64

						12,232	12,429	8.41
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 3.25%	8.61%	2/15/2029	4,538	4,262	4,524	3.06
Gainwell Acquisition Corp.	(10)	SOFR + 4.00%	9.49%	10/1/2027	1,995	1,929	1,945	1.32
Netsmart Technologies, Inc.	(10)	SOFR + 3.75%	9.22%	10/1/2027	2,909	2,850	2,918	1.98
Verscend Holding Corp.	(8)	SOFR + 4.00%	9.47%	8/27/2025	3,551	3,544	3,567	2.41
Waystar Technologies, Inc.	(8)	SOFR + 4.00%	9.47%	10/22/2026	3,649	3,612	3,667	2.48

						16,197	16,621	11.25
Hotels, Restaurants & Leisure
Alterra Mountain Company	(9)	SOFR + 3.50%	8.97%	8/17/2028	2,303	2,284	2,309	1.56
Caesars Entertainment Inc.	(9)	SOFR + 3.25%	8.71%	2/6/2030	1,620	1,606	1,626	1.10
Carnival Finance LLC	(10)	SOFR + 3.25%	8.71%	10/18/2028	2,992	2,992	3,001	2.03
FanDuel Group Financing LLC	(9)	SOFR + 2.25%	7.60%	11/25/2030	2,423	2,417	2,433	1.65
Fertitta Entertainment, LLC	(9)	SOFR + 4.00%	9.36%	1/27/2029	3,759	3,682	3,765	2.55
Fogo de Chao, Inc.	(9)	SOFR + 4.75%	10.14%	9/30/2030	545	534	536	0.36
IRB Holding Corp.	(10)	SOFR + 3.00%	8.46%	12/15/2027	5,556	5,494	5,572	3.77
Mic Glen, LLC	(9)	SOFR + 3.25%	8.72%	7/21/2028	3,404	3,304	3,406	2.31
New Red Finance, Inc.	(8)	SOFR + 2.25%	7.61%	9/12/2030	925	921	927	0.63
Scientific Games Holdings LP	(9)	SOFR + 3.25%	8.66%	4/4/2029	2,992	2,981	2,997	2.03
Tacala Investment Corp.	(10)	SOFR + 4.00%	9.47%	2/5/2027	3,549	3,456	3,568	2.42
Whatabrands LLC	(9)	SOFR + 3.00%	8.47%	8/3/2028	4,552	4,475	4,566	3.09

						34,146	34,706	23.50
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.75%	9.09%	7/31/2028	4,796	4,669	4,805	3.25
AI Aqua Merger Sub, Inc.	(9)	SOFR + 4.25%	9.61%	7/31/2028	1,000	970	1,006	0.68

						5,639	5,811	3.93
Independent Power and Renewable Electricity Producers
Generation Bridge Northeast LLC	(8)	SOFR + 4.25%	9.65%	8/22/2029	2,109	2,089	2,120	1.43
Industrial Conglomerates
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	9.22%	3/31/2028	4,944	4,815	4,954	3.35
SPX Flow, Inc.	(9)	SOFR + 4.50%	9.96%	4/5/2029	3,766	3,678	3,783	2.56
Vertical US Newco, Inc.	(9)	SOFR + 3.50%	9.38%	7/30/2027	2,801	2,722	2,811	1.90

						11,215	11,548	7.81
Insurance
AmWINS Group, Inc.	(10)	SOFR + 2.75%	8.22%	2/19/2028	937	930	941	0.64
AssuredPartners, Inc.	(9)	SOFR + 3.50%	8.97%	2/12/2027	3,776	3,719	3,790	2.57
Baldwin Risk Partners, LLC	(9)	SOFR + 3.50%	8.97%	10/14/2027	5,805	5,780	5,814	3.94
BroadStreet Partners, Inc.	(8)	SOFR + 3.75%	9.11%	1/27/2029	3,304	3,267	3,318	2.25
BroadStreet Partners, Inc.	(8)	SOFR + 3.00%	8.47%	1/27/2027	3,302	3,228	3,311	2.24

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Insurance (continued)
Howden Group Holdings Limited	(9)	SOFR + 4.00%	9.36%	4/18/2030	2,430	2,342	2,438	1.65
Howden Group Holdings Limited	(10)	SOFR + 3.25%	8.75%	11/12/2027	3,795	3,738	3,808	2.58
NFP Corp.	(8)	SOFR + 3.25%	8.72%	2/15/2027	4,299	4,198	4,327	2.93
USI, Inc.	(9)	SOFR + 3.25%	8.60%	9/29/2030	1,012	1,010	1,015	0.69

						28,212	28,762	19.49
Interactive Media & Services
MH Sub I, LLC	(9)	SOFR + 4.25%	9.61%	5/3/2028	3,980	3,893	3,920	2.65
MH Sub I, LLC	(11)	SOFR + 3.75%	9.22%	9/13/2024	1,102	1,095	1,106	0.75
Project Boost Purchaser, LLC	(9)	SOFR + 3.50%	8.97%	5/30/2026	4,048	3,972	4,057	2.75

						8,960	9,083	6.15
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 3.75%	9.20%	10/18/2027	2,494	2,475	2,488	1.68
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	9.36%	10/16/2026	2,068	2,022	2,054	1.39
Endurance International Group Holdings, Inc.	(10)	SOFR + 3.50%	9.42%	2/10/2028	3,067	2,879	3,013	2.04
GI Consilio Parent, LLC	(8)	SOFR + 4.25%	9.65%	5/12/2028	1,500	1,481	1,495	1.01
Virtusa Corp.	(10)	SOFR + 3.75%	9.22%	2/11/2028	5,045	5,000	5,064	3.43
World Wide Technology Holding Co, LLC	(9)	SOFR + 3.25%	8.71%	3/1/2030	1,006	997	1,011	0.68

						14,854	15,125	10.23
Leisure Products
Motion Finco, LLC	(8)	SOFR + 3.25%	8.86%	11/12/2026	2,551	2,495	2,556	1.73
Recess Holdings, Inc.	(4)(11)	SOFR + 4.00%	9.39%	3/29/2027	602	596	607	0.41

						3,091	3,163	2.14
Life Sciences Tools & Services
IQVIA Inc.	(8)	SOFR + 2.00%	7.39%	1/2/2031	438	438	440	0.30
LSCS Holdings, Inc.	(9)	SOFR + 4.50%	9.97%	12/16/2028	2,456	2,372	2,425	1.64
Packaging Coordinators Midco, Inc.	(10)	SOFR + 3.50%	9.11%	11/30/2027	3,551	3,483	3,557	2.41
Phoenix Newco, Inc.	(9)	SOFR + 3.25%	8.72%	11/15/2028	2,992	2,996	3,014	2.04

						9,289	9,436	6.39
Machinery
Chart Industries, Inc.	(9)	SOFR + 3.25%	8.69%	3/16/2030	2,289	2,295	2,297	1.55
Innio North America Holding Inc.	(8)	SOFR + 4.25%	9.63%	11/2/2028	677	673	678	0.46
Pro Mach Group, Inc.	(11)	SOFR + 4.00%	9.47%	8/31/2028	3,748	3,696	3,764	2.55

						6,664	6,739	4.56
Media
Radiate Holdco, LLC	(10)	SOFR + 3.25%	8.72%	9/25/2026	2,962	2,781	2,386	1.62
Univision Communications Inc.	(10)	SOFR + 3.25%	8.71%	1/31/2029	4,987	4,985	4,989	3.38
Virgin Media Bristol, LLC	(8)	SOFR + 3.25%	8.79%	3/31/2031	2,727	2,703	2,722	1.84

						10,469	10,097	6.84
Metals & Mining
Arsenal AIC Parent LLC	(8)	SOFR + 4.50%	9.85%	8/18/2030	644	638	647	0.44
Oil, Gas & Consumable Fuels
CQP Holdco, LP	(9)	SOFR + 3.00%	8.38%	12/31/2030	3,451	3,434	3,463	2.34
Freeport LNG Investments, LLLP	(9)	SOFR + 3.50%	9.18%	12/21/2028	3,000	2,970	3,003	2.03
GIP Pilot Acquisition Partners LP	(8)	SOFR + 3.00%	8.39%	10/4/2030	1,122	1,117	1,124	0.76

						7,521	7,590	5.13

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Professional Services
AlixPartners, LLP	(9)	SOFR + 2.75%	8.21%	2/4/2028	1,374	1,365	1,379	0.93
APFS Staffing Holdings Inc.	(9)	SOFR + 4.00%	9.36%	12/29/2028	3,930	3,839	3,908	2.65
Aqgen Island Holdings, Inc.	(9)	SOFR + 3.50%	8.97%	8/2/2028	3,645	3,565	3,643	2.47
Camelot US Acquisition, LLC	(11)	SOFR + 3.00%	8.47%	10/30/2026	2,904	2,880	2,912	1.97
Cast & Crew Payroll, LLC	(8)	SOFR + 3.75%	9.22%	2/9/2026	3,504	3,480	3,510	2.38
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	9.10%	4/9/2027	3,772	3,693	3,744	2.53
EP Purchaser, LLC	(9)	SOFR + 3.50%	9.11%	11/6/2028	488	469	485	0.33
Inmar, Inc.	(11)	SOFR + 5.50%	10.85%	5/1/2026	2,073	2,014	2,053	1.39
OMNIA Partners LLC	(7)(8)	SOFR + 4.25%	9.63%	7/25/2030	2,187	2,165	2,205	1.49
Ryan LLC	(7)(9)	SOFR + 4.50%	9.85%	11/14/2030	1,508	1,478	1,516	1.03
VT Topco, Inc.	(9)	SOFR + 4.25%	9.61%	8/9/2030	1,036	1,027	1,043	0.71

						25,975	26,398	17.88
Real Estate Management & Development
Cushman & Wakefield US Borrower LLC	(9)	SOFR + 3.25%	8.71%	1/31/2030	997	975	992	0.67
Cushman & Wakefield US Borrower LLC	(9)	SOFR + 4.00%	9.36%	1/31/2030	1,712	1,672	1,714	1.16

						2,647	2,706	1.83
Software
Apttus Corp.	(10)	SOFR + 4.00%	9.47%	5/8/2028	3,564	3,424	3,577	2.42
Boxer Parent Company, Inc.	(8)	SOFR + 4.25%	9.61%	12/29/2028	3,793	3,755	3,825	2.59
CDK Global Inc.	(9)	SOFR + 4.00%	9.35%	7/6/2029	2,000	2,005	2,014	1.36
Cloudera, Inc.	(9)	SOFR + 3.75%	9.21%	10/8/2028	3,569	3,454	3,544	2.40
ConnectWise, LLC	(9)	SOFR + 3.50%	9.11%	9/29/2028	3,530	3,422	3,530	2.39
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	9.22%	10/16/2028	2,172	1,992	2,107	1.43
Delta Topco, Inc.	(10)	SOFR + 3.75%	9.12%	12/1/2027	4,000	3,995	4,003	2.71
ECI Macola Max Holding, LLC	(10)	SOFR + 3.75%	9.36%	11/9/2027	4,505	4,443	4,512	3.05
Epicor Software Corp.	(10)	SOFR + 3.25%	8.72%	7/30/2027	3,554	3,490	3,571	2.42
Epicor Software Corp.	(10)	SOFR + 3.75%	9.10%	7/30/2027	273	270	275	0.19
GI Consilio Parent, LLC	(9)	SOFR + 4.00%	9.47%	5/12/2028	2,123	2,043	2,119	1.43
Greeneden U.S. Holdings II, LLC	(10)	SOFR + 4.00%	9.47%	12/1/2027	2,568	2,544	2,582	1.75
GTCR Investors LP	(9)	SOFR + 3.00%	8.40%	1/31/2031	3,335	3,319	3,354	2.27
HS Purchaser, LLC	(10)	SOFR + 4.00%	9.48%	11/19/2026	3,554	3,312	3,377	2.29
Idera, Inc.	(10)	SOFR + 3.75%	9.28%	3/2/2028	1,870	1,799	1,864	1.26
Instructure Holdings Inc.	(9)	SOFR + 2.75%	8.68%	10/30/2028	2,976	2,972	2,995	2.03
ION Trading Finance Ltd.	(8)	SOFR + 4.75%	10.20%	4/3/2028	2,992	2,985	3,000	2.03
Mitnick Purchaser, Inc.	(9)	SOFR + 4.50%	9.98%	5/2/2029	3,404	3,316	3,231	2.19
NortonLifeLock, Inc.	(9)	SOFR + 2.00%	7.46%	9/12/2029	3,539	3,517	3,548	2.40
Project Alpha Intermediate Holding, Inc.	(8)	SOFR + 4.75%	10.11%	10/28/2030	5,283	5,186	5,322	3.60
Proofpoint, Inc.	(9)	SOFR + 3.25%	8.72%	8/31/2028	3,990	3,970	3,997	2.71
Quartz Acquireco LLC	(4)(8)	SOFR + 3.50%	8.82%	6/28/2030	1,350	1,337	1,356	0.92
RealPage, Inc.	(9)	SOFR + 3.00%	8.47%	4/24/2028	2,768	2,684	2,753	1.86
Rocket Software, Inc.	(9)	SOFR + 4.75%	10.11%	11/28/2028	2,598	2,561	2,558	1.73
S2P Acquisition Borrower, Inc.	(8)	SOFR + 4.00%	9.46%	8/14/2026	3,554	3,484	3,566	2.41
Sophia, LP	(9)	SOFR + 3.50%	8.96%	10/7/2027	3,303	3,223	3,314	2.24
Sovos Compliance, LLC	(9)	SOFR + 4.50%	9.97%	8/11/2028	3,555	3,495	3,519	2.38
Surf Holdings, LLC	(8)	SOFR + 3.50%	8.97%	3/5/2027	3,554	3,520	3,566	2.41

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Symphony Technology Group	(10)	SOFR + 5.00%	10.64%	7/27/2028	3,564	3,304	2,550	1.73
Symphony Technology Group	(9)	SOFR + 3.75%	9.19%	3/1/2029	3,555	3,422	3,550	2.40
The Ultimate Software Group, Inc.	(9)	SOFR + 3.25%	8.76%	5/4/2026	4,342	4,262	4,359	2.95
Vision Solutions, Inc.	(10)	SOFR + 4.00%	9.64%	4/24/2028	3,670	3,431	3,648	2.47

						99,936	101,086	68.42
Specialty Retail
EG America, LLC	(8)	SOFR + 5.50%	11.24%	2/7/2028	2,138	2,068	2,106	1.43
HomeServe USA Holding Corp.	(8)	SOFR + 3.00%	8.33%	10/21/2030	829	821	833	0.56

						2,889	2,939	1.99
Technology Hardware, Storage & Peripherals
Xerox Corp.	(9)	SOFR + 4.00%	9.35%	11/17/2029	1,200	1,165	1,204	0.81
Trading Companies & Distributors
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	8.89%	1/31/2028	2,992	2,963	2,988	2.02
Icebox Holdco III, Inc.	(9)	SOFR + 3.50%	9.11%	12/22/2028	4,365	4,210	4,342	2.94
LBM Acquisition, LLC	(10)	SOFR + 3.75%	9.21%	12/17/2027	2,992	2,889	2,964	2.01
SRS Distribution, Inc.	(9)	SOFR + 3.50%	8.97%	6/2/2028	4,561	4,403	4,575	3.10
Windsor Holdings III, LLC	(8)	SOFR + 4.50%	9.84%	8/1/2030	1,859	1,824	1,875	1.27

						16,289	16,744	11.34
Transportation Infrastructure
KKR Apple Bidco, LLC	(9)	SOFR + 2.75%	8.21%	9/22/2028	1,995	1,985	1,996	1.35
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	9.35%	12/17/2027	4,451	4,378	4,444	3.01

Total First Lien Debt						582,598	591,886	400.71

Total Investment Portfolio						582,598	591,886	400.71

Cash and Cash Equivalents
Other Cash and Cash Equivalents						6,307	6,307	4.27

Total Portfolio Investments, Cash and Cash Equivalents						$588,905	$598,193	404.98%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of December 31, 2023, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), and New Zealand Dollars (NZD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

BCRED Verdelite JV LP

Condensed Consolidated Schedule of Investments

December 31, 2023

(in thousands)

(Unaudited)

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2023. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved
(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
OMNIA Partners LLC	Delayed Draw Term Loan	1/25/2024	$205	$—
Ryan LLC	Delayed Draw Term Loan	11/14/2030	159	—

Total unfunded commitments			$364	$—

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2023 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2023 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2023 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2023 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2023 was 1.50%.
(14)	The interest rate floor on these investments as of December 31, 2023 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.

The following table presents the selected consolidated statements of assets and liabilities information of the Verdelite JV as of September 30, 2024 and December 31, 2023 (Unaudited):

	September 30, 2024	December 31, 2023
ASSETS
Investments at fair value (cost of $669,412 and $582,598 at September 30, 2024 and December 31, 2023, respectively)	$672,088	$591,886
Cash and cash equivalents	178,589	6,307
Interest receivable	3,801	2,777
Receivable for investments sold	9,310	3,574
Deferred financing costs	—	711

Total assets	$863,788	$605,255

LIABILITIES
Debt (net of unamortized debt issuance costs of $1,693 and $0 as at September 30, 2024 and December 31, 2023, respectively)	$649,307	$356,700
Distribution payable	34,075	21,310
Interest payable and other liabilities	33,731	79,513

Total liabilities	717,113	457,523

MEMBERS’ EQUITY
Members’ Equity	146,675	147,732

Total members’ equity	146,675	147,732

Total liabilities and members’ equity	$863,788	$605,255

The following table presents the selected consolidated statements of operations information of the Verdelite JV for the three and nine months ended September 30, 2024 and September 30, 2023 (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Investment income:
Interest income	$16,260	$10,965	$45,080	$32,578
Other income	—	62	22	176

Total investment income	16,260	11,027	45,102	32,754

Expenses:
Interest expense	11,271	6,478	27,162	17,604
Other expenses	41	474	150	624

Total expenses	11,312	6,952	27,312	18,228

Net investment income before taxes	4,948	4,075	17,790	14,526

Tax Expense	—	—	—	—

Net investment income after taxes	4,948	4,075	17,790	14,526

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net realized and change in unrealized gain (loss) on investments
Net change in unrealized gain (loss) on investments	(3,294)	2,313	(6,612)	11,183
Net realized gain (loss) on investments	413	724	530	2,152

Total net realized and change in unrealized gain (loss) on investments	(2,881)	3,037	(6,082)	13,335

Net increase (decrease) in net assets resulting from operations	$2,067	$7,112	$11,708	$27,861

Note 12. Subsequent Events

The Company’s management evaluated subsequent events through the date of issuance of the condensed consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in the condensed consolidated financial statements as of September 30, 2024, except as discussed below.

October Subscriptions and Distribution Declaration

The Company received approximately $885.6 million of net proceeds, inclusive of distributions reinvested through the Company’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares, and Class D shares for subscriptions effective October 1, 2024.

On October 16, 2024, the Company’s Board declared net distributions of $0.2200 per Class I share, $0.2019 per Class S share, and $0.2147 per Class D share, which is payable on or about November 27, 2024 to shareholders of record as of October 31, 2024.

November Subscriptions

Through the date of issuance of the condensed consolidated financial statements the Company received approximately $1,162.1 million of subscriptions, inclusive of distributions reinvested through the Company’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares, and Class D shares effective November 1, 2024.

Granite Peak Funding Facility Amendment

On October 3, 2024, Granite Peak Funding entered into the Third Amendment to the Credit and Security Agreement (the “Granite Peak Amendment”) to the Granite Peak Funding Facility. The Granite Peak Amendment provides for, among other things, a reduction in the commitments under the Granite Peak Funding Facility from $750 million to $500 million, a reduction in the margin applicable to advances from 2.35% to 2.05% per annum, an extension of the period during which Granite Peak Funding may make borrowings under the Granite Peak Funding Facility to October 5, 2026, an extension of the stated maturity date of the Granite Peak Funding Facility to April 5, 2028, and the payment of certain fees as agreed between Granite Peak Funding and the lenders.

Bard Peak Funding Facility Amendment

On October 8, 2024, Bard Peak Funding entered into the Fifth Amended and Restated Lender Fee Letter (the “Bard Peak Amendment”) to the Bard Peak Funding Facility. The Bard Peak Amendment provides for a reduction in the applicable margin on all outstanding advances from 2.15% to 2.00% per annum until May 15, 2027. From and after May 15, 2027, the applicable margin on all outstanding advances will increase to 2.50% per annum.

Middle Peak Funding Facility Amendment

On October 23, 2024, Middle Peak Funding entered into the Fourth Amendment to the Credit and Security Agreement (the “Middle Peak Amendment”) to the Middle Peak Funding Facility. The Middle Peak Amendment provides for the removal of the 0.15% Term SOFR Adjustment and a reduction in the applicable margin on advances from 2.07% to 1.97% per annum until December 28, 2026. From and after December 28, 2026, the applicable margin on advances will increase to 2.07% per annum.

Change of Adviser and Appointment of Sub-Adviser

On November 7, 2024, the Board of the Company approved the Adviser’s assignment of the Investment Advisory Agreement to Blackstone Private Credit Strategies LLC (the “New Adviser”) pursuant to Rule 2a-6 under the 1940 Act, effective January 1, 2025. The Board also approved the second amended and restated investment advisory agreement (the “Second A&R Investment Advisory Agreement”) to acknowledge such assignment. Accordingly, effective January 1, 2025, the New Adviser will become the Company’s investment adviser pursuant to the Second A&R Investment Advisory Agreement.

Further, on November 7, 2024, the Board approved a sub-advisory agreement (the “Sub-Advisory Agreement”) between the Company, the New Adviser and Blackstone Credit BDC Advisors LLC (in such capacity, the “Sub-Adviser”). Accordingly, effective January 1, 2025, the Sub-Adviser will become the Company’s investment sub-adviser pursuant to the Sub-Advisory Agreement. These changes are the result of a reorganization of certain subsidiaries of Blackstone Inc. and will not result in any change in the aggregate fees paid by the Company. Further, the nature and level of services provided to the Company will remain the same, as will the personnel that provide investment management services to the Company on behalf of the New Adviser or the Sub-Adviser.

Change of Administrator and Appointment of New Sub-Administrator

On November 7, 2024, the Board of the Company approved the termination of the Administration Agreement, effective December 31, 2024, and a new administration agreement (the “New Administration Agreement”) between the Company and Blackstone Private Credit Strategies LLC (in such capacity, the “New Administrator”), effective January 1, 2025. Accordingly, effective January 1, 2025, the New Administrator will become the Company’s administrator pursuant to the New Administration Agreement.

Further, on November 7, 2024, the Board approved a sub-administration agreement (the “New Sub-Administration Agreement”) between the New Administrator, on behalf of the Company, and Blackstone Alternative Credit Advisors LP. Accordingly, effective January 1, 2025, Blackstone Alternative Credit Advisors LP will become one of the Company’s sub-administrators pursuant to the New Sub-Administration Agreement. To acknowledge the change of the administrator, the Board also approved the assignment of the Sub-Administration Agreement with State Street Bank and Trust Company from Blackstone Alternative Credit Advisors LP to the New Administrator, effective January 1, 2025.

These changes will not result in any change in the aggregate fees paid by the Company. Further, the nature and level of services provided to the Company will remain the same, as will the personnel that provide administrative services to the Company on behalf of the New Administrator or Blackstone Alternative Credit Advisors LP.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information contained in this section should be read in conjunction with “Item 1. Financial Statements” hereto and “Part II, Item 8—Consolidated Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2023, as updated from time to time by the Company’s periodic filings with the SEC. This discussion contains forward-looking statements and involves numerous risks, uncertainties, and other factors outside of the Company’s control, including, but not limited to, those set forth in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 as updated from time to time by the Company’s periodic filings with the SEC.

Overview and Investment Framework

We are an externally managed, non-diversified closed-end management investment company that has elected to be treated as a BDC under the 1940 Act. Formed as a Delaware statutory trust on February 11, 2020, we are externally managed by the Adviser, which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as investment adviser with the SEC. We have elected to be treated, and intend to qualify annually thereafter, as a RIC under the Code.

Under our investment advisory agreement dated October 5, 2020 (as amended and restated, the “Investment Advisory Agreement”), we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal market conditions, we generally invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change. Under normal circumstances we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which we may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). In limited instances, we may retain the “last out” portion of a first-lien loan. In such cases, the “first out” portion of the first lien loan would receive priority with respect to payment over our “last out” position. In exchange for the higher risk of loss associated with such “last out” portion, we would earn a higher rate of interest than the “first out” position. To a lesser extent, we will also invest in publicly traded securities of large corporate issuers (“Opportunistic Credit”). We expect that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

Most of our investments are in U.S. private companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in U.S. private companies), we also expect to invest to some extent in European and other non-U.S. companies, but we do not expect to invest in emerging markets. We may invest in companies of any size or capitalization. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit & Insurance funds. We generally will co-invest with other Blackstone Credit & Insurance funds.

Key Components of Our Results of Operations

Investments

We focus primarily on loans and securities, including syndicated loans, of U.S. private companies. Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to private companies, the level of merger and acquisition activity for such companies, the general economic environment, trading prices of loans and other securities and the competitive environment for the types of investments we make.

Revenues

We generate revenues in the form of interest income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or payment-in-kind (“PIK”) interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue in the form of commitment and other fees in connection with transactions. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts.

In addition, we generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (b) our allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals (including information technology professionals) at the Administrator that perform duties for us; and (iii) any internal audit group personnel of Blackstone or any of its affiliates; and (c) all other expenses of our operations, administrations and transactions.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services on our behalf. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Expense Support and Conditional Reimbursement Agreement

We have entered into the Expense Support Agreement with the Adviser. For additional information see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

Portfolio and Investment Activity

For the three months ended September 30, 2024, we made $8,997.0 million aggregate principal amount of new investment commitments (including $2,034.1 million of which remained unfunded as of September 30, 2024), $7,917.1 million of which was first lien debt, $925.0 million of which was second lien debt, $22.1 million of which was unsecured debt, $37.8 million of which was structured finance obligations—debt instruments and $95.0 million of which was equity and other.

Our investment activity is presented below (information presented herein is at amortized cost unless otherwise indicated) (dollar amounts in thousands):

	As of and for the three months ended September 30,
	2024	2023
Investments:
Total investments, beginning of period	$56,109,623	$48,426,243
New investments purchased	7,169,989	2,025,041
Payment-in-kind interest capitalized	107,199	61,272
Net accretion of discount on investments	44,886	42,422
Net realized gain (loss) on investments	(61,988)	(127,364)
Investments sold or repaid	(1,577,957)	(1,552,109)

Total investments, end of period	$61,791,752	$48,875,505

Amount of investments funded at principal:
First lien debt	$6,894,791	$2,028,320
Second lien debt	320,347	35,000
Unsecured debt	22,113	—
Structured finance obligations—debt instruments	37,807	13,640
Equity and other (1)	94,888	42,606

Total	$7,369,946	$2,119,566

Proceeds from investments sold or repaid:
First lien debt	$(1,463,211)	$(1,361,713)
Second lien debt	(86,671)	(136,048)
Structured finance obligations—debt instruments	(28,075)	(13,539)
Equity and other (1)	—	(40,809)

Total	$(1,577,957)	$(1,552,109)

	September 30, 2024	December 31, 2023
Number of portfolio companies	582	503
Weighted average yield on performing debt and income producing investments, at amortized cost (2)(3)	11.1%	11.7%
Weighted average yield on performing debt and income producing investments, at fair value (2)(3)	11.1%	11.8%
Average loan to value (LTV) (4)	42.8%	43.7%
Percentage of performing debt investments bearing a floating rate, at fair value	99.7%	99.9%
Percentage of performing debt investments bearing a fixed rate, at fair value	0.3%	0.1%
Percentage of assets on non-accrual, at amortized cost (5)	0.4%	0.1%

(1)	“Other” includes subordinated notes representing the equity of third party managed collateralized loan obligations (“CLO”) vehicles.
(2)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(3)

As of September 30, 2024 and December 31, 2023, the weighted average total portfolio yield at cost was 10.5% and 11.0%, respectively. As of September 30, 2024 and December 31, 2023, the weighted average total portfolio yield at fair value was 10.5% and 11.1%, respectively.

(4)

Includes all private debt investments for which fair value is determined by our Board in conjunction with a third-party valuation firm and excludes quoted assets. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recent quarter end.

(5)

As a percentage of total amortized cost of Investments (excluding Investments in Joint Ventures). Assets on non-accrual represented 0.2% and less than 0.1% of total fair value of Investments (excluding Investments in Joint Ventures) as of September 30, 2024 and December 31, 2023, respectively.

As of September 30, 2024 and September 30, 2023, our portfolio companies had a weighted average annual EBITDA of $223 million and $215 million, respectively. These calculations include all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted based on the fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by us, and may reflect a normalized or adjusted amount. Accordingly, we make no representation or warranty in respect of this information.

For additional information on our investments, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 4. Investments.”

BCRED Emerald JV

BCRED Emerald JV LP (“Emerald JV”), a Delaware limited liability company, was formed as a joint venture between the Company and a large North American pension fund (the “Emerald JV Partner”), and commenced operations on January 18, 2022 and operates under a limited liability company agreement. The Emerald JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans.

As of September 30, 2024, the Company and the Emerald JV Partner have committed to contribute up to $2,250.0 million and $750.0 million, respectively, of capital to the Emerald JV. As of September 30, 2024 the Company had contributed (net of returns of capital) $1,815.0 million and the Emerald JV Partner had contributed (net of returns of capital) $605.0 million of capital and $435.0 million and $145.0 million of capital remained uncalled from the Company and the Emerald JV Partner, respectively. The Company and the Emerald JV partner own 75% and 25%, respectively, of the equity ownership interests of the Emerald JV. The Company and the Emerald JV Partner, through their joint control of the Emerald JV’s General Partner, have equal control of the Emerald JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Emerald JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Emerald JV must be approved by the Emerald JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Emerald JV Partner. The Company does not consolidate the Emerald JV.

The following table is a summary of Emerald JV’s portfolio as of September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
Total investments, at fair value	$4,351,217	$5,325,685
Total senior secured debt investments, at fair value	$4,332,899	$5,187,161
Number of portfolio companies	210	272
Weighted average yield on performing debt and income producing investments, at cost (1)(2)	10.4%	11.4%
Weighted average yield on performing debt and income producing investments, at fair value (1)(2)	10.5%	11.5%
Percentage of performing debt investments bearing a floating rate, at fair value	100.0%	99.8%
Percentage of performing debt investments bearing a fixed rate, at fair value	—%	0.2%
Percentage of assets on non-accrual, at amortized cost (3)	0.9%	0.1%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)

As of September 30, 2024 and December 31, 2023, the weighted average total portfolio yield at cost was 10.2% and 11.2%, respectively. As of September 30, 2024 and December 31, 2023, the weighted average total portfolio yield at fair value was 10.4% and 11.2%, respectively.

(3)

As a percentage of total amortized cost of Investments of Emerald JV. Assets on non-accrual represented 0.6% and 0.1% of total fair value of Investments of Emerald JV as of September 30, 2024 and December 31, 2023, respectively.

BCRED Verdelite JV

BCRED Verdelite JV LP (“Verdelite JV”), a Delaware limited liability company, was formed as a joint venture between the Company and an entity managed by an alternative credit management investment firm with a specialized focus on structured and syndicated credit, including CLO management (the “Verdelite JV Partner”), and commenced operations on October 21, 2022 and operates under a limited liability company agreement. The Verdelite JV’s principal purpose is to make investments, primarily in broadly syndicated loans.

As of September 30, 2024, the Company and the Verdelite JV Partner have committed to contribute up to $147.0 million and $21.0 million of capital, respectively, to the Verdelite JV. The Company and the Verdelite JV Partner own 87.5% and 12.5%, respectively, of the equity ownership interests of the Verdelite JV. The Company and the Verdelite JV Partner, through their joint control of the Verdelite JV’s General Partner, have equal control of the Verdelite JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Verdelite JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Verdelite JV must be approved by the Verdelite JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Verdelite JV Partner. The Company does not consolidate the Verdelite JV.

The following table is a summary of Verdelite JV’s portfolio as of September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
Total investments, at fair value	$672,088	$591,886
Total senior secured debt investments, at fair value	$672,088	$591,886
Number of portfolio companies	249	192
Weighted average yield on performing debt and income producing investments, at cost (1)(2)	7.8%	9.8%
Weighted average yield on performing debt and income producing investments, at fair value (1)(2)	7.8%	9.7%
Percentage of performing debt investments bearing a floating rate, at fair value	100.0%	100.0%
Percentage of performing debt investments bearing a fixed rate, at fair value	—%	—%
Percentage of assets on non-accrual, at amortized cost (3)	—%	—%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)

As of September 30, 2024 and December 31, 2023, the weighted average total portfolio yield at cost was 7.8% and 9.8%, respectively. As of September 30, 2024 and December 31, 2023, the weighted average total portfolio yield at fair value was 7.8% and 9.7%, respectively.

(3)	As a percentage of total amortized cost of Investments of Verdelite JV. Verdelite JV had no assets on non-accrual as of September 30, 2024 and December 31, 2023.

For additional information on the Emerald JV and Verdelite JV, including a listing of portfolio investments for each, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 11. Joint Ventures.”

Results of Operations

The following table represents the operating results (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total investment income	$1,697,156	$1,456,927	$4,908,913	$4,199,974
Net expenses before excise tax	739,540	669,049	2,161,343	1,959,223

Net investment income before excise tax	957,616	787,878	2,747,570	2,240,751
Excise tax expense	6,990	9,681	25,352	23,113

Net investment income after excise tax	950,626	778,197	2,722,218	2,217,638
Net change in unrealized appreciation (depreciation)	(81,778)	384,505	45,129	552,835
Net realized gain (loss)	(68,243)	(134,981)	(129,086)	(307,091)

Net increase (decrease) in net assets resulting from operations	$800,605	$1,027,721	$2,638,261	$2,463,382

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. As a result, comparisons may not be meaningful.

Investment Income

Investment income, was as follows (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest income	$1,535,300	$1,310,101	$4,392,412	$3,816,495
Payment-in-kind interest income	93,679	61,432	281,578	153,916
Dividend income	64,649	84,286	224,941	227,074
Fee income	3,528	1,108	9,982	2,489

Total investment income	$1,697,156	$1,456,927	$4,908,913	$4,199,974

Total investment income increased to $1,697.2 million for the three months ended September 30, 2024, an increase of $240.2 million or 16% compared to the same period in the prior year. This was primarily driven by an increase in the average investments at fair value. Average investments at fair value increased by 23% to $59,028.2 million during the three months ended September 30, 2024 compared to $47,925.1 million during the three months ended September 30, 2023. This was partially offset by a decrease in dividend income from our Emerald JV and Verdelite JV joint ventures which was $64.2 million as compared to $84.1 million for the same period in the prior year.

Total investment income increased to $4,908.9 million for the nine months ended September 30, 2024, an increase of $708.9 million or 17% compared to the same period in the prior year. This was primarily driven by an increase in the average investments at fair value. Average investments at fair value increased by 15% to $55,168.8 million during the nine months ended September 30, 2024 compared to $48,105.0 million during the nine months ended September 30, 2023.

Additionally, for the three months ended September 30, 2024, we recorded $3.9 million of non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts, etc.) as compared to $1.6 million for the same period in the prior year, primarily a result of increased prepayments. For the nine months ended September 30, 2024, we recorded $37.7 million of non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts, etc.) as compared to $8.1 million for the same period in the prior year, primarily a result of increased prepayments.

For the three months ended September 30, 2024 and 2023, Payment-in-kind interest income represented 5.5% and 4.2% of total investment income, respectively. For the nine months ended September 30, 2024 and 2023, Payment-in-kind interest income represented 5.7% and 3.7% of total investment income, respectively. We expect that Payment-in-kind interest income will vary based on the elections of certain borrowers.

We expect that investment income will vary based on a variety of factors including the pace of our originations, repayments and changes in interest rates.

While elevated interest rates continued to favorably impact our investment income during the three and nine months ended September 30, 2024, interest rates have begun to decline, with the first Federal Reserve interest rate reduction in September 2024 and a further reduction in November 2024. Future decreases in benchmark interest rates may adversely impact our investment income. Conversely, future increases in benchmark interest rates and the resulting impacts to cost of capital have the potential to negatively impact the free cash flow and credit quality of certain borrowers which could impact their ability to make principal and interest payments. If such interest rate fluctuations occur concurrently with a period of economic weakness or a slowdown in growth, our borrowers’ and/or our portfolio performance may be negatively impacted. Further, significant market dislocation as a result of changing economic conditions could limit the liquidity of certain assets traded in the credit markets, and this could impact our ability to sell such assets at attractive prices or in a timely manner.

Expenses

Expenses were as follows (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest expense	$452,804	$444,235	$1,349,019	$1,319,057
Management fees	112,634	79,728	312,344	228,966
Income based incentive fees	139,413	113,721	398,969	323,979
Distribution and shareholder servicing fees
Class S	24,940	17,649	69,675	49,338
Class D	331	199	892	880
Professional fees	2,780	5,791	9,510	13,771
Board of Trustees’ fees	225	221	671	685
Administrative service expenses	1,408	1,741	5,149	5,095
Other general & administrative	3,889	5,403	12,501	14,776
Amortization of continuous offering costs	1,116	361	2,613	2,676

Total expenses before excise tax	739,540	669,049	2,161,343	1,959,223
Net investment income before excise tax	957,616	787,878	2,747,570	2,240,751
Excise tax expense	6,990	9,681	25,352	23,113

Net investment income after excise tax	$950,626	$778,197	$2,722,218	$2,217,638

Interest Expense

Total interest expense (including unused fees, amortization of deferred financing costs, accretion of net discounts on unsecured debt, and the impact of the application of hedge accounting) increased to $452.8 million for the three months ended September 30, 2024, an increase of $8.6 million or 2% compared to the same period in the prior year. This was primarily driven by an increase in our average principal of debt outstanding to $24,471.8 million for the three months ended September 30, 2024 from $23,929.5 million for the same period in the prior year. Our weighted average interest rate (including unused fees, accretion of net discounts on unsecured debt, and the impact of the application of hedge accounting and excluding amortization of deferred financing costs) remained flat at 7.12% for the three months ended September 30, 2024 and 2023.

Total interest expense (including unused fees, amortization of deferred financing costs, accretion of net discounts on unsecured debt, and the impact of the application of hedge accounting) increased to $1,349.0 million for the nine months ended September 30, 2024, an increase of $30.0 million or 2% compared to the same period in the prior year. This was primarily driven by an increase in our weighted average interest rate on our borrowings relative to the prior period, partially offset by a decrease in our average principal of debt outstanding.

Our weighted average interest rate (including unused fees, accretion of net discounts on unsecured debt, and the impact of the application of hedge accounting and excluding amortization of deferred financing costs) increased to 7.20% for the nine months ended September 30, 2024 from 6.71% for the same period in the prior year. The average principal of debt outstanding decreased to $24,060.8 million for the nine months ended September 30, 2024 from $25,427.9 million for the same period in the prior year.

Management Fees

Management fees increased to $112.6 million for the three months ended September 30, 2024, an increase of $32.9 million or 41% compared to the same period in the prior year, primarily due to an increase in weighted average net assets to $36,161.3 million for the three months ended September 30, 2024 compared to $25,675.7 million for the same period in the prior year.

Management fees increased to $312.3 million for the nine months ended September 30, 2024, an increase of $83.4 million or 36% compared to the same period in the prior year, primarily due to an increase in weighted average net assets to $33,467.2 million for the nine months ended September 30, 2024 compared to $24,557.6 million for the same period in the prior year.

Income Based Incentive Fees

Income based incentive fees increased to $139.4 million for the three months ended September 30, 2024, an increase of $25.7 million or 23% compared to the same period in the prior year, primarily due to an increase in pre-incentive fee net investment income. Pre-incentive fee net investment income increased to $1,115.3 million for the three months ended September 30, 2024 from $909.8 million for the same period in the prior year.

Income based incentive fees increased to $399.0 million for the nine months ended September 30, 2024, an increase of $75.0 million or 23% compared to the same period in the prior year, primarily due to an increase in pre-incentive fee net investment income. Pre-incentive fee net investment income increased to $3,191.8 million for the nine months ended September 30, 2024 from $2,591.8 million for the same period in the prior year.

Capital Gains Based Incentive Fees

We accrued no capital gains incentive fees for the three and nine months ended September 30, 2024. The accrual for any capital gains incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reduction of previously recorded expense if such cumulative amount is less in the prior period. If such cumulative amount is negative, then there is no accrual.

Other Expenses

Total other expenses increased to $34.7 million for the three months ended September 30, 2024, an increase of $3.3 million as compared to the same period in the prior year. Total other expenses for the three months ended September 30, 2024 are primarily comprised of $25.3 million of distribution and shareholder servicing fees paid with respect to Class S and Class D investors, $3.9 million of general and administrative expenses (including insurance, filing, research, and fees paid to our sub-administrator and transfer agent), and $2.8 million of professional fees (including legal, rating agencies, audit, tax, valuation, technology and other professional fees related to management of the Company). The increase compared to the prior year was primarily driven by the costs attributable to increased subscriptions to our Class S and Class D shares.

Total other expenses increased to $101.0 million for the nine months ended September 30, 2024, an increase of $13.8 million as compared to the same period in the prior year. Total other expenses for the nine months ended September 30, 2024 are primarily comprised of $70.6 million of distribution and shareholder servicing fees paid with respect to Class S and Class D investors, $12.5 million of general and administrative expenses (including insurance, filing, research, and fees paid to our sub-administrator and transfer agent), and $9.5 million of professional fees (including legal, rating agencies, audit, tax, valuation, technology and other professional fees related to management of the Company). The increase compared to the prior year was primarily driven by the costs attributable to increased subscriptions to our Class S and Class D shares.

Income Taxes, Including Excise Taxes

We elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for and maintain qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for taxation as a RIC, we must distribute to our shareholders, in each taxable year, generally at least 90% of the sum of (i) our “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally our ordinary income plus the excess, if any, of our realized net short-term capital gains over our realized net long-term capital losses and (ii) our net tax-exempt income.

In addition, based on the excise tax distribution requirements, we are subject to a 4% nondeductible federal excise tax on certain undistributed income unless we distribute in a timely manner in each taxable year an amount at least equal to the sum of (i) 98% of our ordinary income for the calendar year, (ii) 98.2% of our capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (iii) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by us that is subject to corporate income tax is considered to have been distributed.

For the three months ended September 30, 2024 and 2023, we accrued $7.0 million and $9.7 million, respectively, of U.S. federal excise tax.

For the nine months ended September 30, 2024 and 2023, we accrued $25.4 million and $23.1 million, respectively, of U.S. federal excise tax.

Net Unrealized Gain (Loss)

Net change in unrealized gain (loss) was comprised of the following (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net change in unrealized gain (loss) on investments	$(65,684)	$373,282	$33,136	$562,360
Net change in unrealized gain (loss) on derivative instruments	(8,485)	7,661	9,438	(7,305)
Net change in unrealized gain (loss) on foreign currency and other transactions	(7,609)	3,562	2,555	(2,220)

Net change in unrealized gain (loss)	$(81,778)	$384,505	$45,129	$552,835

For the three months ended September 30, 2024, the net change in unrealized losses of $81.8 million was primarily driven by a decrease in the fair value of our debt investments. The fair value of our debt investments as a percentage of principal decreased by 0.1% from 97.9% as of June 30, 2024 to 97.8% as of September 30, 2024, driven by changes in portfolio company fundamentals and changes in the economic outlook.

For the three months ended September 30, 2024, the net change in unrealized losses of $8.5 million and $7.6 million on derivative instruments and foreign currency and other transactions, respectively, were primarily as a result of fluctuations in the EUR and GBP exchange rates vs. USD.

For the nine months ended September 30, 2024, the net change in unrealized gains of $45.1 million was primarily driven by the increase in the fair value of our debt investments. The fair value of our debt investments as a percentage of principal increased by 0.4% from 97.4% as of December 31, 2023 to 97.8% as of September 30, 2024, driven by improved portfolio company fundamentals and changes in the economic outlook.

For the nine months ended September 30, 2024, the net change in unrealized gains of $9.4 million and $2.6 million on foreign currency forward contracts and foreign currency transactions, respectively, were primarily as a result of fluctuations in the NOK, EUR and DKK exchange rates vs. USD.

Net Realized Gain (Loss)

The realized gains and losses on fully exited and partially exited investments comprised of the following (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net realized gain (loss) on investments	$(61,988)	$(127,364)	$(126,497)	$(305,201)
Net realized gain (loss) on derivative instruments	(14,196)	2,704	(14,578)	5,010
Net realized gain (loss) on foreign currency and other transactions	7,941	(10,321)	11,989	(6,900)

Net realized gain (loss)	$(68,243)	$(134,981)	$(129,086)	$(307,091)

For the three and nine months ended September 30, 2024, we generated net realized losses on investments of $62.0 million and $126.5 million, respectively,which was primarily from full or partial sales and restructures of our debt investments.

For the three and nine months ended September 30, 2024, we generated net realized losses of $14.2 million and $14.6 million, respectively, on derivative assets and derivative liabilities as a result of the settlement of our foreign currency derivative transactions.

The net realized losses for the three and nine months ended September 30, 2024, were partially offset by the net realized gains of $7.9 million and $12.0 million, respectively, on foreign currency and other transactions, primarily as a result of fluctuations in the GBP and EUR exchange rates vs. USD.

Financial Condition, Liquidity and Capital Resources

We generate cash primarily from the net proceeds of our continuous offering of Common Shares, proceeds from net borrowings on our credit facilities and unsecured debt issuances, income earned and repayments on principal on our debt investments. The primary uses of our cash and cash equivalents are for (i) originating and purchasing debt and other investments, (ii) funding the costs of our operations (including fees paid to our Adviser and expense reimbursements paid to our Administrator), (iii) debt service, repayment and other financing costs of our borrowings, (iv) funding repurchases under our share repurchase program and (v) cash distributions to the holders of our Common Shares.

As of September 30, 2024 and December 31, 2023, our debt consisted of asset based leverage facilities, a revolving credit facility, unsecured note issuances, short term borrowings related to repurchase obligations and debt securitizations. We have and will continue to, from time to time, enter into additional credit facilities, increase the size of our existing credit facilities or issue additional debt securities, including debt securitizations, unsecured debt and other forms of debt. Any such incurrence or issuance may be from sources within the U.S. or from various foreign geographies or jurisdictions, and may be denominated in currencies other than the U.S. Dollar. Additionally, any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. As of September 30, 2024 and December 31, 2023, we had an aggregate principal amount of $26,657.5 million and $23,407.8 million, of debt outstanding and our asset coverage ratio was 236.7% and 221.9%, respectively.

Cash and cash equivalents as of September 30, 2024, taken together with our $7,882.9 million of unused capacity under our credit facilities (subject to borrowing base availability, $7,423.3 million is available to borrow), proceeds from new or amended financing arrangements and the continuous offering of our Common Shares is expected to be sufficient for our investing activities and to conduct our operations in the near term. This determination is based in part on our expectations for the timing of funding investment purchases and the timing and amount of future proceeds from sales of our Common Shares and the use of existing and future financing arrangements. As of September 30, 2024, we had a significant amount of unfunded commitments, which we plan to fund using proceeds from offering our Common Shares and available borrowing capacity under our credit facilities. Additionally, we held $4,727.5 million of Level 1 and Level 2 investments as of September 30, 2024, which could provide additional liquidity if necessary.

Although we have historically been able to obtain sufficient borrowing capacity, a deterioration in economic conditions or any other negative economic developments could restrict our access to financing in the future. We may not be able to find new financing for future investments or liquidity needs and, even if we are able to obtain such financing, such financing may not be on as favorable terms as we have previously obtained. These factors may limit our ability to make new investments and adversely impact our results of operations.

As of September 30, 2024, we had $1,341.3 million in cash and cash equivalents. During the nine months ended September 30, 2024, cash used in operating activities was $8,522.7 million, primarily due to purchases of investments of $16,186.3 million partially offset by sales of investments and principal repayments of $5,730.4 million and receipt of interest payments from our investments. Cash provided by financing activities was $8,382.3 million during the period, primarily as a result of proceeds from issuance of Common Shares of $8,179.9 million and net borrowing on our credit facilities and unsecured notes of $3,095.7 million, partially offset by share repurchases of $1,550.0 million, and dividends paid in cash of $1,277.9 million.

Equity

The following tables present transactions in the Common Shares (dollars in thousands except share amounts):

	For the three months ended September 30, 2024
	Shares	Amount
CLASS I
Subscriptions	71,124,097	$1,817,606
Share transfers between classes	1,210,658	30,939
Distributions reinvested	11,161,520	285,248
Share repurchases	(17,133,445)	(436,903)
Early repurchase deduction	—	476

Net increase (decrease)	66,362,830	1,697,366

CLASS S
Subscriptions	28,690,983	733,227
Share transfers between classes	(1,212,141)	(30,977)
Distributions reinvested	5,409,356	138,243
Share repurchases	(4,234,322)	(107,977)
Early repurchase deduction	—	234

Net increase (decrease)	28,653,876	732,750

CLASS D
Subscriptions	1,438,639	36,765
Share transfers between classes	1,483	38
Distributions reinvested	95,041	2,429
Share repurchases	(157,352)	(4,013)
Early repurchase deduction	—	11

Net increase (decrease)	1,377,811	35,230

Total net increase (decrease)	96,394,517	$2,465,346

	For the nine months ended September 30, 2024
	Shares	Amount
CLASS I
Subscriptions	220,310,468	$5,618,350
Share transfers between classes	3,956,845	101,404
Distributions reinvested	30,888,335	787,774
Share repurchases	(48,033,808)	(1,225,970)
Early repurchase deduction	—	947

Net increase (decrease)	207,121,840	5,282,505

CLASS S
Subscriptions	94,238,847	2,402,991
Share transfers between classes	(3,993,771)	(102,323)
Distributions reinvested	14,915,967	380,424
Share repurchases	(12,645,990)	(322,819)
Early repurchase deduction	—	468

Net increase (decrease)	92,515,053	2,358,741

CLASS D
Subscriptions	6,215,313	158,603
Share transfers between classes	36,926	919
Distributions reinvested	236,447	6,032
Share repurchases	(664,268)	(16,963)
Early repurchase deduction	—	22

Net increase (decrease)	5,824,418	148,613

Total net increase (decrease)	305,461,311	$7,789,859

Distributions and Distribution Reinvestment Plan

The following tables summarize our distributions declared and payable for the nine months ended September 30, 2024 (dollar amounts in thousands, except per share amounts):

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 24, 2024	January 31, 2024	February 28, 2024	$0.2200	$168,161
February 22, 2024	February 29, 2024	March 28, 2024	0.2200	173,210
March 21, 2024	March 31, 2024	April 24, 2024	0.2200	179,042
April 17, 2024	April 30, 2024	May 28, 2024	0.2200	181,701
May 20, 2024	May 31, 2024	June 27, 2024	0.2200	189,402
June 20, 2024	June 30, 2024	July 24, 2024	0.2200	195,500
July 17, 2024	July 31, 2024	August 27, 2024	0.2200	198,554
August 20, 2024	August 31, 2024	September 27, 2024	0.2200	204,327
September 19, 2024	September 30, 2024	October 23, 2024	0.2200	210,943

			$1.9800	$1,700,840

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 24, 2024	January 31, 2024	February 28, 2024	$0.2020	$77,794
February 22, 2024	February 29, 2024	March 28, 2024	0.2020	79,946
March 21, 2024	March 31, 2024	April 24, 2024	0.2020	82,446
April 17, 2024	April 30, 2024	May 28, 2024	0.2019	84,392
May 20, 2024	May 31, 2024	June 27, 2024	0.2019	86,840
June 20, 2024	June 30, 2024	July 24, 2024	0.2019	89,255
July 17, 2024	July 31, 2024	August 27, 2024	0.2019	90,392
August 20, 2024	August 31, 2024	September 27, 2024	0.2019	92,814
September 19, 2024	September 30, 2024	October 23, 2024	0.2019	95,008

			$1.8174	$778,887

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 24, 2024	January 31, 2024	February 28, 2024	$0.2147	$3,474
February 22, 2024	February 29, 2024	March 28, 2024	0.2147	3,512
March 21, 2024	March 31, 2024	April 24, 2024	0.2147	3,556
April 17, 2024	April 30, 2024	May 28, 2024	0.2147	3,636
May 20, 2024	May 31, 2024	June 27, 2024	0.2147	4,277
June 20, 2024	June 30, 2024	July 24, 2024	0.2147	4,338
July 17, 2024	July 31, 2024	August 27, 2024	0.2147	4,363
August 20, 2024	August 31, 2024	September 27, 2024	0.2147	4,479
September 19, 2024	September 30, 2024	October 23, 2024	0.2147	4,602

			$1.9323	$36,237

With respect to distributions, we have adopted an “opt out” distribution reinvestment plan for shareholders. As a result, in the event of a declared cash distribution or other distribution, each shareholder that has not “opted out” of the distribution reinvestment plan will have their dividends or distributions automatically reinvested in additional Common Shares rather than receiving cash distributions. Shareholders who receive distributions in the form of Common Shares will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions.

For additional information on our distributions and dividend reinvestment plan, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 9. Net Assets.”

Share Repurchase Program

The Company has implemented a share repurchase program under which, at the discretion of the Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. Additionally, pursuant to Rule 23c-1(a)(10) under the 1940 Act, the Company may also repurchase its outstanding Common

Shares outside of the share repurchase program. All Common Shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase program, to the extent the Company offers to repurchase Common Shares in any particular quarter, it is expected to repurchase Common Shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be satisfied if at least one year has elapsed from (a) the issuance date of the applicable Common Shares to (b) the subscription date immediately following the valuation date used in the repurchase of such Common Shares. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder; in the event that a shareholder’s Common Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; due to trade or operational error; and repurchases of Common Shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company. In addition, the Company’s Common Shares are sold to certain feeder vehicles primarily created to hold the Company’s Common Shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, the Company will not apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

For additional information on our share repurchases, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 9. Net Assets.”

Borrowings

As of September 30, 2024 and December 31, 2023, we had an aggregate principal amount of $26,657.5 million and $23,407.8 million, respectively, of debt outstanding.

For additional information on our debt obligations see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 7. Borrowings”.

Interest Rate Swaps

We use interest rate swaps to mitigate interest rate risk associated with our fixed rate liabilities, and have designated certain interest rate swaps to be in a hedge accounting relationship.

See “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 2. Significant Accounting Policies—Derivative Instruments” and “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 6. Derivatives” for additional disclosure regarding our derivative instruments designated in a hedge accounting relationship.

Off-Balance Sheet Arrangements

Portfolio Company Commitments

Our investment portfolio contains and is expected to continue to contain debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of September 30, 2024 and December 31, 2023, we had unfunded commitments, including delayed draw term loans and revolvers with an aggregate principal amount of $9,565.0 million and $5,370.8 million, respectively.

Additionally, from time to time, the Adviser and its affiliates may commit to an investment on behalf of the investment vehicles it manages, including the Company. Certain terms of these investments are not finalized at the time of the commitment and each respective investment vehicle’s allocation may change prior to the date of funding. In this regard, as of September 30, 2024 and December 31, 2023, we estimate that $750.7 million and $399.5 million, respectively, of investments were committed but not yet funded.

Other Commitments and Contingencies

As of September 30, 2024 and December 31, 2023, $502.5 million and $340.8 million, respectively, of capital committed remained uncalled from the Company in relation to capital commitments to Emerald JV, Verdelite JV and SLC.

From time to time, we may become a party to certain legal proceedings incidental to the normal course of our business. At September 30, 2024, management is not aware of any material pending legal proceedings.

Related-Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•	the Investment Advisory Agreement;

•	the Administration Agreement;

•	the Intermediary Manager Agreement; and

•	the Expense Support and Conditional Reimbursement Agreement.

In addition to the aforementioned agreements, we, our Adviser and certain of our Adviser’s affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by our Adviser or its affiliates in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

Recent Developments

Macroeconomic Environment

The nine months ended September 30, 2024 have been characterized by continued uncertainty in global markets, driven by investor concerns over inflation, elevated interest rates, slowing economic growth, political and regulatory uncertainty and geopolitical conditions, including the wars in Ukraine and Russia and in the Middle East.

During 2023 and throughout the first three quarters of 2024, inflation began to moderate as a result of the monetary policy tightening actions taken by central banks, including maintaining elevated interest rates. Despite the Federal Reserve’s interest rate reductions during the third quarter and first half of the fourth quarter, interest rates remain elevated relative to the interest rate environment prior to the inflationary spike in 2022-2023, which continues to create further uncertainty for the economy and for our borrowers. Future decreases in benchmark interest rates may adversely impact our investment income. Although our business model is such that elevated interest rates will, all else being equal, correlate to increases in our net income, increases in interest rates may adversely affect our existing borrowers and lead to nonperformance, as higher costs may dampen consumer spending and slow corporate profit growth, which may negatively impact our portfolio companies as they may be susceptible to economic downturns or recessions and may be unable to repay our loans during these periods. Although additional interest rate increases are not expected in the near term, during periods in which interest rates rise further, our non-performing assets may increase and the value of our portfolio may decrease if we are required to write down the values of our investments. Adverse economic conditions may also decrease the value of collateral securing some of our loans and the value of our equity investments. It remains difficult to predict the full impact of recent changes and any future changes with respect to interest rates or inflation.

Critical Accounting Estimates

The preparation of the condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ.

Our critical accounting policies and estimates, including those relating to the valuation of our investment portfolio, are described in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, and elsewhere in our filings with the SEC. There have been no material changes in our critical accounting policies and practices.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Uncertainty with respect to the economic conditions has introduced significant volatility in the financial markets, and the effect of the volatility could materially impact our market risks. We are subject to financial market risks, including valuation risk and interest rate risk. Our exposure to valuation risk has not materially changed from what was previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure shareholders that a significant change in market interest rates will not have a material adverse effect on our net investment income.

As of September 30, 2024, 99.7% of our performing debt investments based on fair value in our portfolio were at floating rates. Based on our Consolidated Statements of Assets and Liabilities as of September 30, 2024, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates (considering interest rate floors and ceilings for floating rate instruments assuming no changes in our investment and borrowing structure) (dollar amounts in thousands):

	Interest Income	Interest Expense	Net Income (1)
Up 300 basis points	$1,781,462	$(716,502)	$1,064,961
Up 200 basis points	1,187,642	(477,668)	709,974
Up 100 basis points	593,821	(238,834)	354,987
Down 100 basis points	(593,271)	238,834	(354,437)
Down 200 basis points	(1,186,364)	477,668	(708,696)

(1)

Excludes the impact of incentive fees. See “Item 1. Financial Statements —Notes to Condensed Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions” for further information.

We may in the future hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of changes in interest rates with respect to our portfolio investments.

Item 4. Controls and Procedures.

(a) Evaluation of Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures (as that term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed in the Company’s reports under the Exchange Act is recorded, processed, and summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its Co-Chief Executive Officers and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. Any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. An evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Quarterly Report on Form 10-Q was made under the supervision and with the participation of our management, including our Co-Chief Executive Officers and Chief Financial Officer.

Based upon this evaluation, our Co-Chief Executive Officers and Chief Financial Officer have concluded that our disclosure controls and procedures are (a) effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and (b) include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Co-Chief Executive Officers and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

(b) Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

We are not currently subject to any material legal proceedings. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us.

Item 1A. Risk Factors.

There have been no material changes to the risk factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Refer to our Current Reports on Form 8-K filed with SEC on July 18, 2024, August 21, 2024 and September 20, 2024 for information about unregistered sales of our equity securities during the quarter.

During the three months ended September 30, 2024, approximately 21,525,119 Common Shares were repurchased for a total value of $548.2 million (net of Early Repurchase Deduction).

The following table sets forth information regarding repurchases of Common Shares pursuant to the Company’s share repurchase plan during the three months ended September 30, 2024:

Repurchase deadline request	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
August 30, 2024	21,482,182	1.6%	$25.50	September 30, 2024	$547,076	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	All repurchase requests were satisfied in full.
(3)	Amounts shown net of Early Repurchase Deduction

Additionally, the Company repurchased 42,937 Common Shares at a price per share of $25.53 (which represented the net asset value per share as of August 31, 2024), for a total amount repurchased of $1.1 million during the three months ended September 30, 2024.

For additional information on our share repurchases, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 9. Net Assets.”

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

Section 13(r) Disclosure

Pursuant to Section 219 of the Iran Threat Reduction and Syria Human Rights Act of 2012, which added Section 13(r) of the Exchange Act, we hereby incorporate by reference herein Exhibit 99.1 of this report, which includes disclosures regarding activities at Mundys S.p.A., which may be, or may have been at the time considered to be, an affiliate of Blackstone and, therefore, our affiliate.

Change of Adviser and Appointment of Sub-Adviser

On November 7, 2024, the Board of the Company approved the Adviser’s assignment of the Investment Advisory Agreement to Blackstone Private Credit Strategies LLC (the “New Adviser”) pursuant to Rule 2a-6 under the 1940 Act, effective January 1, 2025. The Board also approved the second amended and restated investment advisory agreement (the “Second A&R Investment Advisory Agreement”) to acknowledge such assignment. Accordingly, effective January 1, 2025, the New Adviser will become the Company’s investment adviser pursuant to the Second A&R Investment Advisory Agreement.

Further, on November 7, 2024, the Board approved a sub-advisory agreement (the “Sub-Advisory Agreement”) between the Company, the New Adviser and Blackstone Credit BDC Advisors LLC (in such capacity, the “Sub-Adviser”). Accordingly, effective January 1, 2025, the Sub-Adviser will become the Company’s investment sub-adviser pursuant to the Sub-Advisory Agreement. These changes are the result of a reorganization of certain subsidiaries of Blackstone Inc. and will not result in any change in the aggregate fees paid by the Company. Further, the nature and level of services provided to the Company will remain the same, as will the personnel that provide investment management services to the Company on behalf of the New Adviser or the Sub-Adviser.

Change of Administrator and Appointment of New Sub-Administrator

On November 7, 2024, the Board of the Company approved the termination of the Administration Agreement, effective December 31, 2024, and a new administration agreement (the “New Administration Agreement”) between the Company and Blackstone Private Credit Strategies LLC (in such capacity, the “New Administrator”), effective January 1, 2025. Accordingly, effective January 1, 2025, the New Administrator will become the Company’s administrator pursuant to the New Administration Agreement.

Further, on November 7, 2024, the Board approved a sub-administration agreement (the “New Sub-Administration Agreement”) between the New Administrator, on behalf of the Company, and Blackstone Alternative Credit Advisors LP. Accordingly, effective January 1, 2025, Blackstone Alternative Credit Advisors LP will become one of the Company’s sub-administrators pursuant to the New Sub-Administration Agreement. To acknowledge the change of the administrator, the Board also approved the assignment of the Sub-Administration Agreement with State Street Bank and Trust Company from Blackstone Alternative Credit Advisors LP to the New Administrator, effective January 1, 2025.

These changes will not result in any change in the aggregate fees paid by the Company. Further, the nature and level of services provided to the Company will remain the same, as will the personnel that provide administrative services to the Company on behalf of the New Administrator or Blackstone Alternative Credit Advisors LP.

Item 6. Exhibits.

Exhibit Number	Description of Exhibits

3.1	Fifth Amended and Restated Declaration of Trust of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on February 23, 2024).

3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on February 23, 2024).

4.1	Fourteenth Supplemental Indenture, dated as of September 26, 2024, relating to the 4.950% Notes due 2027, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on September 26, 2024).

4.2	Fifteenth Supplemental Indenture, dated as of September 26, 2024, relating to the 5.250% Notes due 2030, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on September 26, 2024).

4.3	Form of 4.950% Notes due 2027 (included in Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on September 26, 2024 and incorporated by reference).

4.4	Form of 5.250% Notes due 2030 (included in Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on September 26, 2024 and incorporated by reference).

4.5	Registration Rights Agreement, dated as of September 26, 2024, relating to the 4.950% Notes due 2027, by and among the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC as the representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K filed on September 26, 2024).

4.6	Registration Rights Agreement, dated as of September 26, 2024, relating to the 5.250% Notes due 2030, by and among the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc. as the representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.7 of the Company’s Current Report on Form 8-K filed on September 26, 2024).

10.1	Amendment No. 3, dated August 6, 2024, to the Amended and Restated Senior Secured Credit Agreement dated May 6, 2022, by and among the Company, each of the Lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 13, 2024).

10.2	Second Amended and Restated Investment Advisory Agreement between the Company and the New Adviser, dated November 7, 2024, and effective as of January 1, 2025.*

10.3	Sub-Advisory Agreement between the Company, the New Adviser and the Adviser, dated November 7, 2024, and effective as of January 1, 2025.*

10.4	Administration Agreement between the Company and the New Administrator, dated November 7, 2024, and effective as of January 1, 2025.*

10.5	Sub-Administration Agreement between the New Administrator and the Administrator, dated November 7, 2024, and effective as of January 1, 2025.*

10.6	Amended and Restated Distribution Reinvestment Plan, effective as of November 7, 2024.*

31.1	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

Exhibit Number	Description of Exhibits

31.2	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.3	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished herewith)

32.2	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished herewith)

32.3	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished herewith)

99.1	Section 13(r) Disclosure.*

101.INS	Inline XBRL Instance Document—the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document*

101.SCH	Inline XBRL Taxonomy Extension Schema Document*

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document*

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document*

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document*

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

The agreements and other documents filed as exhibits to this report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blackstone Private Credit Fund

Date:	November 13, 2024	/s/ Brad Marshall
Brad Marshall
Co-Chief Executive Officer
(Principal Executive Officer)

Date:	November 13, 2024	/s/ Jonathan Bock
Jonathan Bock
Co-Chief Executive Officer
(Principal Executive Officer)

Date:	November 13, 2024	/s/ Teddy Desloge
Teddy Desloge
Chief Financial Officer
(Principal Financial Officer)